As filed with the Securities and Exchange Commission on February 5, 2010

Registration No. 333-163868

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUALITY DISTRIBUTION, LLC

and the Guarantors identified in footnote (1) below

(Exact name of registrant as specified in charter)

Delaware	4213	04-3668323
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(813) 630-5826

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

QD CAPITAL CORPORATION

and the Guarantors identified in footnote (1) below

(Exact name of registrant as specified in charter)

Delaware	4213	02-0692668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(813) 630-5826

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan C. Gold

Senior Vice President, General Counsel and Secretary

Quality Distribution, Inc.

4041 Park Oaks Blvd., Suite 200

Tampa, Florida 33610

(813) 630-5826

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

William E. Turner II

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☒

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	The following parent of Quality Distribution, LLC and domestic direct or indirect wholly owned subsidiaries of Quality Distribution, LLC are guarantors of the exchange 10% Senior Notes due 2013 and the 11.75% Senior Subordinated PIK Notes due 2013, and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Quality Distribution, Inc., a Florida corporation (59-3239073); American Transinsurance Group, Inc., a Delaware corporation (23-2613934); Boasso America Corporation, a Louisiana corporation (72-1176189); Chemical Leaman Corporation, a Pennsylvania corporation (23-2021808); EnviroPower, Inc., a Delaware corporation (23-2735584); Fleet Transport Company, Inc., a Delaware corporation (23-2848144); Mexico Investments, Inc., a Florida corporation (59-3433851); MTL of Nevada, a Nevada corporation (88-0350589); QD Risk Services, Inc., a Florida corporation (80-0388660); Power Purchasing, Inc., a Delaware corporation (23-2611487); Quala Systems, Inc., a Delaware corporation (23-2343087); Quality Carriers, Inc., an Illinois corporation (36-2590063); and Transplastics, Inc., a Delaware corporation (23-2932792).

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
10% Senior Notes due 2013	$134,499,000	100%	$134,499,000 (1)	$7,506
11.75% Senior Subordinated PIK Notes due 2013	$81,395,785 (2)	100%	$81,395,785 (1)	$4,553 (3)
Guarantees of 10% Senior Notes due 2013	$134,499,000	(4)	(4)	(4)
Guarantees of 11.75% Senior Subordinated PIK Notes due 2013	$81,395,785	(4)	(4)	(4)
Total	$215,241,000	100%	$215,241,000 (1)	$12,059 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes $653,785 in aggregate principal amount of 11.75% Senior Subordinated PIK Notes due 2013 issued on February 1, 2010 as partial payment of interest on such notes paid in accordance with their terms. No additional consideration will be received for such 11.75% Senior Subordinated PIK Notes due 2013.
(3)	The registration fee payable with respect to the 11.75% Senior Subordinated PIK Notes due 2013 was calculated as follows: the sum of (i) the product of (a) $80,742,000 (the original principal amount registered upon the initial filing of this Registration Statement on Form S-4 on December 18, 2009) multiplied by (b) .0000558, the applicable rate at the time of filing, plus (ii) the product of (a) $653,785 (the additional principal amount comprising interest that was paid in-kind on February 1, 2010) multiplied by (b) .0000713, the applicable rate at the time of filing of this Amendment No. 1.
(4)	Each of Quality Distribution, Inc., American Transinsurance Group, Inc., Boasso America Corporation, Chemical Leaman Corporation, EnviroPower, Inc., Fleet Transport Company, Inc., Mexico Investments, Inc., MTL of Nevada, Power Purchasing, Inc., QD Risk Services, Inc., Quala Systems, Inc., Quality Carriers, Inc. and Transplastics, Inc. will guarantee the obligations of Quality Distribution, LLC and QD Capital Corporation under the 10% Senior Notes due 2013 and the 11.75% Senior Subordinated PIK Notes due 2013. No additional consideration for the guarantees of the 10% Senior Notes due 2013 and the 11.75% Senior Subordinated PIK Notes due 2013 will be furnished. Pursuant to Rule 457(n), no additional registration fee is payable with respect to such guarantees.
(5)	$12,012 was previously paid in connection with the initial filing of this Registration Statement on Form S-4 on December 18, 2009. This amount will be offset against the total registration fee, leaving an additional balance to be paid of $47.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to acquire these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 5, 2010

Quality Distribution, LLC QD Capital Corporation

Offer to Exchange

All Outstanding $134,499,000 Principal Amount of 10% Senior Notes due 2013 For

10% Senior Notes due 2013 Which Have Been Registered Under the Securities Act of 1933

and

All Outstanding $80,742,000 Principal Amount at Issuance of 11.75% Senior Subordinated PIK Notes due 2013 For

11.75% Senior Subordinated PIK Notes due 2013 Which Have Been Registered Under the Securities Act of 1933

The Exchange Offer:

•

We will exchange all existing 10% Senior Notes due 2013 that are validly tendered and not validly withdrawn for an equal principal amount of exchange 10% Senior Notes due 2013 that have been registered, and we will exchange all existing 11.75% Senior Subordinated PIK Notes due 2013 that are validly tendered and not validly withdrawn for an equal principal amount of exchange 11.75% Senior Subordinated PIK Notes due 2013 that have been registered.

•	You may withdraw tenders of existing 10% Senior Notes due 2013 or existing 11.75% Senior Subordinated PIK Notes due 2013 at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on [ ], 2010, unless we extend the offer.

The Exchange Notes:

•

The terms of the exchange 10% Senior Notes due 2013 to be issued in the exchange offer are substantially identical to the existing 10% Senior Notes due 2013, and the terms of the exchange 11.75% Senior Subordinated PIK Notes due 2013 to be issued in the exchange offer are substantially identical to the existing 11.75% Senior Subordinated PIK Notes due 2013, except that in each case the exchange notes will be freely tradable by persons who are not affiliated with us.

•

No public market currently exists for the existing 10% Senior Notes due 2013 or the existing 11.75% Senior Subordinated PIK Notes due 2013. We do not intend to list either the exchange 10% Senior Notes due 2013 or the exchange 11.75% Senior Subordinated PIK Notes due 2013 on any securities exchange and, therefore, no active public market is anticipated for any of the exchange notes.

•	The exchange notes, like the existing notes, will be guaranteed by our parent, Quality Distribution, Inc., and each of our existing and certain future U.S. restricted subsidiaries.

•

The exchange 10% Senior Notes due 2013, like the existing 10% Senior Notes due 2013, will be unsecured and rank equally with all of our existing and future senior debt and rank senior to our existing and future subordinated debt, and will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing such debt, and to all liabilities of our non-guarantor subsidiaries.

•

The exchange 11.75% Senior Subordinated PIK Notes due 2013, like the existing 11.75% Senior Subordinated PIK Notes due 2013, will be unsecured and rank equally with all of our existing and future senior subordinated debt, and will be effectively subordinated to all of our senior unsecured debt and our secured debt, to the extent of the value of the assets securing the secured debt, and to all liabilities of our non-guarantor subsidiaries.

•

Like the existing notes, if we fail to make payments on the exchange notes, Quality Distribution, Inc. and our subsidiary guarantors must make them instead. The exchange notes, and the guarantees, will also be junior to all of our secured debt and all liabilities of our non-guarantor subsidiaries.

•	Each broker-dealer that receives any exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.

•

If the broker-dealer acquired existing notes as a result of market-making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with its resales of exchange notes.

You should carefully consider the risk factors beginning on page 1 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [__________], 2010.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with any other information. This document may only be used where it is legal to sell these securities.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our notes. In this prospectus, unless the context otherwise requires or indicates, (i) the terms “our company,” “QD LLC,” “we,” “us” and “our” refer to Quality Distribution, LLC, a Delaware limited liability company, and its consolidated subsidiaries and their predecessors, (ii) “QDI” refers to Quality Distribution, Inc., our parent company, (iii) “QD Capital” refers to QD Capital Corporation, our wholly owned subsidiary and a co-issuer of the 10% Senior Notes due 2013 and the 11.75% Senior Subordinated PIK Notes due 2013, (iv) the “Issuers” refers to QD LLC (without its consolidated subsidiaries and their predecessors) and QD Capital, (v) the “Existing 10% Senior Notes” refers to the Issuers’ outstanding 10% Senior Notes due 2013 and the “Existing 11.75% Senior Subordinated PIK Notes” refers to the Issuers’ outstanding 11.75% Senior Subordinated PIK Notes due 2013, (vi) the “Exchange 10% Senior Notes” and the “Exchange 11.75% Senior Subordinated PIK Notes” refers to the Issuers’ 10% Senior Notes due 2013 and the Issuers’ 11.75% Senior Subordinated PIK Notes due 2013, respectively, that are registered under the Securities Act of 1933 and will be issued pursuant to this exchange offer, (vii) the “Existing Notes” refers to the Existing 10% Senior Notes and the Existing 11.75% Senior Subordinated PIK Notes collectively, (viii) the “Exchange Notes” refers to the Exchange 10% Senior Notes and the Exchange 11.75% Senior Subordinated PIK Notes collectively, (ix) the “ABL Facility” refers to our asset-based revolving credit facility that we entered into on December 18, 2007, (x) “9% Notes” refers to our 9% Senior Subordinated Notes due 2010, and (xi) “2012 Notes” refers to our Senior Floating Rate Notes due 2012.

In connection with the exchange offer, we have filed with the SEC a registration statement on Form S-4 under the Securities Act, relating to the Exchange Notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus does not contain all the information included in the registration statement. Accordingly, this prospectus incorporates important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to Quality Distribution, Inc., Attention: Investor Relations, 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida 33610. Oral requests should be made by telephone (813) 569-7235. To obtain delivery, you must request the information no later than [            ], 2010, which is five business days before the expiration of the Exchange Offer.

MARKET AND INDUSTRY DATA

Market and industry data and other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources, including Bulk Transporter’s Tank Truck Carrier 2008 Annual Gross Revenue Report. Some data are also based on our good faith estimates, which are derived from our review of management’s knowledge of the industry and independent sources. Although we believe that this information is reliable, we cannot guarantee its accuracy and completeness, nor have we independently verified it. We also obtain certain other market share and industry data from internal company analyses and management estimates, and based on our knowledge of the industry. While we believe such internal company analyses and management estimates are reliable, no independent sources have verified such analyses and estimates. Although we are not aware of any misstatements regarding the market share and the industry data that we present in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before participating in the exchange offer, you should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and the notes thereto included elsewhere in this prospectus. Except as otherwise noted, the financial data included in the prospectus comes from the consolidated financial statements of our parent, Quality Distribution, Inc. and its subsidiaries. Quality Distribution, Inc. is a guarantor of our Existing 10% Senior Notes, our Existing 11.75% Senior Subordinated PIK Notes, our 9% Notes, our 2012 Notes and our ABL Facility and has no material assets or operations other than its ownership of 100% of our membership interests. As a result, the consolidated financial position and results of operations of Quality Distribution, Inc. are substantially the same as ours.

Our Company

We operate the largest chemical bulk tank truck network in North America through our wholly owned subsidiary, Quality Carriers, Inc., or QCI, and are a leading provider of ISO container and depot services through our wholly owned subsidiary Boasso America Corporation, or Boasso.

The bulk tank truck market in North America includes all products shipped by bulk tank truck carriers and consists primarily of liquid and dry bulk chemicals (including plastics) and bulk dry and liquid food-grade products. We primarily transport a broad range of chemical products and provide our customers with logistics and other value-added services. We are a core carrier for many Fortune 500 companies engaged in chemical processing including BASF, Dow, DuPont, ExxonMobil, Georgia-Pacific, Honeywell, Proctor & Gamble, Sunoco and Unilever, and we provide services to most of the top 100 chemical producers with United States operations.

Our transportation revenue is a function of the volume of shipments by the bulk chemical industry, prices, the average number of miles driven per load, our market share and the allocation of shipments between tank truck transportation and other modes of transportation such as rail. The volume of shipments of chemical products is, in turn, affected by many other industries and end use markets, including consumer and industrial products, paints and coatings, paper and packaging, agriculture and food products, and tends to vary with changing economic conditions.

Our wholly owned subsidiary, Boasso, is the leading North American provider of ISO (International Organization for Standardization) tank container transportation and depot services with nine terminals located in the eastern half of the United States. In addition to intermodal ISO tank transportation services, Boasso provides tank cleaning, heating, testing, maintenance and storage services to customers. Boasso provides local and over-the-road trucking primarily within the proximity of the port cities where its depots are located and also sells equipment that its customers use for portable alternative storage or office space.

Demand for ISO tank containers is impacted by the volume of imports and exports of chemicals through United States ports. Boasso’s revenues are accordingly impacted by this import/export volume, in particular the number of shipments through ports at which Boasso has terminals and the volume of rail shipments from ports at which Boasso has terminals as well as by Boasso’s market share. Economic conditions and differences among the laws and currencies of nations may impact the volume of shipments as well.

Our Formation and Development

We are a Delaware limited liability company formed on April 14, 2002. We are a holding company with no significant assets or operations other than the ownership of our operating subsidiaries, including QCI and Boasso. Our sole member is QDI. QDI is a holding company with no significant assets or operations other than the ownership of 100% of our membership interests. QD Capital, our wholly owned subsidiary, is a Delaware corporation, formed on May 1, 2003 and is a co-issuer of the Existing Notes and will be a co-issuer of the Exchange Notes. QD Capital has nominal assets and no operations.

We are the primary obligor under the Existing Notes, the ABL Facility and other outstanding notes, and will be the primary obligor under the Exchange Notes. QDI is a guarantor under the ABL Facility and the Existing Notes and will be a guarantor of the Exchange Notes.

QDI was formed in 1994 as a holding company known as MTL, Inc. In 1999, QDI changed its name from “MTL, Inc.” to “Quality Distribution, Inc.” On May 30, 2002, as part of a corporate reorganization, QDI transferred substantially all of its assets to us, consisting principally of the capital stock of QDI’s operating subsidiaries. On November 13, 2003, QDI consummated the initial public offering of its common stock. Boasso became our wholly owned subsidiary in December 2007, when we acquired all of its outstanding capital stock from a third party.

QDI is owned principally by Apollo Management, L.P. and certain of its affiliates, or Apollo. As of December 31, 2009, Apollo owned or controlled approximately 52.2% of QDI’s outstanding common stock, and approximately 47.1% of QDI’s common stock on a fully diluted basis.

Risk Factors

An investment in the Exchange Notes involves a high degree of risk. Potential investors should carefully consider the risk factors set forth under “Risk Factors” beginning on page 1 and the other information contained in this prospectus prior to participating in the exchange offer.

Corporate Information

Our principal executive offices are located at 4041 Park Oaks Blvd., Suite 200, Tampa, Florida, 33610, and our telephone number is (813) 630-5826.

Summary of the Terms of the Exchange Offer

We and the guarantors of the Existing Notes have entered into registration rights agreements with the dealer managers in connection with the issuances of the Existing Notes, in which we agreed to file a registration statement relating to an offer to exchange the Existing 10% Senior Notes for Exchange 10% Senior Notes and the Existing 11.75% Senior Subordinated PIK Notes for Exchange 11.75% Senior Subordinated PIK Notes within 120 days of the issuances of the Existing Notes and to use our commercially reasonable efforts to cause the registration statement to be declared effective within 180 days following the issuances of the Existing Notes. The registration statement, of which this prospectus forms a part, was initially filed pursuant to this obligation on December 18, 2009, and was declared effective by the SEC on [            ], 2010. We further agreed to use our best efforts to consummate the exchange offer within 40 days following the effective date of the registration statement. In the exchange offer, you are entitled to exchange your Existing 10% Senior Notes for Exchange 10% Senior Notes or your Existing 11.75% Senior Subordinated PIK Notes for Exchange 11.75% Senior Subordinated PIK Notes. The Exchange Notes that you receive will be identical in all material respects to the class of Existing Notes that you tendered for exchange except that:

•	the issuance of the Exchange Notes has been registered under the Securities Act, and as a result the Exchange Notes will be freely tradable by persons who are not affiliated with us;

•	the Exchange Notes are not entitled to registration rights, which are only applicable to the Existing Notes under the registration rights agreements; and

•

our obligation to pay additional interest on the Existing Notes because (a) the registration statement of which this prospectus forms a part was not initially filed by February 12, 2010, (b) the registration statement of which this prospectus forms a part was not declared effective by April 13, 2010, or (c) the exchange offer was not consummated by May 23, 2010, in each case, at incremental rates ranging from 0.25% per annum to 1.0% per annum depending on how long we fail to comply with these deadlines, does not apply to the Exchange Notes.

The Exchange Offer	We are offering to exchange (i) up to all outstanding 10% Senior Notes due 2013, which were issued on October 15, 2009, for a like principal amount of 10% Senior Notes due 2013 that have been registered under the Securities Act, and (ii) up to all outstanding 11.75% Senior Subordinated PIK Notes due 2013, which were issued on October 15, 2009, for a like principal amount of 11.75% Senior Subordinated PIK Notes due 2013 that have been registered under the Securities Act (which principal amount of 11.75% Senior Subordinated PIK Notes due 2013 includes $653,785 of interest that was paid in kind on February 1, 2010, thereby increasing the aggregate outstanding principal amount of 11.75% Senior Subordinated PIK Notes due 2013).

Resales	We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•   the Exchange Notes are being acquired in the ordinary course of your business;

•   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

•   you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Existing Notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the exchange offer.

v

Expiration Date; Withdrawal of Tenders	The exchange offer will expire at 5:00 p.m., New York City time, [_____], 2010, or such later date and time to which we extend it. A tender of Existing Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive.

Procedures for Tendering Existing Notes

If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the Existing Notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold Existing Notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•   any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•   you have no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•   if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes;

•   if you are not a broker-dealer, that you are not engaged in, and you do not intend to engage in, the distribution of Exchange Notes; and

•   you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures	If you wish to tender your Existing Notes and your Existing Notes are not immediately available or you cannot deliver your Existing Notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your Existing Notes according to the guaranteed delivery procedures described in this prospectus.

Effect on Holders of Existing Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered Existing 10% Senior Notes or Existing 11.75% Senior Subordinated PIK Notes pursuant to the terms of, the exchange offer, we will have fulfilled covenants contained in the registration rights agreements applicable to the Existing 10% Senior Notes and the Existing 11.75% Senior Subordinated PIK Notes and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement applicable to the particular class of Existing Notes. If you are a holder of Existing Notes and do not tender your Existing Notes in the exchange offer, you will continue to hold the Existing Notes and you will be entitled to all the rights and limitations applicable to the Existing Notes in the indenture governing the particular class of Existing Notes, except for any rights under the registration rights agreement applicable to the class of Existing Notes that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange	All untendered Existing Notes will continue to be subject to the restrictions on transfer provided for in the Existing Notes and in the indentures governing the Existing Notes. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, or as otherwise required under certain limited circumstances pursuant to the terms of the registration rights agreements, we do not currently anticipate that we will register the Existing Notes under the Securities Act.

Accounting Treatment	We will record the Exchange Notes in our accounting records at the same carrying value as the Existing Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will capitalize certain expenses of the exchange offer as deferred financing costs and amortize those costs over the life of the Exchange Notes.

Certain U.S. Federal Income Tax Considerations	The exchange of Existing Notes for Exchange Notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Existing Notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness. We did not receive any cash proceeds from the issuances of the Existing Notes, which were issued in exchange for 9% Notes and 2012 Notes that were outstanding on the date of the issuances of the Existing Notes.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section entitled “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the Exchange Notes

Issuers	Quality Distribution, LLC and QD Capital Corporation

Securities Offered

Exchange 10% Senior Notes	$134,499,000 Principal Amount of 10% Senior Notes due 2013

Exchange 11.75% Senior Subordinated PIK Notes	$81,395,785 Principal Amount of 11.75% Senior Subordinated PIK Notes due 2013 ($653,785 of the aggregate principal amount is due to the payment in kind of interest on February 1, 2010, thereby increasing the outstanding principal amount of the 11.75% Senior Subordinated PIK Notes due 2013)

Maturity Date

Exchange 10% Senior Notes	June 1, 2013

Exchange 11.75% Senior Subordinated PIK Notes	November 1, 2013

Interest

Exchange 10% Senior Notes

Interest on the Exchange 10% Senior Notes will accrue at a rate of 10% per annum and will be payable in cash on June 1 and December 1 of each year, commencing June 1, 2010.

Holders who exchange their Existing 10% Senior Notes for Exchange 10% Senior Notes will receive the same interest payment on June 1, 2010 that they would have received if they had not accepted the exchange offer.

Exchange 11.75% Senior Subordinated PIK Notes	Interest on the Exchange 11.75% Senior Subordinated PIK Notes will accrue interest at the rate of 11.75% per annum, payable as follows: 9% in cash and 2.75% by increasing the outstanding principal amount of the Exchange 11.75% Senior Subordinated PIK Notes. Interest on the Exchange 11.75% Senior Subordinated PIK Notes will be payable on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2010.

Guarantees	Our obligations under the Exchange Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by our parent company, QDI, and each of our existing and certain future U.S. restricted subsidiaries. Exchange Notes are not and will not be, however, guaranteed by our foreign subsidiaries or our unrestricted subsidiaries. Investors should not rely on the QDI guarantee in evaluating an investment in the Exchange Notes as QDI currently has no material assets other than the ownership of 100% of our membership interests, and the covenants contained in the indentures governing the Exchange Notes will not apply to QDI.

Ranking

Exchange 10% Senior Notes

The Exchange 10% Senior Notes and the guarantees thereof will be our unsecured and unsubordinated obligations and will rank:

•   equally in right of payment with all of our existing and future senior unsecured debt, including the Existing 10% Senior Notes and the 2012 Notes and the guarantees thereof;

•   effectively junior to all of our existing and future secured debt, including borrowings under the ABL Facility, to the extent of the value of the assets securing such debt;

•   senior in right of payment to all of our existing and future subordinated debt, including the Existing 11.75% Senior Subordinated PIK Notes, the Exchange 11.75% Senior Subordinated PIK Notes and the 9% Notes and the guarantees thereof; and

•   structurally subordinated to all liabilities, including trade payables, of our subsidiaries that are not guarantors, which are principally our subsidiaries in Mexico and Canada, and which provided less than 1% of our operating revenues in the nine-month period ended September 30, 2009.

Exchange 11.75% Senior Subordinated PIK Notes

The Exchange 11.75% Senior Subordinated PIK Notes and the guarantees thereof will be our unsecured and subordinated obligations and will rank:

•   equally in right of payment with all of our existing and future unsecured subordinated debt, including the Existing 11.75% Senior Subordinated PIK Notes and the 9% Notes and the guarantees thereof;

•   junior in right of payment with all of our existing and future senior unsecured debt, including the Existing 10% Senior Notes, the Exchange 10% Senior Notes and the 2012 Notes and the guarantees thereof;

•   effectively junior to all of our existing and future secured debt, including borrowings under the ABL Facility, to the extent of the value of the assets securing such debt; and

•   structurally subordinated to all liabilities, including trade payables, of our subsidiaries that are not guarantors, which are principally our subsidiaries in Mexico and Canada, and which provided less than 1% of our operating revenues in the nine-month period ended September 30, 2009.

Optional Redemption

Exchange 10% Senior Notes	We may redeem some or all of the Exchange 10% Senior Notes at any time, upon providing required notice, at a redemption price equal to 100% of the principal amount of the Exchange 10% Senior Notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

Exchange 11.75% Senior Subordinated PIK Notes	Prior to the first anniversary of the issuance of the Existing 11.75% Senior Subordinated PIK Notes, we may redeem some or all of the Exchange 11.75% Senior Subordinated PIK Notes at a redemption price equal to 100% of the principal amount of the Exchange 11.75% Senior Subordinated PIK Notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date plus the applicable “make-whole” premium. On or after the first anniversary of the issuance of the Existing 11.75% Senior Subordinated PIK Notes, we may redeem some or all of the Exchange 11.75% Senior Subordinated PIK Notes at a redemption price equal to 100% of the principal amount of the Exchange 11.75% Senior Subordinated PIK Notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date. Additionally, on or prior to the first anniversary of the issuance of the Existing 11.75% Senior Subordinated PIK Notes, we may redeem up to 35% of the aggregate principal amount of the Exchange 11.75% Senior Subordinated PIK Notes with the net proceeds of specified equity offerings at a redemption price equal to 111% of the principal amount of the Exchange 11.75% Senior Subordinated PIK Notes plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

Mandatory Redemption for Exchange 10% Senior Notes

Semi-Annual Mandatory Redemption	The Exchange 10% Senior Notes must be redeemed on each June 1 and December 1, commencing December 1, 2010, at 100.00% of the principal amount, plus any accrued and unpaid interest to the date of redemption, in an aggregate principal amount of $6 million. The required redemption amount may be increased by unpaid amounts required to be carried forward from prior periods.

Additional Mandatory Redemption	Beginning with the year ending December 31, 2011, promptly following the delivery by QDI of its Annual Report on Form 10-K for each fiscal year (or the delivery by QD LLC of financial statements if QDI ceases to be a reporting company under the Exchange Act) but no later than 105 days after year-end, the Exchange 10% Senior Notes must be redeemed at 100.00% of the principal amount, plus any accrued and unpaid interest to the date of redemption, in an aggregate principal amount equal to 50% of consolidated excess cash flow for such fiscal year minus $12 million.

Reductions in Mandatory Redemption Amounts

Both required redemption amounts will be reduced to the extent necessary so that

•   the sum of borrowing availability under the ABL Facility, plus unrestricted cash and cash equivalents, is at least $37.5 million;

•   the minimum borrowing availability requirements under the ABL Facility are satisfied;

•   there is fixed charge coverage ratio of at least 1.0 to 1.0 as calculated under the ABL Facility; and

•   no other event of default is otherwise caused under the ABL Facility by the redemption.

The required redemption amounts are also reduced by any optional redemptions and repurchases during the redemption period.

Mandatory Offer to Repurchase	If we sell all or substantially all of our assets or undergo other types of changes in control, each holder will have the right to require us to repurchase all or any part of such holder’s Exchange Notes at 101% of the aggregate principal amount of the Exchange Notes.

Certain Covenants

The indentures governing the Exchange Notes, among other things, limit our ability and the ability of our restricted subsidiaries to:

•   incur or guarantee additional indebtedness;

•   pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;

•   make investments;

•   consummate certain asset sales;

•   engage in transactions with affiliates;

•   grant or assume liens; and

•   consolidate, merge or transfer all or substantially all of our assets.

These limitations are subject to a number of important qualifications and exceptions as described in this prospectus.

Limited Market	The Exchange Notes generally will be freely transferable. However, we do not currently intend to list either class of the Exchange Notes on any exchange, and there can be no assurance as to the development or liquidity of any market for any of the Exchange Notes.

x

Summary Financial Information

The following table sets forth summary historical consolidated financial information, and other historical consolidated financial data of QDI. QDI is or will be a guarantor of the Existing 10% Senior Notes, the Exchange 10% Senior Notes, the Existing 11.75% Senior Subordinated PIK Notes, the Exchange 11.75% Senior Subordinated PIK Notes, the 9% Notes, the 2012 Notes and the ABL Facility and has no material assets or operations other than its ownership of 100% of our membership interests. As a result, the consolidated financial position and results of operations of QDI are substantially the same as ours. The summary historical consolidated financial information set forth below is qualified in its entirety by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto included elsewhere in this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results do not necessarily indicate results expected for any future period, and results for any interim period do not necessarily indicate results expected for a full fiscal year.

The consolidated statements of operations data set forth below for the years ended December 31, 2008, 2007 and 2006 and the historical balance sheet data as of December 31, 2008 and 2007 are derived from our audited financial statements included in this prospectus. The historical statements of operations data for the years ended December 31, 2005 and 2004 and the historical balance sheet data as of December 31, 2006, 2005 and 2004 are derived from our audited financial statements that are not included in this prospectus. The consolidated statements of operations data set forth below for the nine months ended September 30, 2009 and 2008 and the historical balance sheet data as of September 30, 2009 and 2008 are derived from our unaudited financial statements included in this prospectus.

	(UNAUDITED) NINE MONTHS ENDED SEPTEMBER 30		YEAR ENDED DECEMBER 31
	2009	2008	2008	2007	2006	2005	2004
	(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Statements of Operations Data (1)
Operating revenues	$462,323	$647,204	$815,290	$751,558	$730,159	$678,076	$622,015
Operating expenses:
Purchased transportation	273,269	376,378	466,823	471,531	493,686	471,238	420,565
Depreciation and amortization	15,694	15,435	21,002	17,544	16,353	17,278	23,266
Impairment charge (2)	148,630	—	—	—	—	—	—
Other operating expenses	154,072	230,255	294,487	238,630	171,842	149,741	162,936
Operating (loss) income	(129,342)	25,136	32,978	23,853	48,278	39,819	15,248
Interest expense, net	19,769	25,913	35,120	30,524	29,388	26,712	22,343
Write-off of debt issuance costs	—	—	283	2,031	—	1,110	—
Gain on extinguishment of debt	(675)	—	(16,532)	—	—	—	—
Other (income) expense	(284)	171	(2,945)	940	888	(222)	857
(Loss) income before taxes	(148,152)	(948)	17,052	(9,642)	18,002	12,219	(7,952)
Provision for (benefit from) income taxes	36,951	(98)	4,940	(2,079)	(38,168)	352	2,421
Net (loss) income	(185,103)	(850)	12,112	(7,563)	56,170	11,867	(10,373)
Preferred stock dividends	—	—	—	—	—	—	(145)
Net (loss) income attributable to common shareholders	$(185,103)	$(850)	$12,112	$(7,563)	$56,170	$11,867	$(10,518)
Net (loss) income per common share:
Basic	$(9.55)	$(0.04)	$0.63	$(0.39)	$2.97	$0.63	$(0.56)
Diluted	$(9.55)	$(0.04)	$0.62	$(0.39)	$2.87	$0.61	$(0.56)
Weighted average common shares outstanding:
Basic	19,373	19,377	19,379	19,336	18,920	18,934	18,910
Diluted	19,373	19,377	19,539	19,336	19,571	19,301	18,910

	(UNAUDITED) NINE MONTHS ENDED SEPTEMBER 30		YEAR ENDED DECEMBER 31
	2009	2008	2008	2007	2006	2005	2004
	(DOLLARS IN THOUSANDS, EXCEPT TERMINAL, TRAILER AND TRACTOR DATA)
Other Data (1)
Cash paid for interest	$15,867	$20,308	$30,690	$28,850	$27,034	$24,645	$19,293
Net cash provided by operating activities	29,213	10,665	19,593	14,052	28,236	9,039	15,945
Net cash used in investing activities	(630)	(10,448)	(8,524)	(63,399)	(10,591)	(16,063)	(8,081)
Net cash (used in) provided by financing activities	(32,574)	(13,529)	(13,485)	52,194	(12,474)	5,858	(6,070)
Number of terminals at end of period (3)	139	157	149	169	165	165	161
Number of trailers operated at end of period	7,204	7,562	7,245	7,506	7,769	7,461	7,377
Number of tractors operated at end of period	2,975	3,485	3,236	3,927	3,829	3,539	3,550
Ratio of earnings to fixed charges (4)	—	—	1.4x	—	1.5x	1.4x	—
Balance Sheet Data at Period End (1)
Working capital	$35,614	$74,191	$44,967	$67,093	$59,673	$43,079	$4,926
Total assets	293,567	546,064	502,103	493,976	417,873	377,053	373,952
Total indebtedness, including current maturities	339,010	404,586	362,586	349,271	279,122	289,116	276,550
Shareholders’ (deficit) equity	(152,825)	27,967	31,020	27,300	31,774	(27,462)	(39,446)

(1)	On December 17, 2007, we acquired 100% of the stock of Boasso America Corporation. The results of Boasso have been included in our results since the date of the acquisition. Refer to Note 4 to the Consolidated Financial Statements for the year ended December 31, 2008 included in this prospectus.
(2)	The impairment charge resulted from an impairment analysis of goodwill and intangible assets performed during the quarter ended June 30, 2009. Refer to Note 2 to the Consolidated Financial Statements for the nine months ended September 30, 2009 included in this prospectus.
(3)	Excludes transload facilities.
(4)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense including the amortization of deferred debt issuance costs. In 2007 and 2004 earnings were insufficient to cover fixed charges by approximately $9.6 million and $10.4 million, respectively. In the nine-month periods ended September 30, 2009 and 2008, earnings were insufficient to cover fixed charges by approximately $148.2 million and $0.9 million, respectively.

RISK FACTORS

You should carefully consider the risks described below before participating in the exchange offer. Although the risks described below are all of the risks that we believe are material, they are not the only risks relating to our business and the Exchange Notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Offer

Your Existing Notes will not be accepted for exchange if you do not follow the exchange offer procedures described in this prospectus.

We will not accept your Existing Notes for exchange if you do not follow the exchange-offer procedures described in this prospectus. We will issue Exchange Notes as part of the exchange offer only after a timely receipt of your Existing Notes, a properly completed and duly executed letter of transmittal or agent’s message and all other required documents. Therefore, if you want to tender your Existing Notes for exchange, you should comply with the exchange procedures and allow sufficient time for your Existing Notes or agent’s message to be received by the exchange agent. If we do not receive your Existing Notes, letter of transmittal or agent’s message and other required documents by the expiration date of the exchange offer, we will not accept your Existing Notes for exchange. We are under no duty to notify you of defects or irregularities in your tender of Existing Notes for exchange. If there are defects or irregularities in your tender of your Existing Notes, we may not accept your Existing Notes for exchange.

If you choose not to exchange your Existing Notes in the exchange offer or do not validly tender your Existing Notes, the transfer restrictions currently applicable to your Existing Notes will remain in force, which could inhibit your ability to sell your Existing Notes.

If you do not exchange your Existing Notes for Exchange Notes in the exchange offer or fail to validly tender your Existing Notes, then your Existing Notes will continue to be subject to certain transfer restrictions. In general, the restrictions prevent the Existing Notes from being offered or sold unless the offer and sale is registered or exempt from registration under the Securities Act and applicable state securities laws. Except as may required by the registration rights agreements in certain limited circumstances, we do not intend to register resales of the Existing Notes under the Securities Act.

The market for Existing Notes may be significantly more limited after the exchange offer and you may not be able to sell your Existing Notes after the exchange offer.

If Existing Notes are tendered and accepted for exchange under the exchange offer, the trading market for Existing Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Existing Notes not tendered for exchange could be adversely affected. The extent of the market for Existing Notes and the availability of price quotations would depend upon a number of factors, including the number of holders of Existing Notes remaining outstanding and the interest of securities firms in maintaining a market in the Existing Notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for Existing Notes that are not exchanged in the exchange offer may be affected adversely as Existing Notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the Existing Notes that are not exchanged more volatile.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may generally offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus, certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, the holder could incur liability under the Securities Act. We do not and will not assume, or indemnify such holders against, this liability.

Risks Related to the Exchange Notes

The following risks specifically apply to holders of Exchange Notes issued in the exchange offer and should be considered, along with other risk factors, by eligible holders. There are additional risk factors attendant to being an investor in our Exchange Notes whether or not you elect to tender your Existing Notes. These risks are described elsewhere in this prospectus “Risk Factors” section under the headings “—Risks Related to Our Indebtedness” and “—Risks Related to Our Business.”

The Exchange Notes will be effectively junior to liabilities of certain subsidiaries.

We conduct substantially all of our operations through our subsidiaries. As a result, we are required to rely upon our subsidiaries for the funds necessary to meet our obligations, including the payment of interest on and principal of the Exchange Notes. The ability of the subsidiaries to make these payments will be subject to, among other things, applicable state laws. Although the guarantees of the Exchange Notes provide the holders of the Exchange Notes with a direct claim against the guarantors, the subsidiary non-guarantors have not guaranteed the obligations under the Exchange Notes. Claims of creditors of our subsidiary non-guarantors, including trade creditors and the lenders under the ABL Facility, generally will have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the Exchange Notes. For the nine-month period ended September 30, 2009, less than 1% of our operating revenue was generated by our non-guarantor subsidiaries. The non-guarantor subsidiaries had approximately $0.9 million of liabilities, including trade payables, but excluding intercompany balances, at September 30, 2009.

We may not be able to repurchase the Exchange Notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all of the outstanding 10% Senior Notes and 11.75% Senior Subordinated PIK Notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, a change of control will cause an event of default under the ABL Facility and may cause an acceleration of the borrowings thereunder. There can be no assurance that we will have sufficient funds at the time of the change of control to make the required repurchase of all such notes or that restrictions in the ABL Facility will allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures for the Exchange Notes.

An active trading market may not develop for the Exchange Notes.

We do not intend to list the Exchange Notes on a national securities exchange. Although the deal managers in connection with the issuances of the Existing Notes have advised us that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and may discontinue such market-making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. If a trading market does not develop, you may not be able to sell the Exchange Notes. If any of the Exchange Notes are traded after their issuance, they may trade at a discount from the initial offering price of the Existing Notes, depending upon:

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, performance and prospects.

The market for non-investment grade debt securities has historically been subject to disruptions that have caused volatility in their prices independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the Exchange Notes will be subject to these kinds of disruptions regardless of our prospects and financial performance. Accordingly, declines in the liquidity and market price of the Exchange Notes may occur independent of our operating and financial performance. We cannot assure you that any liquid market for the Exchange Notes will develop.

We believe that the Exchange 10% Senior Notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.

We believe that the Exchange 10% Senior Notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. Assuming the Exchange 10% Senior Notes are properly classified as such, each U.S. holder, regardless of its U.S. federal income tax accounting method, will be required to accrue interest on a constant-yield method at a rate that represents our determination of the yield on our comparable non-contingent, fixed-rate debt instrument with terms and conditions otherwise similar to the Exchange 10% Senior Notes. This method is similar to the accrual of income under the original issue discount rules and is discussed in greater detail below. The rules governing contingent payment debt instruments are complex and there can be no assurance that the IRS will agree with this result, in which case a U.S. holder could be required for any particular taxable year to include a greater or lesser amount of interest income. U.S. holders will also recognize gain or loss on the sale, exchange, redemption, retirement or other disposition of an Exchange 10% Senior Note in an amount equal to the difference between the amount realized and their adjusted tax basis in the Exchange 10% Senior Note. Gain recognized by a U.S. holder on such sale, exchange, redemption or retirement generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

The Exchange 11.75% Senior Subordinated PIK Notes will be issued with original issue discount for U.S. federal income tax purposes.

The Existing 11.75% Senior Subordinated PIK Notes will be treated as issued with “original issue discount” for U.S. federal income tax purposes to the extent that their stated principal amount exceeded their issue price and to the extent that the Existing 11.75% Senior Subordinated PIK Notes provide for pay-in-kind interest. The Exchange 11.75% Senior Subordinated PIK Notes will be treated as issued with original issue discount in the same amount as the original issue discount applicable to the Existing 11.75% Senior Subordinated PIK Notes. A U.S. holder of Exchange 11.75% Senior Subordinated PIK Notes treated as issued with original issue discount will be required to include such original issue discount in gross income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on compounding of interest, before the receipt of cash payments attributable to such original issue discount.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Furthermore, you will lose the benefit of a particular guarantee if it is released under certain circumstances described in this prospectus. In addition, enforcement of the guarantees of the Exchange Notes against any guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any guarantor and would be subject to certain defenses available to guarantors generally. Although the indentures governing the Exchange Notes contain waivers of most guarantor defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the guarantees of the Exchange Notes are not enforceable, the Exchange Notes would be effectively subordinated to all liabilities of the guarantors, including trade payables of any guarantors.

The guarantee of our parent company is of limited value.

Investors should not rely on the QDI guarantee in evaluating an investment in the Exchange Notes as QDI currently has no material assets other than the ownership of 100% of our membership interests and the covenants contained in the indentures governing the Exchange Notes will not apply to QDI.

Repayment of our debt, including required principal and interest payments on and redemptions of the Exchange Notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own substantially all of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the Exchange Notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our non-guarantor subsidiaries do not have any obligation to pay amounts due on the Exchange Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Exchange Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the Exchange Notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries we may be unable to make required principal and interest payments on our indebtedness, including the Exchange Notes.

Your right to receive payments on the Exchange Notes is effectively junior to those lenders who have a security interest in our assets.

As of September 30, 2009, we had approximately $105.5 million of senior secured indebtedness, consisting of debt under the ABL Facility, capital lease obligations and other secured notes; and approximately $52.1 million in availability under the ABL Facility. Our obligations under the Exchange Notes and our guarantors’ obligations under their guarantees of the Exchange Notes will be unsecured. As a result, the Exchange Notes and the related guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the assets securing the indebtedness. Our obligations under the ABL Facility and each applicable guarantor’s obligations under its guarantee of the ABL Facility are secured by a security interest in substantially all of our domestic tangible and intangible assets. In the event that we or a relevant guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under the ABL Facility and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor, as the case may be, securing such obligation before any payment may be made with respect to the Exchange Notes. In addition, if we default under the ABL Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Exchange Notes, even if an event of default exists at such time under the indentures under which the Exchange Notes will be issued. Furthermore, if the lenders under the ABL Facility foreclose and sell the pledged equity interests in any subsidiary guarantor under the Exchange Notes, then that guarantor will be released from its guarantee of the Exchange Notes automatically and immediately upon such sale. In any such event, because the Exchange Notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

Your right to receive payment on any Exchange 11.75% Senior Subordinated PIK Notes will also be junior to our senior unsecured indebtedness, such as the 10% Senior Notes.

The Exchange 11.75% Senior Subordinated PIK Notes and the guarantees of the Exchange 11.75% Senior Subordinated PIK Notes will be our senior subordinated unsecured obligations and will rank junior in right of payment to all senior unsecured indebtedness, such as the 10% Senior Notes, in addition to any secured indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, all of our secured obligations, such as the ABL Facility, and all of our senior unsecured obligations, such as the 10% Senior Notes, will be entitled to be paid in full from our assets before any payment may be made with respect to the Exchange 11.75% Senior Subordinated PIK Notes. Once the secured and senior unsecured obligations are paid in full, holders of the Exchange 11.75% Senior Subordinated PIK Notes would participate ratably in our remaining assets with all other holders of our senior subordinated unsecured obligations, such as the 9% Notes, based upon the respective amount owed to each creditor. Accordingly, in the event of our bankruptcy, insolvency, liquidation or reorganization, the proceeds from the sale of our assets may be insufficient to repay our obligations under the Exchange 11.75% Senior Subordinated PIK Notes in full or at all.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Exchange Notes.

Any default under the agreements governing our indebtedness, including a default under the ABL Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, or interest on the Exchange Notes and could substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the ABL Facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the ABL Facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, or we may be required to apply all of our available cash to repay such holders, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the ABL Facility to avoid being in default. If we breach our covenants under the ABL Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the ABL Facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

Risks Related to Our Indebtedness

Our debt agreements contain restrictions that could limit our flexibility in operating our business.

The ABL Facility and the indentures governing our 10% Senior Notes and 11.75% Senior Subordinated PIK Notes contain various covenants that limit or prohibit our ability, among other things, to:

•	incur or guarantee additional indebtedness or issue certain preferred shares;

•	pay dividends on our capital stock or redeem, repurchase, retire or make distributions in respect of our capital stock or subordinated indebtedness or make other restricted payments;

•	make certain loans, acquisitions, capital expenditures or investments;

•	sell certain assets, including stock of our subsidiaries;

•	enter into sale and leaseback transactions;

•	create or incur liens;

•	consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

The ABL Facility matures June 18, 2013. However, the maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity date of the 2012 Notes or the 9% Notes if the aggregate principal amount of the notes (or certain replacement indebtedness) maturing in the 91-day period exceeds $50.0 million.

If the maturity of the ABL Facility is accelerated, we do not believe that we will have sufficient cash on hand to repay the ABL Facility or, unless conditions in the credit markets improve significantly, that we will be able to refinance the ABL Facility on acceptable terms, or at all.

The failure to repay or refinance the ABL Facility at final maturity will have a material adverse effect on our business and financial condition, would cause substantial liquidity problems and may result in the bankruptcy of us and/or our subsidiaries. Any actual or potential bankruptcy or liquidity crisis may materially harm our relationships with our customers and suppliers, result in loss of market share, increase the cost of providing our services and otherwise result in significant permanent harm to our ability to operate our business. Because a substantial portion of our revenues is dependent on our affiliates and owner-operators rather than company-owned facilities and company employees, our ability to manage our business through any actual or potential bankruptcy or liquidity crisis may be limited, particularly if there is significant harm to our reputation and relationships with customers, suppliers, affiliates and owner-operators. The holders of our 10% Senior Notes and 11.75% Senior Subordinated PIK Notes are not entitled to any security interest in any of our property or that of our subsidiaries, and any deterioration of our business or prospects in connection with an actual or potential bankruptcy or liquidity crisis would have a material adverse effect on the value of the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes and the amount that the holders of 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes would recover in a bankruptcy or restructuring.

As a result of the restrictions in our debt agreements, we could be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

We have pledged a significant portion of our assets as collateral under the ABL Facility. If any of these lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

Under the ABL Facility we may be required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios. A failure to comply with the covenants contained in the ABL Facility or our other indebtedness could result in an event of default under the ABL Facility or the agreements governing our other indebtedness, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under the ABL Facility or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit; or

•	require us to apply all of our available cash to repay these borrowings.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the ABL Facility could proceed against the collateral granted to them to secure that indebtedness.

If the indebtedness under the ABL Facility were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments.

At September 30, 2009, we had consolidated long-term indebtedness and capital lease obligations, including current maturities, of $326.1 million. On October 15, 2009, we reduced the outstanding principal balance of our notes by approximately $3 million by completing the exchange offers and retail tender offer for our 9% Notes and 2012 Notes and the related issuances of the Existing Notes. Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt will depend on a range of economic, competitive and business factors, many of which are outside our control. Our business may not generate sufficient cash flow from operations to meet our debt service and other obligations, and currently anticipated cost savings and operating improvements may not be realized on schedule, or at all. If we are unable to meet our expenses and debt service and other obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or raise equity. Furthermore, Apollo has no obligation to provide us with debt or equity financing, and we therefore may be unable to generate sufficient cash to service all of our indebtedness. We may not be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. Our inability to generate sufficient cash flow to satisfy our debt obligations or to refinance our obligations on commercially reasonable terms would have a material adverse effect on our business, financial condition, results of operations or cash flows.

In addition, covenants in our debt agreements limit the use of proceeds from our ordinary operations and from extraordinary transactions. These limits may require us to apply proceeds in a certain manner or prohibit us from utilizing the proceeds in our operations or from prepaying or retiring indebtedness that we desire.

Our expected future higher interest expense could limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments.

Our 10% Senior Notes and 11.75% Senior Subordinated PIK Notes carry higher rates of interest and higher cash rates of interest than the rates of the 2012 Notes and 9% Notes for which they were exchanged. Our higher interest expense may reduce our future profitability.

Our future higher interest expense could have other important consequences with respect to our ability to manage our business successfully, including the following:

•

it may make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the ABL Facility, the indentures governing our 10% Senior Notes and our 11.75% Senior Subordinated PIK Notes, and our other indebtedness;

•	using a portion of our cash flow to pay interest on our indebtedness will reduce the availability of our cash flow to fund working capital, capital expenditures and other business activities;

•	it increases our vulnerability to adverse economic and industry conditions;

•	it limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	it may make us more vulnerable to further downturns in our business or the economy; and

•	it limits our ability to exploit business opportunities.

Despite our substantial indebtedness, we may still be able to incur significantly more indebtedness, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

The ABL Facility and the indentures governing our 10% Senior Notes and 11.75% Senior Subordinated PIK Notes contain restrictions on our ability to incur additional indebtedness. These restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future. As of September 30, 2009, we had approximately $52.1 million available for additional borrowing under the ABL Facility, including a subfacility for letters of credit, and the covenants under our debt agreements would allow us to borrow a significant amount of additional indebtedness. Additional leverage could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may not be able to generate sufficient cash to make required interest and principal payments on, and redemptions of, our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	our future ability to borrow under the ABL Facility, the availability of which depends on, among other things, our complying with the covenants in the ABL Facility.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under the ABL Facility or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt-service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Risks Related to Our Business

Our business is subject to general and industry-specific economic factors that are largely out of our control and could affect our operations and profitability.

Our business is dependent on various economic factors over which we have little control, that include:

•	the availability of qualified drivers,

•	access to the credit and capital markets,

•	changes in regulations concerning shipment and storage of material we transport and depot,

•	increases in fuel prices, taxes and tolls,

•	interest rate fluctuations,

•	excess capacity in the tank trucking industry,

•	changes in license and regulatory fees,

•	potential disruptions at U.S. ports of entry,

•	downturns in customers’ business cycles, and

•	reductions in customers’ shipping requirements.

As a result, we may experience periods of overcapacity, declining prices, lower profit margins and less availability of cash in the future. We have a large number of customers in the chemical-processing and consumer-goods industries. If these customers experience fluctuations in their business activity due to an economic downturn, work stoppages or other industry conditions, the volume of freight transported by us or container services provided by us on behalf of those customers may decrease. The trucking industry has experienced a slowdown due to lower demand resulting from slowing economic conditions through 2008 and continuing into 2009. We expect weak conditions and lower revenues to continue through 2009.

Recent turmoil in the credit and capital markets and in the financial services industry may increase our borrowing costs and may negatively impact our liquidity.

Recently, the credit markets, capital markets and the financial services industry have been experiencing a period of unprecedented turmoil and upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government. While the ultimate outcome of these events cannot be predicted, they may have a material adverse effect on our liquidity and financial condition if our ability to borrow money to finance our operations from our existing lenders under the ABL Facility or obtain credit from trade creditors were to be impaired. We may also be unable to refinance existing indebtedness in the capital markets if we desire or we may be able to do so only at unfavorable rates as a result of capital markets turmoil. In addition, the recent economic crisis could also adversely impact our customers’ ability to finance their operations, which may negatively impact our business and results of operations.

One consequence of these upheavals has been sudden and dramatic changes in LIBOR. At September 30, 2009, $210 million in principal amount of our outstanding borrowings have interest based solely or alternatively on a margin over LIBOR. On October 15, 2009, we completed an exchange offer in which approximately $134.5 million principal amount of our 2012 Notes then outstanding, which accrue interest at a rate equal to LIBOR plus 4.5%, were exchanged for a like principal amount of Existing 10% Senior Notes. Accordingly, on October 15, 2009, the amount of our outstanding borrowings that have interest based solely or alternatively on a margin over LIBOR decreased to approximately $75.5 million. Increases in LIBOR could therefore materially increase the cost of our borrowings. In addition, capital markets have recently experienced significant volatility and disruption. A majority of our existing indebtedness was sold through capital markets transactions. We anticipate that the capital markets could be a source of refinancing of our existing indebtedness in the future. This source of refinancing may not be available if capital markets volatility and disruption continues, which could have a material adverse effect on our liquidity.

Loss of affiliates and owner-operators could adversely affect our operations and profitability.

We rely on participants in our affiliate program and independent owner-operators. A reduction in the number of owner-operators, whether due to capital requirements related to the expense of obtaining, operating and maintaining equipment or for other reasons, could have a negative effect on our operations and profitability. Similarly the loss of our more robust affiliates could adversely affect our profitability. Contracts with affiliates are for various terms and contracts with owner-operators may be terminated by either party on short notice. Although affiliates and owner-operators are responsible for paying for their own equipment and other operating costs, significant increases in these costs could cause them to seek a higher percentage of the revenue generated if we are unable to increase our rates commensurately. Conversely, a continued decline in the rates we pay to our affiliates and owner-operators could adversely affect our ability to maintain our existing affiliates and owner-operators and attract new affiliates, owner-operators and drivers.

We are self-insured and have exposure to certain claims and are subject to the insurance marketplace, all of which could affect our profitability.

The primary accident risks associated with our business are:

•	motor-vehicle related bodily injury and property damage;

•	workers’ compensation claims;

•	cargo loss and damage; and

•	general liability claims.

We currently maintain insurance for:

•	motor-vehicle related bodily injury and property damage claims, covering all employees, owner operators and affiliates;

•	workers’ compensation insurance coverage on our employees and company drivers; and

•	general liability claims.

Our insurance program includes a self insured deductible of $2.0 million per incident for bodily injury and property damage and a $1.0 million deductible for workers’ compensation. In addition, we currently maintain insurance policies with a total limit of $40.0 million. The $2.0 million deductible per incident could adversely affect our profitability, particularly in the event of an increase in the number or severity of incidents. Additionally, we are self-insured for damage to the equipment that we own and lease, for cargo losses, and for non-trucking pollution legal liability and such self-insurance is not subject to any maximum limitation. We extend insurance coverage to our affiliates for (i) motor vehicle related bodily injury, (ii) property damage, (iii) general liability coverage, and (iv) cargo loss and damage. Under this extended coverage, affiliates are responsible for only a small portion of the applicable deductibles.

We are subject to changing conditions and pricing in the insurance marketplace and we cannot assure you that the cost or availability of various types of insurance may not change dramatically in the future. To the extent these costs cannot be passed on to our customers in increased freight rates, increases in insurance costs could reduce our future profitability and cash flow.

The trucking industry is subject to regulation, and changes in trucking regulations may increase costs.

As a motor carrier, we are subject to regulation by the Federal Motor Carrier Safety Administration and the U.S. Department of Transportation, and by various state, federal, provincial and local agencies. These regulatory authorities exercise broad powers governing activities such as operating authority, safety, hours of service, hazardous materials transportation, financial reporting and acquisitions. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment, product-handling requirements and drug testing of drivers. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Possible changes include:

•	increasingly stringent environmental regulations;

•	increasing control over the transportation of hazardous materials;

•	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;

•	onboard black box recorder devices;

•	requirements leading to accelerated purchases of new trailers;

•	mandatory limits on vehicle weight and size; and

•	mandatory regulations imposed by the Department of Homeland Security.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state or local taxes, including taxes on motor fuels, which may increase our costs or adversely impact the recruitment of drivers.

Increased unionization could increase our operating costs or constrain operating flexibility.

Although only approximately 4.0% of our driver workforce, including owner-operators and employees of affiliates, was subject to collective bargaining agreements at December 31, 2008, unions such as the International Brotherhood of Teamsters have traditionally been active in the U.S. trucking industry. Unionized workers could disrupt our operations by a strike, work stoppage or other slowdown. In addition, our non-union workforce has been subject to unionization efforts in the past, and we could be subject to future unionization. Increased unionization of our workforce could result in higher compensation and working condition demands that could increase our operating costs or constrain our operating flexibility.

Our operations involve hazardous materials, which could create environmental liabilities.

Our activities, particularly those relating to our handling, transporting and storage of bulk chemicals, are subject to environmental, health and safety laws and regulation by governmental authorities in the United States as well as foreign governmental authorities. Among other things, these environmental, health and safety laws and regulations address emissions to the air, discharges to land or water, the generation, handling, storage, transportation, treatment and disposal of waste materials, and the health and safety of our employees. These laws generally require us to obtain and maintain various licenses and permits. Most environmental laws provide for substantial fines and potential criminal sanctions for violations. Environmental, health and safety laws and regulations are complex, change frequently and have tended to become stricter over time. Some of these laws and regulations are subject to varying and conflicting interpretations. There can be no assurance that violations of such laws, regulations, permits or licenses will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs on us.

As a handler of hazardous substances, we are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of these substances. We have incurred remedial costs and regulatory penalties for chemical and/or wastewater spills and releases at our facilities or over the road, and, notwithstanding the existence of our environmental management program and insurance applicable to these risks, we expect that additional, similar obligations will be incurred in the future. As a result of environmental studies conducted at our facilities and at third party sites, we have identified environmental contamination at certain sites that will require remediation and we are currently conducting investigation and remediation projects at eight of our facilities. In addition to addressing contamination, we could also be held liable for any and all consequences arising out of human exposure to hazardous substances or other environmental damage. Future liabilities and costs under environmental, health and safety laws and regulations are not easily predicted, and such liabilities and costs could result in a material adverse effect on our financial condition, results of operations or business reputation.

In addition, we have been named a potentially responsible party at various sites under the Comprehensive Environmental Response Compensation and Liability Act of 1980. Our current reserves provided for these sites may prove insufficient, which would result in future charges against earnings. Further, we could be named a potentially responsible party at other sites in the future and the costs associated with such future sites could be material.

Potential disruptions at U.S. ports of entry could adversely affect our business, financial condition and results of operations.

Any disruption of the delivery of ISO tank containers to those ports where we do business would reduce the number of ISO tank containers that we transport, store, clean or maintain. This reduced activity may have a material adverse effect on our operations.

If fuel prices increase significantly, our results of operations could be adversely affected.

We are subject to risk with respect to purchases of fuel. Prices and availability of petroleum products are subject to political, economic and market factors that are generally outside our control. Political events in the Middle East, Venezuela, and elsewhere, as well as hurricanes and other weather-related events and current and future market-based (cap-and-trade) greenhouse gas emissions control mechanisms, also may cause the price of fuel to increase. Because our operations are dependent upon diesel fuel, significant increases in diesel fuel costs could materially and adversely affect our results of operations and financial condition if we are unable to pass increased costs on to customers through rate increases or fuel surcharges. Historically, we have recovered the majority of the increases in fuel prices from customers through fuel surcharges. Fuel surcharges that can be collected may not always fully offset the increase in the cost of diesel fuel. To the extent fuel surcharges are insufficient to offset our fuel costs, our results of operations may be adversely affected.

Loss of qualified drivers or other personnel could limit our growth and negatively affect operations.

During periods of high trucking volumes, there is substantial competition for qualified drivers in the trucking industry. Furthermore, certain geographic areas have a greater shortage of qualified drivers than other areas. We operate in many of the geographic areas where there have been driver shortages in the past and have turned down new business opportunities as a result of the lack of qualified new drivers. Difficulty in attracting qualified personnel, particularly qualified drivers, could require us to increase driver compensation, forego available customer opportunities and underutilize the tractors and trailers in our network. These actions could result in increased costs and decreased revenues. In addition, we may not be able to recruit other qualified personnel in the future.

The loss of one or more significant customers may adversely affect our business.

We are dependent upon a limited number of large customers. Our top ten customers accounted for approximately 30.9% of our total revenues during 2008. In particular, our largest customer, Dow Chemical Company, accounted for 6.5% of our total QCI revenues during 2008. The loss of Dow Chemical Company or one or more of our other major customers, or a material reduction in services performed for such customers, may have a material adverse effect on our results of operations.

Our business may be harmed by terrorist attacks, future wars or anti-terrorism measures.

In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks and fingerprinting of drivers in connection with new hazardous materials endorsements on their licenses. Such existing measures and future measures may have significant costs associated with them which a motor carrier is forced to bear. Moreover, large trucks carrying toxic chemicals are a potential terrorist target, and we will be obligated to take measures, including possible capital expenditures, to harden our trucks. In addition, the insurance premiums charged for some or all of the coverage currently maintained by us could continue to increase dramatically or such coverage could be unavailable in the future.

We depend on members of our senior management.

We believe that our ability to successfully implement our business strategy and to operate profitably depends in large part on the continued employment of our senior management team. If members of senior management become unable or unwilling to continue in their present positions, our business or financial results could be adversely affected.

Our long-lived assets are subject to potential asset impairment.

At September 30, 2009, goodwill and other intangible assets represented approximately $46.1 million, or approximately 15.7% of our total assets and approximately 24.2% of our non-current assets, the carrying value of which may be reduced if we determine that those assets are impaired. In addition, net property and equipment totaled approximately $131.8 million, or approximately 44.9% of our total assets.

We review for potential goodwill impairment on an annual basis as part of our goodwill impairment testing in the second quarter of each year with a measurement date of June 30, and more often if a triggering event or circumstance occurs making it likely that impairment exists. In addition, we test for the recoverability of long-lived assets at year end, and more often if an event or circumstance indicates the carrying value may not be recoverable. We conduct impairment testing based on our current business strategy in light of present industry and economic conditions, as well as future expectations.

The annual goodwill impairment review performed in June 2009 indicated there was goodwill impairment. As a result of the analysis, we concluded that a total impairment charge to goodwill of $146.2 million was necessary at June 30, 2009, of which $144.3 million was related to our trucking segment, eliminating 100% of the carrying amount of goodwill, and $1.9 million was related to our container services segment.

If there are changes to the methods used to allocate carrying values, if management’s estimates of future operating results change, if there are changes in the identified reporting units or if there are changes to other significant assumptions, the estimated carrying values and the estimated fair value of our goodwill could change significantly, and could result in future impairment charges, which could materially impact our results of operations and financial condition.

Our restructuring involves risks to our business operations and may not reduce our costs.

During 2008 and 2009, we eliminated non-driver positions, consolidated and closed under-performing company terminals and implemented certain contract terminations. These steps have placed, and will continue to place, pressures on our management, administrative and operational infrastructure as well as on our results of operations. Employees that departed in connection with the restructuring possessed knowledge of our business, skills and relationships with our customers, affiliates, drivers and other employees that were not replaced. As a result, our remaining employees may be required to serve new operational roles in which they have limited experience, which may reduce employee satisfaction and productivity. New relationships may also reduce customer, affiliate or driver satisfaction. Additionally, our restructuring plans and related efforts may divert management’s and other employee’s attention from other business concerns.

Due to the restructuring, we took pre-tax charges in 2008 and 2009, which represent severance-related costs and costs associated with lease and contract terminations. The majority of these costs were cash expenditures paid during 2008 and 2009 or costs that we expect to pay in the future. Actual costs may exceed our estimates. Furthermore, we have formulated this restructuring plan with the goal of reducing our future operating expenses. Our future operating expenses may not be reduced as we expect, or reductions may be offset in the future by other expenses.

In addition, risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition and/or operating results.

Interests of Apollo may conflict with your interests.

At December 31, 2009, Apollo and its affiliated funds owned or controlled approximately 52.2% of QDI’s outstanding common stock. As a result, Apollo can influence substantially all matters requiring shareholder approval, including the election of directors, the approval of significant corporate transactions, such as acquisitions, and the ability to block an unsolicited tender offer. The interests of Apollo may conflict with your interests. For example, if we encounter financial difficulties, or are unable to pay our debts as they mature, Apollo may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risk to our shareholders or debt holders. Similarly, if our financial performance and creditworthiness significantly improve in the future, Apollo may have an interest in pursuing reorganizations, restructurings, or other transactions that could increase our leverage or impair our creditworthiness or otherwise, in their judgment, enhance Apollo’s equity investment in QDI, even though these transactions might involve risk to our shareholders or debt holders.

We may be limited in our ability to offset future income with our current net operating loss.

We have a net operating loss for U.S. federal income tax purposes. If we undergo a change of control as described in Section 382 of the Internal Revenue Code, our ability to use those net operating losses to offset future income will be limited. This will have the effect of reducing our after tax cash flow.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Exchange Act. All statements included in this prospectus that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of our plans and objectives, (iii) statements of expected future economic performance, and (iv) assumptions underlying statements regarding us or our business. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “could,” “seeks,” “plans,” “intends,” “anticipates” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, or by discussions of strategy or other intentions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to be materially different from the forward-looking statements include the following risks and other factors discussed under the section entitled “Risk Factors” beginning on page 1 of this prospectus. These factors include:

•	the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular,

•	turmoil in the credit and capital markets,

•	access to available and reasonable financing on a timely basis,

•	availability and price of diesel fuel,

•	adverse weather conditions,

•	competitive rate fluctuations,

•	our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness,

•

the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements,

•	changes in demand for our services due to the cyclical nature of our customers’ businesses,

•	potential disruption at U.S. ports of entry,

•	our dependence on affiliates and owner-operators and our ability to attract and retain drivers,

•	changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry,

•

our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance including those relating to the control of greenhouse gas emissions, such as market-based (cap-and-trade) mechanisms,

•

our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace,

•	the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities,

•	the potential loss of our ability to use net operating losses to offset future income,

•	increased unionization, which could increase our operating costs or constrain operating flexibility,

•	changes in senior management,

•	our ability to successfully manage workforce restructurings,

•	our ability to effectively manage terminal operations that are converted from company-operated to affiliate,

•	our ability to successfully integrate acquired businesses, and

•	interests of Apollo, our largest shareholder, which may conflict with your interests.

In addition, there may be other factors that could cause our actual results and financial condition to be materially different from the results referenced in the forward-looking statements. For example, the cost estimates and expected cost savings for our recent reduction in workforce were determined based upon the operating information and upon certain assumptions that we believe to be reasonable. The estimates are subject to a number of assumptions, which depend upon the actions of persons other than us or other factors beyond our control.

All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We hereby offer to exchange a like principal amount of Exchange 10% Senior Notes for any and all Existing 10% Senior Notes, and a like principal amount of Exchange 11.75% Senior Subordinated PIK Notes for any and all Existing 11.75% Senior Subordinated PIK Notes, on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. You may tender some or all of your Existing 10% Senior Notes or Existing 11.75% Senior Subordinated PIK Notes pursuant to the exchange offer. As of the date of this prospectus, $134,499,000 principal amount of Existing 10% Senior Notes are and $81,395,785 principal amount of Existing 11.75% Senior Subordinated PIK Notes are outstanding (which principal amount of Existing 11.75% Senior Subordinated PIK Notes includes $653,785 of interest that was paid in kind on February 1, 2010, thereby increasing the aggregate outstanding principal amount of Existing 11.75% Senior Subordinated PIK Notes). This prospectus, together with the letter of transmittal is first being sent to holders of the Existing Notes on or about [            ], 2010. Our obligation to accept the Existing Notes for exchange pursuant to the exchange offer is subject to certain conditions described in “—Certain Conditions to the Exchange Offer.” We currently expect that the conditions will be met and that no waivers will be necessary. We have entered into registration rights agreements with the dealer managers in connection with the issuances of the Existing Notes, in which we agreed to file a registration statement or statements relating to an offer to exchange the Existing 10% Senior Notes for Exchange 10% Senior Notes, and the Existing 11.75% Senior Subordinated PIK Notes for Exchange 11.75% Senior Subordinated PIK Notes, within 120 days of the issuances of the Existing Notes, and to use our commercially reasonable efforts to cause the registration statement or statements to be declared effective within 180 days following the issuances of the Existing Notes. The registration statement, of which this prospectus forms a part, was initially filed pursuant to this obligation on December 18, 2009 and was declared effective by the SEC on [            ], 2010. We also agreed to use our best efforts to consummate the exchange offer within 40 days following the effective date of the registration statement or statements. The Exchange 10% Senior Notes will have terms substantially identical to the Existing 10% Senior Notes, and the Exchange 11.75% Senior Subordinated PIK Notes will have terms substantially identical to the Existing 11.75% Senior Subordinated PIK Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest payable for the failure to have the registration statement of which this prospectus forms a part declared effective by April 13, 2010 or the exchange offer consummated by May 23, 2010. The Existing Notes were issued on October 15, 2009.

Under the circumstances set forth below, we will be obligated under the registration rights agreements to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement or statements for the resale of the Existing Notes and to keep the shelf registration statement or statements effective until the earlier of (a) the date on which all outstanding Existing Notes held by persons that are not our affiliates may be resold without registration under the Securities Act pursuant to Rule 144 without being subject to volume restrictions or public information requirements, and (b) such time as all of the Existing Notes have been sold thereunder. These circumstances include:

•	because of any change in current law or applicable interpretations of the staff of the SEC, we are not permitted to effect the exchange offer;

•	the exchange offer is not consummated within 220 days after the closing date of the offering of the Existing Notes; or

•	any holder of Existing Notes who is not entitled to participate in the exchange offer so requests in writing on or before the 60th day after the consummation of the exchange offer.

Each holder of Existing Notes that wishes to exchange Existing Notes for transferable Exchange Notes in the exchange offer will be required to make the following representations to us in writing:

•	that any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

•

that at the time of the commencement of the exchange offer it had no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes in violation of the Securities Act;

•

that it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate of ours, that it will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and

•

if such holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of the Exchange Notes.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that Exchange Notes issued under the exchange offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder of such Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such Exchange Notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such Exchange Notes.

Any holder who tenders Existing Notes in the exchange offer with the intention of participating in any manner in a distribution of the Exchange Notes:

•

cannot rely on the position of the staff of the SEC set forth in Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) or similar no-action letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Existing Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding these procedures for the transfer of Exchange Notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Existing Notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue a like principal amount of Exchange 10% Senior Notes in exchange for the principal amount of Existing 10% Senior Notes surrendered under the exchange offer, and a like principal amount of Exchange 11.75% Senior Subordinated PIK Notes in exchange for the principal amount of Existing 11.75% Senior Subordinated PIK Notes surrendered under the exchange offer.

The form and terms of the Exchange 10% Senior Notes will be substantially identical to the form and terms of the Existing 10% Senior Notes, and the form and terms of the Exchange 11.75% Senior Subordinated PIK Notes will be substantially identical to the form and terms of the Existing 11.75% Senior Subordinated PIK Notes, except the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreements to file, and cause to be effective, a registration statement or statements. The Exchange 10% Senior Notes will evidence the same debt as the Existing 10% Senior Notes, and the Exchange 11.75% Senior Subordinated PIK Notes will evidence the same debt as the Existing 11.75% Senior Subordinated PIK Notes. The Exchange 10% Senior Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Existing 10% Senior Notes, and the Exchange 11.75% Senior Subordinated PIK Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Existing 11.75% Senior Subordinated PIK Notes. Consequently, both series of 10% Senior Notes will be treated as a single class of debt securities under the indenture governing the 10% Senior Notes, and both series of 11.75% Senior Subordinated PIK Notes will be treated as a single class of debt securities under the indenture governing the 11.75% Senior Subordinated PIK Notes.

This exchange offer is not conditioned upon any minimum aggregate principal amount of Existing 10% Senior Notes or Existing 11.75% Senior Subordinated PIK Notes being tendered for exchange.

As of the date of this prospectus, $134,499,000 principal amount of Existing 10% Senior Notes are outstanding and $81,395,785 principal amount of Existing 11.75% Senior Subordinated PIK Notes are outstanding (which principal amount of Existing 11.75% Senior Subordinated PIK Notes includes $653,785 of interest that was paid in kind on February 1, 2010, thereby increasing the outstanding principal amount of Existing 11.75% Senior Subordinated PIK Notes). This prospectus and the letter of transmittal are being sent to all registered holders of Existing Notes. There will be no fixed record date for determining registered holders of Existing Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Existing Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the particular class of Existing Notes held by the holder.

We will be deemed to have accepted for exchange properly tendered Existing Notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to such holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to the Exchange Offer.”

Holders who tender Existing Notes in the exchange offer will not be required to pay brokerage commissions or fees, or, except for those described below, transfer taxes with respect to the exchange of Existing Notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

This exchange offer will expire at 5:00 p.m., New York City time on [            ], 2010, unless in our sole discretion, we extend it.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of Existing Notes of the extension no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any Existing Notes;

•

to amend the terms of the exchange offer, or to terminate the exchange offer and to refuse to accept Existing Notes not previously accepted, if any of the conditions set forth below under “—Certain Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such termination or amendment to the exchange agent; or

•	to extend the exchange offer by giving oral or written notice to the exchange agent.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of Existing Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Existing Notes of such amendment and will extend the exchange offer to the extent required by law, if necessary. Generally we must keep the exchange offer open for at least five business days after a material change. Pursuant to Rule 14e-1(b) under the Exchange Act, if we increase or decrease the percentage of Existing Notes being sought, we will extend the exchange offer for at least ten business days from the date that notice of such increase or decrease is first published, sent or given by us to holders of the Existing Notes. We currently do not intend to decrease the percentage of Existing Notes being sought.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any Exchange Notes for, any Existing Notes, and we may terminate the exchange offer as provided in this prospectus before accepting any Existing Notes for exchange if in our reasonable judgment:

•

the Exchange Notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of Existing Notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Existing Notes of any holder that prior to the expiration of the exchange offer has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution,” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any Existing Notes by giving oral or written notice of such extension to the registered holders of the Existing Notes in accordance with the notice procedures described in the following paragraph. During any such extensions, all Existing Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Existing Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Existing Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times except that all conditions to the exchange offer, other than those described in the first sentence of this section, must be satisfied or waived by us prior to the expiration of the exchange offer. If we fail to exercise any of the foregoing rights, that failure in itself will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times except that all conditions to the exchange offer, other than those described in the first sentence of this section, must be satisfied or waived by us prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any Existing Notes tendered, and will not issue Exchange Notes in exchange for any such Existing Notes, if any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part.

Procedures for Tendering

Only a holder of Existing Notes may tender such Existing Notes in the exchange offer. To tender in the exchange offer, a holder must:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive Existing Notes along with the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Existing Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Existing Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or Existing Notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Existing Notes, either:

•	make appropriate arrangements to register ownership of the Existing Notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of Existing Notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Existing Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Existing Notes, such Existing Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Existing Notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Existing Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Existing Notes that are the subject of such book-entry confirmation;

•

such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes. Our determination will be final and binding. We reserve the absolute right to reject any Existing Notes not properly tendered or any Existing Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Existing Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Existing Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In all cases, we will issue Exchange Notes for Existing Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	Existing Notes or a timely book-entry confirmation of such Existing Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of Existing Notes will represent that, among other things:

•	any Exchange Notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the Exchange Notes;

•

if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes; and

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act.

Book-Entry Transfer

The exchange agent will make a request to establish account(s) with respect to Existing Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus, and any participant in DTC’s system may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of Existing Notes who are unable to deliver confirmation of the book-entry tender of their Existing Notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their Existing Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their Existing Notes but whose Existing Notes are not immediately available or who cannot deliver their Existing Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution;

•

on or prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission with receipt confirmed by telephone and an original delivered by guaranteed overnight carrier, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

—	setting forth the name and address of the holder, the registered number(s) of such Existing Notes (if applicable) and the principal amount of Existing Notes tendered;

—	stating that the tender is being made thereby; and

—	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the Existing Notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered Existing Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of Existing Notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which notice may be by facsimile transmission or letter of withdrawal at one of the addresses set forth below under “—Exchange Agent,” or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the Existing Notes to be withdrawn;

•	identify the Existing Notes to be withdrawn, including the class and principal amount of such Existing Notes and the registered number(s) of such Existing Notes (if applicable); and

•	where certificates for Existing Notes have been transmitted, specify the name in which such Existing Notes were registered, if different from that of the withdrawing holder.

If certificates for Existing Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible institution.

If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any Existing Notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any Existing Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Existing Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Existing Notes will be credited to an account(s) maintained with DTC for the Existing Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Properly withdrawn Existing Notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Hand, Overnight Delivery,

Registered or Certified Mail:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7E

New York, New York 10286

By Facsimile Transmission

(for eligible institutions only):

(212) 298-1915

Corporate Trust Operations

Reorganization Unit

To Confirm by Telephone

or for Information Call:

(212) 815-5920

Corporate Trust Operations

Reorganization Unit

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will bear the expense of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person or otherwise by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Existing Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Existing Notes tendered;

•	tendered Existing Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of the Existing Notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who instruct us to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes under the exchange offer will remain subject to the restrictions on transfer of such Existing Notes:

•

as set forth in the legend printed on the Existing Notes as a consequence of the issuances of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum and consent solicitation statement distributed in connection with the offering of the Existing Notes.

In general, you may not offer or sell the Existing Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Existing Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Existing Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will capitalize certain expenses of the exchange offer as deferred financing costs and amortize those costs over the life of the Exchange Notes ratably based on the total principal amount of 10% Senior Notes and 11.75% Senior Subordinated PIK Notes outstanding.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Existing Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Existing Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Existing Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements we entered into in connection with the offering of the Existing Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Existing Notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness. We did not receive any cash proceeds from the issuances of the Existing Notes, which were issued in exchange for a portion of our 9% Notes and our 2012 Notes that were outstanding on the date of the issuances of the Existing Notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2009 on (1) a historical basis, and (2) a pro forma basis after giving effect to the completion of the exchange and tender offers on October 15, 2009. The completion of the exchange offer contemplated by this prospectus will not change the amount of debt outstanding or otherwise affect capitalization and is therefore not reflected in the table below. You should read this table in conjunction with “Selected Historical Financial Information” and “Use of Proceeds” included elsewhere in this prospectus as well as the historical consolidated financial statements and related notes included in this prospectus.

Quality Distribution, Inc. and Subsidiaries (unaudited, in thousands):

	As of September 30, 2009
	Historical	Pro Forma
Cash and cash equivalents	$2,831	$2,831

Debt:
Borrowings under ABL Facility	$75,000	$75,000
Senior Floating Rate Notes due 2012 (1)	135,000	501
10% Senior Notes due 2013 (1)	—	134,499
9% Senior Subordinated Notes due 2010	99,761	16,031
11.75% Senior Subordinated PIK Notes due 2013 (2)	—	80,742
Capital Lease obligations	18,925	18,925
Other	12,844	12,844

Total debt, including current maturities	341,530	338,542
Total shareholders’ (deficit)	(152,825)	(151,630)

Total capitalization	$188,705	$186,912

(1)	Excludes discount of $2.5 million related to the remaining unamortized original issue discount of the 2012 Notes.
(2)	Excludes discount of $6.7 million related to warrants issued with the 11.75% Senior Subordinated PIK Notes and amortized over the life of the Notes.

SELECTED HISTORICAL FINANCIAL INFORMATION

The summary historical consolidated financial information set forth below is qualified in its entirety by reference to, and should be read in conjunction with, our consolidated financial statements and notes thereto included elsewhere in this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results do not necessarily indicate results expected for any future period, and results for any interim period do not necessarily indicate results expected for a full fiscal year.

The consolidated statements of operations data set forth below for the years ended December 31, 2008, 2007 and 2006 and the historical balance sheet data as of December 31, 2008 and 2007 are derived from our audited financial statements included in this prospectus. The historical statements of operations data for the years ended December 31, 2005 and 2004 and the historical balance sheet data as of December 31, 2006, 2005 and 2004 are derived from our audited financial statements that are not included in this prospectus. The consolidated statements of operations data set forth below for the nine months ended September 30, 2009 and 2008 and the historical balance sheet data as of September 30, 2009 and 2008 are derived from our unaudited financial statements included in this prospectus.

	(UNAUDITED) NINE MONTHS ENDED SEPTEMBER 30		YEAR ENDED DECEMBER 31
	2009	2008	2008	2007	2006	2005	2004
	(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Statements of Operations Data (1)
Operating revenues	$462,323	$647,204	$815,290	$751,558	$730,159	$678,076	$622,015
Operating expenses:
Purchased transportation	273,269	376,378	466,823	471,531	493,686	471,238	420,565
Depreciation and amortization	15,694	15,435	21,002	17,544	16,353	17,278	23,266
Impairment charge (2)	148,630	—	—	—	—	—	—
Other operating expenses	154,072	230,255	294,487	238,630	171,842	149,741	162,936
Operating (loss) income	(129,342)	25,136	32,978	23,853	48,278	39,819	15,248
Interest expense, net	19,769	25,913	35,120	30,524	29,388	26,712	22,343
Write-off of debt issuance costs	—	—	283	2,031	—	1,110	—
Gain on extinguishment of debt	(675)	—	(16,532)	—	—	—	—
Other (income) expense	(284)	171	(2,945)	940	888	(222)	857
(Loss) income before taxes	(148,152)	(948)	17,052	(9,642)	18,002	12,219	(7,952)
Provision for (benefit from) income taxes	36,951	(98)	4,940	(2,079)	(38,168)	352	2,421
Net (loss) income	(185,103)	(850)	12,112	(7,563)	56,170	11,867	(10,373)
Preferred stock dividends	—	—	—	—	—	—	(145)
Net (loss) income attributable to common shareholders	$(185,103)	$(850)	$12,112	$(7,563)	$56,170	$11,867	$(10,518)
Net (loss) income per common share:
Basic	$(9.55)	$(0.04)	$0.63	$(0.39)	$2.97	$0.63	$(0.56)
Diluted	$(9.55)	$(0.04)	$0.62	$(0.39)	$2.87	$0.61	$(0.56)
Weighted average common shares outstanding:
Basic	19,373	19,377	19,379	19,336	18,920	18,934	18,910
Diluted	19,373	19,377	19,539	19,336	19,571	19,301	18,910

	(UNAUDITED) NINE MONTHS ENDED SEPTEMBER 30		YEAR ENDED DECEMBER 31
	2009	2008	2008	2007	2006	2005	2004
	(DOLLARS IN THOUSANDS, EXCEPT TERMINAL, TRAILER AND TRACTOR DATA)
Other Data (1)
Cash paid for interest	$15,867	$20,308	$30,690	$28,850	$27,034	$24,645	$19,293
Net cash provided by operating activities	29,213	10,665	19,593	14,052	28,236	9,039	15,945
Net cash used in investing activities	(630)	(10,448)	(8,524)	(63,399)	(10,591)	(16,063)	(8,081)
Net cash (used in) provided by financing activities	(32,574)	(13,529)	(13,485)	52,194	(12,474)	5,858	(6,070)
Number of terminals at end of period (3)	139	157	149	169	165	165	161
Number of trailers operated at end of period	7,204	7,562	7,245	7,506	7,769	7,461	7,377
Number of tractors operated at end of period	2,975	3,485	3,236	3,927	3,829	3,539	3,550
Ratio of earnings to fixed charges (4)	—	—	1.4x	—	1.5x	1.4x	—

Balance Sheet Data at Period End (1)
Working capital	$35,614	$74,191	$44,967	$67,093	$59,673	$43,079	$4,926
Total assets	293,567	546,064	502,103	493,976	417,873	377,053	373,952
Total indebtedness, including current maturities	339,010	404,586	362,586	349,271	279,122	289,116	276,550
Shareholders’ (deficit) equity	(152,825)	27,967	31,020	27,300	31,774	(27,462)	(39,446)

(1)	On December 17, 2007, we acquired 100% of the stock of Boasso America Corporation. The results of Boasso have been included in our results since the date of the acquisition. Refer to Note 4 to the Consolidated Financial Statements for the year ended December 31, 2008 included in this prospectus.
(2)	The impairment charge resulted from an impairment analysis of goodwill and intangible assets performed during the quarter ended June 30, 2009. Refer to Note 2 to the Consolidated Financial Statements for the nine months ended September 30, 2009 included in this prospectus.
(3)	Excludes transload facilities.
(4)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense including the amortization of deferred debt issuance costs. In 2007 and 2004 earnings were insufficient to cover fixed charges by approximately $9.6 million and $10.4 million, respectively. In the nine-month periods ended September 30, 2009 and 2008, earnings were insufficient to cover fixed charges by approximately $148.2 million and $0.9 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

QDI guarantees the 10% Senior Notes, the 11.75% Senior Subordinated PIK Notes, the 9% Notes and the 2012 Notes and borrowings under the ABL Facility and has no material assets or operations other than its ownership of all of our membership interests. As a result, the discussion below of the historical results of operations and liquidity of QDI is substantially the same as ours. The following discussion of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Cautionary Note Regarding Forward-Looking Statements” beginning on page [__] of this prospectus.

Overview

We operate the largest for-hire chemical bulk tank truck network in North America based on bulk service revenues. The bulk tank truck market in North America includes all products shipped by bulk tank truck carriers and consists primarily of liquid and dry bulk chemicals (including plastics) and bulk dry and liquid food-grade products. We primarily transport a broad range of chemical products and provide our customers with logistics and other value-added services. We are a core carrier for many of the Fortune 500 companies engaged in chemical processing including BASF, Dow, DuPont, ExxonMobil, Georgia-Pacific, Honeywell, Proctor & Gamble, Sunoco and Unilever, and we provide services to most of the top 100 chemical producers with U.S. operations.

Our revenue is principally a function of the volume of shipments by the bulk chemical industry, the number of miles driven per load, our market share, and the allocation of shipments between tank truck transportation and other modes of transportation such as rail. The volume of shipments of chemical products is, in turn, affected by many other industries and end use markets, including consumer and industrial products, paints and coatings, paper and packaging, agriculture and food products, and tends to vary with changing economic conditions. Economic conditions and differences among the laws and currencies of nations may impact the volume of shipments imported into the United States. Additionally, we provide leasing, logistics and transloading services.

Our bulk service network consists primarily of independently owned third-party affiliate terminals, company-operated terminals and independent owner-operator drivers. Affiliates are independent companies we contract with to operate trucking terminals exclusively on our behalf in defined markets. The affiliates provide the capital necessary to service their contracted business and are also responsible for most of the operating costs associated with servicing the contracted business. Owner-operators are generally individual drivers who own or lease their tractors and agree to drive exclusively for us and our affiliate partners. We believe the use of affiliates and independent owner-operators provides the following key competitive advantages to us in the marketplace:

•	Locally owned and operated affiliate terminals can provide superior, tailored customer service.

•

Affiliates and independent owner-operators are paid a fixed, contractual percentage of revenue for each load they transport creating a variable cost structure that mitigates against cyclical downturns.

•	Reliance on affiliates and independent owner-operators creates an asset-light business model that generally reduces our capital investment.

In the first quarter of 2009, we began consolidating certain company-operated terminals and transitioning other company-operated terminals to affiliates. These actions have progressed throughout 2009 and have resulted in a larger portion of our revenue being generated by affiliates. We believe these actions will reduce certain fixed costs, provide a more variable cost structure and position us with a financially flexible business platform.

We believe the most significant factors relevant to our future business growth are the ability to (i) obtain additional business from existing customers, (ii) add new customers and (iii) recruit and retain drivers. While many of our customers source some of their logistics needs with rail, we expect our customers to continue to outsource a greater proportion of their logistics needs to full service tank truck carriers. As a result of our leading market position, strong customer relationships and flexible business model, we believe we are well-positioned to benefit from customers seeking consolidation of their shipping relationships and those opting to outsource a greater portion of their logistics needs to third-party tank truck carriers.

Acquired in December 2007, our wholly owned subsidiary, Boasso, is the leading North America provider of ISO (International Organization for Standardization) tank container transportation and depot services with eight terminals located in the eastern half of the United States. The increase in global sourcing of bulk chemicals has shifted significant chemical manufacturing activity away from the United States, resulting in increased demand for ISO tank containers. As a result, ISO tank container services remain a critical component in the overall chemical supply chain.

On August 28, 2009, we commenced exchange and tender offers to exchange new notes and cash consideration for any and all of our 2012 Notes and our 9% Notes. These offers were completed on October 15, 2009. We received approximately $134.5 million of our 2012 Notes in exchange for Existing 10% Senior Notes. We received approximately $83.6 million of our 9% Notes for approximately $80.7 million aggregate principal amount of Existing 11.75% Senior Subordinated PIK Notes, issued approximately 1.75 million warrants and retired approximately $2.9 million of our 9% Notes. The warrants are exercisable to purchase shares of QDI’s common stock at an exercise price of $0.01 per share, during the period beginning on the six-month anniversary of the closing date and ending on November 1, 2013.

On October 10, 2009, we sold substantially all of the operating assets of our Quala Systems, Inc. (“QSI”) tank wash subsidiary for $13.0 million, of which $10.0 million was paid in cash and the remaining $3.0 million in a subordinated note. The subordinated note is a five year non-amortizing note which matures on December 31, 2014. The principal is payable in a lump sum at maturity. Interest is payable quarterly at 7% per annum commencing December 31, 2009. In connection with the sale, QSI entered into various agreements with the purchaser, which is not affiliated with us, including long-term leases of real estate used in the tank wash business and various operating agreements. The assets held-for-sale of $4.9 million includes $4.3 million of equipment, $0.4 million of inventory, and $0.2 million of intangibles. The QSI business that was sold generated approximately $21.0 million of revenue for the nine months ended September 30, 2009 from tank wash and related operations. We expect to record a pre-tax gain on the sale in the fourth quarter between $7.5 million and $8.0 million.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. We believe the following are the more critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual future experience may differ from these estimates.

Property and equipment—Property and equipment expenditures, including tractor and trailer rebuilds that extend the useful lives of such equipment, are capitalized and recorded at cost. For financial statement purposes, these assets are depreciated using the straight-line method over the estimated useful lives of the assets to an estimated salvage value.

The asset lives used are presented in the following table:

Average Lives (in years)
Buildings and improvements	10 - 25
Tractors and terminal equipment	5 - 7
Trailers	15 - 20
Furniture and fixtures	3 - 5
Other equipment	3 - 10

Tractor and trailer rebuilds, which are recurring in nature and extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally 3 to 10 years, based on the type and extent of these rebuilds. Maintenance and repairs are charged directly to expense as incurred. Management estimates the useful lives of these assets based on historical trends and the age of the assets when placed in service. Any changes in the actual lives could result in material changes in the net book value of these assets. Additionally, we estimate the salvage values of these assets based on historical sales or disposals, and any changes in the actual salvage values could also affect the net book value of these assets.

Furthermore, we evaluate the recoverability of our long-lived assets whenever adverse events or changes in the business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. This analysis requires us to make significant estimates and assumptions in projecting future cash flows, and changes in facts and circumstances could result in material changes in the amount of any write-offs for impairment.

Assets held-for-sale—We determined that there were a group of assets that we intended to sell related to our tank wash business. These assets had a net book value of $4.9 million as of September 30, 2009. We completed the sale of these assets on October 10, 2009.

Goodwill and Intangible Assets—We evaluate goodwill and indefinite-lived intangible assets for impairment at least annually during the second quarter with a measurement date of June 30, and more frequently if indicators of impairment arise, in accordance with FASB’s guidance on goodwill and other intangible assets. At June 30, 2009, we evaluated goodwill for impairment by determining the fair value for each reporting unit: our trucking segment and our container services segment. These reporting units contain goodwill and other identifiable intangible assets as a result of previous business acquisitions. As a result of our analysis, we concluded a total impairment charge to goodwill of $146.2 million was necessary at June 30, 2009, of which $144.3 million was related to our trucking segment, eliminating 100% of the carrying amount of goodwill, and $1.9 million was related to our container services segment. As of September 30, 2009, our goodwill assets were $27.3 million.

Goodwill

We evaluate at least quarterly whether indicators of impairment exist by reviewing our market capitalization. The result of our quarterly evaluation at September 30, 2009 demonstrated that no new or additional indicators of impairment existed. Under the FASB guidance, evaluating the potential impairment of goodwill is a two-step process that requires significant judgment at many points during the analysis. In the first step, we determine whether there is an indication of impairment by comparing the fair value of a reporting unit to its carrying amount, including goodwill. If, based on the first step, we determine that there is an indication of goodwill impairment, we assess the impairment in step two in accordance with the guidance.

In the first step, we determine the fair value for our reporting units using a combination of two valuation approaches: the market approach and the income approach. The market approach uses a guideline company methodology which is based upon a comparison of us to similar publicly-traded companies within our industry. We derive a market value of invested capital or business enterprise value for each comparable company by multiplying the price per share of common stock of the publicly traded companies by their total common shares outstanding and adding each company’s current level of debt. We calculate a business enterprise multiple based on revenue and earnings from each company and then apply those multiples to each reporting unit’s revenue and earnings to conclude a reporting unit business enterprise value. Assumptions regarding the selection of comparable companies are made based on, among other factors, capital structure, operating environment and industry. As the comparable companies were typically larger and more diversified than our reporting units, multiples were adjusted prior to application to our reporting units’ revenues and earnings to reflect differences in margins, long-term growth prospects and market capitalization.

The income approach uses a discounted debt-free cash flow analysis to measure fair value by estimating the present value of future economic benefits. To perform the discounted debt-free cash flow analysis, we develop a pro forma analysis of each reporting unit to estimate future available debt-free cash flow, discounting estimated debt-free cash flow by using an estimated industry weighted average cost of capital based on the same comparable companies used in the market approach. Per the FASB’s guidance, the weighted average cost of capital is based on inputs (e.g., capital structure, risk, etc.) from a market participant’s perspective and not necessarily from the reporting unit or QDI’s perspective. Future cash flow is projected based on assumptions for our economic growth, industry expansion, future operations and the discount rate, all of which require significant judgments by management.

After computing a separate business enterprise value under the income approach and market approach, we apply a weighting to them to derive the business enterprise value of the reporting unit. The income approach and market approach were both weighted 50% in the analysis performed at June 30, 2009. The weightings are evaluated each time a goodwill impairment assessment is performed and give consideration to the relative reliability of each approach at that time. Given that the business enterprise value derived from the market approach supported what was calculated in the income approach, we believed that both approaches should be equally weighted. Based on these weightings, we conclude a business enterprise value for each reporting unit. We then add debt-free liabilities of the reporting unit to the concluded business enterprise value to derive an implied fair value of the reporting unit. The implied fair value is compared to the reporting unit’s carrying value of total assets. Upon completion of the June 30, 2009 analysis in step one, we determined that the carrying amount of our trucking reporting unit exceeded its fair value and the carrying amount of our container services reporting unit was nearly breakeven with its fair value, requiring a step two analysis to be performed for both reporting units.

In step two of the goodwill impairment test, the amount of impairment loss is determined by comparing the implied fair value of each reporting unit’s goodwill with the carrying value of the reporting unit’s goodwill. This involves testing the definite-lived assets in accordance with FASB guidance on accounting for the impairment or disposal of long-lived assets, using undiscounted cash flows. Then a fair value allocation is performed for each reporting unit based on the business enterprise value obtained in step one. From that we determine the actual goodwill impairment for each reporting unit based on the goodwill residual amount. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss must be recognized in an amount equal to the excess. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill will be its new accounting basis. Upon completion of step two of the analysis as of June 30, 2009, an impairment charge was determined.

Intangible assets

In order to determine the implied fair value of our indefinite-lived intangible assets, we utilize the relief from royalty method, pursuant to which those assets are valued by reference to the amount of royalty income they would generate if licensed in an arm’s length transaction. Under the relief from royalty method, similar to the discounted cash flow method, estimated net revenues expected to be generated by the asset during its life are multiplied by a benchmark royalty rate and then discounted by the estimated weighted average cost of capital associated with the asset. The resulting capitalized royalty stream is an indication of the value of owning the asset. Based upon management’s review of the value of the indefinite-lived intangible assets in our container services segment during the June 30 analysis, we determined that the carrying value of the Boasso trade name exceeded its implied fair value by $2.4 million at June 30, 2009.

We evaluate at least quarterly whether indicators of impairment exist by reviewing our market capitalization. The result of our quarterly evaluation at September 30, 2009 demonstrated that no new or additional indicators of impairment existed. If there are changes to the methods used to allocate carrying values, if management’s estimates of future operating results change, if there are changes in the identified reporting units or if there are changes to other significant assumptions, the estimated carrying values for each reporting unit and the estimated fair value of our goodwill could change significantly and could result in future impairment charges which could materially impact our results of operations and financial condition.

Deferred Tax Asset—In accordance with FASB guidance, we use the liability method of accounting for income taxes. Significant management judgment is required in determining the provision for income taxes and, in particular, any valuation allowance that is recorded or released against our deferred tax assets.

We continue to evaluate quarterly the positive and negative evidence regarding the realization of net deferred tax assets. The carrying value of our net deferred tax assets is based on our belief that it is more likely than not that we will generate sufficient future taxable income to realize these deferred tax assets. A valuation allowance has been established for 100% of our net deferred tax asset as we no longer believe it meets the “more likely than not” criteria. Our judgments regarding future taxable income may change due to changes in market conditions, changes in tax laws or other factors. If any of the assumptions and related estimates change in the future, it may increase or decrease the valuation allowance and related income tax expense in the same period.

At December 31, 2008 we had an estimated $98.0 million in federal net operating loss carryforwards, $2.3 million in alternative minimum tax credit carryforwards and $2.9 million in foreign tax credit carryforwards. The net operating loss carryforwards will expire in the years 2018 through 2027, while the alternative minimum tax credits may be carried forward indefinitely and the foreign tax credits may be carried forward for 10 years.

Uncertain Income Tax Positions—In accordance with FASB guidance, we account for uncertainty in income taxes, using a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. We re-evaluate these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition and measurement would result in recognition of a tax benefit and/or an additional charge to the tax provision.

Environmental liabilities—We have reserved for potential environmental liabilities based on the best estimates of potential clean-up and remediation for known environmental sites. We employ a staff of environmental professionals to administer all phases of our environmental programs and use outside experts where needed. These professionals develop estimates of potential liabilities at these sites based on projected and known remediation costs. These cost projections are determined through previous experiences with other sites and through bids from third-party contractors. Management believes current reserves are reasonable based on current information.

Accident claims reserves—We currently maintain liability insurance for bodily injury and property damage claims, covering all employees, owner-operators and affiliates, and workers’ compensation insurance coverage on our employees and company drivers. This insurance includes deductibles of $2.0 million per incident for bodily injury and property damage and $1.0 million for workers’ compensation for periods after March 31, 2008. From September 15, 2002 to March 30, 2008, our insurance deductible was $5.0 million per incident for bodily injury and property damage. As such, we are subject to liability as a self-insurer to the extent of these deductibles under the policy. We are self-insured for damage to the equipment we own or lease, for cargo losses and for non-trucking pollution legal liability. As of September 30, 2009, we have $33.6 million in an outstanding letter of credit to our insurance administrator to guarantee the self-insurance portion of our liability. If we fail to meet certain terms of our agreement, the insurance administrator may draw down the letter of credit. In developing liability reserves, we rely on professional third party claims administrators, insurance company estimates and the judgment of our own safety department personnel, and independent professional actuaries and attorneys. The most significant assumptions used in the estimation process include determining the trends in loss costs, the expected consistency in the frequency and severity of claims incurred but not yet reported to prior-year claims, and expected costs to settle unpaid claims. Management believes reserves are reasonable given known information, but as each case develops, estimates may change to reflect the effect of new information.

Revenue recognition—Transportation revenues, including fuel surcharges and related costs, are recognized on the date the freight is delivered. Other service revenues, consisting primarily of lease revenues from affiliates, owner-operators and third parties, are recognized ratably over the lease period. Tank wash revenues are recognized when the wash is completed. Service revenues on insurance policies are recorded as a contractual percentage of premiums received ratably over the period that the insurance covers. We have recognized all revenues on a gross basis as the principal and primary obligor with risk of loss in relation to our responsibility for completion of services as contracted by our customers.

Allowance for uncollectible receivables—The allowance for all potentially uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by our management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. The receivables analyzed include trade receivables, as well as loans and advances made to owner-operators and affiliates. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional allowance could be required.

Stock compensation plans—Stock compensation is determined by the assumptions required under FASB guidance on share-based payment. The fair values of stock option grants are based upon the Black-Scholes option-pricing model and amortized as compensation expense on a straight-line basis over the vesting period of the grants. Restricted stock awards are issued and measured at market value on the date of grant, and related compensation expense is recognized on a straight-line basis over the vesting period of the grants. Stock-based compensation expense related to stock options and restricted stock was $0.4 million for the nine months ended September 30, 2009 and was $1.1 million for the nine months ended September 30, 2008. As of September 30, 2009, there was approximately $2.2 million of total unrecognized compensation cost related to the unvested portion of our stock-based awards. The recognition period for the remaining unrecognized stock-based compensation cost is approximately four years. For further discussion on stock-based compensation, see Note 17 of Notes to Consolidated Financial Statements for the year ended December 31, 2008 included elsewhere in this prospectus.

Pension plans—We maintain two noncontributory defined-benefit plans resulting from a prior acquisition that cover certain full-time salaried employees and certain other employees under a collective bargaining agreement. Both plans are frozen and, as such, no future benefits accrue. We record annual amounts relating to these plans based on calculations specified by GAAP, which include various actuarial assumptions such as discount rates (6.00% to 6.25%) and assumed rates of return (7.50% to 8.00%), depending on the pension plan. Material changes in pension costs may occur in the future due to changes in these assumptions. Future annual amounts could be impacted by changes in the discount rate, changes in the expected long-term rate of return, changes in the level of contributions to the plans and other factors.

The discount rate is based on a model portfolio of AA-rated bonds with a maturity matched to the estimated payouts of future pension benefits. The expected return on plan assets is based on our expectation of the long-term rates of return on each asset class based on the current asset mix of the funds, considering the historical returns earned on the types of assets in the funds, plus an assumption of future inflation. The current investment policy target asset allocation differs between our two plans, but it is between 50% to 67% for equities and 33% to 50% for bonds. The current inflation assumption is 3.00%. We review our actuarial assumptions on an annual basis and make modifications to the assumptions based on current rates and trends when appropriate. The effects of the modifications are amortized over future periods.

Assumed discount rates and expected return on plan assets have a significant effect on the amounts reported for the pension plans. At December 31, 2008, our projected benefit obligation (“PBO”) was $45.6 million. Our projected 2009 net periodic pension expense is $2.2 million. A 1.0% decrease in our assumed discount rate would increase our PBO to $50.3 million and increase our 2009 net periodic pension expense less than $0.1 million. A 1.0% increase in our assumed discount rate would decrease our PBO to $41.8 million and decrease our 2009 net periodic pension expense to $2.1 million. A 1.0% decrease in our assumed rate of return would not change our PBO but would increase our 2009 net periodic pension expense to $2.4 million. A 1.0% increase in our assumed rate of return would not change our PBO but would decrease our 2009 net periodic pension expense to $1.9 million.

Restructuring—We account for restructuring costs associated with one-time termination benefits, costs associated with lease and contract terminations and other related exit activities in accordance with the FASB guidance on accounting for costs associated with exit or disposal activities. We have made estimates of the costs to be incurred as part of our restructuring plan. During the quarter ended June 30, 2008, we committed to a plan of restructure resulting in the termination of non-driver positions and the consolidation or closure of underperforming company terminals. We continued our plan of restructure throughout 2008, which resulted in a restructuring charge of $5.3 million, of which the majority related to our trucking segment. The total restructuring charge for 2008 represents $2.0 million of severance costs, $0.6 million in contract termination costs and $2.7 million related to other exit costs. Our restructuring plan is continuing in 2009 and expected to conclude in 2010. During the nine months ended September 30, 2009, we recorded a charge of $2.1 million related to employee termination benefits and other related exit activities. As of September 30, 2009, approximately $0.4 million was accrued related to the restructuring charges, which are expected to be paid through 2010.

New Accounting Pronouncements

Refer to Note 1, “Summary of Significant Accounting Policies—New Accounting Pronouncements” and Fair Value Measurements in the Notes to Consolidated Financial Statements for the nine-month period ended September 30, 2009, and Note 2,

“Significant Accounting Policies—New Accounting Pronouncements” in the Notes to Consolidated Financial Statements for the year ended December 31, 2008, for discussions of recent accounting pronouncements and for additional discussion surrounding the adoption of accounting standards.

Results of Operations

The following table presents certain condensed consolidated financial information, as a percentage of revenue, for the three and nine months ended September 30, 2009 and 2008, and for the years ended December 31, 2008, 2007 and 2006:

	(Unaudited) Three months ended September 30,		(Unaudited) Nine months ended September 30,		Year ended December 31,
	2009	2008	2009	2008	2008	2007	2006
OPERATING REVENUE:
Transportation	74.0%	67.4%	74.3%	68.9%	69.4%	77.3%	79.1%
Other service revenue	16.4	11.9	17.4	12.2	12.8	10.1	9.1
Fuel surcharge	9.6	20.7	8.3	18.9	17.8	12.6	11.8

Total operating revenues	100.0	100.0	100.0	100.0	100.0	100.0	100.0

OPERATING EXPENSES:
Purchased transportation	62.9	58.1	59.1	58.2	57.3	62.7	67.6
Compensation	11.7	12.8	13.4	13.0	13.4	11.4	10.0
Fuel, supplies and maintenance	9.9	13.9	10.7	14.4	14.0	10.8	7.3
Depreciation and amortization	3.1	2.4	3.4	2.4	2.6	2.3	2.2
Selling and administrative	3.4	4.1	4.2	4.1	4.4	4.2	3.3
Insurance costs	1.9	1.4	2.4	1.8	1.8	3.2	1.8
Taxes and licenses	0.6	0.7	0.6	0.6	0.6	0.5	0.5
Communication and utilities	1.3	1.4	1.4	1.6	1.6	1.5	1.2
Loss (gain) on disposal of property and equipment	0.2	(0.4)	—	(0.4)	(0.4)	0.1	(0.7)
Impairment of goodwill and intangibles	—	—	32.1	—	—	—	—
Restructuring costs	0.2	0.8	0.5	0.6	0.7	—	—

Total operating expenses	95.2	95.2	127.8	96.3	96.0	96.7	93.2

Operating income (loss)	4.8	4.8	(27.8)	3.7	4.0	3.3	6.8

Interest expense, net	4.0	3.8	4.3	4.0	4.3	4.1	4.0
Write-off of debt issuance costs	—	—	—	—	—	0.3	—
Gain on extinguishment of debt	—	—	(0.1)	—	(2.0)	—	—
Other (income) expense	—	—	—	—	(0.4)	0.1	0.2

Income (loss) before income taxes	0.8	1.0	(32.0)	(0.3)	2.1	(1.2)	2.6
Provision for (benefit from) income taxes	—	0.2	8.0	—	0.6	(0.3)	(5.2)

Net income (loss)	0.8	0.8	(40.0)	(0.3)	1.5	(0.9)	7.8

The following table shows the approximate number of terminals, drivers, tractors and trailers that we managed (including affiliates and owner-operators) as of September 30, 2009 and 2008, and as of December 31, 2008, 2007 and 2006:

	(Unaudited) Nine months ended September 30,		Year ended December 31,
	2009	2008	2008	2007	2006
Terminals (1)	139	157	149	169	165
Drivers	2,735	3,244	3,053	3,486	3,396
Tractors	2,975	3,485	3,236	3,927	3,829
Trailers	7,204	7,562	7,245	7,506	7,769
Transportation billed miles (in thousands)	82,299	107,799	136,234	154,340	157,586

(1)	excludes transload facilities

Results of Operations for the Three and Nine Months Ended September 30, 2009 Compared to the Three and Nine Months Ended September 30, 2008

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

For the quarter ended September 30, 2009, total revenues were $162.8 million, a decrease of $51.9 million, or 24.2%, from revenues of $214.7 million for the same period in 2008. Transportation revenue decreased $24.3 million, or 16.8%, primarily due to a decrease in linehaul revenue due to continued weakness in the economy. We had a 16.3% decrease in the total number of miles driven and a 20.6% decrease in loads from the prior-year quarter.

Other service revenue increased $1.3 million, or 5.1%. This increase was primarily due to a $2.0 million of increased rental income from the conversion of certain company-operated terminals to affiliate terminals, offset by reductions in tank wash revenue of $0.9 million. Fuel surcharge revenue decreased $28.9 million, or 65.0%, due to the decrease in linehaul revenue and the reduction in fuel prices.

Purchased transportation decreased $22.4 million, or 18.0%, due primarily to the decrease in linehaul revenue, miles driven and loads. Total purchased transportation as a percentage of transportation revenue and fuel surcharge revenue increased to 75.3% for the current quarter versus 65.9% for the prior-year quarter due primarily to the conversion of certain company-operated terminals to affiliate terminals. Our affiliates generated 76.8% of our transportation revenue and fuel surcharge revenue for the three months ended September 30, 2009, compared to 50.8% for the comparable prior-year period. We pay our affiliates a greater percentage of transportation revenues generated by them than is paid to company owner-operators, so our purchased transportation costs will change as revenues generated by affiliates change as a percentage of total transportation revenue.

In 2009, we began consolidating certain company-operated terminals and transitioning other company-operated terminals to affiliates. We expect these actions to continue throughout 2009 and to result in a larger portion of our revenue being generated by affiliates. We believe these actions will reduce certain fixed costs and provide a more variable cost structure in our weakened economy.

Compensation expense decreased $8.5 million, or 30.8%, primarily due to $8.2 million of reduced expense from corporate headcount reductions, terminal consolidations, and conversions of company-operated terminals to affiliate terminals, offset by a $0.5 million increase in pension expense. In addition, we had a reduction in compensation expense of $0.8 million for our subsidiary, QSI, due to tank wash closures.

Fuel, supplies and maintenance decreased $13.9 million, or 46.3%, due to lower fuel costs of $8.5 million, lower repairs and maintenance expense of $4.5 million and lower equipment rent expense of $0.6 million due to the shift of revenue from company-operated terminals to affiliates. In addition, tank wash operations had a decrease of $0.3 million due to terminal closures and reduced demand.

Selling and administrative expenses decreased $3.1 million, or 35.7%, primarily due to a $1.1 million reduction in building rent expense and other expenses related to closed or converted terminals. In addition, we had a decrease of $1.8 million in professional fees and $0.3 million in travel-related costs.

Insurance costs decreased $0.1 million, or 3.8%, due primarily to a reduction in the number and severity of accidents that occurred during the three months ended September 30, 2009.

Communication and utilities expense decreased $1.1 million, or 36.3%, primarily due to reduced expense from terminal consolidations and conversions of company-operated terminals to affiliate terminals.

We incurred a loss on disposal of assets of $0.3 million for the quarter ended September 30, 2009, as compared to a gain of $0.9 million in the comparable prior-year period. The loss in 2009 resulted primarily from the disposal of equipment. In the prior year, the gain resulted primarily from the sale of equipment.

In the third quarter of 2009, we incurred additional restructuring costs of $0.3 million primarily due to the continuation of our restructuring plan which began during the second quarter of 2008. These costs consist of employee termination benefits and other related exit activities.

For the quarter ended September 30, 2009, we generated operating income of $7.9 million compared to operating income of $9.8 million for the same period in 2008 as a result of the above items.

Interest expense decreased $2.0 million, or 23.6%, in the quarter ended September 30, 2009 compared to the same period in 2008, primarily due to the decrease in interest rates on our revolving credit facility and 2012 Notes. In addition, the outstanding principal amount of our 9% Notes was lower due to our note repurchases during 2009 and 2008, and the outstanding balance on our revolving credit facility was lower.

The provision for income taxes was less than $0.1 million for the quarter ended September 30, 2009 compared to $0.7 million for the same period in 2008. The effective tax rates for the three months ended September 30, 2009 and 2008 were approximately 2.8% and 49.5%, respectively. This change in income taxes was primarily due to the recording of a deferred tax valuation allowance.

For the quarter ended September 30, 2009, our net income was $1.4 million, compared to net income of $0.7 million for the same period last year.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

For the nine months ended September 30, 2009, total revenues were $462.3 million, a decrease of $184.9 million, or 28.6%, from revenues of $647.2 million for the same period in 2008. Transportation revenue decreased $102.2 million, or 22.9%, primarily due to a decrease in linehaul revenue due to a general weakening of the economy. We had a 23.0% decrease in the total number of miles driven and a 25.4% decrease in loads from the prior-year nine months.

Other service revenue increased $1.3 million, or 1.7%. This increase was primarily due to a $1.3 million increase in container service revenues generated from expanded terminal operations and an increase of rental income from the conversion of certain company-operated terminals to affiliate terminals, offset by reductions in tank wash revenue. Fuel surcharge revenue decreased $84.0 million, or 68.5%, due to the decrease in linehaul revenue and the reduction in fuel prices

Purchased transportation decreased $103.1 million, or 27.4%, due primarily to the decrease in linehaul revenue, miles driven and loads. Total purchased transportation as a percentage of transportation revenue and fuel surcharge revenue increased to 71.5% for the current nine months versus 66.2% for the prior-year nine months due primarily to the conversion of certain company-operated terminals to affiliate terminals. Our affiliates generated 68.0% of our transportation revenue and fuel surcharge revenue for the nine months ended September 30, 2009 compared to 50.4% for the comparable prior-year period. We pay our affiliates a greater percentage of transportation revenues generated by them than is paid to company owner-operators, so our purchased transportation costs will change as revenues generated by affiliates change as a percentage of total transportation revenue.

In 2009, we began consolidating certain company-operated terminals and transitioning other company operated terminals to affiliates. We expect these actions to continue throughout 2009, and to result in a larger portion of our revenue being generated by affiliates. We believe these actions will reduce certain fixed costs and provide a more variable cost structure in our weakened economy.

Compensation expense decreased $21.7 million, or 26.0%, primarily due to $20.4 million of reduced expense from corporate headcount reductions, terminal consolidations, and conversions of company-operated terminals to affiliate terminals offset by a $1.6 million increase in pension expense. In addition, we had a reduction in compensation expense of $2.9 million for QSI due to tank wash closures.

Fuel, supplies and maintenance decreased $43.6 million, or 46.8%, due to lower fuel costs of $23.5 million, lower repairs and maintenance expense of $13.4 million, and lower equipment rent expense of $4.7 million due to the shift of revenue from company-operated terminals to affiliates. In addition, tank wash operations had a decrease of $2.0 million due to terminal closures and reduced demand.

Selling and administrative expenses decreased $6.9 million, or 26.0%, primarily due to a $3.8 million reduction in building rent expense and other expenses related to closed or converted terminals. In addition, we had a decrease of $2.4 million in professional fees and $1.1 million in travel-related costs offset by an increase in our bad debt reserve of $0.8 million.

Insurance costs decreased $0.6 million, or 4.8%, due primarily to a reduction in the number and severity of accidents that occurred during the nine months ended September 30, 2009.

Communication and utilities expense decreased $3.3 million, or 32.9%, primarily due to reduced expense from terminal consolidations and conversions of company-operated terminals to affiliate terminals.

We incurred a loss on disposal of assets of less than $0.1 million for the nine months ended September 30, 2009, as compared to a gain of $2.8 million in the comparable prior-year period. The loss in 2009 resulted primarily from the disposal of equipment. In the prior year, the gain resulted primarily from the sale of land not used in our business.

We recorded a non-cash impairment charge to goodwill and intangibles totaling $148.6 million as a result of our impairment analysis, which is performed at least annually every June 30 on both our trucking and container services segments. We recorded a charge of $144.3 million for the impairment of goodwill in our trucking segment. We also recorded a charge of $1.9 million for the impairment of goodwill in our container services segment and a charge of $2.4 million for the impairment of the trade name in our container services segment. Further information regarding our impairment analysis is included in Goodwill and Intangible Assets in our Critical Accounting Policies and Estimates.

In the nine months ended September 30, 2009, we incurred additional restructuring costs of $2.1 million primarily due to the continuation of our restructuring plan which began during the second quarter of 2008. These costs consist of employee termination benefits and other related exit activities.

For the nine months ended September 30, 2009, we incurred an operating loss of $129.3 million compared to operating income of $25.1 million for the same period in 2008 as a result of the above items.

Interest expense decreased $6.3 million, or 23.9%, in the nine months ended September 30, 2009 compared to the same period in 2008, primarily due to the decrease in interest rates on our revolving credit facility and 2012 Notes. In addition, the outstanding principal amount of our 9% Notes was lower due to our note repurchases during 2009 and 2008, and the outstanding balance on our revolving credit facility was lower.

Gain on debt extinguishment of $0.7 million resulted from the repurchase of $1.0 million of our 9% Notes.

The provision for income taxes was $37.0 million for the nine months ended September 30, 2009 compared to a benefit from income taxes of $0.1 million for the same period in 2008. The effective tax rates for the nine months ended September 30, 2009 and 2008 were approximately (24.9%) and 10.3%, respectively. This change in income taxes was due to the recording of a deferred tax valuation allowance.

For the nine months ended September 30, 2009, our net loss was $185.1 million, compared to a net loss of $0.9 million for the same period last year.

Segment Operating Results

We have two reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered:

•	Trucking, which consists of truckload transportation of bulk chemicals, and

•	Container Services, specifically ISO tank container transportation and depot services.

Segment revenues and operating income include the allocation of fuel surcharge to the trucking segment. The operating income reported in our segments excludes amounts reported in Other operating income, such as gains and losses on disposal of property and equipment, restructuring costs, impairment charge, corporate and other unallocated amounts. Corporate and unallocated amounts include depreciation and amortization and other gains and losses. Although these amounts are excluded from the business segment results, they are included in reported consolidated earnings. Included in Other revenues are revenues from our tank wash services and other value-added services. We have not provided specific asset information by segment, as it is not regularly provided to our chief operating decision maker for review.

Summarized segment operating results are as follows (in thousands):

	(Unaudited) Three months ended September 30,				Change
	2009	% of Total	2008	% of Total	$	%
Operating revenue:
Trucking	123,053	75.6%	174,222	81.1%	(51,169)	(29.4)%
Container Services	20,248	12.4%	22,660	10.6%	(2,412)	(10.6)%
Other revenue	19,504	12.0%	17,859	8.3%	1,645	9.2%
Total	162,805	100.0%	214,741	100.0%
Operating income:
Trucking	9,803	72.2%	12,165	77.0%	(2,362)	(19.4)%
Container Services	2,754	20.3%	3,125	19.8%	(371)	(11.9)%
Other operating income	1,013	7.5%	513	3.2%	500	97.5%
Total	13,570	100.0%	15,803	100.0%

	(Unaudited) Nine months ended September 30,				Change
	2009	% of Total	2008	% of Total	$	%
Operating revenue:
Trucking	347,671	75.2%	523,998	81.0%	(176,327)	(33.7)%
Container Services	58,027	12.6%	66,930	10.3%	(8,903)	(13.3)%
Other revenue	56,625	12.2%	56,276	8.7%	349	0.6%
Total	462,323	100.0%	647,204	100.0%
Operating income:
Trucking	25,492	68.7%	30,282	72.4%	(4,790)	(15.8)%
Container Services	8,044	21.7%	7,202	17.2%	842	11.7%
Other operating income	3,565	9.6%	4,330	10.4%	(765)	(17.7)%
Total	37,101	100.0%	41,814	100.0%

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

Operating revenue:

Trucking—revenues decreased $51.2 million, or 29.4%, for the quarter ended September 30, 2009 compared to the same period for 2008 due to a decrease of $26.8 million of fuel surcharge and a decrease of $24.4 million in linehaul revenue.

Container Services—revenues decreased $2.4 million, or 10.6%, for the quarter ended September 30, 2009 compared to the same period for 2008 due to a decrease of $2.1 million of fuel surcharge and a decrease of $0.3 million in linehaul revenue.

Other revenue—revenues increased $1.6 million, or 9.2%, for the quarter ended September 30, 2009 compared to the same period for 2008 due primarily to an increase in rental income partially offset by reduced tank wash revenue.

Operating income:

Trucking—operating income decreased $2.4 million, or 19.4%, for the quarter ended September 30, 2009 compared to the same period for 2008 due to a decrease in linehaul revenue offset by cost savings initiatives and conversion of company-operated terminals to affiliate terminals.

Container Services—operating income decreased $0.4 million, or 11.9%, for the quarter ended September 30, 2009 compared to the same period for 2008 due to reduced revenues.

Other operating income—operating income increased $0.5 million, or 97.5%, for the quarter ended September 30, 2009 compared to the same period for 2008 primarily due to increased rental income partially offset by reduced tank wash revenue.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Operating revenue:

Trucking—revenues decreased $176.3 million, or 33.7%, for the nine months ended September 30, 2009 compared to the same period for 2008 due to a decrease of $98.1 million in linehaul revenue and a decrease of $78.2 million of fuel surcharge.

Container Services—revenues decreased $8.9 million, or 13.3%, for the nine months ended September 30, 2009 compared to the same period for 2008 due to a decrease of $5.8 million in fuel surcharge and a decrease of $3.1 million of linehaul revenue.

Other revenue—revenues increased $0.3 million, or 0.6%, for the nine months ended September 30, 2009 compared to the same period for 2008 due primarily to an increase in rental income partially offset by a decrease in our tank wash revenue.

Operating income:

Trucking—operating income decreased $4.8 million, or 15.8%, for the nine months ended September 30, 2009 compared to the same period for 2008 due to a decrease in linehaul revenue offset by cost savings initiatives and conversion of company-operated terminals to affiliate terminals.

Container Services—operating income increased $0.8 million, or 11.7%, for the nine months ended September 30, 2009 compared to the same period for 2008 due to expanded terminal operations.

Other operating income—operating income decreased $0.8 million, or 17.7%, for the nine months ended September 30, 2009 compared to the same period for 2008, primarily due to reduced tank wash revenue.

Results of Operations for the Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007, and for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Total revenues for 2008 were $815.3 million, an increase of $63.7 million or 8.5%, compared to 2007 revenues. Transportation revenue decreased by $14.9 million or 2.6%, primarily due to a $43.0 million increase from the acquired Boasso operations offset by a $57.9 million decrease in our pre-existing business due to continuing softness in the housing and automotive industries and general weakening of our economy. We had an 11.5% decrease in the total number of miles driven as the average number of miles per load decreased over the prior year along with a 7.7% decrease in overall loads.

Other service revenue increased by $27.8 million, or 36.5%, compared to 2007. This increase was primarily due to a $30.4 million increase in revenue generated by the acquired Boasso operations.

Fuel surcharge revenue increased $50.8 million, or 53.6%, primarily due to an increase in fuel prices, and to the acquisition of Boasso, offset in part by a decrease in the total number of miles driven.

Purchased transportation decreased by $4.7 million, or 1.0%, due primarily to a reduction in our pre-existing business due to a weakened economy offset by $26.8 million of expense from the acquired Boasso operations. Total purchased transportation as a percentage of transportation revenue and fuel surcharge revenue decreased to 65.6% in 2008 versus 69.8% for the prior year due to the conversion of certain affiliate terminals to company-operated terminals. Our affiliates generated 50.7% of our transportation revenue and fuel surcharge revenue for 2008 compared to 56.7% for the prior year. We pay our affiliates a greater percentage of transportation revenues generated by them than is paid to Company owner-operators, so our purchased transportation costs will change as revenues generated by affiliates change as a percentage of total transportation revenue. During the 2008 and 2007 periods, we paid our affiliates approximately 85% of the transportation revenue and paid owner-operators approximately 65% of transportation revenue.

Compensation expense increased $23.3 million, or 27.1%, due primarily to $18.5 million of expense from the acquired Boasso operations. In addition, we had an increase of $6.1 million due to new or converted Company terminals added over the prior year and $0.9 million increase in healthcare costs partially offset by a reduction of approximately $2.3 million from wages and payroll taxes for positions eliminated in our plan of restructure.

Fuel, supplies and maintenance increased $33.0 million, or 40.6%, due primarily to $20.5 million of expense from the acquired Boasso operations, increased fuel costs of $11.7 million, increased equipment maintenance of $1.5 million and increased equipment lease costs of $0.6 million as we increase the capacity of our equipment.

Depreciation and amortization expense increased $3.5 million, or 19.7%, due primarily to increased depreciation and amortization from the acquired Boasso operations.

Selling and administrative expenses increased $4.5 million, or 14.5%, due primarily to $4.1 million of expense from the acquired Boasso operations. We also incurred an increase of $0.3 million in bad debt expense in 2008 due to credit adjustments in 2007 resulting from a reduction in days sales outstanding in 2007, and an increase of $0.4 million in professional fees offset by a decrease of $0.6 million of travel related costs.

Insurance claims expense decreased $8.9 million, or 37.2%, due primarily to a reduction in the number and severity of accidents that occurred during 2008 offset by an increase of $1.8 million for the acquired Boasso operations.

Gain on disposal of property and equipment was $3.1 million in 2008 as compared to a loss of $1.0 million in 2007. The gain in the current year period resulted from the sale of land not used in our business compared with a loss in the prior year resulting from the disposals of certain tank wash equipment.

In 2008, we incurred restructuring costs of $5.3 million primarily due to employee termination benefits and costs associated with lease and contract terminations and other related exit activities related to our restructuring plan. The majority of these costs were related to our trucking operations.

Operating income increased $9.1 million, or 38.3%, compared to 2007. The operating margin for 2008 was 4.0% compared to 3.3% for 2007 as a result of the above items.

Interest expense increased by $4.2 million, or 13.4%, in 2008 compared to 2007 primarily due to interest on our new $50 million of Senior Floating Rate Notes issued in December 2007. These notes, along with our entry into a new asset-based loan facility in December 2007, were issued primarily to fund the acquisition of Boasso, and to repay a portion of the term loan under our previous credit facility. In conjunction with these notes, we are incurring increased amortization of the original issue discount related to these notes. In addition, the amortization of deferred financing costs has increased due to the refinancing of our previous revolving facility in December 2007.

We wrote off debt issuance costs of $0.3 million related to the partial repurchase of our 9% Senior Subordinated Notes in 2008. In 2007, we wrote off $1.2 million of debt issuance costs due to the refinancing of our previous revolving credit facility and term loan with our new asset-based loan facility and recorded a charge of $0.8 million for bridge loan commitment fees related to the Boasso acquisition in 2007.

Gain on debt extinguishment of $16.5 million resulted from the repurchase of $24.2 million of our 9% Senior Subordinated Notes.

Other income of $2.9 million in 2008 resulted primarily from the settlement of an acquired pension liability of $3.4 million offset by $0.3 million in foreign currency conversion. Other expense in 2007 contained $1.6 million of costs related to an unconsummated acquisition and refinancing activities offset by $0.7 million in foreign currency conversions.

The provision for income taxes was $4.9 million in 2008 as compared to a benefit from income taxes of $2.1 million in 2007. The effective rate for 2008 was 29.0%, which is lower than our anticipated 39.0% effective rate in large part due to recording a $1.2 million reduction to tax expense related to a pension adjustment. The Company’s effective rate would have been higher if this pension adjustment had not been recorded. This pension adjustment was related to an income item related to the release of a pension obligation that would never be subject to income tax.

Net income was $12.1 million for 2008 compared with a net loss of $7.6 million for 2007 for the reasons outlined above.

Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Total revenues for 2007 were $751.6 million, an increase of $21.4 million or 2.9%, compared to 2006 revenues. Transportation revenue increased by $3.4 million or 0.6% compared to 2006. The increase in transportation revenue is primarily attributable to rate increases offset by a decrease in the number of loads.

Other service revenue increased by $9.6 million, or 14.4% in 2007 versus 2006. This was primarily due to a $2.8 million increase in rental revenue, a $2.8 million increase from tank wash revenue, and $2.3 million due to the acquisition of Boasso. Fuel surcharge revenue increased $8.4 million from 2006 as a result of higher average fuel prices. Approximately 85% of the fuel surcharge revenue is reflected in “Purchased transportation” and was paid to our affiliates and company owner-operators during 2007 while the remaining company costs offset by the fuel surcharge are reflected in “Fuel, supplies and maintenance.”

Operating expenses totaled $727.7 million in 2007, an increase of $45.8 million, or 6.7% from 2006. The increase in operating expenses was primarily attributable to a $28.0 million increase in fuel, supplies and maintenance, a $12.6 million increase in compensation, a $10.5 million increase in insurance claims, a $6.9 million increase in selling and administrative expenses and $0.6 million losses from the disposals of terminal assets and sales of tractors compared to $5.2 million net gains that resulted in 2006, partially offset by a decrease of $22.2 million in purchased transportation.

The decrease over the prior year in purchased transportation is primarily due in part to a shift of our transportation business from affiliates to company operations. We pay our affiliates approximately 85% of the transportation revenue while we pay company owner-operators approximately 65% of the transportation revenue. Since we pay our affiliates a greater percentage of revenues generated by them than is paid to company owner-operators, our purchased transportation costs will decrease more as revenues generated by affiliates decrease as a percentage of total transportation revenue. Our affiliates generated 56.7% of our transportation and fuel surcharge revenue in 2007 compared to 66.6% for the prior year. Total purchased transportation as a percentage of transportation revenue and fuel surcharge revenue decreased to 69.8% versus 74.4% for the prior year due to this shift in our revenue mix.

Compensation expense increased $12.6 million, or 17.2% primarily due to new or converted company terminals added over the prior year, and company-wide compensation increases. This increase was offset in part by a $1.4 million decrease in stock compensation expense due to stock units being fully recognized in 2006.

Fuel, supplies and maintenance increased $28.0 million, or 52.5% due primarily to fuel costs associated with the shift of revenue from affiliates to company owned terminals, increased lease costs as we fund the expansion of our tractor and trailer fleet through the use of operating leases, costs associated with the purchase of tires as we expand our fleet, increased maintenance as we increase the capacity of our equipment and increased costs to clean our trailers.

Depreciation and amortization expense increased $1.2 million, or 7.3%, due primarily to increased depreciation for assets acquired in affiliate conversions and amortization of intangible assets resulting from increased acquisition activity in 2007.

Selling and administrative expenses increased $7.2 million, or 30.2%. This increase is primarily attributable to a $1.4 million increase in bad debt expense due to credit adjustments as a result of a reduction in days sales outstanding in 2006, a $1.6 million increase in QCI and QSI expenses due to affiliate conversions and new tank wash terminals and an increase in travel costs as we add more company operations in addition to increased driver recruitment costs and increased building rental and maintenance costs associated with corporate and terminal buildings.

Insurance claims expense increased $10.6 million, or 79.5%, due primarily to the settlement of three large claims in the fourth quarter of 2007. During 2006, we recorded a $1.7 million reduction in claims on insurance policies retained by our insurance subsidiary, and $0.7 million of insurance reimbursement.

Loss on disposal of property and equipment was $1.0 million, in 2007 as compared to a gain of $4.9 million in 2006, primarily due to the disposal of terminal assets and the sale of tractors and trailers at a loss compared to the sale of several real properties that generated $4.5 million of gain with the remaining net gain generated from the sale of tractors and trailers in 2006.

Operating income decreased $24.1 million, or 49.9%, compared to 2006. The operating margin for 2007 was 3.3% compared to 6.8% for 2006 as a result of the above items.

Interest expense increased by $0.4 million, or 1.3%, in 2007 compared to 2006 primarily due to the increase in borrowings to acquire Boasso. Interest income decreased by $0.7 million due primarily to the realization in 2006 of interest income arising from the payment in stock of two subscription notes.

We wrote off debt issuance costs of $1.2 million due to the refinancing of our previous revolving credit facility and term loan with our new asset based loan facility and recorded a charge of $0.8 million for bridge loan commitment fees related to the Boasso acquisition in 2007. We had no such costs in 2006.

Other expense in 2007 contained $1.6 million of costs related to an unconsummated acquisition and refinancing activities offset by $0.7 million in foreign currency conversions. Other expense in 2006 contained $1.0 million of expenses related to the filing of a shelf registration statement and related expenses.

The benefit from income taxes was $2.1 million in 2007 as compared to a benefit from income taxes of $38.2 million in 2006. The effective rate for December 31, 2007 was 21.5%. This rate is lower than our anticipated 39.0% effective rate in large part due to recording a $1.6 million valuation allowance against our deferred tax asset for foreign tax credits. The Company’s effective rate would have been 38.4% if this valuation allowance had not been recorded. This change was primarily due to the release of approximately $45.8 million of our $46.7 million deferred tax valuation allowance in 2006. This release was due to improved operating results and the determination that it is more likely than not that expected future taxable income will be sufficient to utilize certain of our deferred tax assets.

Net loss was $7.6 million for 2007 compared with net income of $56.2 million for 2006 for the reasons outlined above.

Segment Operating Results

Prior to 2008, we reported our financial information as a single segment. Beginning January 1, 2008, we have two reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered:

•	Trucking, which consists of truckload transportation of bulk chemicals, and

•	Container Services, specifically ISO tank container transportation and depot services.

Due to the acquisition of Boasso in December 2007, we further enhanced our scope of services in the ISO tank container transportation and depot services market so that management now evaluates isolated revenues associated with these services and with trucking.

Segment revenues and operating income include the allocation of fuel surcharge to the trucking segment. The operating income reported in our segments excludes amounts reported in Other operating income, such as gains and losses on disposal of property and equipment, restructuring costs, corporate and other unallocated amounts. Corporate and unallocated amounts include depreciation and amortization and other gains and losses. Although these amounts are excluded from the business segment results, they are included in reported consolidated earnings. Included in Other revenues are revenues from our tank wash services and other value-added services.

Summarized segment operating results are as follows (in thousands):

	Year ended December 31,				Change
	2008	% of Total	2007	% of Total	$	%
Operating revenues:
Trucking	$653,618	80.2%	$666,199	88.6%	(12,581)	(1.9)%
Container Services	89,715	11.0	12,168	1.6	77,547	637.3%
Other revenue	71,957	8.8	73,191	9.8	(1,234)	(1.7)%
Total	$815,290	100.0%	$751,558	100.0%
Operating income:
Trucking	$41,291	73.5%	$37,421	88.3%	3,870	10.3%
Container Services	10,934	19.5	(93)	(0.2)	11,027	11,857.0%
Other operating income	3,988	7.0	5,028	11.9	(1,040)	(20.7)%
Total	$56,213	100.0%	$42,356	100.0%

	Year ended December 31,				Change
	2007	% of Total	2006	% of Total	$	%
Operating revenues:
Trucking	$666,199	88.6%	$663,866	90.9%	2,333	0.4%
Container Services	12,168	1.6	—	0.0	12,168	100.0%
Other revenue	73,191	9.8	66,293	9.1	6,898	10.4%
Total	$751,558	100.0%	$730,159	100.0%
Operating income:
Trucking	$37,421	88.3%	$52,432	87.8%	(15,011)	(28.6)%
Container Services	(93)	(0.2)	—	0.0	(93)	(100.0)%
Other operating income	5,028	11.9	7,306	12.2	(2,278)	(31.2)%
Total	$42,356	100.0%	$59,738	100.0%

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Operating revenue:

Trucking—revenues decreased $12.6 million, or 1.9%, for the year ended December 31, 2008 compared to 2007 due to fewer miles driven due to a weakened economy partially offset by an increase in fuel surcharge resulting from increased fuel prices in 2008.

Container Services—revenues increased $77.5 million, or more than 100.0%, for the year ended December 31, 2008 compared to 2007 due to the acquired Boasso operations.

Other revenue—revenues decreased $1.2 million, or 1.7%, for the year ended December 31, 2008 compared to 2007 due primarily to a decrease in our tank wash revenue.

Operating income:

Trucking—operating income increased $3.9 million, or 10.3%, for the year ended December 31, 2008 compared to 2007 primarily due to cost savings initiatives offset by fewer billed miles and the conversion of affiliates to company terminals which increased facility, leasing, and maintenance costs.

Container Services—operating income increased $11.0 million, or more than 100.0%, for the year ended December 31, 2008 compared to 2007 due to the acquired Boasso operations.

Other operating income—operating income decreased $1.0 million, or 20.7%, for the year ended December 31, 2008 compared to 2007, primarily due to reduced tank wash revenue.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Operating revenue:

Trucking—revenues increased $2.3 million, or 0.4%, for the year ended December 31, 2007 compared to 2006 primarily due to rate increases offset by a decrease in number of loads in 2007.

Container Services—revenues increased $12.2 million, or 100.0%, for the year ended December 31, 2007 compared to 2006 due to our entry into the container services business and to the acquired Boasso operations in December 2007.

Other revenue—revenues increased $6.9 million, or 10.4%, for the year ended December 31, 2007 compared to 2006 due primarily to an increase in our tank wash revenue.

Operating income:

Trucking—operating income decreased $15.0 million, or 28.6%, for the year ended December 31, 2007 compared to 2006 primarily due to a shift of our transportation business from affiliates to company operations.

Container Services—operating income decreased $0.1 million, or 100.0%, for the year ended December 31, 2007 compared to 2006 due to our entry into the container services business.

Other operating income—operating income decreased $2.3 million, or 31.2%, for the year ended December 31, 2007 compared to 2006, primarily due to higher operating expenses related to tank wash terminals in 2007.

Liquidity and Capital Resources

We believe that our liquidity, asset-light business model, and streamlined operations will enable us to weather a continued economic downturn. Although miles driven were lower in the nine-month period ending September 30, 2009 than in the prior-year period, we still generated positive cash flow from operations during the first nine months of 2009. We reduced the aggregate principal amount of our long-term debt and capital lease obligations (including current maturities) by $23.6 million during the nine months ended September 30, 2009. Additionally, at September 30, 2009, we had $52.1 million of borrowing availability under the ABL Facility.

The following summarizes our cash flows for the nine months ended September 30, 2009 and 2008 and for the years ended December 2008, 2007 and 2006, as reported in our Consolidated Statements of Cash Flows in the accompanying Consolidated Financial Statements (in thousands):

	(Unaudited) Nine months ended September 30,		Year ended December 31,
	2009	2008	2008	2007	2006
Net cash provided by operating activities	$29,213	$10,665	$19,593	$14,052	$28,236
Net cash used in investing activities	(630)	(10,448)	(8,524)	(63,399)	(10,591)
Net cash (used in) provided by financing activities	(32,574)	13,529	(13,485)	52,194	12,474
Effect of exchange rate changes on cash	35	(14)	(508)	23	34
Net (decrease) increase in cash and cash equivalents	(3,956)	13,732	(2,924)	2,870	5,205
Cash and cash equivalents at beginning of period	6,787	9,711	9,711	6,841	1,636
Cash and cash equivalents at end of period	$2,831	$23,443	$6,787	$9,711	$6,841

Historically, our primary source of liquidity has been cash flow from operations and borrowing availability under our ABL Facility. Our primary cash needs consist of working capital, capital expenditures and debt service including our ABL Facility, our 9% Notes and our 2012 Notes. We are focusing on: (i) stabilizing our top line, (ii) increasing our borrowing availability, (iii) simplifying our business, and (iv) improving our earnings. We incur capital expenditures for the purpose of purchasing tractors and trailers to meet our strategic needs during the year, and maintaining and improving our infrastructure. In addition, we may from time to time repurchase or redeem our outstanding securities.

During the first quarter of 2009 and fourth quarter of 2008, we repurchased $25.2 million in aggregate principal amount of the 9% Notes for an aggregate purchase price of $8.0 million. On October 15, 2009, we completed exchange and tender offers to exchange new notes and cash consideration for any and all of our 2012 Notes and our 9% Notes. Following the completion, $0.5 million in principal amount of our 2012 Notes and $16.0 million in principal amount of our 9% Notes remain outstanding. We may from time to time repurchase or redeem additional amounts of our outstanding securities. Any repurchases or redemptions would depend upon prevailing market conditions, our liquidity requirements, contractual restrictions and other factors we consider important. Future repurchases or redemptions may materially impact our liquidity, future tax liability and results of operations.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Net cash provided by operating activities was $29.2 million for the nine-month period ended September 30, 2009 compared to $10.7 million provided in the comparable 2008 period. The $18.5 million increase in cash provided by operating activities was due in part to the increased collections of outstanding accounts receivable and fewer loss and damage claims paid in the 2009 period.

Net cash used in investing activities totaled $0.6 million for the nine-month period ended September 30, 2009 compared to $10.4 million used in the comparable 2008 period. The $9.8 million change resulted from a decrease in capital expenditures, decrease in business assets purchased, and increase in proceeds from the sale of assets not used in our business in 2009.

Net cash used in financing activities was $32.6 million during the nine-month period ended September 30, 2009, compared to $13.5 million provided in the comparable 2008 period. The cash was primarily utilized to repay $12.0 million of borrowings under our ABL Facility, $13.5 million to pay down other debt and capital lease obligations, and repurchase $1.0 million in principal amount of our 9% Notes. In the 2008 period, we had increased borrowings of $20.9 million on our ABL Facility that were used to pay accrued loss and damage claims, to purchase equipment and to pay down debt and capital lease obligations.

Years Ended December 31, 2008, 2007 and 2006 Compared

We generated $19.6 million, $14.1 million and $28.2 million in net cash from operating activities in 2008, 2007 and 2006, respectively. The increase in net cash provided by operating activities in 2008 as compared to 2007 is primarily due to our net income for the year. We continue to experience softness in demand; however our continued restructuring and cost reduction efforts have enabled us to generate stronger operating cash. We are aligning our cost structure to allow for flat or declining revenues. The decrease in net cash provided by operating activities in 2007 as compared to 2006 was primarily due to our net loss for the year.

Net cash used in investing activities in 2008, 2007 and 2006 was $8.5 million, $63.4 million and $10.6 million, respectively. Capital expenditures totaled $14.8 million, $10.6 million and $14.9 million in 2008, 2007 and 2006, respectively. In 2008, we used net cash of $8.4 million to purchase new revenue equipment, two businesses and the assets of one affiliate. We used net cash of $52.4 million for the acquisition of Boasso and $6.8 million of cash to purchase two businesses and the business assets of six affiliates in 2007, issued note payables for $2.4 million and assumed $2.5 million in liabilities as part of the total consideration of these acquisitions. In 2006, we used $6.5 million of cash to purchase two businesses and the business assets of three affiliates, issued a note payable for $1.6 million and assumed $4.4 million in liabilities as part of the total consideration of these acquisitions.

Net cash (used in) provided by financing activities was $(13.5) million, $52.2 million and $(12.5) million in 2008, 2007 and 2006, respectively. In 2008, we used cash of $7.7 million to repurchase $24.2 million of our 9% Notes. We expect our interest expense to be reduced due to these repurchases. In addition, we generated cash from operations and sale of properties to pay down approximately $9.0 million of our debt obligations. We utilized a portion of our ABL Facility to finance the acquisition of Boasso in 2007. In 2006, we generated enough cash from operations and the sale of property to fully repay our revolver by year-end.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined under Item 303(a)(4) of Regulation S-K.

Contractual Obligations and Commitments

The following is a schedule of our long-term contractual commitments, including the current portion of our long-term indebtedness at September 30, 2009, over the periods we expected them to be paid at September 30, 2009 (in thousands):

	Total	Remainder of 2009	Years 2010 & 2011	Years 2012 & 2013	Year 2014 and after
Operating leases (1)	$52,957	$4,592	$27,875	$12,017	$8,473
Total indebtedness (2)	322,605	1,005	105,186	214,335	2,079
Capital leases	18,925	1,844	9,576	6,950	555
Interest on indebtedness (3)	41,204	5,115	30,283	5,511	295
Total	$435,691	$12,556	$172,920	$238,813	$11,402

(1)	These obligations represent the minimum rental commitments under all non-cancelable operating leases including the guaranteed residual values at the end of the leases.
(2)	Includes an unamortized original issue discount of $2.5 million.

(3)	Amounts presented for interest payments assume that all long-term debt obligations outstanding as of September 30, 2009 will remain outstanding until maturity, and interest rates on variable-rate debt in effect as of September 30, 2009 will remain in effect until maturity.

The completion of our exchange and tender offers on October 15, 2009, has changed our long-term indebtedness principal and interest payment expectations as follows:

	Total	Remainder of 2009	Years 2010 & 2011	Years 2012 & 2013	Year 2014 and after
Total indebtedness (1)	$329,097	$1,005	$21,456	$304,557	$2,079
Interest on indebtedness (2)	106,353	6,880	55,961	43,217	295

(1)	Includes an unamortized original issue discount of $9.2 million.
(2)	Amounts presented for interest payments assume that all long-term debt obligations outstanding as of October 15, 2009 will remain outstanding until maturity, and interest rates on variable-rate debt in effect as of October 15, 2009 will remain in effect until maturity.

Other Liabilities and Obligations

We have $11.3 million of environmental liabilities, $18.8 million of pension plan obligations and $20.2 million of other insurance claim obligations. We expect to pay these various obligations over the next 10 years. We also have $40.0 million in outstanding letters of credit. We are required to provide letters of credit to our insurance administrator to cover the payment of claims. The outstanding letter of credit as of September 30, 2009 for our insurance administrator totaled $33.6 million, a decrease of $6.5 million from the prior quarter. If we fail to meet certain terms of our agreement, the insurance administrator may draw down the letters of credit. As of September 30, 2009, our FIN 48 liability is $1.9 million and represents total gross unrecognized tax benefits that may be paid in future periods. In addition, we have accrued $1.1 million of interest and penalties that may be paid in future periods.

Long-term Debt

Long-term debt consisted of the following (in thousands):

	(Unaudited) September 30, 2009	December 31, 2008
Capital lease obligations	$18,925	$23,816
ABL Facility	75,000	87,000
Senior Floating Rate Notes due 2012	135,000	135,000
9% Senior Subordinated Notes due 2010	99,761	100,761
Boasso Note	—	2,500
Other Notes	12,844	16,855
Long-term debt, including current maturities	341,530	365,932
Discount on Senior Floating Rate Notes	(2,520)	(3,346)
	339,010	362,586
Less current maturities of long-term debt (including capital lease obligations)	(9,601)	(16,355)
Long-term debt, less current maturities	$329,409	$346,231

The completion of our exchange and tender offers on October 15, 2009, changed our outstanding notes as follows (in thousands):

(Unaudited) October 15, 2009
Senior Floating Rate Notes due 2012	$501
9% Senior Subordinated Notes due 2010	16,031
10% Senior Notes due 2013	134,499
11.75% Senior Subordinated PIK Notes due 2013	80,742

The ABL Facility

The ABL Facility, which was effective December 18, 2007, consists of a current asset-based revolving facility in an initial amount of $195.0 million (the “current asset tranche”) and a fixed asset-based revolving facility in an initial amount of $30.0 million (the “fixed asset tranche”), with the total commitments under the fixed asset tranche to be reduced, and the total commitments under the current asset tranche correspondingly increased, by $5.0 million on each at December 18, 2009 and 2010. Borrowings of revolving loans under the ABL Facility are allocated pro rata to the current asset tranche and the fixed asset tranche based on the then-current, current asset borrowing base and the then-current fixed asset borrowing base. The ABL Facility matures June 18, 2013. The maturity date of the ABL Facility may be accelerated if we default on our obligations under the ABL Facility. The maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity date of the 2012 Notes or the 9% Notes if the aggregate principal amount of the notes (or certain replacement indebtedness) maturing in the 91-day period exceeds $50.0 million.

The ABL Facility includes borrowing capacity of up to $150.0 million for letters of credit, which are allocated pro rata between the two tranches based on the then-current borrowing base for each tranche (or, to the current asset tranche, if the credit extensions under the fixed asset tranche are repaid and the commitments thereunder are terminated prior to the termination of the ABL Facility, and up to $10.0 million for swingline borrowings on same-day notice, which are allocated under the current asset tranche. The proceeds of the ABL Facility were used, together with the proceeds from an additional private offering of $50 million of 2012 Notes (described below under “Senior Floating Rate Notes due 2012”), to repay a portion of our previous credit facility and to finance a portion of the Boasso acquisition. The ABL Facility contains a fixed charge coverage ratio of 1.0 to 1.0 which only needs to be met if borrowing availability is less than $20 million. At September 30, 2009, we had $52.1 million of borrowing availability under the ABL Facility.

Borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, at our option, either a base rate or LIBOR. The applicable margin for borrowings under the current asset tranche at September 30, 2009 was 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The applicable margin for borrowings under the fixed asset tranche at September 30, 2009 was 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The applicable margin for such borrowings will be reduced or increased based on aggregate borrowing base availability under the ABL Facility over the life of the ABL Facility. The base rate for the ABL Facility is the higher of the prime rate and the federal funds overnight rate plus 0.50%. We are also required to pay a fee for unutilized commitments under the ABL Facility at a rate equal to 0.25% per annum. The ABL Facility is required to be prepaid only to the extent that the aggregate amount of outstanding borrowings, unreimbursed letters of credit drawings and undrawn letters of credit under the relevant tranche exceeds the lesser of the applicable commitments and the applicable borrowing base in effect at such time for such tranche. The borrowing base for the current asset tranche consists of eligible accounts receivable, eligible inventory and eligible truck and trailer fleet, and the borrowing base for the fixed asset tranche consists of eligible real property and certain eligible equipment. We may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. The interest rate on the ABL Facility at September 30, 2009 and 2008 was 2.3% and 5.3%, respectively.

All obligations under the ABL Facility are guaranteed by QDI and each of our wholly owned domestic restricted subsidiaries (other than our immaterial subsidiaries). Obligations under the current asset tranche and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first-priority lien on certain assets of QD LLC and the guarantors, including eligible accounts receivable, eligible inventory and eligible truck and trailer fleet (“current asset tranche priority collateral”), and a second-priority lien on all other assets of QD LLC and the guarantors, including eligible real property and certain eligible equipment (“fixed asset tranche priority collateral”). Obligations under the fixed asset tranche, and the guarantees of those obligations, are secured by a first-priority lien on fixed asset tranche priority collateral and a second-priority lien on current asset tranche priority collateral.

We incurred $6.9 million in debt issuance costs relating to the ABL Facility. We are amortizing these costs over the term of the ABL Facility.

Senior Floating Rate Notes due 2012

On January 28, 2005, we consummated the private offering of $85 million aggregate principal amount of 2012 Notes. On December 18, 2007, we consummated a private offering of a second tranche of $50 million aggregate principal amount of 2012 Notes. The 2012 Notes are guaranteed by QDI and our domestic subsidiaries. Interest under the 2012 Notes is payable quarterly on January 15, April 15, July 15, and October 15, and accrues at a floating rate per annum, reset quarterly, equal to LIBOR plus 4.5%. The net proceeds of the $85 million offering were used to repay approximately $70 million of a previous term loan and to make a distribution to QDI, which in turn used such proceeds to redeem all $7.5 million principal amount of other outstanding notes. The balance was used for general corporate purposes, including the repayment of $5.8 million of indebtedness under the revolving credit portion of our previous credit facility. The net proceeds of the $50 million offering were used to repay a portion of our previous credit facility and to finance a portion of the Boasso acquisition. The interest rate on the 2012 Notes at September 30, 2009 and 2008 was 5.0% and 7.3%, respectively.

We incurred $2.5 million in debt issuance costs relating to the offering of the $85 million tranche of the 2012 Notes and $2.3 million related to the offering of the $50 million tranche of the 2012 Notes. We are amortizing these costs over the term of the notes.

We may redeem the 2012 Notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ notice at the redemption price of 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

On August 28, 2009, we commenced an exchange offer to exchange Existing 10% Senior Notes for any and all of our 2012 Notes. This offer was completed on October 15, 2009. We received approximately $134.5 million of our 2012 Notes in exchange for Existing 10% Senior Notes. Upon the completion of the exchange offer, we amended the indenture governing the 2012 Notes to eliminate or waive substantially all of the restrictive covenants, to eliminate certain events of default, to modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the indentures governing the 2012 Notes. As of November 30, approximately $0.5 million total principal amount of the 2012 Notes remained outstanding.

9% Senior Subordinated Notes

On September 30, 2003, we consummated the private offering of $125 million aggregate principal amount of 9% Notes. The 9% Notes are unsecured obligations, due November 2010, guaranteed on a senior subordinated basis by QDI and all of our direct and indirect domestic subsidiaries. The guarantees are full, unconditional, joint and several obligations of the guarantors.

We incurred $5.5 million in debt issuance costs relating to the issuance of the 9% Notes. During 2009 and 2008, we wrote off approximately $0.3 million in debt issuance costs relating to the repurchase of the 9% Notes. We are amortizing the remaining costs over the remaining term of the 9% Notes.

We may redeem the 9% Notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ notice at the redemption price of 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Through August 28, 2009, we repurchased $25.2 million in principal amount of 9% Notes. The repurchase of these 9% Notes for approximately $8.0 million plus accrued interest of $0.2 million resulted in a pre-tax gain on extinguishment of debt of $0.7 million in the first quarter of 2009 and $16.5 million in the fourth quarter of 2008. On August 28, 2009, we commenced exchange and tender offers to exchange Existing 11.75% Senior Subordinated PIK Notes and cash consideration for any and all of our 9% Notes. These offers were completed on October 15, 2009. We received approximately $83.6 million of our 9% Notes in exchange for the issuance of approximately $80.7 million aggregate principal amount of the Existing 11.75% Senior Subordinated PIK Notes and approximately 1.75 million warrants as well as the payment of approximately $1.8 million in cash. The warrants are exercisable to purchase shares of QDI’s common stock at an exercise price of $0.01 per share, during the period beginning on the six-month anniversary of the closing date and ending on November 1, 2013. Upon the completion of the exchange and tender offers, we amended the indenture governing the 9% Notes to eliminate or waive substantially all of the restrictive covenants, to eliminate certain events of default, to modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the indentures governing the 9% Notes As of November 30, 2009, approximately $16.0 million total principal amount of the 9% Notes remained outstanding.

Boasso Note

Included in our aggregate purchase price for Boasso was a $2.5 million 7% promissory note with a maturity on December 18, 2008 for the benefit of a former Boasso shareholder. The shareholder had the right to demand payment on December 18, 2008, or convert the note into shares of QDI’s common stock following the first anniversary of the acquisition at the election of the holder at a price of $4.47 per share (the closing price of the shares reported on NASDAQ on the day before the acquisition). The holder of the note exercised his right to demand payment on December 18, 2008, and received payment of cash in full including unpaid interest in January 2009.

Collateral, Guarantees and Covenants

The ABL Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness (including the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes); pay dividends and distributions or repurchase our capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness, including the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes; change the business conducted by us and our subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The ABL Facility also contains certain customary affirmative covenants and events of default.

At September 30, 2009, QD LLC had the ability to incur additional indebtedness, subject to limitations described above and those imposed by the indentures governing the 2012 Notes and the 9% Notes. Under the indentures governing the 2012 Notes and the 9% Notes, in addition to specified permitted indebtedness, QD LLC was permitted to incur additional indebtedness so long as, on a pro forma basis, QD LLC’s consolidated fixed charge coverage ratio (the ratio of Consolidated EBITDA (as defined in the respective indentures for the QD LLC Notes) to consolidated fixed charges) was 2.00 to 1.0 or less.

We were in compliance with all covenants in our indebtedness at September 30, 2009.

Debt Retirement

The following is a schedule of our indebtedness at September 30, 2009 over the periods we were required to pay such indebtedness as of September 30, 2009 (in thousands):

	Remainder of 2009	2010	2011	2012	2013 and after	Total
Capital lease obligations	$1,844	$5,299	$4,277	$4,720	$2,785	$18,925
ABL Facility (1)	—	—	—	—	75,000	75,000
9% Senior Subordinated Notes, due 2010	—	99,761	—	—	—	99,761
Senior Floating Rate Notes, due 2012 (2)	—	—	—	135,000	—	135,000
Other Notes	1,005	3,114	2,311	2,104	4,310	12,844
Total	$2,849	$108,174	$6,588	$141,824	$82,095	$341,530

(1)	The maturity date of the ABL Facility may be accelerated if we default on our obligations under the ABL Facility. The maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity date of the 2012 Notes or the 9% Notes if the aggregate principal amount of the notes (or certain replacement indebtedness) maturing in the 91-day period exceeds $50.0 million.
(2)	Amounts include the remaining unamortized original issue discount of $2.5 million relating to the 2012 Notes.

The following is a schedule of our debt issuance costs at September 30, 2009 (in thousands):

	Issuance Costs	Accumulated Amortization	Balance
ABL Facility	$6,862	$(2,256)	$4,606
9% Senior Subordinated Notes, due 2010	5,213	(4,543)	670
Senior Floating Rate Notes, due 2012	4,796	(2,702)	2,094
Total	$16,871	$(9,501)	$7,370

Amortization expense of deferred issuance costs was $2.1 million and $2.2 million for the nine months ending September 30, 2009 and 2008, respectively. We are amortizing these costs over the term of the debt instruments.

The completion of our exchange and tender offers on October 15, 2009 changed our outstanding indebtedness over the periods we are required to pay such indebtedness as follows:

	Remainder of 2009	2010	2011	2012	2013 and after	Total
Capital lease obligations	$1,844	$5,299	$4,277	$4,720	$2,785	$18,925
ABL Facility	—	—	—	—	75,000	75,000
9% Senior Subordinated Notes due 2010	—	16,031	—	—	—	16,031
Senior Floating Rate Notes due 2012 (1)	—	—	—	501	—	501
10% Senior Notes due 2013 (2)	—	—	—	—	134,499	134,499
11.75% Senior Subordinated PIK Notes due 2013 (3)	—	—	—	—	90,222	90,222
Other Notes	1,005	3,114	2,311	2,104	4,310	12,844
Total	$2,849	$24,444	$6,588	$7,325	$306,816	$348,022

(1)	Amounts do not include the remaining unamortized original issue discount of $9.2 million.
(2)	Amounts do not reflect any principal amounts redeemed pursuant to the mandantory redemption feature in the notes.
(3)	Amounts include interest paid by increasing the principal amount pursuant to the terms of the notes.

Liquidity

We believe that, based on current operations and anticipated growth, our cash flow from operations, together with available sources of liquidity, including borrowings under the revolver, will be sufficient to fund anticipated capital expenditures, make required payments of principal and interest on our debt, including obligations under the ABL Facility, and satisfy other long-term contractual commitments for the next 12 months.

However, for periods extending beyond 12 months, if our operating cash flow and borrowings under the revolving portions of the ABL Facility are not sufficient to satisfy our capital expenditures, debt service and other long-term contractual commitments, we would be required to seek alternative financing. These alternatives would likely include the sale of a portion or all of our assets or operations, or the sale of additional debt or equity securities. If these alternatives were not available in a timely manner or on satisfactory terms, or were not permitted under our existing agreements, we might default on some or all of our obligations.

Other Issues

While uncertainties relating to environmental, labor and other regulatory matters exist within the trucking industry, management is not aware of any trends or events likely to have a material adverse effect on liquidity or the accompanying financial statements. Our credit rating is affected by many factors, including our financial results, operating cash flows and total indebtedness.

As a holding company with no significant assets other than ownership of 100% of QD LLC’s membership units, QDI also depends upon QD LLC’s cash flows to service our debt. QD LLC’s ability to make distributions to QDI is restricted by the covenants contained in the revolving portion of our ABL Facility and the indentures governing the 9% Notes and 2012 Notes. However, Apollo, as our controlling shareholder, may have an interest in pursuing reorganizations, restructurings or other transactions involving us that, in their judgment, could enhance their equity investment even though those transactions might involve increasing QD LLC’s leverage or impairing QD LLC’s creditworthiness in order to decrease QDI’s leverage. While the restrictions in the revolving portion of our ABL Facility cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the ABL Facility and the indentures may not afford the holders of our debt protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Subsequent Developments

As noted above, we completed on October 15, 2009 exchange and tender offers for our 2012 Notes and our 9% Notes. We received approximately $134.5 million of our 2012 Notes in exchange for 10% Senior Notes. We received approximately $83.6 million of our 9% Notes in exchange for the issuance of approximately $80.7 million aggregate principal amount of the 11.75% Senior Subordinated PIK Notes and approximately 1.75 million warrants as well as the payment of approximately $1.8 million in cash. The warrants are exercisable to purchase shares of QDI’s common stock at an exercise price of $0.01 per share, during the period beginning on the six-month anniversary of the closing date and ending on November 1, 2013. The 10% Senior Notes and 11.75% Senior Subordinated PIK Notes are our subsidiary issuers’ unsecured and unsubordinated obligations and are fully and unconditionally guaranteed on an unsecured and unsubordinated basis, jointly and severally, by QDI, our other subsidiary guarantors, and certain of our future U.S. restricted subsidiaries.

Interest is payable on the 10% Senior Notes at 10% per annum, semiannually, to holders of record at the close of business on May 15 and November 15 immediately preceding the interest payment dates on June 1 and December 1 of each year, commencing on June 1, 2010. We may redeem the 10% Senior Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the 10% Senior Notes redeemed, plus accrued and unpaid interest to the redemption date. Subject to certain conditions, we are required to redeem $6.0 million in principal amount of the 10% Senior Notes on each June 1 and December 1, commencing December 1, 2010. Additionally, beginning after 2011, subject to certain conditions, the 10% Senior Notes may be subject to mandatory redemption based on the amount of excess cash flow we generate.

Interest is payable on the 11.75% Senior Subordinated PIK Notes at 11.75% per annum, payable 9% in cash and 2.75% in the form of additional 11.75% Senior Subordinated PIK Notes, quarterly, to holders of record at the close of business on January 15, April 15, July 15 and October 15 immediately preceding the interest payment date on February 1, May 1, August 1 and November 1 of each year. In addition to cash interest paid on February 1, 2010, interest was paid in kind with respect to the 11.75% Senior Subordinated PIK Notes, thereby increasing the aggregate outstanding principal amount of the 11.75% Senior Subordinated PIK Notes by $653,785 in accordance with their terms. We may redeem the 11.75% Senior Subordinated PIK Notes, in whole or part, at any time prior to October 15, 2010, at a price equal to 100% of the principal amount of the 11.75% Senior Subordinated PIK Notes redeemed, plus accrued and unpaid interest to the redemption date and a “make-whole premium.” After October 15, 2010, we may redeem the 11.75% Senior Subordinated PIK Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date. At any time (which may be more than once) prior to October 15, 2010, we may redeem up to 35% of the principal amount of the 11.75% Senior Subordinated PIK Notes at a redemption price equal to 111.75% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the 11.75% Senior Subordinated PIK Notes issued on the closing date remains outstanding afterwards.

Upon the completion of the exchange and tender offers, we amended the 2012 Notes and the 9% Notes to eliminate or waive substantially all of the restrictive covenants, to eliminate certain events of default, to modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the indentures governing the 2012 Notes and the 9% Notes. The indentures governing the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes also contain covenants that limit our ability to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. In particular, under the indenture governing the 10% Senior Notes, in addition to specified permitted indebtedness, QD LLC may incur additional indebtedness so long as, on a pro forma basis, QD LLC’s consolidated fixed charge coverage ratio (the ratio of Consolidated EBITDA to Consolidated Fixed Charges (each as defined in the indenture for the 10% Senior Notes)) is greater than (i) 2.1 to 1.0 on or prior to June 18, 2010, and (ii) 2.2 to 1.0, after June 18, 2010. Under the indenture governing the 11.75% Senior Subordinated PIK Notes, in addition to specified permitted indebtedness, QD LLC may incur additional indebtedness so long as, on a pro forma basis, QD LLC’s consolidated fixed charge coverage ratio (the ratio of Consolidated EBITDA to Consolidated Fixed Charges (each as defined in the indenture for the 11.75% Senior Subordinated PIK Notes)) is greater than 2.0 to 1.0. The indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

We agreed pursuant to registration rights agreements to file a registration statement or statements within 120 days of October 15, 2009, and to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 180 days of October 15, 2009, relating to an offer to exchange the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes for debt securities which are substantially identical in all material respects to the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes, respectively. The registration statement was filed on December 18, 2009 and was declared effective by the SEC on [            ]. If we fail to consummate the exchange offer within 220 days from October 15, 2009, we will be required to pay additional interest.

BUSINESS

Overview

We operate the largest chemical bulk tank truck network in North America through our wholly owned subsidiary QCI and are a leading provider of ISO container and depot services through our wholly owned subsidiary Boasso.

The bulk tank truck market in North America includes all products shipped by bulk tank truck carriers and consists primarily of liquid and dry bulk chemicals (including plastics) and bulk dry and liquid food-grade products. We primarily transport a broad range of chemical products and provide our customers with logistics and other value-added services. We are a core carrier for many Fortune 500 companies engaged in chemical processing including BASF, Dow, DuPont, ExxonMobil, Georgia-Pacific, Honeywell, Proctor & Gamble, Sunoco and Unilever, and we provide services to most of the top 100 chemical producers with United States operations.

Our transportation revenue is a function of the volume of shipments by the bulk chemical industry, prices, the average number of miles driven per load, our market share and the allocation of shipments between tank truck transportation and other modes of transportation such as rail. The volume of shipments of chemical products is, in turn, affected by many other industries and end use markets, including consumer and industrial products, paints and coatings, paper and packaging, agriculture and food products, and tends to vary with changing economic conditions.

Due to the nature of our customers’ business, our revenues generally decline during winter months, namely the first and fourth fiscal quarters and over holidays. Highway transportation can be adversely affected depending upon the severity of the weather in various sections of the country during the winter months. Our operating expenses also are somewhat higher in the winter months, due primarily to decreased fuel efficiency, increased utility costs and increased maintenance costs of equipment in colder months.

Our wholly owned subsidiary, Boasso, is the leading North American provider of ISO (International Organization for Standardization) tank container transportation and depot services with nine terminals located in the eastern half of the United States. In addition to intermodal ISO tank transportation services, Boasso provides tank cleaning, heating, testing, maintenance and storage services to customers. Boasso provides local and over-the-road trucking primarily within the proximity of the port cities where its depots are located and also sells equipment that its customers use for portable alternative storage or office space.

Demand for ISO tank containers is impacted by the volume of imports and exports of chemicals through United States ports. Boasso’s revenues are accordingly impacted by this import/export volume in particular the number of shipments through ports at which Boasso has terminals and the volume of rail shipments from ports at which Boasso has terminals as well as by Boasso’s market share. Economic conditions and differences among the laws and currencies of nations may impact the volume of shipments as well.

Financial Reporting Segments

We have two reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered:

•	Trucking, which consists of truckload transportation of bulk chemicals, and

•	Container Services, specifically ISO tank container transportation and depot services.

Additional financial information about each of these segments is presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further information about each of our segments, and our business as a whole, is presented below.

Our History

We are a Delaware limited liability company formed on April 14, 2002. We are a holding company with no significant assets or operations other than the ownership of our operating subsidiaries, including QCI and Boasso. Our sole member is QDI. QDI is a holding company with no significant assets or operations other than the ownership of 100% of our membership interests. QD Capital, our wholly owned subsidiary, is a Delaware corporation, formed on May 1, 2003 and is a co-issuer of the Existing Notes and will be a co-issuer of the Exchange Notes. QD Capital has nominal assets and no operations.

We are the primary obligor under the Existing Notes, the ABL Facility and other outstanding notes, and will be the primary obligor under the Exchange Notes. QDI is a guarantor under the ABL Facility and the Existing Notes and will be a guarantor of the Exchange Notes.

QDI was formed in 1994 as a holding company known as MTL, Inc. In 1999, QDI changed its name from “MTL, Inc.” to “Quality Distribution, Inc.” On May 30, 2002, as part of a corporate reorganization, QDI transferred substantially all of its assets to us, consisting principally of the capital stock of QDI’s operating subsidiaries. On November 13, 2003, QDI consummated the initial public offering of its common stock. Boasso became our wholly owned subsidiary in December 2007, when we acquired all of its outstanding capital stock from a third party.

QDI is owned principally by Apollo. As of December 31, 2009, Apollo owned or controlled approximately 52.2% of QDI’s outstanding common stock, and approximately 47.1% of QDI’s common stock on a fully diluted basis.

Our Industry

Trucking

We estimate, based on industry sources, that the highly fragmented North American for-hire segment of the chemical bulk transport market generated revenues of approximately $6.5 billion in 2008. We specifically operate in the for-hire chemical and food grade bulk transport market (estimated at $4 billion in 2008) where we believe, based on published reports, we have achieved leading market share (estimated at 15% in 2008), based on revenues. Based on revenue, we operate the largest for-hire chemical bulk tank truck network comprising terminals, tractors and trailers in North America. We believe being a larger carrier facilitates customer service and lane density, and provides a better cost structure. As such, we are well-positioned to expand our business by increasing our market share.

The chemical bulk tank truck industry growth is generally dependent on (i) volume growth in the industrial chemical industry, (ii) the rate at which chemical companies outsource their transportation needs, (iii) the overall capacity of the rail system, and, in particular (iv) the extent to which chemical companies make use of the rail system for their bulk chemical transportation needs. As competitive pressures force chemical companies to reduce costs and focus on their core businesses, we believe that chemical companies will consolidate their shipping relationships and outsource a greater portion of their logistics needs to third-party tank truck carriers. We believe that large, national full-service carriers will benefit from any such consolidation of relationships and outsourcing of logistics needs and will be able to grow faster than the overall bulk tank truck industry. As a result of our leading market position, breadth of customer services, flexible business model and decentralized operating structure, we believe we are well positioned to benefit from current industry outsourcing trends.

We expect the complexities and operational challenges faced by chemical manufacturers to continue to grow as the chemical industry evolves. These complexities and challenges are driven by a variety of industry trends including customer demand for constantly lower prices, global import/export of bulk liquid products and the need to get product into the pipeline. In order to meet these challenges, we believe chemical producers will sell more through distribution as they look for ways to further reduce their costs by streamlining the supply chain. We believe supply chain efficiencies will be one of the necessary fundamentals for chemical manufacturers’ competitiveness.

We believe the most significant factors relevant to our future business growth are the ability to (i) obtain additional business from existing customers, (ii) add new customers and (iii) improve the utilization of our trailer fleet. While many of our customers source some of their logistics needs with rail, we expect our customers to continue to outsource a greater proportion of their logistics needs to full service tank truck carriers. As a result of our leading market position, strong customer relationships and flexible business model, we believe we are well-positioned to benefit from customers seeking consolidation of their shipping relationships and those opting to outsource a greater portion of their logistics needs to third-party tank truck carriers.

Container Services

We estimate that the North American ISO tank container transportation and depot services market generated revenues of approximately $250 million in 2008. The ISO tank container business generally provides services that facilitate the global movement of liquid and dry bulk chemicals, pharmaceuticals and food grade products.

The proliferation of global import/export of bulk liquid chemicals has driven the movement of basic manufacturing out of the United States and has resulted in an increase in chemical plant infrastructure to service these off-shore industries. Driven by this globalization, the ISO tank container market is a growing sector of the overall liquid bulk chemical transportation sector. If the chemical industry continues the recent trend towards the globalization of petro-chemical manufacturing capacity, greater quantities of chemicals will be imported into the United States. Further, chemical manufacturers have sought to efficiently transport their products by utilizing ISO tank containers. The resulting demand for distributors that can offer a broad range of services within the supply chain will drive future industry growth in this sector. We believe that Boasso will benefit from these trends because of its market leadership.

Competitive Barriers

Our industry is characterized by high barriers to entry such as (i) the time and cost required to develop the operational infrastructure necessary to handle sensitive chemical cargo, (ii) the financial and managerial resources required to recruit and train drivers, (iii) substantial industry regulatory requirements, and (iv) the significant capital investments required to build a fleet of equipment and establish a network of terminals. In addition, the industry continues to experience consolidation due to economic and competitive pressures, increasing operating costs for driver recruitment and insurance, and increasing capital investments for equipment and technology. As the cost and complexity of operating a bulk tank truck business and ISO tank container and depot services increase, we believe that large, well-established carriers like us will gain market share.

Customers

Our revenue base consists of customers located throughout North America, including many Fortune 500 companies such as Dow Chemical Company, Procter & Gamble, PPG Industries, and DuPont. In 2008, 2007, and 2006 our 10 largest customers accounted for 30.9%, 34.1%, and 29.8%, respectively of total revenues for our trucking segment.

Competition

The tank truck business is competitive and fragmented. We compete primarily with other tank truck carriers and dedicated private fleets in various states within the United States and Canada. Competition from for-hire carriers is comprised of fewer than ten large carriers, many with other businesses that do not compete with ours, and more than 200 smaller, primarily regional carriers. With respect to certain aspects of our business, we also compete with intermodal transportation and railroads. Intermodal transportation has increased in recent years.

Competition for the bulk tank truck services is based primarily on rates and service. We believe that we enjoy significant competitive advantages over other tank truck carriers because of our variable cost structure, overall fleet size and national terminal network.

Boasso competes primarily with other national, regional and local tank truck carriers and dedicated private fleets as well as local and regional dry container transporters. Competition in the ISO container services business depends on which competitors have facilities that are proximate to the ports serviced by Boasso. Among competitors for a port location, competition is based primarily on rates and service.

Competition from non-trucking modes of transportation and from intermodal transportation would likely increase if state or federal fuel taxes were to increase without a corresponding increase in taxes imposed upon other modes of transportation.

Our Competitive Strengths

Following are our strengths that we believe will allow us to successfully exploit the market opportunities described above.

Largest Tank Truck Network in a Fragmented Industry

We provide our customers with access to the largest tractor and tank trailer network in the North American bulk tank truck industry. In addition, our nationwide network consisting on November 30, 2009 of 99 trucking terminals and nine ISO depot services terminals covers all major North American chemical markets and enables us to serve customers with international, national and regional shipping requirements. Our size allows us, our affiliates and our owner-operators to benefit from economies of scale in the purchasing of supplies and services, including fuel, tires and insurance coverage. Our greater network density allows us to create efficiencies by increasing utilization through reduced “empty miles” with more opportunities to generate backhaul loads. Our size also enables us to invest in new technologies that increase our operating efficiency, improve customer service and lower our costs.

Asset Light Business Model

Our extensive use of affiliates and owner-operators results in a highly variable cost structure and significantly reduces our capital investment, thereby allowing us to increase our asset utilization. This model also contributes to the stability of our cash flow and margins and increases our return on capital. Affiliates are responsible for capital investments and most of the operating expenses related to the business they service. Typically, affiliates purchase or lease tractors for their business directly from the manufacturers and lease trailers from us. Owner-operators are independent contractors who supply one or more tractors and drivers for our own or our affiliates’ exclusive use. As with affiliates, owner-operators are responsible for most of the operating expenses related to the business they transport (excluding costs related to the acquisition and maintenance of trailers). With our extensive use of owner-operators and affiliates, we can reduce the high capital costs of purchasing and maintaining tractors.

Broad Menu of Complementary Services

Our ability to provide value-added services that enhance our core service differentiates us from smaller competitors and enables us to gain market share, particularly with large customers that seek to use a limited number of core carriers. Our ability to offer an additional complement of services to our customers corroborates our position as a leading national full-service provider in the industry. These services include storage and warehousing, vendor managed inventory, load tendering, liquid and dry bulk rail to truck transfer facilities, border crossing operations and managing private fleets.

Enhanced Productivity, Efficiency and Customer Service through Installed Technology

We are proactive in our utilization of technology aimed at improving our customer service and operating efficiency. In contrast to many of our smaller competitors, we have equipped our drivers with various mobile communications systems which enable us to monitor our tractors and communicate with our drivers in the field and enable customers to track the location and monitor the progress of their cargo through the Internet. We also have satellite tracking devices on our trailers to enable us to increase trailer utilization. Our website allows our customers to view bills and generate customized service reports. We have a centralized order entry, dispatch and billing program system, which enhances our control over our equipment and drivers. This technology is increasingly important when transporting sensitive cargo in today’s heightened security environment.

Our Operations Strategy

We have simplified our business model to focus on our core operations. During 2008 and 2009 we implemented substantial cost reduction initiatives and transitioned company-owned terminals and operations to our affiliates. Additionally, on October 10, 2009, we sold substantially all of the operating assets of our QSI tank wash subsidiary. As a result, we have generally exited the tank wash market and operate our chemical bulk tank truck network primarily through our affiliates.

We believe that our focus on core operations and our cost reductions will enable us to operate our business more efficiently and build a solid infrastructure to position us for growth once the economic environment improves. Our focus on our affiliate model, use of owner-operators, safety and training and asset utilization as described below has gained momentum and has positioned us to capitalize on the market opportunities that lie ahead.

Affiliate Trucking Operations

We continue to focus on a less capital intensive business model based on affiliates and owner-operators. In 2009, we consolidated certain company-operated terminals, and transitioned the majority of other company-operated terminals to affiliates. We expect these actions to result in a larger portion of our revenue being generated by affiliates. We believe these actions will reduce certain fixed costs and provide a more variable cost structure.

Each affiliate is a company not owned or controlled by us that has an exclusive contract with us to operate under the identity of QCI and receive a percentage of gross revenues from each shipment they transport. Affiliates are responsible for their own operating expenses including trailer maintenance and they own or lease their terminals. We reimburse affiliates for certain expenses billed back to customers, including fuel surcharges, tolls and scaling charges. Affiliates employ drivers and manage owner-operators, pay all tractor operating expenses, lease trailers from us and provide a national network capacity. We provide cash flow, back office and sales support, technology and regulatory oversight. Affiliate contracts generally contain restrictive covenants prohibiting them from competing directly with QCI for a period of one year following termination of the contract.

Owner-Operators

We and our affiliates extensively utilize owner-operators. Owner-operators are independent contractors who, through a contract with QCI, supply one or more tractors and drivers for QCI or affiliate use. Owner-operators’ contracts generally are terminable by either party upon short notice.

In exchange for the services rendered, owner-operators are normally paid a fixed percentage of the revenues generated for each load hauled or on a per mile rate. The percentage of revenues paid to owner-operators by us is lower than the percentage paid to affiliates. Owner-operators pay all tractor operating expenses such as fuel, physical damage insurance, tractor maintenance, fuel taxes and highway use taxes. However, we reimburse owner-operators for certain expenses passed through to our customers, such as fuel surcharges, tolls and scaling charges. We operate programs intended to benefit owner-operators by reducing their operating expenses such as tractors, fuel, tires, occupational accident insurance and physical damage insurance.

We compete with other motor carriers for the services of our drivers and owner-operators. Our overall size and our reputation for good relations have enabled us to attract qualified professional drivers and owner-operators.

Safety and Training

We have made safety a main focus of our organization. We implemented several comprehensive process improvement programs to further identify and implement opportunities for sustainable safety improvement. Tangible results of this focus have already manifested themselves in a substantial decrease in preventable events and claim frequency. We also redesigned our driver training program and updated our online training system to make safety awareness training portable and available to the drivers, dispatchers and terminal managers via the internet.

Trailer Utilization

We own more than 5,600 trailers, the majority of which we lease to affiliates. Trailer leasing is a key component of our business model. Affiliates are contractually precluded from leasing or purchasing trailers from sources other than us. We are also focused on increased utilization of our idle trailer capacity. We have partnered with a third-party trailer leasing company to identify opportunities to place our trailers in service and better realize their revenue potential.

Employees and Owner-Operators

At November 30, 2009, we utilized 2,681 drivers. Of this total, 1,540 were owner-operators, 908 were affiliate drivers, and 233 were company employee drivers.

Company Personnel

At November 30, 2009, we employed 925 personnel, approximately 45% fewer than at December 31, 2008.

We provide our employees with health, dental, vision, life, and other insurance coverage subject to certain premium sharing and deductible provisions.

Union Labor

At November 30, 2009, we had 142 employees (72 drivers) in trucking, maintenance or tank wash facilities and approximately 17 drivers at three affiliate terminals who were members of the International Brotherhood of Teamsters.

Tractors and Trailers

As of September 30, 2009, we managed a fleet of approximately 2,975 tractors and 7,204 tank trailers. The majority of our tanks are single compartment, chemical-hauling trailers. The balance of the fleet is made up of multi-compartment trailers, dry bulk trailers, and special use equipment. The chemical transport units typically have a capacity between 5,000 and 7,800 gallons and are designed to meet DOT specifications for transporting hazardous materials. Each trailer is designed for a useful service life of 15 to 20 years, though this can be extended through upgrades and modifications. Each tractor is designed for a useful life of five to seven years, though this can be extended through upgrades and modifications. We acquire new tractors for an initial utilization period of seven years.

Many of our terminals and our affiliate terminals perform preventative maintenance and receive computer-generated reports that indicate when inspection and servicing of units are required. Our maintenance facilities are registered with the DOT and are qualified to perform trailer inspections and repairs for our fleet and for equipment owned by third parties. We also rely on unaffiliated repair shops for many major repairs

The following tables show the approximate number and age of trailers and tractors we managed as of September 30, 2009:

TRAILERS (1)	LESS THAN 3 YEARS	3~5 YEARS	6~10 YEARS	11~15 YEARS	16~20 YEARS	GREATER THAN 20 YEARS	TOTAL
Company	469	265	571	2,097	965	1,313	5,680
Affiliate	83	136	184	348	138	360	1,249
Owner-Operator	—	—	—	3	1	1	5
Shipper Owned	12	142	31	21	18	46	270
Total	564	543	786	2,46922	1,122	1,720	7,204

TRACTORS (1)	LESS THAN 3 YEARS	3~5 YEARS	6~10 YEARS	GREATER THAN 10 YEARS	AGE CATEGORY
Company	292	201	232	23	748
Affiliate	242	365	232	58	897
Owner-Operator	123	231	607	369	1,330
Total	657	797	1,071	450	2,975

(1)	Age based upon original date of manufacture; tractor/trailer may be substantially refurbished or re-manufactured.

Risk Management, Insurance and Safety

The primary insurable risks associated with our business are motor vehicle related bodily injury and property damage, workers’ compensation and cargo loss and damage (which includes spills and chemical releases). We maintain insurance against these risks and are subject to liability as a self-insurer to the extent of the deductible under each policy. We currently maintain liability insurance for bodily injury and property damage with an aggregate limit on the coverage in the amount of $40.0 million, with a $2.0 million per incident deductible.

QDI currently maintains a $1.0 million per incident deductible for workers’ compensation insurance coverage. We are insured over our deductible up to the statutory requirement by state and we are self-insured for damage or loss to the equipment we own or lease and for cargo losses.

We employ personnel to perform compliance checks and conduct safety tests throughout our operations. A number of safety programs are conducted that are designed to promote compliance with rules and regulations and to reduce accidents and cargo claims. These programs include training programs, driver recognition programs, safety awards, driver safety meetings, distribution of safety bulletins to drivers and participation in national safety associations.

Environmental Matters

It is our policy to comply with all applicable environmental, safety, and health laws. Our activities involve the handling, transportation and storage of bulk chemicals, both liquid and dry, many of which are classified as hazardous materials or hazardous substances. Our terminal operations engage in the generation, storage, discharge and disposal of wastewater that may contain hazardous substances, the inventory and use of cleaning materials that may contain hazardous substances and the control and discharge of storm-water from industrial sites. In addition, we may store diesel fuel, materials containing oil and other hazardous products at our terminals. As such, we and others who operate in our industry are subject to environmental, health and safety laws and regulation by U.S. federal, state and local agencies as well as foreign governmental authorities. Environmental laws and regulations are complex, and address emissions to the air, discharge onto land or water, and the generation, handling, storage, transportation, treatment and disposal of waste materials. These laws change frequently and generally require us to obtain and maintain various licenses and permits. Environmental laws have tended to become more stringent over time, and most provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. Under certain of these laws, we could also be subject to allegations of liability for the activities of our affiliates or owner-operators.

We are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other releases of such substances. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and on the road, and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, predict with certainty the extent of future liabilities and costs under environmental, health, and safety laws, or assure that such liabilities will not result in a material adverse effect on our business, financial condition, operating results or cash flow. We have established reserves for remediation expenses at known contamination sites when it is probable that such efforts will be required of us and the related expenses can be reasonably estimated.

We have also incurred in the past, and expect to incur in the future, capital and other expenditures related to environmental compliance for current and planned operations. Such expenditures are generally included in our overall capital and operating budgets and are not accounted for separately. However, we do not anticipate that compliance with existing environmental laws in conducting current and planned operations will have a material adverse effect on our capital expenditures, earnings or competitive position.
Reserves

Our policy is to accrue remediation expenses when it is probable that such efforts will be required and the related expenses can be reasonably estimated. Estimates of costs for future environmental compliance and remediation may be adversely affected by such factors as changes in environmental laws and regulatory requirements, the availability and application of technology, the identification of currently unknown potential remediation sites and the allocation of costs among the potentially responsible parties under the applicable statutes. The recorded liabilities are adjusted periodically as remediation efforts progress or as additional technical or legal information becomes available. As of September 30, 2009 and December 31, 2008, we had reserves in the amount of $11.3 million and $10.9 million, respectively, for all environmental matters discussed below.

The balances presented include both long term and current environmental reserves. We expect these environmental obligations to be paid over the next five years. Additions to the environmental liability reserves are classified on the Consolidated Statements of Operations within the “Selling and administrative” category.

Property Contamination Liabilities

We have been named as (or are alleged to be) a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) and similar state laws at approximately 24 sites. At two of the 24 sites, we will be participating in the initial studies to determine site remediation objectives. Since our overall liability cannot be estimated at this time, we have set reserves for only the initial remedial investigation phase. At 18 of the 24 sites, we are one of many parties with alleged liability and are negotiating with Federal, State or private parties on the scope of our obligations, if any. At four of the 18 sites, we have explicitly denied any liability and since there has been no subsequent demand for payment we have not established a reserve for these matters. We have estimated future expenditures for these off-site multi-party environmental matters to be in the range of $2.5 million to $3.8 million.

At six sites, we are the only responsible party and are in the process of conducting investigations and/or remediation projects. Four of these projects relate to operations conducted by Chemical Leaman Corporation (“CLC”) and its subsidiaries prior to our acquisition of and merger with CLC in 1998. These four sites are: (1) Bridgeport, New Jersey; (2) William Dick, Pennsylvania; (3) Tonawanda, New York; and (4) Scary Creek, West Virginia. The remaining two investigations and potential remediation were triggered by the New Jersey Industrial Site Remediation Act (“ISRA”), which requires such investigations and remediation following the sale of industrial facilities. Each of these sites is discussed in more detail below. We have estimated future expenditures for these four properties to be in the range of $8.8 million to $16.7 million.

Bridgeport, New Jersey

QDI is required under the terms of two federal consent decrees to perform remediation at this operating truck terminal and tank wash site. CLC entered into consent orders with the U.S. Environmental Protection Agency (“USEPA”) in May 1991 for the treatment of groundwater and in October 1998 for the removal of contamination in the wetlands. In addition, we were required to assess the removal of contaminated soils.

The groundwater treatment remedy negotiated with USEPA calls for a treatment facility for in place treatment of groundwater contamination and a local discharge. Treatment facility construction was completed in early 2007. Plant start-up procedures issues are on-going. Wetlands contamination has been remediated with localized restoration completed. Monitoring of the restored wetlands is continuing. In regard to contaminated soils, USEPA has recently finalized a feasibility study and issued a record of decision for the limited areas that show contamination and warrant additional investigation or work. We have estimated expenditures to be in the range of $5.6 million to $8.5 million.

William Dick, Pennsylvania

CLC entered into a consent order with the Pennsylvania DEP and USEPA in October 1995 obligating it to provide a replacement water supply to area residents, treat contaminated groundwater, and perform remediation of contaminated soils at this former wastewater disposal site. The replacement water supply is complete. We completed construction of a treatment facility with local discharge for groundwater treatment in the fourth quarter of 2007. Plant start-up issues are on-going. The agencies have approved a contaminated soils remedy, which requires both thermal treatment of contaminated soils and treatment of residuals via soil vapor extraction. The remedy expanded to include off-site shipment of contaminated soils. Soil treatment was completed in September 2007. Site sampling has been conducted and the results indicate that the soil clean-up objectives have not been fully achieved. Negotiations are on-going with USEPA over further remedial actions that may be needed at the site. We have estimated expenditures to be in the range of $1.0 million to $3.4 million.

Other Properties

Scary Creek, West Virginia: CLC received a clean up notice from the State environmental authority in August 1994. The State and we have agreed that remediation can be conducted under the State’s voluntary clean-up program (instead of the state superfund enforcement program). We are currently completing the originally planned remedial investigation and the additional site investigation work.

Tonawanda, New York: CLC entered into a consent order with the New York Department of Environmental Conservation on June 22, 1999 obligating it to perform soil and groundwater remediation at this former truck terminal and tank wash site. We have completed a remedial investigation and a feasibility study. The state issued a record of decision in May 2006. The site is currently in Remedial Design phase.

ISRA New Jersey Facilities: We are obliged to conduct investigations and remediation at two current or former New Jersey tank wash and terminal sites pursuant to the state’s Industrial Sites Remediation Act, which requires such remediation following the sale of facilities after 1983. These sites are in the process of remedial investigation with projections set in contemplation of limited soil remediation expense for contaminated areas. The former owner of a third site has agreed to take responsibility for it so we are not currently taking action under ISRA for the site.

We have estimated future expenditures for Scary Creek, Tonawanda and ISRA to be in the range of $2.2 million to $4.8 million.

Other Legal Matters

We are from time to time involved in routine litigation incidental to the conduct of our business. We believe that no such routine litigation currently pending against us, if adversely determined, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Motor Carrier Regulation

As a motor carrier, we are subject to regulation by the Federal Motor Carrier Safety Administration (“FMCSA”), and the Surface Transportation Board (“STB”) both of which are units of the Department of Transportation (“DOT”). The FMCSA enforces comprehensive trucking safety regulations and performs certain functions relating to such matters as motor carrier registration, cargo and liability insurance, extension of credit to motor carrier customers, and leasing of equipment by motor carriers from owner-operators. The STB has authority to resolve certain types of pricing disputes and authorize certain types of intercarrier agreements. There are additional regulations specifically relating to the tank truck industry, including testing and specifications of equipment and product handling requirements. We may transport most types of freight to and from any point in the United States over any route selected by us. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes may include increasingly stringent environmental regulations, increasing control over the transportation of hazardous materials, changes in the hours-of-service regulations which govern the amount of time a driver may drive in any specific period of time, mandatory onboard black box recorder devices or limits on vehicle weight and size.

Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. To a large degree, intrastate motor carrier operations are subject to safety and hazardous material transportation regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. DOT regulations mandate drug and alcohol testing of drivers and other safety personnel.

Title VI of The Federal Aviation Administration Authorization Act of 1994, generally prohibits individual states, political subdivisions thereof and combinations of states from regulating price, entry, routes or service levels of most motor carriers. However, the states retained the right to continue to require certification of carriers, based upon two primary fitness criteria—safety and insurance—and retained certain other limited regulatory rights. Prior to January 1, 1995, we held intra-state authority in several states. Since that date, we have either been “grandfathered” or have obtained the necessary certification to continue to operate in those states. In states in which we were not previously authorized to operate intra-state, we have obtained certificates or permits allowing us to operate.

We are subject to compliance with cargo security and transportation regulations issued by the Transportation Security Administration (“TSA”) and by the Department of Homeland Security, including regulation by the new Bureau of Customs and Border Protection. We believe that we will be able to comply with pending Bureau of Customs and Border Protection rules, which will require pre-notification of cross-border shipments, with no material effect on our operations. We are also subject to the motor carrier laws of Canada and Mexico.

Additionally, the TSA has adopted regulations that require determination by the TSA that each driver who applies for or renews his or her license for carrying hazardous materials is not a security threat. This could reduce the pool of qualified drivers, could require us to increase driver compensation and could impair our fleet utilization. These regulations could complicate the matching of available equipment with hazardous material shipments, thereby increasing our response time on customer orders and our non-revenue miles.

From time to time, various legislative proposals are introduced including proposals to increase federal, state, or local taxes, including taxes on motor fuels, which may increase our costs and adversely impact the recruitment of drivers. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

LEGAL PROCEEDINGS

In addition to those items disclosed under “Business—Environmental Matters” and “Business—Other Legal Matters” we are from time to time involved in routine litigation incidental to the conduct of our business. We believe that no such routine litigation currently pending against us, if adversely determined, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

PROPERTIES

Currently we lease approximately 68,000 square feet for our administrative and corporate office headquarters in Tampa, Florida. The lease for our corporate headquarters expires in December 2017. The corporate headquarters, for our subsidiary, Boasso, is located in Chalmette, Louisiana, and consists of 20,000 square feet of office space. The lease expires April 2013.

We have no other location that is material to our operations. We engage in bulk transportation of liquid and dry chemical products through our subsidiary, QCI. Our container services are operated through our subsidiary, Boasso.

As of November 30, 2009, our terminals and facilities consisted of the following:

	Terminals Operated	Segment
QCI trucking terminals	17	Trucking
QCI Affiliate trucking terminals	82	Trucking
QSI tank wash facilities	1	Other
Boasso container services	9	Container Services
Total	109

In many instances, we operate different types of terminals out of the same physical location. For example, one physical location may contain both a trucking and tank was facility.

We currently own 44 properties from which we operate our trucking and container services terminals.

We consider our properties to be in good condition generally and believe that our facilities are adequate to meet our anticipated requirements.

MANAGEMENT

Directors and Managers

Set forth below is biographical information for each member of our Board of Managers and director of QDI, our parent company. Our Board of Managers and QDI’s Board of Directors are each currently composed of eight members. There are no family relationships among any of our managers or executive officers.

Marc E. Becker (37) has been a director of QDI since June 1998. Mr. Becker is a partner of Apollo. He has been employed with Apollo since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Salomon Smith Barney Inc. within its investment banking division. Mr. Becker serves on several boards of directors including Affinion Group, Inc., Realogy Corporation, SourceCorp, Inc. and Vantium Corp. Mr. Becker was previously a member of the board of directors of UAP Holding Corp., Pacer International Inc., National Financial Partners Corp. and Metals USA Holdings.

Kevin E. Crowe (27) has been a director of QDI since November 2009. Mr. Crowe has been employed by Apollo since August of 2006. From June of 2004 until June of 2006, Mr. Crowe was a member of the Financial Sponsors Group within the Global Banking department at Deutsche Bank. Mr. Crowe graduated in 2004 from Princeton University with an AB in Economics and a certificate in Finance. Mr. Crowe is a director of Prestige Cruise Holdings, Inc.

Gary R. Enzor (47) has been a director of QDI since 2008. He has served as our Chief Executive Officer since June 2007 and as President of QDI since November 2005. Mr. Enzor joined QDI in December 2004 as Executive Vice President and Chief Operating Officer. Prior to joining QDI, Mr. Enzor served as Executive Vice President and Chief Financial Officer of Swift Transportation Company, Inc. since August 2002. Prior to Swift, Mr. Enzor held executive positions with Honeywell, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.).

Richard B. Marchese (68) has been a director of QDI since January 2004. Mr. Marchese served as QDI’s interim Chief Financial Officer from September through November 2004. Mr. Marchese served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation from 1989 until his retirement at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation and prior to that as the Controller of the Resins Division of Georgia Pacific Corporation. Mr. Marchese is a director of Nalco Holding Company, BlueLinx Holdings, Inc. and Texas Petrochemicals, Inc.

Thomas R. Miklich (62) has been a director of QDI since May 13, 2005. He was Chief Financial Officer of OM Group, Inc., a chemical company specializing in nickel and cobalt products, from 2002 until his retirement in 2004. Prior to that, he was Chief Financial Officer and General Counsel of Invacare Corporation from 1993 to 2002. Mr. Miklich was a director of United Agri Products (a NASDAQ listed company) from 2004 until its sale in 2007. He was a director of Titan Technology Partners, a privately held IT consulting firm, from 2004 until 2007 and its CFO from 2005 until 2007. He is a director of Noranda Aluminum Holding Corporation and was previously a director of UAP Holding Corp. Mr. Miklich is a CPA (inactive) and an attorney (inactive).

M. Ali Rashid (33) has been a director of QDI since June 28, 2005 and is a principal of Apollo. He has been employed with Apollo since 2000. Prior to joining Apollo, Mr. Rashid was employed by the Goldman Sachs Group, Inc. in the Financial Institutions Group of its Investment Banking Division from August 1998 to July 2000. Mr. Rashid received an MBA from the Stanford Graduate School of Business and graduated Magna Cum Laude and Beta Gamma Sigma from Georgetown University with a B.S. in Business Administration. He is a director of Metals USA, Inc., Realogy Corporation and Noranda Aluminum Holding Corporation.

Alan H. Schumacher (63) has been a director of QDI since May 2004. Mr. Schumacher is a member of the Federal Accounting Standards Advisory Board. From 1977 to 2000, he served in various financial positions at American National Can and American National Can Group, the last four years serving as Executive Vice President and Chief Financial Officer. Mr. Schumacher was a director of Anchor Glass Container Inc. (a public company) from 2003 until 2006. Mr. Schumacher is a director of BlueLinx Holdings, Inc., Equable Ascent Financial, Traxis Group B.V. and Noranda Aluminum Holding Corporation.

Thomas M. White (52) has been a director of QDI since November 6, 2007. Mr. White joined Apollo in May 2007 as an Operating Partner in the distribution and transportation industries. He is currently serving as Chief Financial Officer of SkyLink Aviation, Inc., an Apollo owned entity based in Toronto. During 2009, Mr. White served as interim Chief Financial Officer of CEVA Group, plc, an Apollo owned entity based in the Netherlands. From 2002 to 2007, Mr. White was the Senior Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc., a NASDAQ listed company providing transportation management, intermodal, truck brokerage and logistics services. Prior to joining Hub Group, Mr. White was a senior audit partner with Arthur Andersen, which he joined in 1979. Mr. White currently serves on the board of directors of CEVA Group plc, (audit committee) and Landauer, Inc., an NYSE listed company (audit committee chair and compensation committee). Mr. White served on the board of directors of FTD Group, Inc., an NYSE listed company until its sale in August 2008 (compensation committee chair and audit committee). Mr. White is a CPA.

Summary Compensation Table

The following table sets forth the total compensation to our Chief Executive Officer, our two other most highly compensated executive officers and one other highly compensated officer who was an executive officer prior to the end of the year (the “Named Executive Officers”) for 2009 and 2008.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Nonqualified deferred compensation earnings ($)(4)	All other Compensation ($)(5)	Total ($)
Gary R. Enzor	2009		350,000	200,000	1,004,997	702,348	—	783	2,258,128
President and Chief Executive Officer	2008		350,000	—	49,797	62,250	—	6,080	468,127
Stephen R. Attwood	2009		225,000	45,000	191,000	200,850	—	1,372	663,222
Senior Vice President and Chief Financial Officer	2008	(6)	150,586	—	—	81,500	—	371	232,457
Jonathan C. Gold	2009		210,000	30,000	38,200	95,286	—	456	373,942
Senior Vice President, General Counsel and Secretary	2008		209,615	—	—	39,150	—	477	249,242
Dennis R. Copeland	2009	(7)	213,210	100,000	28,650	105,475	12,109	1,385	460,829
Advisor to CEO	2008		212,971	—	—	33,930	9,058	4,869	260,828

(1)	The assumptions used in determining the compensation expense under Financial Accounting Standards Board ASC 718 (“ASC 718”) (f.k.a. Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) can be found in Note 17 to the Consolidated Financial Statements for the year ended December 31, 2008 included in this prospectus.
(2)	Stock Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for the restricted stock grants in 2009 and 2008.
(3)	Option Award amounts for 2008 include the aggregate grant date fair value pursuant to ASC 718 for stock option grants in 2008. Option Award amounts for 2009 include the aggregate grant date fair value pursuant to ASC 718 for stock option grants in 2009 as well as the incremental fair value for certain stock options awarded in connection with an option exchange completed on March 11, 2009.
(4)	Amounts reflect above-market interest on deferred compensation earned by Mr. Copeland under our Key Employee Deferred Compensation Plan.
(5)	Amounts shown for 2009 represent employer paid premiums for group term life insurance. Amounts shown for 2008 represent employer contributions to the 401(k) plan and employer paid premiums for group term life insurance.
(6)	Mr. Attwood joined the Company on July 28, 2008.
(7)	Mr. Copeland served the Company as Senior Vice President and Chief Administrative Officer until December 31, 2009.

Current Executive Officers

We are led by a team of executives that is chosen by the Board of Directors. Currently, we have three executive officers. Set forth below is biographical information for our executive officers other than Mr. Enzor, whose biographical information is included with our other directors.

Stephen R. Attwood (58) joined QDI in July 2008 as Senior Vice President and Chief Financial Officer. Prior to joining QDI, Mr. Attwood served as Controller and Vice President of Swift Transportation Co., Inc. Previously, Mr. Attwood held senior management positions with Dell Computer and AlliedSignal Inc. (now Honeywell International, Inc.).

Jonathan C. Gold (46) has served as our Senior Vice President, General Counsel and Secretary since April 1, 2007. Mr. Gold joined QDI in January 2005 as Vice President, Associate General Counsel and Assistant Secretary. Prior to his employment with the Company, Mr. Gold served as corporate counsel with CSX Transportation, Inc. and Vice President, General Counsel and Secretary with Softmart, Inc. In addition, Mr. Gold was in private practice in Washington, D.C. and served as Judicial Clerk to the Honorable Harvey E. Schlesinger, Senior U.S. District Judge for the Middle District of Florida. Mr. Gold retired from the U.S. Army Reserve in 2007 after more than 20 years of active and reserve military service and is a decorated veteran of Operation Iraqi Freedom.

Narrative Disclosure

Our Named Executive Officers have employment agreements that govern their base pay and non-equity incentive plan compensation. None of our Named Executive Officers were granted increases in their salaries for 2010. Cash retention bonuses were paid in 2009 for service through the date of payment in 2009. During 2009, the Compensation Committee granted restricted shares and stock options to all our Named Executive Officers. In addition, three of our Named Executive Officers participated in an option exchange (the “Option Exchange”) on March 11, 2009. Prior to the Option Exchange, the Compensation Committee recognized that due to the historically low trading prices of QDI’s common stock on the NASDAQ Global Market, many options previously granted under the 2003 Stock Option Plan ceased to satisfy their intended purpose. As such, the Option Exchange was initiated and certain stock option grants were canceled and new stock options were issued covering shares of QDI’s common stock at an exercise price equal to the closing price of QDI’s common stock on March 11, 2009. All options issued in the Option Exchange vest in four equal annual installments on the anniversary of grant. Additional information regarding the compensation of each Named Executive Officer follows.

Gary R. Enzor. On November 3, 2004, QDI entered into an employment agreement with Mr. Enzor to perform the duties of Executive Vice President and Chief Operating Officer. On November 9, 2005, QDI appointed Mr. Enzor as its President and on June 14, 2007, Mr. Enzor assumed the role of Chief Executive Officer, at which time his employment agreement was amended. Mr. Enzor continues to serve as QDI’s President. Under his employment agreement, Mr. Enzor is entitled to a base salary of $350,000 per annum and with an annual cash bonus eligibility of up to 80% of his base salary. For 2009, Mr. Enzor received a retention bonus of $200,000. Under his employment agreement, Mr. Enzor also received $50,000 in value of restricted stock on each of December 15, 2008 and December 14, 2009, based on the closing price of QDI’s common stock on the grant date. On January 2, 2008, Mr. Enzor received stock options covering 25,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Enzor was granted stock options covering 50,000 shares of common stock on January 29, 2009 with an exercise price equal to $2.47, the closing price of QDI’s common stock on January 29, 2009 and stock options covering 250,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Enzor received stock options covering 8,560 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 21,400 stock options with an exercise price of $13.06. On November 4, 2009, Mr. Enzor was also granted 250,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Under his employment agreement, Mr. Enzor will also be entitled to receive his base salary for two years, the balance of any awarded, but unpaid, annual cash bonus or other incentive awards and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Stephen R. Attwood. On July 28, 2008, Mr. Attwood entered into an employment agreement to serve as Senior Vice President and Chief Financial Officer of QDI. Pursuant to his employment agreement, Mr. Attwood is entitled to receive an annual base salary of $225,000. He is eligible to receive an annual bonus with a target opportunity equal to 40% of his base salary. In 2009, Mr. Attwood was also granted stock options covering 10,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of common stock on January 29, 2009 and stock options covering 75,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of common stock on November 4, 2009. On November 4, 2009, Mr. Attwood was also granted 50,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Under his employment agreement, Mr. Attwood will be entitled to receive severance pay equal to his then-current base salary for 52 weeks, his target bonus for that fiscal year prorated through the date of termination, and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Jonathan C. Gold. On April 1, 2007, QDI entered into an employment agreement with Mr. Gold to perform duties of Senior Vice President, General Counsel and Secretary with an initial base salary of $200,000. His base salary for 2009 was $210,000 and he received a retention bonus of $30,000. The agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. On January 2, 2008, Mr. Gold received stock options covering 15,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Gold was granted stock options covering 20,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of common stock on January 29, 2009 and stock options covering 25,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Gold received stock options covering stock options covering 2,920 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 7,300 stock options with an exercise price of $13.06. On November 4, 2009, Mr. Gold was also granted 10,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Under his employment agreement, Mr. Gold will also be entitled to receive his base salary for one year, to receive a bonus and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Dennis R. Copeland. On June 23, 1998, Mr. Copeland entered into an employment agreement with QDI in connection with the acquisition of CLC. Under his employment agreement, Mr. Copeland was initially entitled to receive a base salary of $145,000. His base salary for 2009 as Senior Vice President and Chief Administrative Officer was $213,210 and he received a retention bonus of $100,000. Mr. Copeland’s agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. On January 2, 2008, Mr. Copeland received stock options covering 13,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Copeland was granted stock options covering 30,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of QDI’s common stock on January 29, 2009 and stock options covering 12,500 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Copeland received stock options covering 34,750 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 12,500 stock options with an exercise price of $13.06 and 85,000 stock options with an exercise price of $17.00. On November 4, 2009, Mr. Copeland was also granted 7,500 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Mr. Copeland also participates in a noncontributory defined benefit plan and our Key Employee Deferred Compensation Plan. Retirement benefits under the noncontributory defined benefit plan are based on years of service and compensation levels. The Key Employee Deferred Compensation Plan is an unfunded, unsecured and nonqualified deferred compensation arrangement that allows participants to defer payment of a portion of their salary or bonus. Amounts deferred are reflected by us as bookkeeping accounts in Mr. Copeland’s name. Amounts deferred earned interest at a rate of 12% per annum for 2009. Amounts credited under this plan must be paid by us six months after the termination of a participant’s employment.

On December 31, 2009, QDI entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Copeland in connection with Mr. Copeland’s cessation of service as Senior Vice President and Chief Administrative Officer of QDI. Under the Separation Agreement, Mr. Copeland will serve as an Advisor to the Chief Executive Officer through April 3, 2010. During this period, Mr. Copeland will continue to receive the same salary and benefits he received as Senior Vice President and Chief Administrative Officer. Pursuant to the Separation Agreement, Mr. Copeland is entitled to receive, among other things, severance pay of $1,366.73 per week for 156 weeks and continuing coverage under QDI’s health plan for 18 months beginning April 3, 2010, as well as a cash bonus for 2010 of up to $50,000, or such lower amount as QDI’s Board of Directors may award to similarly situated employees.

In connection with the Separation Agreement, Mr. Copeland granted QDI and its affiliates a general release of all claims related to his employment. The Separation Agreement also includes certain restrictions on the disclosure of confidential information by Mr. Copeland, and prohibits Mr. Copeland from competing with QDI or from soliciting its customers or employees for a period of 36 months following the cessation of his employment.

Additionally, QDI and Mr. Copeland entered into a Professional Services Agreement, dated December 31, 2009 (the “Consulting Agreement”), pursuant to which Mr. Copeland agreed to perform certain consulting services related to labor and employment and other matters for a period of 12 months beginning April 4, 2010. The term of the Consulting Agreement is extended for up to two additional one year periods with the approval of QDI, which may not be unreasonably withheld as long as Mr. Copeland is meeting the Consulting Agreement’s requirements. Under the Consulting Agreement, QDI has agreed to pay Mr. Copeland a fee equal of $120,000 per year in equal monthly installments.

All stock options and restricted stock previously granted to Mr. Copeland will continue to vest until, and Mr. Copeland will have the right to exercise any vested stock options until 90 days after, the earlier of April 3, 2013 or the termination or expiration of the Consulting Agreement.

Change in Control Benefits

A change of control by itself does not trigger any benefit to any of the Named Executive Officers that have employment agreements. Rather, they would be entitled to cash benefits only if a termination without cause of their respective employment or a resignation by the executive for good reason occurs within one year of such change of control. Additionally, under the terms of the 2003 Restricted Stock Incentive Plan and the 2003 Stock Option Plan, any unvested shares of restricted stock and options held by any award recipient automatically vest upon the first anniversary of a change in control or the earlier termination of the employment of the award recipient, unless employment is terminated for cause in either case.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information on the holdings of stock options and stock awards by the named executives at December 31, 2009. This table includes unexercised and unvested option awards and unvested stock awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares that have not Vested (#) (2)	Market Value of Shares of Stock that have not Vested ($) (3)
Gary R. Enzor	200,000		5.15	11/3/2014
	25,000		6.68	11/9/2015
		25,000	4.50	1/2/2018
		50,000	2.47	1/29/2019
		8,560	1.25	3/11/2019
		250,000	3.82	11/4/2019
					12/13/2006	897	3,561
					6/14/2007	20,000	79,400
					12/13/2007	5,285	20,981
					12/13/2008	16,741	66,462
					11/4/2009	250,000	992,500
					12/14/2009	13,157	52,233
Stephen R. Attwood	12,500	37,500	2.75	7/28/2018
		10,000	2.47	1/29/2019
		75,000	3.82	11/4/2019
					11/4/2009	50,000	198,500
Jonathan C. Gold	15,000		8.74	1/31/2015
	3,750	1,250	7.94	1/3/2016
	10,000	10,000	8.65	3/30/2017
		15,000	4.50	1/2/2018
		20,000	2.47	1/29/2019
		2,920	1.25	3/11/2019
		25,000	3.82	11/4/2019
					11/4/2009	10,000	39,700
Dennis R. Copeland	17,100		8.45	12/31/2014
	26,250	8,750	7.94	1/3/2016
		13,000	4.50	1/2/2018
		30,000	2.47	1/29/2019
		34,750	1.25	3/11/2019
		12,500	3.82	11/4/2019
					11/4/2009	7,500	29,775

(1)	Mr. Enzor’s unvested options expiring:

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Attwood’s unvested options expiring:

July 28, 2018 vest 33.3% on July 28, 2010, 2011 and 2012.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Gold’s unvested options expiring:

January 3, 2016 vest on January 3, 2010.

March 30, 2017 vest 50% on March 30, 2010 and 2011.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Copeland’s unvested options expiring:

January 3, 2016 vest on January 3, 2010.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

(2)	Mr. Enzor’s unvested shares of restricted stock vest as follows:

Awarded December 2006 – vest on December 31, 2010.

Awarded June 2007 – in equal increments on June 14, 2010 and 2011.

Awarded December 2007 – vest 50% on December 31, 2010 and 2011.

Awarded December 2008 – vest 33.3% on December 31, 2010, 2011 and 2012.

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Awarded December 2009 – vest 25% on each December 31 beginning December 31, 2010.

Mr. Attwood’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Mr. Gold’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Mr. Copeland’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

(3)	Market value was determined by multiplying the number of shares set forth in the preceding column by $3.97, the closing price of QDI’s common stock as reported on the NASDAQ Global Market on December 31, 2009, the last trading day of the year.

Director Compensation Table for 2009

In 2009, QDI’s directors received a cash retainer of $50,000, paid in quarterly installments, and awards of restricted stock of $40,000 in value except Mr. Enzor, who is compensated as described above. The restricted stock awards vest in four equal annual installments beginning on the first anniversary of the grant date.

During 2009, directors received board and committee meeting attendance fees ranging from $1,500 to $2,500 per meeting based upon chairmanship, the type of meeting and the rate applicable when the meeting was held. In addition, committee chairs and the chairman of the board received annual retainers ranging from $7,500 to $22,500 depending upon how many committees chaired. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites. All directors are reimbursed for their out-of-pocket expenses for meeting attendance. The following table sets forth total compensation to persons serving as QDI’s directors at any time during 2009. All of these individuals have served as QDI’s directors throughout 2009 except that Mr. Parker stepped down from the Board and Mr. Crowe was appointed in his place in November 2009.

As noted above, an Option Exchange was initiated on March 11, 2009 and certain stock option grants were canceled and new stock option grants were made covering shares of QDI’s common stock at an exercise price equal to the closing price of QDI’s common stock on March 11, 2009. Three of QDI’s directors participated in the Option Exchange. Mr. Becker received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 20,000 stock options with an exercise price of $17.00. Mr. Miklich received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 15,000 stock options with an exercise price of $15.36. Mr. Rashid received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 15,000 stock options with an exercise price of $15.36.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)(4)	Total ($)
Marc E. Becker (5)	91,250	40,000	16,000	147,247
Kevin E. Crowe (6)	—	—	61,750	61,750
Richard B. Marchese (7)	95,125	40,000	61,750	196,872
Thomas R. Miklich (8)	75,625	40,000	16,000	131,622
Stan Parker, Jr. (9)	57,625	—	—	57,625
M. Ali Rashid (10)	136,750	326,500	201,250	664,497
Alan H. Schumacher (11)	120,250	40,000	61,750	221,997
Thomas M. White (12)	98,000	135,500	140,550	347,047

(1)	Because Mr. Enzor was a Named Executive Officer in 2009, his compensation is reflected under the Summary Compensation Table.
(2)	The assumptions used in determining the compensation expense under ASC 718 can be found in Note 17 to the Consolidated Financial Statements for the year ended December 31, 2008 included in this prospectus.
(3)	Stock Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for restricted stock grants in 2009.
(4)	Option Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for option grants in 2009.
(5)	During 2009, Mr. Becker received 13,651 shares of restricted stock and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 20,000 options with an exercise price of $17.00. The option award reflects the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Becker held 23,302 shares of restricted stock, of which 3,158 shares had vested, and 20,000 options to purchase common stock, all of which were unexercisable.
(6)	During 2009, Mr. Crowe received 25,000 options to purchase common stock with an exercise price of $3.82 per share. He received no grants of restricted shares. As of December 31, 2009, none of his options were exercisable.
(7)	During 2009, Mr. Marchese received grants of 13,651 shares of restricted stock and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. Marchese held 32,873 shares of restricted stock, of which 10,635 shares had vested, and 60,000 options to purchase common stock, 25,000 of which were unexercisable.
(8)	During 2009, Mr. Miklich received grants of 13,651 shares of restricted stock and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 15,000 options with an exercise price of $15.36. The option award reflects the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Miklich held 29,377 shares of restricted stock, of which 7,139 shares had vested, and 20,000 options to purchase common stock, all of which were unexercisable.
(9)	Mr. Parker stepped down from the Board in November 2009. He had no vested shares of restricted stock or options to purchase common stock and forfeited all unvested awards upon his resignation.
(10)	During 2009, Mr. Rashid received 13,651 shares of restricted stock and 75,000 shares of restricted stock with an aggregate grant date fair value of $286,500, and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 15,000 options with an exercise price of $15.36 plus 75,000 options to purchase common stock with an exercise price of $3.82 per share. The option award amount includes the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Rashid held 98,302 shares of restricted stock, of which 3,158 shares had vested, and 95,000 options to purchase common stock, all of which were unexercisable.
(11)	During 2009, Mr. Schumacher received grants of 13,651 shares of restricted stock and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. Schumacher held 32,873 shares of restricted stock, of which 10,635 shares had vested, and 35,000 options to purchase common stock, 25,000 of which were unexercisable.

(12)	During 2009, Mr. White received grants of 13,651 shares of restricted stock and 25,000 restricted shares with an aggregate grant date fair value of $95,500. He also received 30,000 options to purchase common stock with an exercise price of $2.47 per share, 40,000 options to purchase common stock with an exercise price of $1.25 per share and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. White held 48,302 shares of restricted stock, of which 3,158 shares had vested, and 175,000 options to purchase common stock, 155,000 of which were unexercisable.

For 2010, our directors other than Mr. Enzor will be entitled to receive a cash retainer of $50,000, payable in quarterly installments, and an award of restricted stock of $40,000 in value. In addition, each director who also serves as the chair of a committee or the Board of Directors will receive an additional cash retainer of $10,000. All of our directors will receive $1,500 per Board of Directors’ meeting attended and $1,500 per committee meeting attended. The chairman of each committee and the chairman of the board will receive $2,500 per committee meeting.

Certain Relationships and Related Party Transactions

Two of our customers (Hexion Specialty Chemicals and Momentive Performance Materials) are controlled by Apollo. Revenue from these two customers was $12.6 and $15.0 million in 2009 and 2008, respectively. All pricing with the companies controlled by Apollo were based on market rates, including such factors as total expected revenue to be generated by the customer, number of loads to be hauled and the number of miles to be driven.

DESCRIPTION OF THE ABL FACILITY AND OTHER INDEBTEDNESS

The ABL Facility

We entered into the ABL Facility on December 18, 2007. Effective December 18, 2009, the ABL Facility consists of a current asset tranche in the amount of $200.0 million and a fixed asset tranche in the amount of $25.0 million, with the total commitments under the fixed asset tranche to be reduced, and the total commitments under the current asset tranche correspondingly increased, by $5.0 million on December 18, 2010. Borrowings of revolving loans under the ABL Facility are allocated pro rata to the current asset tranche and the fixed asset tranche based on the then-current asset borrowing base and the then-current fixed asset borrowing base. The ABL Facility includes letters of credit, which are to be allocated pro rata between the two tranches based on the then-current borrowing base for each tranche for so long as the fixed asset tranche remains in effect, and are available for working capital needs and general corporate purposes, including permitted acquisitions. The maturity date of the ABL Facility is June 18, 2013. The maturity date of the ABL Facility may be accelerated if we default on our obligations under the ABL Facility. The maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity dates of the 2012 Notes or the 9% Notes if the aggregate principal amount of the 2012 Notes and the 9% Notes (or certain replacement indebtedness) that matures within the 91-day period exceeds $50 million.

Prepayments

The ABL Facility is required to be prepaid only to the extent that aggregate amount of outstanding borrowings, unreimbursed letter of credit drawings and undrawn letters of credit under the relevant tranche exceeds the lesser of the applicable commitments and the applicable borrowing base in effect at such time for such tranche. The borrowing base for the current asset tranche consists of eligible accounts receivable, eligible inventory and eligible truck and trailer fleet, and the borrowing base for the fixed asset tranche consists of eligible real property and certain eligible equipment.

Voluntary prepayments and commitment reductions are permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty provided that voluntary prepayments of Eurodollar loans on a date other than the last day of the relevant interest period are subject to payment of customary breakage costs, if any.

Interest and Fees

The interest rate under the current asset tranche is based, at our option, on either the administrative agent’s base rate plus 1.00% or on the Eurodollar LIBOR rate plus, 2.00%. The administrative base rate is equal to the greater of the federal funds overnight rate plus 0.50% or the prime rate. The interest rate under the fixed asset tranche is based, at our option, on either the administrative agent’s base rate plus 1.25% or on LIBOR plus 2.25%, in each case subject to reductions in the applicable margins based upon the amounts available for borrowing under the ABL Facility. Overdue principal, interest and other amounts bear interest at a rate per annum equal to 2.0% in excess of the rate on such overdue borrowings.

With respect to LIBOR loans, we are able to elect interest periods of 1, 2, 3 or 6 months (or, if consented to by all lenders under the applicable tranche at the time of the relevant borrowing, 9 or 12 months). With respect to Eurodollar loans, interest is payable in arrears at the end of each interest period and, in any event, at least every 3 months. With respect to base rate loans, interest is payable quarterly in arrears on the last business day of each calendar quarter. Per annum rates are calculated on the basis of a 360-day year for LIBOR loans, or a 365/366 day year, for base rate loans.

Letters of Credit and Fees

The ABL Facility provides for payment of the following in respect of outstanding letters of credit:

•

a letter of credit fee, payable quarterly in arrears, equal to (i) for standby letters of credit, the spread over the LIBOR for LIBOR loans under the ABL Facility, and (ii) for trade letters of credit, the spread over the LIBOR for Eurodollar rate loans under the ABL Facility minus 0.50%, in each case from time to time in effect on the aggregate outstanding stated amounts of such letters of credit;

•	a fronting fee, payable quarterly in arrears, equal to 0.125% per annum on the aggregate outstanding stated amounts of such letter of credit; and

•	customary administrative charges.

We pay a commitment fee equal to 0.25% per annum on the available daily undrawn portion of the available commitment under the ABL Facility. This commitment fee is paid quarterly in arrears.

We may request up to $150.0 million in letters of credit, subject to certain limitations based on availability under the ABL Facility. In the event we prepay all outstanding amounts under the fixed asset tranche of the ABL Facility, and all commitments thereunder are terminated, prior to the termination of the ABL Facility, no less than $150.0 million under the current asset tranche will be available for letters of credit.

Collateral and Guarantees

The loans and letters of credit under the ABL Facility are guaranteed by our parent, QDI, and all of our existing and future direct and indirect wholly owned domestic restricted subsidiaries, other than our immaterial subsidiaries. Our obligations and the obligations of the guarantors under the current asset tranche are secured by a first lien on the current asset tranche priority collateral, and a second lien on the fixed asset tranche priority collateral. Our obligations and the obligations of the guarantors under the fixed asset tranche are secured by a first lien on the current asset tranche priority collateral and a second lien on the fixed asset tranche priority collateral. The collateral will also secure certain interest rate protection and other hedging agreements permitted by the ABL Facility that may be entered into from time to time by us.

Representations and Warranties and Covenants

The ABL Facility and related documentation contains certain customary representations and warranties. In addition, the ABL Facility contains customary covenants restricting, subject to certain exceptions, our ability and the ability of QDI and certain of our subsidiaries to, among other things:

•	prepay other indebtedness (including the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes);

•	declare dividends and repurchase capital stock;

•	create liens on assets;

•	make investments;

•	incur additional indebtedness;

•	amend certain organizational, corporate and other documents (including those governing the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes);

•	engage in mergers, acquisitions, joint ventures and asset sales;

•	enter into sale-leaseback transactions;

•	change the nature of our business;

•	engage in certain transactions with affiliates and formation of subsidiaries;

•	issue common stock and preferred stock, subject to certain exceptions; and

The ABL Facility contains a fixed charge coverage ratio of 1.0 to 1.0 which only needs to be met if borrowing availability is less than $20.0 million.

Events of Default

Events of default under the ABL Facility include:

•	our failure to pay principal or interest when due or pay a reimbursement obligation on a letter of credit;

•	material breach of any representation or warranty;

•	covenant defaults;

•	cross defaults on other material indebtedness;

•	events of bankruptcy;

•	our change of control; and

•	other customary events of default.

The 9% Notes

On September 30, 2003, we issued $125.0 million aggregate principal amount of our 9% Notes. The offering and sale of the 9% Notes was not registered under the Securities Act. On March 10, 2005, we exchanged the original 9% Notes for a new issue of substantially identical notes registered under the Securities Act. Prior to August 28, 2009, we repurchased $25.2 million in principal amount of 9% Notes. On August 28, 2009, we commenced exchange and tender offers to exchange new notes and cash consideration for any and all of our 9% Notes. These offers were completed on October 15, 2009. We received approximately $83.6 million of our 9% Notes in exchange for the issuance of approximately $80.7 million aggregate principal amount of Existing 11.75% Senior Subordinated PIK Notes and approximately 1.75 million warrants as well as the payment of approximately $1.8 million in cash. The warrants are exercisable to purchase shares of QDI’s common stock at an exercise price of $0.01 per share, during the period beginning on the six-month anniversary of October 15, 2009 and ending on November 1, 2013. Upon the completion of the exchange and tender offers, we amended the indentures governing the 9% Notes to eliminate or waive substantially all of the restrictive covenants, to eliminate certain events of default, to modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the indentures governing the 9% Notes. As of November 30, 2009, approximately $16.0 million total principal amount of the 9% Notes remained outstanding.

Our payment obligations under the 9% Notes are guaranteed by our parent, QDI, and by all of our domestic subsidiaries (other than QD Capital, which is a co-issuer). The 9% Notes are senior subordinated unsecured obligations ranking junior in right of payment to all of our existing and future senior debt, and all liabilities of our subsidiaries that do not guarantee the 9% Notes. In the event of liquidation, bankruptcy, insolvency or similar events, holders of senior debt, such as the lenders under the ABL Facility and holders of 2012 Notes or 10% Senior Notes, are entitled to receive payment in full in cash or cash equivalents before holders of the 9% Notes are entitled to receive any payments. No payments may be made on the 9% Notes if we default on the payment of senior debt, and payments on the 9% Notes may be blocked for up to 180 days if we default on the senior debt in some other way until such default is cured or waived. Interest on the 9% Notes is payable at the rate of 9% per annum and is payable semi-annually in cash on each May 15 and November 15. The 9% Notes will mature on November 15, 2010. We have the right to redeem the 9% Notes in whole or in part from time to time at 100% of the principal amount plus accrued and unpaid interest if any, to the date of redemption.

The 2012 Notes

On January 28, 2005, we issued $85 million aggregate principal amount of our 2012 Notes. The offering and sale of the initial tranche of 2012 Notes was not registered under the Securities Act. In September 2005, we exchanged the initial tranche of the 2012 Notes for a new issue of substantially identical notes registered under the Securities Act. On December 18, 2007, we issued a second tranche of 2012 Notes consisting of $50 million aggregate principal amount of our 2012 Notes. The offering and sale of the second tranche of the 2012 Notes was not registered under the Securities Act. In June 2008, we exchanged the second tranche of the 2012 Notes for a new issue of substantially identical notes registered under the Securities Act.

On August 28, 2009, we commenced an exchange offer to exchange new notes for any and all of our 2012 Notes. This offer was completed on October 15, 2009. We received approximately $134.5 million of our 2012 Notes in exchange for Existing 10% Senior Notes. Upon the completion of the exchange offer, we amended the 2012 Notes to eliminate or waive substantially all of the restrictive covenants, to eliminate certain events of default, to modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions contained in the indentures governing the 2012 Notes. As of November 30, 2009, approximately $0.5 million total principal amount of the 2012 Notes remained outstanding.

Our payment obligations under the 2012 Notes are guaranteed by our parent, QDI, and by all of our domestic subsidiaries (other than QD Capital, which is a co-issuer). The 2012 Notes are senior unsecured obligations ranking equal in right of payment with all our existing and future senior obligations. The 2012 Notes are effectively subordinated to all existing and future secured debt of QD LLC, QD Capital and the guarantors, to the extent of the assets securing such debt, including indebtedness under the ABL Facility. The 2012 Notes are also effectively subordinated to any debt, preferred stock obligations and other liabilities of our subsidiaries (other than QD Capital) that are not guarantors. Interest on the 2012 Notes is payable quarterly in cash in arrears on each January 15, April 15, July 15 and October 15. The 2012 Notes will mature on January 15, 2012. We may redeem all or any portion of the 2012 Notes upon not less than 30, nor more than 60, days’ notice at 100% of the principal amount plus accrued and unpaid interest if any, to the date of redemption.

The 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes

As noted above, on October 15, 2009, we completed exchange and tender offers for our 2012 Notes and our 9% Notes. In the exchange offers, we issued approximately $134.5 million of our 10% Senior Notes and approximately $80.7 million of our 11.75% Senior Subordinated PIK Notes as partial consideration for the 9% Notes and the 2012 Notes. The 10% Senior Notes and 11.75% Senior Subordinated PIK Notes are unsecured obligations and are fully and unconditionally guaranteed on an unsecured basis, jointly and severally, by QDI, our other subsidiary guarantors, and certain of our future U.S. restricted subsidiaries.

We have agreed pursuant to registration rights agreements to file a registration statement or statements within 120 days of October 15, 2009, and to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 180 days of October 15, 2009, relating to an offer to exchange the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes for debt securities which are substantially identical in all material respects to the 10% Senior Notes and the 11.75% Senior Subordinated PIK Notes, respectively. The registration statement was filed pursuant to these obligations on December 18, 2009 and declared effective by the SEC on [            ]. If we fail to consummate the exchange offer within 220 days from October 15, 2009, we will be required to pay additional interest.

DESCRIPTION OF 10% SENIOR NOTES DUE 2013

The Existing 10% Senior Notes were, and the Exchange 10% Senior Notes will be, issued under an indenture (the “10% Senior Notes Indenture”) among QD LLC, QD Capital, the 10% Senior Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee.

On October 15, 2009, we issued $134,499,000 aggregate principal amount of Existing 10% Senior Notes under the 10% Senior Notes Indenture. The terms of the Exchange 10% Senior Notes are identical in all material respects to the Existing 10% Senior Notes, except the Exchange 10% Senior Notes will not contain transfer restrictions and holders of Exchange 10% Senior Notes will no longer have any registration rights or be entitled to any additional interest. The Bank of New York Mellon Trust Company, N.A., as trustee under the 10% Senior Notes Indenture, will authenticate and deliver Exchange 10% Senior Notes for original issue only in exchange for a like principal amount of Existing 10% Senior Notes. Any Existing 10% Senior Notes that remain outstanding after the consummation of the exchange offer covered by this prospectus, together with the Exchange 10% Senior Notes, will be treated as a single class of securities under the 10% Senior Notes Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding Exchange 10% Senior Notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the Existing 10% Senior Notes and Exchange 10% Senior Notes then outstanding.

The following description is a summary of the material provisions of the 10% Senior Notes Indenture. It does not restate the terms of the 10% Senior Notes Indenture in their entirety. We urge that you carefully read the 10% Senior Notes Indenture, because the 10% Senior Notes Indenture, and not this description, governs your rights as holders of the 10% Senior Notes. A copy of the 10% Senior Notes Indenture may be obtained from the Issuers or from the SEC’s website. See “Where You Can Find More Information.” The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.”

General

The 10% Senior Notes are and will be general senior unsecured obligations of the Issuers, on a joint and several basis, ranking equal in right of payment with all existing and future senior obligations of the Issuers, including the 2012 Notes. The 10% Senior Notes will be effectively subordinated to all existing and future secured debt of the Issuers and the 10% Senior Note Guarantors to the extent of the assets securing such debt, including the indebtedness under the ABL Facility. The 10% Senior Notes will also be effectively subordinated to any debt, preferred stock obligations and other liabilities of Subsidiaries of QD LLC (other than QD Capital) that are not 10% Senior Note Guarantors. As of September 30, 2009, the Issuers and the 10% Senior Note Guarantors had approximately $105.5 million of secured indebtedness, consisting of debt under the ABL Facility, capital lease obligations and other secured notes, and approximately $52.1 million in borrowing availability under the ABL Facility.

The trustee will act as the initial paying agent and registrar for the 10% Senior Notes. You may present your 10% Senior Notes for registration of transfer and exchange at the offices of the registrar, which initially will be the trustee’s corporate trust office. The 10% Senior Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. See “Book-Entry, Delivery and Form.” The Issuers may change any paying agent and registrar without prior notice.

The Issuers will pay principal (and premium, if any) on the 10% Senior Notes at the trustee’s corporate office in New York, New York. At the Issuers’ option, interest may be paid at the trustee’s corporate trust office or by check mailed to the registered addresses of holders.

Terms of the 10% Senior Notes

The 10% Senior Notes will mature on June 1, 2013. Without the consent of any holder, additional 10% Senior Notes may be issued under the 10% Senior Notes Indenture from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The 10% Senior Notes and any additional 10% Senior Notes subsequently issued will be treated as a single class for all purposes under the 10% Senior Notes Indenture.

The 10% Senior Notes bear interest at a rate of 10% per annum. Interest is payable semi-annually in cash in arrears on each June 1 and December 1, commencing June 1, 2010 to the persons who are registered holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the 10% Senior Notes will accrue from the most recent date for which interest has been paid or, if no interest has been paid, from and including the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.

The 10% Senior Notes are not entitled to the benefit of any mandatory sinking fund.

Redemption

Optional Redemption

The Issuers may redeem all or any portion of the 10% Senior Notes upon not less than 30 nor more than 60 days’ notice at 100.00% (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if any, to the date of redemption.

Mandatory Redemption

Semi-Annual Mandatory Redemption

The 10% Senior Notes are subject to redemption on each June 1 and December 1, commencing December 1, 2010, at 100.00% (expressed as a percentage of the principal amount), plus accrued and unpaid interest, to the date of redemption, in an aggregate principal amount equal to the sum of (x) $6 million and (y) any Mandatory Redemption Installment Carryover Amount. However, the required redemption amount will be reduced to the extent necessary, so that immediately before and immediately after giving effect to such redemption on a pro forma basis (a) the Payment Conditions under the ABL Facility will be satisfied and (b) the sum of borrowing availability under the ABL Facility, plus unrestricted cash and Cash Equivalents, will be greater than or equal to $37.5 million. However, so long as the borrowing availability under the ABL Facility is subject to review or dispute pursuant to an ongoing collateral audit or collateral appraisal, the amount of the redemption obligation will be reduced by such amount as is necessary in the reasonable discretion of the management of QD LLC to ensure that the conditions listed above are satisfied, and the determination as to the amount of any remaining redemption and the requirement to make such remaining redemption will be deferred until such collateral audit or collateral appraisal has become effective. The amount of the semi-annual redemption obligation will be reduced by the lesser of the principal amount or purchase price of 10% Senior Notes optionally redeemed or otherwise repurchased by the Issuers during the period from and excluding the immediately preceding semi-annual redemption date to and including the applicable redemption date (or from and including October 15, 2009 to and including December 1, 2010, in the case of the first semi-annual redemption), and to the extent the amount of such prior optional redemptions or repurchases exceeds the amount of the repurchase obligation with respect to a particular semi-annual redemption date, such amount may be applied to reduce the amount subject to redemption with respect to subsequent semi-annual redemption dates.

Excess Cash Flow-Based Catch-Up Redemption

Beginning with the fiscal year of QD LLC ending December 31, 2011, promptly following the delivery by QD LLC (or QDI if it is filing reports as permitted by the 10% Senior Notes Indenture) of annual financial information for each fiscal year in accordance with “—Certain Covenants—Reports to Holders,” but in no event later than 105 days after the end of each fiscal year of QD LLC, the Issuers will, by written notice (which notice may be subject to the satisfaction of the conditions to the redemption obligation described below and will provide for a redemption date that is not less than 30 nor more than 60 days after the date of such notice), notify the holders of the redemption of a portion of the 10% Senior Notes at 100.00% (expressed as a percentage of the principal amount), plus accrued and unpaid interest, to the date of redemption, in an aggregate principal amount equal to the Excess Cash Flow Catch-Up Amount, and will make such redemption on such date of redemption. However, the required redemption amount will be reduced to the extent necessary, so that immediately before and immediately after giving effect to such redemption on a pro forma basis (a) the Payment Conditions will be satisfied and (b) the sum of borrowing availability under the ABL Facility, plus unrestricted cash and Cash Equivalents, will be greater than or equal to $37.5 million; and provided, further that so long as the borrowing availability under the ABL Facility is subject to review or dispute pursuant to an ongoing collateral audit or collateral appraisal, the amount of the redemption obligation will be reduced by such amount as is necessary in the reasonable discretion of the management of QD LLC to ensure that the conditions listed above are satisfied, and the determination as to the amount of any remaining redemption and the requirement to make such remaining redemption will be deferred until such collateral audit or collateral appraisal has become effective.

The Issuers must not amend or otherwise modify the ABL Facility to add any new restriction on, or make more restrictive any restriction on, the foregoing mandatory redemptions, (a) except as may be necessary in order to effect a refinancing or replacement of the ABL Facility at any time after June 18, 2011 and (b) unless either (x) any such amendment or modification does not affect the mandatory redemption due on December 1, 2011 or (y) on or prior to the effectiveness of such amendment or modification, the Issuers have made optional redemptions and/or repurchases in an amount equal to the Issuer’s the amount of the mandatory redemption that would otherwise have been required on December 1, 2011. The making of optional redemptions and/or repurchases pursuant to and in compliance with clause (y) of the immediately preceding sentence shall be deemed to replace and satisfy the mandatory redemption obligation otherwise due on December 1, 2011.

Selection and Notice of Redemption

If less than all of the 10% Senior Notes are to be redeemed at any time, the trustee will select those 10% Senior Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the 10% Senior Notes are listed or, if the 10% Senior Notes are not then listed on a national securities exchange, on a proportional basis, by lot or by such method as the trustee considers fair and appropriate. However, 10% Senior Notes with a principal amount of $1,000 or less may only be redeemed in full.

In the case of any optional redemption or any Consolidated Excess Cash Flow-based redemption, notice of redemption must be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of 10% Senior Notes to be redeemed at its registered address. If any 10% Senior Note is to be so redeemed in part only, the notice of redemption that relates to the 10% Senior Note will state the portion of the principal amount to be redeemed. A new 10% Senior Note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original 10% Senior Note. On and after the redemption date, interest will cease to accrue on those 10% Senior Notes, or portions thereof, called for redemption or otherwise to be redeemed if the Issuers have deposited with the paying agent the funds needed to pay the applicable redemption price. See “Book-Entry, Delivery and Form.”

Guarantees

Each 10% Senior Note Guarantor unconditionally guarantees, on an unsecured senior basis, jointly and severally, to each holder of 10% Senior Notes and the trustee, the full and prompt performance of the Issuers’ obligations under the 10% Senior Notes Indenture and the 10% Senior Notes, including the payment of principal of and interest on the 10% Senior Notes. The obligations of each 10% Senior Note Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such 10% Senior Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other 10% Senior Note Guarantor in respect of the obligations of such other 10% Senior Note Guarantor under its 10% Senior Note Guarantee or pursuant to its contribution obligations under the 10% Senior Notes Indenture, will result in the obligations of such 10% Senior Note Guarantor under the 10% Senior Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each 10% Senior Note Guarantor may consolidate with or merge into or sell its assets to QD LLC or another 10% Senior Note Guarantor or with other Persons upon the terms and conditions set forth in the 10% Senior Notes Indenture. See “—Merger, Consolidation and Sale of Assets.” In the event all of the Capital Stock of a 10% Senior Note Guarantor is disposed of by QD LLC, whether by merger, consolidation, sale or otherwise, and the disposition is not in violation of the provisions set forth in “—Certain Covenants—Limitation on Asset Sales,” the 10% Senior Note Guarantor’s 10% Senior Note Guarantee will be released. In addition, upon the designation of a Restricted Subsidiary that is a 10% Senior Note Guarantor as an Unrestricted Subsidiary in compliance with the 10% Senior Notes Indenture, such 10% Senior Note Guarantor’s 10% Senior Note Guarantee will be released.

QDI will be a 10% Senior Note Guarantor of the 10% Senior Notes but since QDI is currently a holding company with no significant operations, the 10% Senior Note Guarantee by QDI provides little, if any, additional credit support for the 10% Senior Notes, and you should not rely on the 10% Senior Note Guarantee by QDI in evaluating an investment in the 10% Senior Notes. In addition, except in certain limited circumstances, the restrictive covenants contained in the 10% Senior Notes Indenture will not apply to QDI.

Change of Control

The 10% Senior Notes Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Issuers purchase all or a portion of such holder’s 10% Senior Notes pursuant to the offer described below (the “—Change of Control Offer”), at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase. Notwithstanding the occurrence of a Change of Control, the Issuers will not be obligated to repurchase the 10% Senior Notes under this covenant if the Issuers have exercised their right to redeem all the 10% Senior Notes under the terms of the section titled “—Optional Redemption.”

The 10% Senior Notes Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Issuers covenant to:

•

repay in full all Obligations, and terminate all commitments, under the ABL Facility or offer to repay in full all Obligations, and terminate all commitments, under the ABL Facility and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer; or

•	obtain consents required under the ABL Facility to permit the repurchase of the 10% Senior Notes as provided below.

The Issuers will first comply with the covenant in the immediately preceding sentence before they are required to either repurchase 10% Senior Notes or send the notice pursuant to the provisions described below. The Issuers’ failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the succeeding paragraph as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (2) under “—Events of Default” below.

Within 30 days following the date upon which the Change of Control occurred, the Issuers will send, by first-class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “—Change of Control Payment Date”). Holders electing to have a 10% Senior Note purchased pursuant to a Change of Control Offer must surrender the 10% Senior Note, with the form entitled “—Option of Holder to Elect Purchase” on the reverse of the 10% Senior Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 10% Senior Notes Indenture applicable to a Change of Control Offer made by the Issuers and purchases all 10% Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

If the Issuers make a Change of Control Offer, there can be no assurance that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the 10% Senior Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase outstanding 10% Senior Notes pursuant to a Change of Control Offer, the Issuers expect that one or both of the Issuers would seek third party financing to the extent the Issuers lack available funds to meet their purchase obligations. However, there can be no assurance that either of the Issuers would be able to obtain such financing.

A Change of Control will be an Event of Default under the ABL Facility, upon which event all amounts outstanding under that ABL Facility shall, unless otherwise agreed by the required lenders thereunder, become due and payable. There can be no assurance in the event of a Change of Control that the Issuers would be able to obtain the necessary consents from the lenders under the ABL Facility to waive such default or consummate a Change of Control Offer.

The trustee may not waive the covenant relating to a holder’s right to redemption upon a Change of Control. However, the covenant and other provisions contained in the 10% Senior Notes Indenture relating to the obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 10% Senior Notes. Restrictions described in the 10% Senior Notes Indenture on the ability of QD LLC and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make it more difficult or discourage a takeover of QDI or QD LLC, whether favored or opposed by QD LLC’s management. Consummation of any such transaction may require redemption or repurchase of the 10% Senior Notes, and there can be no assurance that QD LLC or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of QD LLC or any of its Restricted Subsidiaries by QD LLC’s management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the 10% Senior Notes Indenture may not afford you protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 10% Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 10% Senior Notes Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Change of Control” provisions of the 10% Senior Notes Indenture by so doing.

The definition of “Change of Control” includes, among other transactions, a disposition of “all or substantially all” of QD LLC’s property and assets. With respect to the disposition of property or assets, the phrase “all or substantially all” as used in the 10% Senior Notes Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether the Issuers are required to make a Change of Control Offer.

Certain Covenants

Under the 10% Senior Notes Indenture, QD LLC has agreed to the following covenants:

Limitation on Incurrence of Additional Indebtedness

At any time from and including the Series A Issue Date to and excluding October 15, 2009, QD LLC shall not have, and shall not have caused or permitted any of its Restricted Subsidiaries to, directly or indirectly incur any Indebtedness except in compliance with Section 4.04 of the indenture governing Series A of the 2012 Notes as in effect immediately prior to the consummation of the Transactions.

At any time from and after October 15, 2009,

(a) QD LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”), any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, QD LLC and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, QD LLC’s Consolidated Fixed Charge Coverage Ratio is (i) greater than 2.1 to 1.0 at any time on or prior to June 18, 2010 and (ii) thereafter, greater than 2.2 to 1.0; provided that the amount of Indebtedness (other than Acquired Indebtedness) that may be incurred since the Series A Issue Date in reliance on the preceding proviso by QD LLC’s Restricted Subsidiaries (other than QD Capital) that have not provided 10% Senior Notes Guarantees in compliance with the covenant described under “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” or “—Certain Covenants—Future 10% Senior Note Guarantors” shall not exceed $20.0 million at any one time outstanding.

(b) QD LLC will not, and will not permit QD Capital or any 10% Senior Note Guarantor to, directly or indirectly, incur, any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuers or such 10% Senior Note Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the 10% Senior Notes or the applicable 10% Senior Note Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such 10% Senior Note Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any 10% Senior Note Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments

At any time from and including the Series A Issue Date to and excluding October 15, 2009, QD LLC shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment except in compliance with Section 4.03 of the indenture governing Series A of the 2012 Notes as in effect immediately prior to the consummation of the Transactions.

At any time after October 15, 2009, QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

•

declare or pay any dividend or make any distribution (other than dividends or distributions payable in its Qualified Capital Stock) on or in respect of shares of QD LLC’s Capital Stock to holders of that Capital Stock;

•	purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

•

make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any of its Indebtedness that is subordinate or junior in right of payment to the 10% Senior Notes or any 10% Senior Note Guarantee (other than Indebtedness described in clause (7) of the definition of “Permitted Indebtedness”); provided, that the defeasance or discharge of the indenture governing the 9% Notes by QD LLC and/or its Restricted Subsidiaries after October 15, 2009 shall be deemed payment upon scheduled final maturity of such Indebtedness.

•	make any Investment (other than Permitted Investments) (each of the actions listed above being referred to as a “Restricted Payment”),

if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing; or

(2) QD LLC is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided that solely for purposes of testing such ability to incur in connection with the permissibility of such Restricted Payment, the references to “2.1 to 1.0” and “2.2 to 1.0” set forth in such covenants shall be deemed replaced in each case with “2.0 to 1.0”; or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after October 15, 2009 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by its Board of Directors) exceeds the sum of, without duplication:

(a) the Retained Consolidated Excess Cash Flow Amount, but only if the conditions precedent to the Issuers’ mandatory redemption obligation for any preceding semi-annual redemption date have been satisfied with respect to the full amount of any such mandatory redemption obligation and the full amount of any such mandatory redemption obligation has been satisfied; plus

(b) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by QD LLC’s Board of Directors, of property other than cash received by it from any Person (other than a Subsidiary of QD LLC) from the issuance and sale subsequent to October 15, 2009 and on or prior to the date the Restricted Payment is made (“Reference Date”) of its Qualified Capital Stock (other than Excluded Contributions); plus

(c) 100% of the aggregate Net Cash Proceeds of any equity contribution received by it from a holder of QD LLC’s Capital Stock (other than Excluded Contributions) after October 15, 2009 and on or prior to the Reference Date; plus

(d) the amount by which Indebtedness of QD LLC or that of any of QD LLC’s Restricted Subsidiaries is reduced on QD LLC’s consolidated balance sheet upon the conversion or exchange after October 15, 2009 of any of its Indebtedness or any Indebtedness of its Restricted Subsidiaries incurred after October 15, 2009 into or for Qualified Capital Stock; plus

(e) without duplication, the sum of:

(I) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after October 15, 2009 whether through interest payments, principal payments, dividends or other distributions or payments;

(II) the net cash proceeds received by QD LLC or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of QD LLC); and

(III) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of “Investment”);

provided, however, that the sum of clauses (I), (II) and (III) above will not exceed the aggregate amount of all such Investments made by QD LLC or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary after October 15, 2009; provided, further, that the Retained Consolidated Excess Cash Flow Amount may only be applied to permit repurchases or other early retirements of 9% Notes or 11.75% Senior Subordinated PIK Notes, and exchange notes issued in respect thereof, at less than or equal to 90.00% (expressed as a percentage of the principal amount); and provided, further, that the amounts described in clauses (b) through (e) above may only be applied to make Restricted Payments to the extent of the excess of (x) the aggregate of such amounts over (y) if QD LLC’s cumulative Consolidated Net Income earned after October 15, 2009 is a loss, 100% of the amount of such loss.

However, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of that dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of QD LLC’s Capital Stock, either (a) solely in exchange for shares of Qualified Capital Stock of QD LLC or Qualified Capital Stock of QDI or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of shares of QD LLC’s Qualified Capital Stock or, to the extent the proceeds are contributed by QDI to QD LLC, from the shares of Capital Stock of QDI;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of QD LLC or a 10% Senior Note Guarantor that is subordinate or junior in right of payment to the 10% Senior Notes or a 10% Senior Note Guarantee either:

(a) solely in exchange for shares of Qualified Capital Stock of QD LLC or QDI, or

(b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of, or solely in exchange for:

•	shares of Qualified Capital Stock of QD LLC or QDI;

•	Refinancing Indebtedness; or

•

a combination of such Qualified Capital Stock or Refinancing Indebtedness, plus cash or other consideration in the amount of the Restricted Payment permitted under the restriction described in clause (7) below;

(4) if no Default or Event of Default shall have occurred and be continuing, repurchases by QD LLC or any Restricted Subsidiary of QD LLC of, or dividends, distributions or advances to QDI to allow QDI to repurchase (and/or to make payments on notes previously issued by QDI representing the consideration for the previous repurchase of), securities of QDI or QD LLC from employees, managers, directors or consultants of QDI, QD LLC or any Subsidiary of QD LLC or their authorized representatives

(i) upon the death, disability or termination of employment of such employees, managers, directors or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements;

(ii) pursuant to any other agreement with such employees, managers, directors or consultants of QDI, QD LLC or any Subsidiary of QD LLC, in an aggregate amount not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year), provided that the cancellation of Indebtedness owing to QDI, QD LLC or any Restricted Subsidiary of QD LLC from such employees, managers, directors or consultants of QD LLC or any of QD LLC’s Restricted Subsidiaries in connection with a repurchase of QD LLC’s Capital Stock will not be deemed to constitute a Restricted Payment under the 10% Senior Notes Indenture; or

(iii) to the extent required pursuant to the Option Plan;

(5) the declaration and payment of dividends to holders of any class or series of QD LLC’s Preferred Stock; provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, QD LLC would have been able to incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(6) the payment of dividends on QD LLC’s Common Stock (or dividends, distributions or advances to QDI to allow QDI to pay dividends on QDI’s Common Stock), following any public offering of QD LLC’s Common Stock (or of QDI’s Common Stock) after October 15, 2009, of:

•	in the case of any public offering of QD LLC’s Common Stock, up to 6% per annum of the net proceeds received by us in such public offering, or

•

in the case of any public offering of QDI’s Common Stock, up to 6% per annum of the amount contributed to QD LLC by QDI from the proceeds received by QDI from such offering, other than, in each case, public offerings with respect to QD LLC’s Common Stock (or of QDI’s Common Stock) registered on Form S-8 (or any successor form);

(7) other Restricted Payments made after October 15, 2009 in an aggregate amount not to exceed $15.0 million, less the amount of cash consideration (other than consideration in respect of accrued and unpaid interest) paid on October 15, 2009 to holders of the 9% Notes; provided, that such amount may only be applied to permit repurchases or other early retirements of 9% Notes or 11.75% Senior Subordinated PIK Notes, and exchange notes issued in respect thereof, at less than or equal to 90.00% (expressed as a percentage of the principal amount);

(8) if no Default or Event of Default shall have occurred and be continuing, payments or distributions to, or dividends, distributions or advances to QDI to allow QDI to make payments or distributions to, dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the 10% Senior Notes Indenture applicable to mergers, consolidations and transfers of all or substantially all of QD LLC’s property and assets;

(9) Investments that are made with Excluded Contributions;

(10) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise;

(11) payment of dividends, other distributions or other amounts by QD LLC to QDI in amounts required for QDI to pay (x) reasonable fees and compensation incurred by QDI in respect of services provided by officers, managers or other employees of QDI in the ordinary course of business with respect to the operations and business of QD LLC and its Subsidiaries and (y) franchise taxes and other fees required to maintain its existence and provide for all other operating costs of QDI incurred by QDI in the ordinary course of business, either for its own benefit or for the benefit of QD LLC or its Subsidiaries, including in the case of clause (y), in respect of directors’ fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses, including all costs and expenses with respect to filings with the SEC or furnishing to holders of the securities of QD LLC the information to be provided pursuant to Rule 144A under the Securities Act, provided that in no event shall the amount dividended or otherwise distributed pursuant to clause (y) of this clause (11) exceed $2.5 million in any fiscal year;

(12) the acquisition of any shares of QD LLC’s Disqualified Capital Stock either:

•	solely in exchange for shares of QD LLC’s Disqualified Capital Stock or Capital Stock of QDI or

•

through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of shares of QD LLC’s Disqualified Capital Stock or, to the extent the proceeds are contributed by QDI to QD LLC, from shares of Capital Stock of QDI;

(13) any purchase or redemption of Indebtedness that ranks junior to the 10% Senior Notes utilizing any Net Cash Proceeds remaining after QD LLC has complied with the requirements of the covenants described under “—Certain Covenants—Limitation on Asset Sales” and “—Change of Control”;

(14) the payment of dividends, other distributions or amounts by QD LLC to QDI in amounts required to pay the tax obligations of QDI or any of its direct or indirect parents that are attributable to the income of QD LLC and its Subsidiaries by virtue of (i) QD LLC being a pass-through entity for federal or state income tax purposes or (ii) the inclusion of such income in a consolidated or combined or similar tax group of which QDI is the common parent, provided that:

•

the amount of dividends paid pursuant to this clause (14) to enable QDI or any of its direct or indirect parents to pay Federal and state income taxes at any time will not exceed the amount of such Federal and state income taxes actually owing by QDI or any of its direct or indirect parents at such time for the respective period (excluding any tax liability of QDI or any of its direct or indirect parents not attributable to QD LLC or its Subsidiaries) and

•

any refunds received by or on behalf of QDI or any of its direct or indirect parents attributable to QD LLC and its Subsidiaries shall promptly be returned by QDI or any of its direct or indirect parents to QD LLC; or

(15) if no Default or Event of Default shall have occurred and be continuing, payments of cash, or dividends, distributions or advances to QDI to allow QDI to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of QDI, QD LLC or any Restricted Subsidiary, which in the aggregate do not exceed $5.0 million since the Series A Issue Date.

In determining the aggregate amount of Restricted Payments made after the Closing Date in accordance with clause (3) of the first paragraph of this covenant, amounts expended pursuant to clauses (1), (2)(b), (3)(b) (with respect to Qualified Capital Stock of QD LLC), (4), (5), (6), (7),(8), (13) and (15) will be included in the calculation.

Notwithstanding anything to the contrary contained in the 10% Senior Notes Indenture, in no event may QD LLC or any of its Restricted Subsidiaries Refinance any Indebtedness that is subordinated in right of payment to the 10% Senior Notes or the applicable Guarantees unless such refinancing Indebtedness is subordinated in right of payment to the 10% Senior Notes or the Guarantees at least to the same level; provided that QD LLC or any of its Restricted Subsidiaries may Refinance any 9% Notes with the proceeds of the ABL Facility or another revolving credit facility.

The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by QD LLC or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Not later than the date of making any Restricted Payment, QD LLC will deliver to the trustee an officers’ certificate stating that such Restricted Payment complies with the 10% Senior Notes Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon QD LLC’s latest available internal quarterly financial statements.

Limitation on Asset Sales

QD LLC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) QD LLC or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by QD LLC’s senior management or, in the case of an Asset Sale in excess of $5.0 million, its Board of Directors);

(2) at least 75% of the consideration received by QD LLC or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of:

•	cash or Cash Equivalents,

•	properties and assets to be owned by QD LLC or any of QD LLC Restricted Subsidiaries and used in a Permitted Business, or

•	Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of QD LLC,

and, in each case, such consideration is received at the time of such disposition; provided that the amount of:

•

any liabilities (as shown on QD LLC’s or such Restricted Subsidiary’s most recent balance sheet) of QD LLC or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the 10% Senior Notes or any 10% Senior Note Guarantee of a 10% Senior Note Guarantor) that are assumed by the transferee of any such assets, and

•

any notes or other securities received by QD LLC or any such Restricted Subsidiary from such transferee that are converted by QD LLC or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received in the conversion) shall be deemed to be cash for the purposes of this provision only; and

(3) upon the consummation of an Asset Sale, QD LLC will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to permanently reduce any Indebtedness that is secured by a Lien permitted under the 10% Senior Notes Indenture, including Indebtedness under the ABL Facility, or any Indebtedness of a Restricted Subsidiary that is not a 10% Senior Note Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required);

(b) to make an investment:

•	in properties and assets that replace the properties and assets that were the subject of such Asset Sale,

•	in properties and assets that will be used by QD LLC or a Restricted Subsidiary in a Permitted Business or

•	permitted by the restriction described in clause (1) of the definition of “Permitted Investments” (collectively, “Replacement Assets”); or

(c) a combination of prepayment and investment permitted under the restrictions described in the foregoing clauses (3)(a) and (3)(b).

Pending the final application of the Net Cash Proceeds, QD LLC and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the 10% Senior Notes Indenture.

On the 361st day after an Asset Sale or such earlier date, if any, as the senior management or the Board of Directors of QD LLC or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted under the restrictions described in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by QD LLC or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of 10% Senior Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the 10% Senior Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if QD LLC so elects or is required by the terms of any Indebtedness that ranks pari passu with the 10% Senior Notes, such Net Proceeds Offer may be made ratably to purchase the 10% Senior Notes and such other Indebtedness of QD LLC that ranks pari passu with the 10% Senior Notes.

If at any time any non-cash consideration received by QD LLC or any Restricted Subsidiary of QD LLC, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof will be applied in accordance with this covenant.

QD LLC may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales since the Series A Issue Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the second preceding paragraph).

In the event of the transfer of substantially all (but not all) of the property and assets of QD LLC and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the restrictions described in “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of QD LLC and its Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of clause (3) of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of QD LLC or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notice of each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the 10% Senior Notes Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their 10% Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender 10% Senior Notes in an amount exceeding the Net Proceeds Offer Amount, 10% Senior Notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the 10% Senior Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, QD LLC may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the 10% Senior Notes Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

QD LLC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 10% Senior Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the 10% Senior Notes Indenture, QD LLC shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the 10% Senior Notes Indenture by virtue thereof. The covenant and other provisions contained in the 10% Senior Notes Indenture relating to QD LLC’s obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 10% Senior Notes.

Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries

QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries (other than a Restricted Subsidiary that has executed a 10% Senior Note Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of QD LLC to:

(a) pay dividends or make any other distribution on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(b) make loans or advances or to pay any Indebtedness or other obligation owed to QD LLC or any other Restricted Subsidiary of QD LLC; or

(c) transfer any of its property or assets to QD LLC or any other of QD LLC’s Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule, regulation, order, grant or governmental permit;

(2) the 10% Senior Notes Indenture;

(3) the ABL Facility;

(4) customary non-assignment provisions of any contract, license or any lease of any of QD LLC’s Restricted Subsidiaries;

(5) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) agreements or instruments existing or entered into on the Series A Issue Date to the extent and in the manner such agreements or instruments were in effect on October 15, 2009;

(7) purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(8) contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary of QD LLC pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(9) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and “—Certain Covenants—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by QD LLC or any Restricted Subsidiary of QD LLC;

(12) any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Receivables Transaction;

(13) any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1), (2) and (5) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to QD LLC or the respective Restricted Subsidiary in any material respect as determined by QD LLC’s Board of Directors in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clauses; or

(14) any agreement governing Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence on Additional Indebtedness”; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to QD LLC or the respective Restricted Subsidiary in any material respect as determined by its Board of Directors in its reasonable and good faith judgment than the provisions contained in the ABL Facility or in the 10% Senior Notes Indenture as in effect on October 15, 2009.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

QD LLC will not permit any of its Domestic Restricted Subsidiaries, directly or indirectly, to guarantee any of QD LLC’s Indebtedness under the ABL Facility (“Guaranteed Indebtedness”), unless (1) such Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the 10% Senior Notes Indenture providing for an unsecured senior 10% Senior Note Guarantee of payment of the 10% Senior Notes by such Domestic Restricted Subsidiary, and (2) such Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against QD LLC or any other Domestic Restricted Subsidiary of QD LLC as a result of any payment by such Domestic Restricted Subsidiary under its 10% Senior Note Guarantee so long as any 10% Senior Notes remain outstanding.

Notwithstanding the foregoing or the covenant set forth below under “—Future 10% Senior Note Guarantors,” any 10% Senior Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

•	prevailing interest rates;

•

any sale, exchange or transfer, to any Person not an Affiliate of QD LLC, of all of QD LLC’s and each of its Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the 10% Senior Notes Indenture),

•	the release or discharge of the guarantee, if any, which resulted in the creation of such 10% Senior Note Guarantee, except a discharge or release by or as a result of payment under such guarantee, or

•	the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the 10% Senior Notes Indenture.

Future 10% Senior Note Guarantors

If QD LLC organizes or acquires any Domestic Restricted Subsidiary (each, a “New Domestic Restricted Subsidiary”) that, after giving pro forma effect to the acquisition or organization of such New Domestic Restricted Subsidiary or Subsidiaries (if applicable), together with each other New Domestic Restricted Subsidiary that has not theretofore become a 10% Senior Note Guarantor, has consolidated assets or Consolidated EBITDA which exceeds 5 percent of the total consolidated assets, as of the end of the most recently completed fiscal quarter for which financial statements are internally available, or total Consolidated EBITDA, for the most recent preceding four fiscal quarters for which financial statements are internally available, of QD LLC and its Restricted Subsidiaries, QD LLC will cause each New Domestic Restricted Subsidiary to promptly execute and deliver to the trustee a supplemental indenture to the 10% Senior Notes Indenture providing for an unsecured senior 10% Senior Note Guarantee of payment of the 10% Senior Notes by such New Domestic Restricted Subsidiary.

Thereafter, such New Domestic Restricted Subsidiary shall be a 10% Senior Note Guarantor for all purposes of the 10% Senior Notes Indenture.

Limitations on Liens

At any time from and including the Series A Issue Date to and excluding October 15, 2009, QD LLC shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any property or assets of QD LLC or any of its Restricted Subsidiaries whether owned on the Series A Issue Date or acquired after such date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except in compliance with Section 4.15 of the indenture governing Series A of the 2012 Notes as in effect immediately prior to the consummation of the Transactions.

At any time from and after October 15, 2009, QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any property or assets of QD LLC or any of its Restricted Subsidiaries whether owned on October 15, 2009 or acquired after such date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment of the 10% Senior Notes, the 10% Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the 10% Senior Notes are equally and ratably secured, except for the following Liens which are expressly permitted:

(a) Liens existing as of the Series A Issue Date;

(b) Liens securing Indebtedness under the ABL Facility incurred pursuant to clauses (2), and/or (10) of the definition of “Permitted Indebtedness”;

(c) Liens securing the 10% Senior Notes or any 10% Senior Note Guarantee, if any;

(d) Liens in favor of QD LLC or a Wholly Owned Restricted Subsidiary of QD LLC on assets of any of its Restricted Subsidiaries;

(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including Acquired Indebtedness) which has been secured by a Lien permitted under the 10% Senior Notes Indenture and which has been incurred in accordance with the provisions of the 10% Senior Notes Indenture; provided, however, that such Liens:

(I) are no less favorable to holders of the 10% Senior Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(II) do not extend to or cover any property or assets of QD LLC or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(f) Liens securing Indebtedness of QD LLC’s Restricted Subsidiaries that are not 10% Senior Note Guarantors so long as such Indebtedness is otherwise permitted under the 10% Senior Notes Indenture; and

(g) Liens securing Indebtedness (other than Indebtedness that is subordinated in right of payment to the 10% Senior Notes or any 10% Senior Note Guarantee) in an amount that does not exceed the maximum principal amount of Indebtedness that could be incurred on the date of the incurrence of such Indebtedness, such that after giving pro forma effect to the incurrence thereof and the application of proceeds thereof, the Consolidated Senior Secured Leverage Ratio of QD LLC does not exceed 3.25 to 1.0; and

(h) Permitted Liens.

Limitations on Transactions with Affiliates

At any time from and including the Series A Issue Date to and excluding October 15, 2009, QD LLC shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any Affiliate Transaction, except in compliance with Section 4.12 of the indenture governing Series A of the 2012 Notes as in effect immediately prior to the consummation of the Transactions.

At any time from and after October 15, 2009,

(1) QD LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

•	Affiliate Transactions permitted under the restriction described under paragraph (2) below and

•

Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of QD LLC or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by QD LLC’s Board of Directors, such approval to be evidenced by a Board Resolution stating that each such Board of Directors has determined that such transaction complies with the foregoing provisions. If QD LLC or any of its Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, QD LLC or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to QD LLC or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

(2) The restrictions set forth in clause (1) shall not apply to:

(a) reasonable fees and compensation paid to and indemnity provided on behalf of officers, managers, directors, employees or consultants of QD LLC or any Restricted Subsidiary of QD LLC as determined in good faith by the Board of Directors of QD LLC;

(b) transactions exclusively between QD LLC and any of its Restricted Subsidiaries or exclusively among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the 10% Senior Notes Indenture;

(c) any agreement as in effect or entered into as of the Series A Issue Date or any amendment thereto or any replacement agreement thereto or any transaction contemplated thereby so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Series A Issue Date;

(d) Restricted Payments and Permitted Investments permitted by the 10% Senior Notes Indenture;

(e) transactions in which QD LLC or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to QD LLC or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (1) above;

(f) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Boards of Directors of QD LLC in good faith and loans to employees of QD LLC and its Subsidiaries which are approved by the Board of Directors of QD LLC in good faith;

(g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of the 10% Senior Notes Indenture, which are fair to QD LLC or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of QD LLC or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

(h) any contribution to QD LLC’s capital by QDI or any sales of QD LLC’s Capital Stock to QDI; and

(i) any tax-sharing agreement or arrangement and payments pursuant thereto among QD LLC and its Subsidiaries and any other Person with which QD LLC or any of its Subsidiaries is required or permitted to file a consolidated tax return or with which QD LLC or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by the 10% Senior Notes Indenture.

Reports to Holders

The 10% Senior Notes Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any 10% Senior Notes are outstanding, QD LLC will file a copy of the following information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and will furnish to the holders of 10% Senior Notes and to securities analysts and prospective investors, upon their written request:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if QD LLC were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of QD LLC and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by QD LLC’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if QD LLC were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to us.

In addition, we have agreed that, for so long as any 10% Senior Notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, so long as QDI is a 10% Senior Note Guarantor, the information and reports required to be filed and provided as described above may be those of QDI, rather than QD LLC, so long as such filing would satisfy the requirements of the Exchange Act and the regulations promulgated thereunder.

Promptly following the filing of the annual financial information described above, but in no event later than 105 days after the end of each fiscal year, and concurrently with the delivery of any applicable notice of redemption, QD LLC will deliver to the trustee an officers’ certificate stating the amount of Consolidated Excess Cash Flow for such fiscal year and setting forth in reasonable detail the basis upon which such amount was computed.

Merger, Consolidation and Sale of Assets

QD LLC will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of QD LLC to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets (determined on a consolidated basis for QD LLC and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either (a) QD LLC shall be the surviving or continuing corporation, partnership, trust or limited liability company or (b) the Person (if other than QD LLC) formed by such consolidation or into which QD LLC is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of QD LLC, and of its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the 10% Senior Notes and the performance of every covenant of the 10% Senior Notes and the 10% Senior Notes Indenture on the part of QD LLC to be performed or observed;

(2) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), QD LLC, or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(3) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) QD LLC, or the Surviving Entity, as the case may be, shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the 10% Senior Notes Indenture and that all conditions precedent in the 10% Senior Notes Indenture relating to such transaction have been satisfied;

provided that for so long as QD LLC or any successor Person of QD LLC is a limited liability company or a partnership there must be a co-issuer of the 10% Senior Notes that is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia.

Notwithstanding the foregoing, (a) the merger of QD LLC with an Affiliate incorporated solely for the purpose of reincorporating QD LLC in another jurisdiction shall be permitted and (b) the merger of any Restricted Subsidiary of QD LLC into QD LLC or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of QD LLC to QD LLC shall be permitted so long as QD LLC delivers to the trustee an officers’ certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (3) of the covenant described above.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of QD LLC, the Capital Stock of which constitutes all or substantially all of the properties and assets of QD LLC shall be deemed to be the transfer of all or substantially all of the properties and assets of QD LLC.

The 10% Senior Notes Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of QD LLC in accordance with the foregoing in which QD LLC is not the continuing corporation, the successor Person formed by such consolidation or into which QD LLC is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, QD LLC under the 10% Senior Notes

Indenture and the 10% Senior Notes with the same effect as if such Surviving Entity had been named as such.

Each 10% Senior Note Guarantor (other than any 10% Senior Note Guarantor whose 10% Senior Note Guarantee is to be released in accordance with the terms of such 10% Senior Note Guarantee and the 10% Senior Notes Indenture in connection with any transaction complying with the provisions described under “—Certain Covenants—Limitation on Asset Sales”) will not, and QD LLC will not cause or permit any 10% Senior Note Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person other than the Issuers or any other 10% Senior Note Guarantor (other than QDI) unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the 10% Senior Note Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia or the jurisdiction in which such 10% Senior Note Guarantor is organized;

(2) such entity assumes by supplemental indenture all of the obligations of the 10% Senior Note Guarantor on its 10% Senior Note Guarantee;

(3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, QD LLC could satisfy the provisions described in clause (2) of the first paragraph of this section.

Any merger or consolidation of a 10% Senior Note Guarantor with and into QD LLC (with QD LLC being the surviving entity) or another 10% Senior Note Guarantor that is a Wholly Owned Restricted Subsidiary of QD LLC need only comply with clause (4) of the first paragraph of this covenant.

Events of Default

The following events are defined in the 10% Senior Notes Indenture as “Events of Default”:

(1) the failure to pay interest on the 10% Senior Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of the 10% Senior Notes when such principal becomes due and payable, at maturity, upon redemption (including as required with respect to semi-annual mandatory redemption dates and excess cash flow-based catch-up redemption dates) or otherwise (including the failure to make a payment to purchase 10% Senior Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3) a default by QD LLC or any Restricted Subsidiary of QD LLC in the observance or performance of any other covenant or agreement contained in the 10% Senior Notes Indenture which default continues for a period of 30 days after QD LLC receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the record or beneficial holders (without duplication) of at least 25% of the outstanding principal amount of the 10% Senior Notes;

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any of QD LLC’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof (which acceleration is not rescinded or otherwise cured within 30 days of receipt by QD LLC or such Restricted Subsidiary of such notice of acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), exceeds $7.5 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $7.5 million (exclusive of amounts covered by insurance other than self-insurance) shall have been rendered against QD LLC or any of QD LLC’s Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgments become final and non-appealable;

(6) certain events of bankruptcy affecting QD LLC or any of its Significant Subsidiaries; or

(7) any 10% Senior Note Guarantee made by a Significant Subsidiary of QD LLC ceases to be in full force and effect or any 10% Senior Note Guarantee made by a Significant Subsidiary of QD LLC is declared to be null and void and unenforceable or any 10% Senior Note Guarantee made by a Significant Subsidiary is found to be invalid or any such

10% Senior Note Guarantor denies its liability under its 10% Senior Note Guarantee (other than by reason of release of a 10% Senior Note Guarantor in accordance with the terms of the 10% Senior Notes).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to QD LLC) shall occur and be continuing, the trustee or the record or beneficial holders (without duplication) of at least 25% in principal amount of outstanding 10% Senior Notes may declare the principal of and accrued interest on all the 10% Senior Notes to be due and payable by notice in writing to QD LLC and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to QD LLC occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding 10% Senior Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The 10% Senior Notes Indenture provides that, at any time after a declaration of acceleration with respect to the 10% Senior Notes as described in the preceding paragraph, the record or beneficial holders (without duplication) of a majority in principal amount of the 10% Senior Notes may rescind and cancel such declaration and its consequences, except with respect to a Default in the payment of the principal of or interest on any 10% Senior Notes:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if QD LLC has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or Event of Default or impair any right consequent thereto.

Holders of the 10% Senior Notes may not enforce the 10% Senior Notes Indenture or the 10% Senior Notes except as provided in the 10% Senior Notes Indenture and under the Trust Indenture Act of 1939. Subject to the provisions of the 10% Senior Notes Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the 10% Senior Notes Indenture at the request, order or direction of any of the holders, unless such holders have offered indemnity satisfactory to the trustee. Subject to all provisions of the 10% Senior Notes Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding 10% Senior Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Under the 10% Senior Notes Indenture, QD LLC is required to provide an officers’ certificate to the trustee

•	promptly upon any such officer obtaining knowledge of any Default or Event of Default, describing such Default or Event of Default and the status thereof, and

•	annually, describing whether or not such officer knows of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Members and Stockholders

No Affiliate, director, manager, officer, employee, limited liability company member or stockholder of QD LLC or any Subsidiary, as such, shall have any liability for any obligations of QD LLC or any 10% Senior Note Guarantor under the 10% Senior Notes or the 10% Senior Notes Indenture or any 10% Senior Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 10% Senior Notes by accepting a 10% Senior Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the 10% Senior Notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time elect to have their obligations and the obligations of the 10% Senior Note Guarantors discharged with respect to the outstanding 10% Senior Notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 10% Senior Notes, except for:

(1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the 10% Senior Notes when such payments are due;

(2) their obligations with respect to the 10% Senior Notes concerning issuing temporary 10% Senior Notes, registration of 10% Senior Notes, mutilated, destroyed, lost or stolen 10% Senior Notes, and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the trustee and their obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 10% Senior Notes Indenture.

In addition, the Issuers may at any time elect to have their obligations released with respect to certain covenants that are described in the 10% Senior Notes Indenture (“Covenant Defeasance”). Any omission to comply with such obligations would then not constitute a Default or Event of Default with respect to the 10% Senior Notes. If Covenant Defeasance occurs, their failure to perform these covenants will no longer constitute an Event of Default with respect to the 10% Senior Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) QD LLC must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the 10% Senior Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, QD LLC must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a) QD LLC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the execution of the 10% Senior Notes Indenture, there has been a change in the applicable Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, QD LLC must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, the 10% Senior Notes Indenture, the ABL Facility or any other material agreement or instrument to which QD LLC or any of its Subsidiaries is a party or by which QD LLC or any of its Subsidiaries is bound;

(6) QD LLC must deliver to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others;

(7) QD LLC must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the Legal Defeasance or the Covenant Defeasance were complied with;

(8) QD LLC must deliver to the trustee an opinion of counsel to the effect that if no intervening bankruptcy of QD LLC occurs between the date of deposit and the 91st day following the date of the deposit and no holder is an insider of QD LLC, then after the 91st day following the date of the deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(9) certain other customary conditions precedent are satisfied.

However, the opinion of counsel required by clause (2) above is not required if all 10% Senior Notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in QD LLC’s name and at its expense.

Satisfaction and Discharge

The 10% Senior Notes Indenture will be discharged when:

(1) either (a) all the 10% Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed 10% Senior Notes which have been replaced or paid and 10% Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by QD LLC and thereafter repaid to QD LLC or discharged from such trust) have been delivered to the trustee for cancellation or (b) all 10% Senior Notes not theretofore delivered to the trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the trustee together with irrevocable instructions to mail such notice or notices to holders of the 10% Senior Notes) become due and payable upon redemption or maturity and QD LLC has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the 10% Senior Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the 10% Senior Notes to the date of deposit together with irrevocable instructions from QD LLC directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) QD LLC has paid all other sums payable under the 10% Senior Notes Indenture by it; and

(3) QD LLC has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the 10% Senior Notes Indenture relating to the satisfaction and discharge of the 10% Senior Notes Indenture have been complied with.

When the 10% Senior Notes Indenture is discharged, it ceases to be of further effect except for surviving rights of registration or transfer or exchange of the 10% Senior Notes.

Modification of the 10% Senior Notes Indenture

From time to time, QD LLC, the 10% Senior Note Guarantors and the trustee, without the consent of the holders, may amend the 10% Senior Notes Indenture to cure ambiguities, defects or inconsistencies, and to add guaranties to secure the 10% Senior Notes or similar provisions, so long as such change does not, in the good faith determination of the Board of Directors of QD LLC, adversely affect the rights of any of the holders in any material respect. In making its determination, such Board of Directors may rely on such evidence as it deems appropriate. Other modifications and amendments of the 10% Senior Notes Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding 10% Senior Notes issued under the 10% Senior Notes Indenture, except that the consent of each holder affected thereby is required to:

(1) reduce the amount of 10% Senior Notes whose holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any 10% Senior Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any 10% Senior Notes, or change the date on which any 10% Senior Notes may be subject to redemption or reduce the redemption price therefor as described under “—Redemption”; provided that the holders of a majority in principal amount of the then outstanding 10% Senior Notes issued under the 10% Senior Notes Indenture may modify or waive compliance with the provisions set forth under “—Redemption—Mandatory Redemption”;

(4) make any 10% Senior Notes payable in money other than in U.S. Dollars;

(5) make any changes in provisions of the 10% Senior Notes Indenture protecting the right of each holder to receive payment of principal of and interest on such 10% Senior Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of 10% Senior Notes to waive Defaults or Events of Default;

(6) modify or change any provision of the 10% Senior Notes Indenture or the related definitions affecting the ranking of the 10% Senior Notes or any 10% Senior Note Guarantee in a manner which adversely affects the holders of 10% Senior Notes;

(7) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

(8) release any 10% Senior Note Guarantor that is a Significant Subsidiary from any of its obligations under its 10% Senior Note Guarantee or the 10% Senior Notes Indenture other than in accordance with the terms of the 10% Senior Notes Indenture; or

(9) make any change in the foregoing amendment provisions or any provision which require each holder’s consent or in the waiver provisions.

Governing Law

The 10% Senior Notes Indenture, the 10% Senior Notes and each 10% Senior Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the 10% Senior Notes Indenture and has been appointed to act as registrar and paying agent with respect to the 10% Senior Notes. The 10% Senior Notes Indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the 10% Senior Notes Indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it by the 10% Senior Notes Indenture or the Trust Indenture Act of 1939 and must use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

If the trustee becomes a creditor of QD LLC, the 10% Senior Notes Indenture and the provisions of the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payments of its claims or to realize on certain property received in respect of its claims. Subject to the Trust Indenture Act of 1939, the trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the 10% Senior Notes Indenture. You should read the 10% Senior Notes Indenture for the full definition of all such terms and any other terms used herein for which no definition is provided. For purposes of disclosure contained under the heading “Description of 10% Senior Notes due 2013”:

“10% Senior Note Guarantee” means the guarantee by each 10% Senior Note Guarantor of the Issuers’ obligations under the 10% Senior Notes Indenture.

“10% Senior Note Guarantor” means:

(1) QDI;

(2) each Domestic Restricted Subsidiary on October 15, 2009;

(3) each Restricted Subsidiary required to execute and deliver a supplemental indenture pursuant to the covenants described under “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” and “—Certain Covenants—Future 10% Senior Note Guarantors”; and

(4) each of QD LLC’s Restricted Subsidiaries that in the future executes and delivers a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the 10% Senior Notes Indenture as a 10% Senior Note Guarantor,

provided that any Person constituting a 10% Senior Note Guarantor as described above shall cease to constitute a 10% Senior Note Guarantor when its respective 10% Senior Note Guarantee is released in accordance with the terms of the 10% Senior Notes Indenture.

“11.75% Senior Subordinated PIK Notes” means the Issuers’ 11.75% Senior Subordinated PIK Notes due 2013; provided that any references to the “11.75% Senior Subordinated PIK Notes” shall also include any increases in the aggregate principal amount as a result of the payment of interest thereon in the form of additional notes.

“2012 Notes” means the $85 million original aggregate principal amount of the Issuers’ Senior Floating Rate Notes due 2012,

Series A and the $50 million original aggregate principal amount of the Issuers’ Senior Floating Rate Notes due 2012, Series B, in each case, outstanding on October 15, 2009.

“9% Notes” means the $125 million aggregate principal amount of the Issuers’ 9% Senior Subordinated Notes due 2010 outstanding on October 15, 2009.

“9% Notes Maturity Amount” means the amount of principal repayment of the 9% Notes made at the final stated maturity thereof (including pursuant to a defeasance or a satisfaction and discharge), less $20 million.

“ABL Facility,” means the ABL Facility, dated as of December 18, 2007, by and among QD LLC, QDI, or one or more of QD LLC’s Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of QD LLC as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of such Person or any of its Subsidiaries

(1) existing at the time such Person becomes a Restricted Subsidiary of QD LLC or at the time it merges or consolidates with QD LLC or any of its Restricted Subsidiaries or

(2) assumed in connection with the acquisition of assets from such Person in each case, not incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of QD LLC or such acquisition, merger or consolidation.

“Acquisitions/Investments” means any acquisitions or Investments other than those made pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (13) or (14) of the definition of Permitted Investments.

“Acquisitions and Investments Cap” means, for any fiscal year, $10.0 million.

“Affiliate” of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings.

“Asset Acquisition” means:

(1) an Investment by QD LLC or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of QD LLC or any Restricted Subsidiary of QD LLC, or shall be merged with or into or consolidated with QD LLC or any Restricted Subsidiary of QD LLC; or

(2) the acquisition by QD LLC or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of QD LLC) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by QD LLC or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than QD LLC or a Wholly Owned Restricted Subsidiary of QD LLC of

•	any Capital Stock of any Restricted Subsidiary of QD LLC (other than directors’ qualifying shares); or

•	any other property or assets of QD LLC or any Restricted Subsidiary of QD LLC other than in the ordinary course of business.

Notwithstanding the preceding, the following items shall not be deemed Asset Sales:

(1) a transaction or series of related transactions for which QD LLC or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

(2) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in QD LLC’s business and that of QD LLC’s Restricted Subsidiaries;

(3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of QD LLC’s assets that would be permitted under the restrictions described in “—Merger, Consolidation and Sale of Assets”;

(4) disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment, in each case in the ordinary course of business of QD LLC or QD LLC’s Restricted Subsidiaries;

(5) the sale or transfer of accounts receivable pursuant to a Qualified Receivables Transaction;

(6) sales or grants of licenses to use QD LLC’s or any of its Restricted Subsidiaries’ patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

(7) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

(8) any Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or that constitutes a Permitted Investment; and

(9) one or more Sale and Leaseback Transactions for which QD LLC or any Restricted Subsidiary of QD LLC receives aggregate consideration of less than $15.0 million after the Series A Issue Date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

“Board of Directors” of any Person means the board of directors, board of managers or equivalent governing board of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Capital Expenditures” shall have the meaning given to such term in the ABL Facility as in effect on October 15, 2009.

“Capital Expenditures Cap” means, for any fiscal year of QD LLC, $13.0 million.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person under a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock including each class of Common Stock and Preferred Stock of such corporation or options to purchase the same; and

(2) with respect to any other Person, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

“Cash Equivalents” means:

(1) U.S. dollars and, in the case of any of QD LLC’s Foreign Restricted Subsidiaries, Canadian dollars, Mexican pesos and such other local currencies held by them from time to time in the ordinary course of business;

(2) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition;

(3) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or, if Moody’s and S&P cease to exist, any other nationally recognized statistical rating organization designated by QD LLC’s Board of Directors;

(4) commercial paper maturing no more than one year from the date it is created and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or, if Moody’s and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by QD LLC’s Board of Directors;

(5) time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition issued by any bank organized under the laws of the United States of America or any State or the District of Columbia or any foreign jurisdiction having at the date of acquisition combined capital and surplus of at least $250.0 million;

(6) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (5) above;

(7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (6) above; and

(8) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

“Change of Control” means the occurrence of one or more of the following:

(1) any sale, lease, exchange, conveyance, disposition or other transfer, in one transaction or a series of related transactions, of all or substantially all of QD LLC’s assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates of such Person or group, other than to the Permitted Holders;

(2) any approval, adoption or initiation of a plan or proposal for the liquidation or dissolution of either Issuer;

(3) any Person or Group, together with any Affiliates, other than the Permitted Holders, shall become the Beneficial Owner or owner of record, by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of QD LLC or QDI; or

(4) any Person or Group, together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of QD LLC or QDI such that such nominees, when added to any existing director remaining on the Board of Directors of QD LLC or QDI after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of QD LLC or QDI

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by QD LLC or any of its Restricted Subsidiaries designed to protect QD LLC or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of QD LLC’s business or the business of any of its Restricted Subsidiaries.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock, whether outstanding on October 15, 2009 or issued thereafter, including all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced by the following,

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses),

(b) Consolidated Interest Expense, and

(c) Consolidated Non-cash Charges less any Consolidated Non-cash Gains for such period; and

(3) fees and expenses related to, or paid concurrently with the consummation of, the initial public offering of shares of QDI’s common stock, the offering of the 9% Notes by the Issuers and related transactions, the transactions involving the issuance of the 2012 Notes, the Transactions, and fees and expenses related to similar financing transactions that occurred on or prior to October 15, 2009, whether or not consummated, in the case of clauses (1), (2)(a), (2)(b) and (2)(c), as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Excess Cash Flow” means, with respect to any Person, for any period, Consolidated EBITDA, minus, without duplication and to the extent not already reducing Consolidated Net Income or Consolidated EBITDA,

(1) Debt Service for such applicable period,

(2) the amount of any voluntary prepayment of term Indebtedness that is not subordinated to the 10% Senior Notes made in cash during such applicable period and the amount of any voluntary prepayment of “old notes” (as used in the 10% Senior Notes Indenture) made in cash during such applicable period, so long as the amount of such prepayment is not already reflected in Debt Service,

(3) (i) Capital Expenditures by QD LLC and its Subsidiaries on a consolidated basis during such applicable period that are paid in cash; provided that for any applicable period, the amount of Capital Expenditures deducted pursuant to this clause (3)(i) or any other clause of this definition shall not exceed the Capital Expenditures Cap for such fiscal year and (ii) the aggregate consideration paid in cash during the applicable period in respect of Acquisitions/Investments permitted under the restrictions described hereunder on a consolidated basis less any amounts received in respect thereof as a return of capital (including principal); provided that for any applicable period, the amount of such consideration deducted pursuant to this clause (3)(ii) or any other clause of this definition shall not exceed the Acquisitions and Investments Cap for such fiscal year,

(4) taxes paid in cash by QDI and its Subsidiaries on a consolidated basis during such applicable period,

(5) an amount equal to any increase in Working Capital of QD LLC and its Subsidiaries for such applicable period,

(6) cash expenditures made in respect of any Commodity Agreement, Currency Agreement or Interest Swap Obligation during such applicable period, to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Expense,

(7) permitted dividends or distributions or repurchases of its Capital Stock paid in cash by QD LLC to QDI during such applicable period described under clauses (11) and (14) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”,

(8) amounts paid in cash during such applicable period on account of items that were accounted for as noncash reductions of net income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining Consolidated EBITDA of QD LLC and its Subsidiaries in a prior applicable period,

(9) the amount of any mandatory prepayment of Indebtedness (other than Indebtedness in respect of 10% Senior Notes, the 11.75% Senior Subordinated PIK Notes or the 9% Notes), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(10) the amount related to items that were added to or not deducted from net income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Consolidated EBITDA to the extent such items represented a cash payment by QD LLC and its Subsidiaries or did not represent cash received by QD LLC and its Subsidiaries, in each case on a consolidated basis during such applicable period, plus, without duplication and to the extent not already increasing Consolidated Net Income or Consolidated EBITDA,

(1) an amount equal to any decrease in Working Capital for such applicable period,

(2) all amounts referred to in clauses (2) and (3) of this definition to the extent funded with the proceeds of the issuance or the incurrence of term Indebtedness, the sale or issuance of any Capital Stock (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Consolidated Excess Cash Flow above,

(3) cash payments received in respect of any Commodity Agreement, Currency Agreement or Interest Swap Obligation during such applicable period to the extent (i) not included in the computation of Consolidated EBITDA or (ii) such payments do not reduce cash Consolidated Interest Expense,

(4) any extraordinary or nonrecurring gain realized in cash during such applicable period; excluding any QSI Sale Gain,

(5) to the extent deducted in the computation of Consolidated EBITDA, cash interest income, and

(6) the amount related to items that were deducted from or not added to net income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating Consolidated EBITDA to the extent such items represented cash received by QD LLC or any Subsidiary or did not represent cash paid by QD LLC or any Subsidiary, in each case on a consolidated basis during such applicable period, excluding any QSI Sale Proceeds.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and excluding non-cash interest (including pay-in-kind interest and capitalized interest), plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including

(a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements),

(b) the net costs under Interest Swap Obligations,

(c) all capitalized interest and

(d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

(1) after-tax gains or losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after-tax items which are extraordinary gains or losses or nonrecurring gains, losses, expenses or income (including any gains or income resulting from the cancellation, retirement, repayment or other termination of any “old notes” (as used in the 10% Senior Notes Indenture) or other Indebtedness, whether or not such gains or income is extraordinary or nonrecurring);

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5) the establishment of accruals and reserves within twelve months after November 13, 2003 that are required to be so established in accordance with GAAP;

(6) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

(7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8) the amount of dividends, other distributions or amounts paid by QD LLC to QDI in reliance on clause (14) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments”; and

(9) the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses (solely for the purpose of determining compliance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”, excluding any non-cash items for which a future cash payment will be required and for which an accrual or reserve is required by GAAP to be made) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-cash Gains” means, with respect to any Person for any period, the aggregate non-cash gains or income (solely for the purpose of determining compliance with the covenant described under “—Certain Covenants—Limitation on Restricted

Payments”, excluding any non-cash gains for which a cash payment will be received in a future period) of such Person and its Restricted Subsidiaries increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Senior Secured Debt” means, with respect to any Person for any period, the aggregate principal amount of Indebtedness (other than Indebtedness that is subordinated in right of payment to the 10% Senior Notes or any 10% Senior Note Guarantee) of such Person and its Restricted Subsidiaries that is secured by a consensual Lien on any assets of such Person or any of its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Senior Secured Leverage Ratio” means, with respect to any Person at any date, the ratio of Consolidated Senior Secured Debt on such date to Consolidated EBITDA of such Person and its Restricted Subsidiaries during the Four Quarter Period ending on or prior to such calculation date, with Consolidated EBITDA being calculated on the pro forma basis set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect QD LLC or any Restricted Subsidiary of QD LLC against fluctuations in currency values.

“Current Assets” shall mean, with respect to QD LLC and its Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of QD LLC and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred taxes based on income or profits.

“Current Liabilities” shall mean, with respect to QD LLC and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of QD LLC and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any long-term Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits and (d) accruals of any costs or expenses related to bonuses, pension and other post retirement benefit obligations.

“Debt Service” shall mean, with respect to QD LLC and its Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense paid in cash for such period plus scheduled principal amortization of Indebtedness for such period (it being understood that any scheduled principal amortization of revolving Indebtedness shall not constitute Debt Service unless accompanied by a permanent reduction in commitments).

“Default” means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale) on or prior to the final maturity date of the 10% Senior Notes; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall not be deemed Disqualified Capital Stock.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of QD LLC incorporated or otherwise organized or existing under the laws of the United States, any State or the District of Columbia.

“Excess Cash Flow Catch-Up Amount” means, for any fiscal year of QD LLC beginning with the fiscal year ending December 31, 2011, an amount equal to the excess, if any, of (a) 50% of Consolidated Excess Cash Flow for such fiscal year over (b) $12.0 million; provided that if the amount of cash consideration paid in respect of 11.75% Senior Subordinated PIK Notes optionally redeemed or otherwise repurchased by the Issuers during such fiscal year is less than $12.0 million, then the Excess Cash Flow Catch-Up Amount shall equal zero for such fiscal year.

“Excluded Contribution” means Net Cash Proceeds received by QD LLC from (a) contributions to QD LLC’s common equity capital and (b) the sale of QD LLC’s Qualified Capital Stock, in each case designated as Excluded Contributions pursuant to an officers’ certificate executed on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (3) under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined conclusively by QD LLC’s Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of QD LLC’s Board of Directors delivered to the trustee.

“Foreign Restricted Subsidiary” means any of QD LLC’s Restricted Subsidiaries organized in any jurisdiction outside of the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect October 15, 2009.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay or to maintain financial statement conditions or otherwise), or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

Notwithstanding the preceding, “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent Obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligations being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under Currency Agreements or Commodity Agreements and Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes of this definition of Indebtedness, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 10% Senior Notes Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of QD LLC of such Disqualified Capital Stock. For purposes of the covenant described above under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” in determining the principal amount of any Indebtedness to be incurred by QD LLC or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount shall be due upon any declaration of acceleration shall be the accreted value of the Indebtedness at the date of determination.

“Independent Financial Advisor” means a firm:

(1) which does not have a direct or indirect common equity interest in QD LLC; and

(2) which, in the judgment of QD LLC’s Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit, including a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” does not include extensions of trade credit by, prepayment of expenses by, and receivables owing to, QD LLC and its Restricted Subsidiaries on commercially reasonable terms in accordance with QD LLC’s normal trade practices or those of such Restricted Subsidiary, as the case may be. For purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of QD LLC at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of QD LLC and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of QD LLC at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of QD LLC; and

(2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by QD LLC or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If QD LLC or any Restricted Subsidiary of QD LLC sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of QD LLC such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of QD LLC, QD LLC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of that Restricted Subsidiary not sold or disposed of.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Mandatory Redemption Installment Carryover Amount” means, with respect to any mandatory redemption to be made as set forth in “—Redemption—Mandatory Redemption—Semi-Annual Mandatory Redemption”, all amounts (a) that would previously have been the subject of such a mandatory redemption or the subject of a mandatory redemption to be made as set forth in “—Redemption—Mandatory Redemption—Excess Cash Flow-Based Catch-Up Redemption” but for the application of the conditions precedent to such mandatory redemptions and (b) as to which a mandatory redemption has not been previously completed.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by QD LLC or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

(4) appropriate amounts to be provided by QD LLC or any Restricted Subsidiary of QD LLC, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by QD LLC or such Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

and (b) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at that rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

“Option Plan” means (i) the 1998 stock option plan of QDI and (ii) the option plan adopted by QDI on November 13, 2003 with respect to an aggregate of 2,210,000 shares of QDI’s Common Stock, and (iii) the restricted stock plan adopted by QDI on November 13, 2003 with respect to an aggregate of 500,000 shares, in each case as the same may be amended from time to time in any manner that is not materially adverse to the holders of the 10% Senior Notes.

“Payment Conditions” shall have the meaning given to such term in the ABL Facility as in effect on October 15, 2009; provided that the provision thereof requiring a minimum level of borrowing availability shall be deemed to be satisfied if the sum of such borrowing availability and unrestricted cash and Cash Equivalents held by the Issuers and their Subsidiaries exceeds such minimum level. In general, the Payment Conditions under the ABL Facility currently require that (i) the minimum borrowing availability requirements under the ABL Facility are satisfied; (ii) there is fixed charge coverage of at least 1.0 to 1.0 as calculated under the ABL Facility; and (iii) no other event of default is otherwise caused under the ABL Facility by the redemption. Upon any refinancing or replacement of the ABL Facility in compliance with the provisions set forth in the last sentence of “—Redemption—Mandatory Redemption” and in compliance with the other provisions of the Indenture, the term “Payment Conditions” shall refer to the satisfaction of any conditions precedent or restrictions set forth in the ABL Facility with respect to the making of the mandatory redemption described in “—Redemption—Mandatory Redemption.”

“Permitted Business” means the business of QD LLC and its Restricted Subsidiaries as existing on October 15, 2009 and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

“Permitted Holders” means Apollo and other Related Parties.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under (a) the 2012 Notes and any guarantees thereof, (b) the 9% Notes and any guarantees thereof, (c) the 11.75% Senior Subordinated PIK Notes and any exchange notes to be issued in respect thereof pursuant to registration rights and any guarantees thereof and (d) the 10% Senior Notes, any exchange notes to be issued in respect thereof pursuant to registration rights and any 10% Senior Note Guarantees thereof;

(2) Indebtedness incurred pursuant to the ABL Facility in an aggregate principal amount at any time outstanding not to exceed $200.0 million less the amount of all repayments of term debt and permanent commitment reductions actually made under the ABL Facility after October 15, 2009 with Net Cash Proceeds of Asset Sales applied thereto as required by the “—Limitation on Asset Sales” covenant; provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under the restriction described under this clause (2) shall be reduced dollar for dollar by the amount of any Indebtedness then outstanding under clause (12) below; and provided, further, that any Indebtedness incurred pursuant to the ABL Facility on December 18, 2007 shall be deemed to be incurred under this clause (2); and provided, further, that the amount of Indebtedness permitted to be incurred pursuant to the ABL Facility in accordance with this clause (2) shall be in addition to any Indebtedness to be incurred pursuant to the ABL Facility in reliance on and in accordance with clauses (10) and (16) below;

(3) other Indebtedness of QD LLC and its Restricted Subsidiaries outstanding on the Series A Issue Date;

(4) Interest Swap Obligations of QD LLC covering Indebtedness of QD LLC or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of QD LLC covering Indebtedness of QD LLC or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Issuers and their Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the 10% Senior Notes Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of QD LLC and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary of QD LLC to QD LLC or to a Restricted Subsidiary of QD LLC for so long as such Indebtedness is held by QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility, in each case subject to no Lien held by a Person other than QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility; provided that if as of any date any Person other than QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness of QD LLC to a Restricted Subsidiary of QD LLC for so long as such Indebtedness is held by a Restricted Subsidiary of QD LLC or the lenders or the collateral agent under the ABL Facility and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the ABL Facility; provided that (a) any Indebtedness of QD LLC to any Restricted Subsidiary of QD LLC is unsecured and subordinated, pursuant to a written agreement, to QD LLC’s obligations under the 10% Senior Notes Indenture and the 10% Senior Notes and (b) if as of any date any Person other than a Restricted Subsidiary of QD LLC owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the ABL Facility in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by QD LLC;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(9) Indebtedness of QD LLC or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

(10) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of QD LLC and its Restricted Subsidiaries not to exceed $20.0 million in the aggregate at any one time outstanding, provided that all or a portion of the $20.0 million permitted to be incurred under the restriction described in this clause (10) may, at QD LLC’s option, be incurred under the ABL Facility or pursuant to clause (16) below (in addition to the amount set forth therein) instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

(11) Indebtedness arising from agreements of QD LLC or a Restricted Subsidiary of QD LLC providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees by QD LLC or a Restricted Subsidiary of QD LLC of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(a) such Indebtedness is not reflected on QD LLC’s balance sheet or that of any Restricted Subsidiary of QD LLC (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time they are received as determined in good faith by the Board of Directors of QD LLC or that of the Restricted Subsidiary, as applicable, and without giving effect to any subsequent changes in value) actually received by QD LLC and its Restricted Subsidiaries in connection with such disposition;

(12) the incurrence by a Receivables Subsidiary of QD LLC of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to QD LLC or to any Restricted Subsidiary of QD LLC or its assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of the Indebtedness permitted to be incurred under the restriction described in clause (2) above to the extent set forth therein;

(13) Indebtedness under Commodity Agreements;

(14) guarantees of Indebtedness (a) of any Restricted Subsidiary of QD LLC by QD LLC and its Restricted Subsidiaries, including agreements of QD LLC to keep-well or maintain financial statement conditions of any Restricted Subsidiary of QD LLC, and (b) incurred pursuant to the ABL Facility or pursuant to clauses (4), (5) and (13) above by any Restricted Subsidiary of QD LLC;

(15) Refinancing Indebtedness;

(16) additional Indebtedness of QD LLC and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the ABL Facility) plus up to an additional amount as contemplated by, and to the extent not incurred under, clause (10) above;

(17) Indebtedness of QD LLC or any of its Restricted Subsidiaries consisting of (x) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business and on a basis consistent with past practice and (y) Indebtedness of QD LLC incurred in connection with an insurance program whereby an insurance financing company prepays on behalf of QD LLC and its Restricted Subsidiaries insurance premiums on insurance policies of QD LLC and its Restricted Subsidiaries and QD LLC from time to time makes “premium” payments directly to such insurance financing company to satisfy their obligations to such insurance financing company; provided that Indebtedness referred to in this clause (y) does not exceed $16.0 million in the aggregate at any one time outstanding;

(18) Indebtedness of QD LLC or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(19) Indebtedness consisting of recourse obligations of QD LLC and its Restricted Subsidiaries to financial institutions in connection with Permitted Program Affiliate Transactions for lease obligations owing to such financial institutions by Program Affiliates in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; and

(20) Indebtedness, the proceeds of which are irrevocably deposited with the trustee upon the incurrence of such Indebtedness for the purpose of defeasing all of the then outstanding 10% Senior Notes in accordance with the procedures set forth under “Legal Defeasance and Covenant Defeasance”.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,”

(a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, QD LLC shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant,

(b) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock (or an increase in the aggregate liquidation preference thereof) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,”

(c) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

(d) if obligations in respect of letters of credit are incurred pursuant to the ABL Facility and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

(e) if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred, and

(f) Indebtedness need not be incurred solely by reference to one category of Permitted Indebtedness or the Consolidated Fixed Charge Coverage Ratio provisions of such covenant but may be permitted to be incurred in part under any combination of categories of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio provisions.

“Permitted Investments” means:

(1) Investments by QD LLC or any Restricted Subsidiary of QD LLC in any Person that is or will become immediately after such Investment a Restricted Subsidiary of QD LLC or that will merge or consolidate into QD LLC or a Restricted Subsidiary of QD LLC; provided that such Restricted Subsidiary of QD LLC is not restricted from making dividends or similar distributions by contract, operation of law or otherwise other than as permitted by the covenant described under “—Certain Covenants—Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(2) Investments in QD LLC by any Restricted Subsidiary of QD LLC; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to QD LLC’s obligations under the 10% Senior Notes and the 10% Senior Notes Indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of QDI, QD LLC and QD LLC’s Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $5.0 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of QDI or QD LLC under any stock option plan or similar employment arrangements so long as no cash is actually advanced by QD LLC or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

(5) Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of QD LLC’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the 10% Senior Notes Indenture;

(6) Investments in securities of trade creditors or customers received:

(a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or

(b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(7) Investments

(a) made by QD LLC or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales;”

(b) consisting of consideration received by QD LLC or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by QD LLC or any of its Restricted Subsidiaries of $2.0 million or more; or

(c) acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, QD LLC’s Capital Stock (other than Disqualified Capital Stock) (which proceeds of any such offering of QD LLC’s Capital Stock shall not have been, and shall not be, included in clause (3)(b) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(8) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of QD LLC or at the time such Person merges or consolidates with QD LLC or any of its Restricted Subsidiaries, in either case in compliance with the 10% Senior Notes Indenture; provided that such Investments were not made by such

Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of QD LLC or such merger or consolidation;

(9) Investments in the 10% Senior Notes;

(10) Investments in existence on the Series A Issue Date;

(11) guarantees of Indebtedness to the extent permitted pursuant to the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” and “—Certain Covenants—Future 10% Senior Note Guarantors;”

(12) additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $25.0 million at any one time outstanding;

(13) QD LLC and its Restricted Subsidiaries may make loans or advances to, prepay expenses of, make purchases on behalf of, or otherwise extend credit to (other than extensions of trade credit which are specifically excluded from the definition of “Investments”), Program Affiliates so long as such amounts are used to fund expenses or purchases incurred in the ordinary course of business, are being made on a basis consistent with past practice and are deducted from the weekly settlement paid to such Program Affiliates; and

(14) any Investment by QD LLC or any Restricted Subsidiary of QD LLC in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note that the Receivables Subsidiary or such other Person is required to pay as soon as practicable or equity interests.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which QD LLC or its Restricted Subsidiaries shall have set aside on their books such reserves, if any, as shall be required in conformity with

•	GAAP in the case of a Domestic Restricted Subsidiary, and

•	generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

(2) statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of the business of QD LLC and its Restricted Subsidiaries, taken as a whole;

(6) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation or operating lease;

(7) Liens securing Indebtedness permitted under the restriction described in clause (10) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of QD LLC or any Restricted Subsidiary of QD LLC other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of QD LLC or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations so long as the Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the 10% Senior Notes Indenture;

(12) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

(13) Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

(14) Liens securing Indebtedness permitted to be incurred under the restrictions described in clauses (12) and (16) of the definition of “Permitted Indebtedness”;

(15) Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under the 10% Senior Notes Indenture;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by QD LLC or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (including clause (10) of the definition of “Permitted Indebtedness”); provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC; and

(b) such Liens do not extend to or cover any property or assets of QD LLC or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of QD LLC or a Restricted Subsidiary of QD LLC and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC;

(19) Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;

(20) Liens securing Indebtedness incurred under clause (20) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to or cover any of the cash or Cash Equivalents that have been deposited with the trustee pursuant to “Legal Defeasance and Covenant Defeasance”; and

(21) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Qualified Receivables Transaction.

“Permitted Program Affiliate Transactions” shall mean a transaction or series of transactions effected in the ordinary course of business of QD LLC or any of its Restricted Subsidiaries and consistent with the past practices of QD LLC and its Restricted Subsidiaries pursuant to which (A) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment from a third party financial institution, (ii) transfer the lease (and the equipment subject thereto) to a Program Affiliate and (iii) guarantee a portion of the lease payments owing by such Program Affiliate to such financial institution and/or agree to assume from the Program Affiliate the lease initially so transferred to it upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution, (B) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment from a third party financial institution, (ii) sublease such equipment to a Program Affiliate, (iii) transfer the account receivable related to the sublease (together with all collateral rights to the equipment that is the subject of the sublease) to a third party financial institution and (iv) guarantee the sublease payments owing by the Program Affiliate to such financial institution, (C) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment to a Program Affiliate, (ii) transfer the account receivable related to such lease (together with all the collateral rights to the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantee the lease payments owing by the Program Affiliate to such financial institution or (D) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment to a Program Affiliate, (ii) transfer the lease (and the related account receivable and the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantee the lease payments owing by the Program Affiliate to such financial institution and/or agree to assume such equipment lease from such Program Affiliate upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program Affiliates” shall mean each of the independently-owned entities that operate under the name of QD LLC or any of its Restricted Subsidiaries pursuant to an exclusive agreement with QD LLC or such Restricted Subsidiary.

“Purchase Money Indebtedness” means Indebtedness of QD LLC and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from QD LLC or any Subsidiary of QD LLC in connection with a Qualified Receivables Transaction to a Receivables Subsidiary, which note is intended to be repaid from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QSI Sale Proceeds” means any cash proceeds from the sale of the tank wash business conducted by QSI.

“QSI Sale Gain” means any gain or income resulting from the sale of the tank wash business conducted by QSI.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by QD LLC or any of its Restricted Subsidiaries in which QD LLC or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by QD LLC or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of QD LLC or any of its Restricted Subsidiaries, and any related assets, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of QD LLC or any Restricted Subsidiary of QD LLC, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of QD LLC that engages in no activities other than in connection with the financing of accounts receivable and that is designated by QD LLC’s Board of Directors (as provided below) as a Receivables Subsidiary:

(1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

(a) is guaranteed by QD LLC or any Restricted Subsidiary of QD LLC (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

(b) is recourse to or obligates QD LLC or any Restricted Subsidiary of QD LLC in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or

(c) subjects any property or asset of QD LLC or of any Restricted Subsidiary of QD LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2) with which neither QD LLC nor any Restricted Subsidiary of QD LLC has any material contract, agreement, arrangement or understanding other than on terms no less favorable to QD LLC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of QD LLC, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3) with which neither QD LLC nor any Restricted Subsidiary of QD LLC has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of QD LLC shall be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by QD LLC or any Restricted Subsidiary of QD LLC of (A) for purposes of clause (15) of the definition of “Permitted Indebtedness,” Indebtedness incurred or existing in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16), (17), (18), (19) or (20) of the definition of “Permitted Indebtedness”) or (B) for any other purpose, Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by QD LLC in connection with such Refinancing); or

(2) create Indebtedness which:

(a) if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of “Permitted Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced, or

(b) if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of “Permitted Indebtedness” or with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the 10% Senior Notes or a final maturity earlier than the final maturity of the 10% Senior Notes;

provided that—

•	if such Indebtedness being Refinanced is solely QD LLC’s Indebtedness, then such Refinancing Indebtedness shall be solely QD LLC’s Indebtedness, and

•

if such Indebtedness being Refinanced is subordinate or junior to the 10% Senior Notes, then such Refinancing Indebtedness shall be subordinate to the 10% Senior Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Related Parties” of a specified Person means

(a) if a natural person, (1) any spouse, parent or lineal descendant (including by adoption) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of QD LLC or of QDI for the benefit of any Person referred to in clause (a)(1) and

(b) if a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Retained Consolidated Excess Cash Flow Amount” shall mean, at any date, an amount, determined on a cumulative basis, equal to (a) the sum of 50% of Consolidated Excess Cash Flow with respect to each fiscal year of QD LLC beginning with the fiscal year ending December 31, 2011 minus (b) any 9% Notes Maturity Amount; it being understood and agreed that if any 9% Notes Maturity Amount comes to exist and the amount thereof exceeds the then-existing amount described in the preceding clause (a), such excess shall be carried over to subsequent fiscal years for purposes of determining the Retained Consolidated Excess Cash Flow Amount.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to QD LLC or a Restricted Subsidiary of QD LLC of any property, whether owned by QD LLC or any Restricted Subsidiary of QD LLC at October 15, 2009 or later acquired, which has been or is to be sold or transferred by QD LLC or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property other than:

(a) arrangements between QD LLC and a Wholly Owned Restricted Subsidiary of QD LLC or between Wholly Owned Restricted Subsidiaries of QD LLC or

(b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date QD LLC or a Restricted Subsidiary of QD LLC acquires or finishes construction of such fixed or capital assets.

“Series A Issue Date” means January 28, 2005.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X under the Securities Act.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

“Transactions” means, collectively, (i) the exchange offers by the Issuers with respect to the 9% Notes and the 2012 Notes, (ii) the issuance of the Existing Notes, and (iii) the payment of fees and expenses in relation to the foregoing.

“Unrestricted Subsidiary” means (1) any Subsidiary of any Person (other than, in the case of QD LLC, QD Capital) that is designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board(s) of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary only if:

•	such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, QD LLC or any other Subsidiary of QD LLC that is not a Subsidiary of the Subsidiary to be so designated;

•

either (1) QD LLC certifies to the trustee in an officers’ certificate that such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or (2) the Subsidiary to be so designated at the time of designation has total consolidated assets of $1,000 or less; and

•

each Subsidiary to be so designated and each of its Subsidiaries has not and does not after the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of QD LLC’s assets or those of any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).

The Board of Directors of QD LLC may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

•

immediately after giving effect to such designation, QD LLC is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and

•

immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Boards of Directors of QDI and QD LLC shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1) the then outstanding aggregate principal amount of such Indebtedness into

(2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

“Working Capital” shall mean, with respect to QD LLC and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting; provided that without duplication of the foregoing clause (b), in determining changes to Working Capital there shall be included with respect to any acquisition during the applicable period an amount (which may be a negative number) by which the Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Working Capital at the end of such period.

DESCRIPTION OF 11.75% SENIOR SUBORDINATED PIK NOTES DUE 2013

The Existing 11.75% Senior Subordinated PIK Notes were, and the Exchange 11.75% Senior Subordinated PIK Notes will be, issued under an indenture (the “11.75% Senior Subordinated PIK Notes Indenture”) among QD LLC, QD Capital, the 11.75% Senior Subordinated PIK Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee.

On October 15, 2009, we issued $80,742,000 aggregate principal amount of Existing 11.75% Senior Subordinated PIK Notes under the 11.75% Senior Subordinated PIK Notes Indenture. As of the date of this prospectus, $81,395,785 aggregate principal amount of Existing 11.75% Senior Subordinated PIK Notes is outstanding resulting from the payment in kind of interest in the amount of $653,785 on February 1, 2010, thereby increasing the outstanding principal amount of the Existing 11.75% Senior Subordinated PIK Notes. The terms of the Exchange 11.75% Senior Subordinated PIK Notes are identical in all material respects to the Existing 11.75% Senior Subordinated PIK Notes, except the Exchange 11.75% Senior Subordinated PIK Notes will not contain transfer restrictions and holders of Exchange 11.75% Senior Subordinated PIK Notes will no longer have any registration rights or be entitled to any additional interest. The Bank of New York Mellon Trust Company, N.A., as trustee under the 11.75% Senior Subordinated PIK Notes Indenture, will authenticate and deliver Exchange 11.75% Senior Subordinated PIK Notes for original issue only in exchange for a like principal amount of Existing 11.75% Senior Subordinated PIK Notes. Any Existing 11.75% Senior Subordinated PIK Notes that remain outstanding after the consummation of the exchange offer covered by this prospectus, together with the Exchange 11.75% Senior Subordinated PIK Notes, will be treated as a single class of securities under the 11.75% Senior Subordinated PIK Notes Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding Exchange 11.75% Senior Subordinated PIK Notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the Existing 11.75% Senior Subordinated PIK Notes and Exchange 11.75% Senior Subordinated PIK Notes then outstanding.

The following description is a summary of the material provisions of the 11.75% Senior Subordinated PIK Notes Indenture. It does not restate the terms of the 11.75% Senior Subordinated PIK Notes Indenture in their entirety. We urge that you carefully read the 11.75% Senior Subordinated PIK Notes Indenture, because the 11.75% Senior Subordinated PIK Notes Indenture, and not this description, governs your rights as holders of the 11.75% Senior Subordinated PIK Notes. A copy of the 11.75% Senior Subordinated PIK Notes Indenture may be obtained from the Issuers or from the SEC’s website. See “Where You Can Find More Information.” The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.”

General

The 11.75% Senior Subordinated PIK Notes are and will be unsecured obligations of the Issuers, on a joint and several basis, ranking subordinate in right of payment to all existing and future Senior Debt of the Issuers, including the ABL Facility, the 10% Senior Notes and the 2012 Notes. The 11.75% Senior Subordinated PIK Notes will be effectively subordinated to all existing and future secured debt of the Issuers and the 11.75% Senior Subordinated PIK Note Guarantors to the extent of the assets securing such debt, including the indebtedness under the ABL Facility. The 11.75% Senior Subordinated PIK Notes will also be effectively subordinated to any debt, preferred stock obligations and other liabilities of Subsidiaries of QD LLC (other than QD Capital) that are not 11.75% Senior Subordinated PIK Note Guarantors. As of September 30, 2009, the Issuers and the 11.75% Senior Subordinated PIK Note Guarantors had approximately $240.5 million of Senior Debt outstanding, consisting of debt under the ABL Facility, the 10% Senior Notes and other Senior Debt (including $105.5 million of secured indebtedness, consisting of debt under the ABL Facility, capital lease obligations and other secured notes), and approximately $52.1 million in borrowing availability under the ABL Facility.

The trustee will act as the initial paying agent and registrar for the 11.75% Senior Subordinated PIK Notes. You may present your 11.75% Senior Subordinated PIK Notes for registration of transfer and exchange at the offices of the registrar, which initially will be the trustee’s corporate trust office. The 11.75% Senior Subordinated PIK Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. See “Book-Entry, Delivery and Form.” The Issuers may change any paying agent and registrar without prior notice.

The Issuers will pay principal (and premium, if any) on the 11.75% Senior Subordinated PIK Notes at the trustee’s corporate office in New York, New York. At the Issuers’ option, interest may be paid at the trustee’s corporate trust office or by check mailed to the registered addresses of holders.

Terms of the 11.75% Senior Subordinated PIK Notes

The 11.75% Senior Subordinated PIK Notes will mature on November 1, 2013. Without the consent of any holder, additional 11.75% Senior Subordinated PIK Notes may be issued under the 11.75% Senior Subordinated PIK Notes Indenture from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The 11.75% Senior Subordinated PIK Notes and any additional 11.75% Senior Subordinated PIK Notes subsequently issued will be treated as a single class for all purposes under the 11.75% Senior Subordinated PIK Notes Indenture.

The 11.75% Senior Subordinated PIK Notes bear interest at a rate of 11.75% per annum, which will be payable as follows: 9% in cash and 2.75% by increasing the principal amount of the outstanding 11.75% Senior Subordinated PIK Notes. Interest will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1 to the persons who are registered holders at the close of business on the January 15, April 15, July 15 and October 15 immediately preceding the applicable interest payment date. The first regularly scheduled interest payment date occurred on February 1, 2010. In addition to cash interest paid on February 1, 2010, interest was paid in kind with respect to the 11.75% Senior Subordinated PIK Notes, thereby increasing the outstanding principal amount of the 11.75% Senior Subordinated PIK Notes by $653,785 in accordance with their terms. Interest on the 11.75% Senior Subordinated PIK Notes will accrue from the most recent date for which interest has been paid and will be computed on the basis of a 360-day year of twelve 30-day months.

In addition to interest that accrues as described in the previous paragraph, the Issuers made a special interest payment in cash on November 15, 2009 in the amount of the interest that would have accrued with respect to the 11.75% Senior Subordinated PIK Notes at the rate per annum of 9% for the period from May 15, 2009 through October 15, 2009, to the persons who were registered holders at the close of business on November 1, 2009.

The 11.75% Senior Subordinated PIK Notes are not entitled to the benefit of any mandatory sinking fund.

Redemption

Optional Redemption

The Issuers may redeem all or any portion of the 11.75% Senior Subordinated PIK Notes prior to October 15, 2010, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount of the 11.75% Senior Subordinated PIK Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the date of redemption.

The Issuers may redeem all or any portion of the 11.75% Senior Subordinated PIK Notes after October 15, 2010, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount of the 11.75% Senior Subordinated PIK Notes, plus accrued and unpaid interest, if any, to the date of redemption.

Optional Redemption upon Equity Offerings

At any time, or from time to time, on or prior to October 15, 2010, the Issuers may, at their option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% in aggregate principal amount of the 11.75% Senior Subordinated PIK Notes originally issued under the 11.75% Senior Subordinated PIK Notes Indenture at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the 11.75% Senior Subordinated PIK Notes outstanding must equal at least 65% of the aggregate amount of the 11.75% Senior Subordinated PIK Notes originally issued under the 11.75% Senior Subordinated PIK Notes Indenture. In order to effect the foregoing redemption with the Net Cash Proceeds of any Equity Offering, the Issuers shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

If less than all of the 11.75% Senior Subordinated PIK Notes are to be redeemed at any time, the trustee will select those 11.75% Senior Subordinated PIK Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the 11.75% Senior Subordinated PIK Notes are listed or, if the 11.75% Senior Subordinated PIK Notes are not then listed on a national securities exchange, on a proportional basis, by lot or by such method as the trustee considers fair and appropriate. 11.75% Senior Subordinated PIK Notes with a principal amount of $1,000 or less may only be redeemed in full, other than PIK Notes, which may be redeemed in multiples of $1.00. If a partial redemption is made with the Net Cash Proceeds of an Equity Offering or an Asset Sale, the trustee will select the 11.75% Senior Subordinated PIK Notes or portions of the 11.75% Senior Subordinated PIK Notes for redemption only on a pro rata basis or on as nearly a proportional basis as is practicable, unless the method is otherwise prohibited.

Notice of redemption must be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of 11.75% Senior Subordinated PIK Notes to be redeemed at its registered address. If any 11.75% Senior Subordinated PIK Note is to be redeemed in part only, the notice of redemption that relates to the 11.75% Senior Subordinated PIK Note will state the portion of the principal amount to be redeemed. A new 11.75% Senior Subordinated PIK Note in a principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original 11.75% Senior Subordinated PIK Note. On and after the redemption date, interest will cease to accrue on those 11.75% Senior Subordinated PIK Notes, or portions thereof, called for redemption if the Issuers have deposited with the paying agent the funds needed to pay the applicable redemption price. See “Book-Entry, Delivery and Form.”

Subordination

The payment of all Obligations on or relating to the 11.75% Senior Subordinated PIK Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on all existing and future Senior Debt of the Issuers (including the Obligations with respect to the ABL Facility).

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations in respect of Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt even if such interest is not an allowed claim in such proceeding) before the holders of 11.75% Senior Subordinated PIK Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the 11.75% Senior Subordinated PIK Notes in the event of any total or partial distribution to creditors of either of the Issuers:

(1) in a total or partial liquidation or total or partial dissolution of either of the Issuers;

(2) in a total or partial bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either of the Issuers or their respective properties;

(3) in a total or partial assignment for the benefit of creditors of either of the Issuers; or

(4) in any marshalling of all or part of the assets and liabilities of either of the Issuers.

Until all such Obligations in respect of Senior Debt have been paid in full in cash or Cash Equivalents, any payment or distribution to which holders of 11.75% Senior Subordinated PIK Notes would have been entitled but for the subordination provisions of the 11.75% Senior Subordinated PIK Notes Indenture will be made to holders of Senior Debt as their interests may appear. If a payment or distribution is made to holders of 11.75% Senior Subordinated PIK Notes that due to the subordination provisions of the 11.75% Senior Subordinated PIK Notes Indenture should not have been made to them, such holders of 11.75% Senior Subordinated PIK Notes will be required to hold it in trust for the holders of Senior Debt and pay it over to such holders of Senior Debt as their interests may appear.

Neither of the Issuers may make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the 11.75% Senior Subordinated PIK Notes or purchase, repurchase, redeem or otherwise acquire or retire any 11.75% Senior Subordinated PIK Notes for cash or property or otherwise or set aside any funds or make any deposit with the trustee for any purpose (collectively, “pay the 11.75% Senior Subordinated PIK Notes”) if:

(1) a payment default (including a default in the payment of any principal, premium (if any), liquidated damages (if any) or other Obligations) on any Designated Senior Debt of either Issuer occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt of either Issuer that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Debt.

Payments and distributions with respect to any Obligations on, or with respect to, the 11.75% Senior Subordinated PIK Notes may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earliest to happen of:

•	the date on which all nonpayment defaults are cured or waived (so long as no other event of default or payment default exists);

•	180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated; or

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the date on which the trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. However, under the 11.75% Senior Subordinated PIK Notes Indenture, any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice, that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing would constitute a new default for this purpose.

The ABL Facility requires that QD LLC promptly notify each lender thereunder if payment of the 11.75% Senior Subordinated PIK Notes is accelerated because of an Event of Default.

Since the right to be paid principal, interest and other Obligations on or relating to the 11.75% Senior Subordinated PIK Notes ranks junior to the rights of holders of the Issuers’ Senior Debt, if either Issuer become bankrupt or insolvent, creditors of such Issuer who are not holders of Senior Debt, including the holders of the 11.75% Senior Subordinated PIK Notes, may recover less proportionately than holders of Senior Debt.

As of September 30, 2009, the Issuers and the 11.75% Senior Subordinated PIK Note Guarantors had approximately $240.5 million of Senior Debt outstanding, consisting of debt under the ABL Facility, the 10% Senior Notes and other Senior Debt, and an additional $52.1 million available for borrowing under the ABL Facility (after giving effect to outstanding letters of credit) and Subsidiaries of the Issuers that are not 11.75% Senior Subordinated PIK Note Guarantors had approximately $0.9 million of debt and other liabilities outstanding, including trade payables, but excluding intercompany balances.

Guarantees

Each 11.75% Senior Subordinated PIK Note Guarantor unconditionally guarantees, on an unsecured senior subordinated basis, jointly and severally, to each holder of 11.75% Senior Subordinated PIK Notes and the trustee, the full and prompt performance of the Issuers’ obligations under the 11.75% Senior Subordinated PIK Notes Indenture and the 11.75% Senior Subordinated PIK Notes, including the payment of principal of and interest on the 11.75% Senior Subordinated PIK Notes. The 11.75% Senior Subordinated PIK Note Guarantees are subordinated to Guarantor Senior Debt on the same basis as the 11.75% Senior Subordinated PIK Notes are subordinated to Senior Debt. The obligations of each 11.75% Senior Subordinated PIK Note Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such 11.75% Senior Subordinated PIK Note Guarantor (including all Guarantor Senior Debt of the respective 11.75% Senior Subordinated PIK Note Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other 11.75% Senior Subordinated PIK Note Guarantor in respect of the obligations of such other 11.75% Senior Subordinated PIK Note Guarantor under its 11.75% Senior Subordinated PIK Note Guarantee or pursuant to its contribution obligations under the 11.75% Senior Subordinated PIK Notes Indenture, will result in the obligations of such 11.75% Senior Subordinated PIK Note Guarantor under the 11.75% Senior Subordinated PIK Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each 11.75% Senior Subordinated PIK Note Guarantor may consolidate with or merge into or sell its assets to QD LLC or another 11.75% Senior Subordinated PIK Note Guarantor, or with other Persons upon the terms and conditions set forth in the 11.75% Senior Subordinated PIK Notes Indenture. See “—Merger, Consolidation and Sale of Assets.” In the event all of the Capital Stock of an 11.75% Senior Subordinated PIK Note Guarantor is disposed of by QD LLC, whether by merger, consolidation, sale or otherwise, and the disposition is not in violation of the provisions set forth in “—Certain Covenants—Limitation on Asset Sales,” the 11.75% Senior Subordinated PIK Note Guarantor’s 11.75% Senior Subordinated PIK Note Guarantee will be released. In addition, upon the designation of a Restricted Subsidiary that is an 11.75% Senior Subordinated PIK Note Guarantor as an Unrestricted Subsidiary in compliance with the 11.75% Senior Subordinated PIK Notes Indenture, such 11.75% Senior Subordinated PIK Note Guarantor’s 11.75% Senior Subordinated PIK Note Guarantee will be released.

QDI will be an 11.75% Senior Subordinated PIK Note Guarantor of the 11.75% Senior Subordinated PIK Notes but since QDI is currently a holding company with no significant operations, the 11.75% Senior Subordinated PIK Note Guarantee by QDI provides little, if any, additional credit support for the 11.75% Senior Subordinated PIK Notes, and you should not rely on the 11.75% Senior Subordinated PIK Note Guarantee by QDI in evaluating an investment in the 11.75% Senior Subordinated PIK Notes. In addition, except in certain limited circumstances, the restrictive covenants contained in the 11.75% Senior Subordinated PIK Notes Indenture will not apply to QDI.

Change of Control

The 11.75% Senior Subordinated PIK Notes Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Issuers purchase all or a portion of such holder’s 11.75% Senior Subordinated PIK Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase. Notwithstanding the occurrence of a Change of Control, the Issuers will not be obligated to repurchase the 11.75% Senior Subordinated PIK Notes under this covenant if the Issuers have exercised their right to redeem all the 11.75% Senior Subordinated PIK Notes under the terms of the section titled “Optional Redemption.”

The 11.75% Senior Subordinated PIK Notes Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Issuers covenant to:

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repay in full all Obligations, and terminate all commitments, under the ABL Facility and all other Senior Debt, the terms of which require repayment upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the ABL Facility and to repay the Obligations owed to (and terminate all commitments of) each lender which has accepted such offer; or

•	obtain consents required under the ABL Facility and all such other Senior Debt to permit the repurchase of the 11.75% Senior Subordinated PIK Notes as provided below.

The Issuers will first comply with the covenant in the immediately preceding sentence before they are required to either repurchase 11.75% Senior Subordinated PIK Notes or send the notice pursuant to the provisions described below. The Issuers’ failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the succeeding paragraph as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (3), but shall not constitute an Event of Default described in clause (2) under “—Events of Default” below.

Within 30 days following the date upon which the Change of Control occurred, the Issuers will send, by first-class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have an 11.75% Senior Subordinated PIK Note purchased pursuant to a Change of Control Offer must surrender the 11.75% Senior Subordinated PIK Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the 11.75% Senior Subordinated PIK Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 11.75% Senior Subordinated PIK Notes Indenture applicable to a Change of Control Offer made by the Issuers and purchases all 11.75% Senior Subordinated PIK Notes validly tendered and not withdrawn under such Change of Control Offer.

If the Issuers make a Change of Control Offer, there can be no assurance that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the 11.75% Senior Subordinated PIK Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase outstanding 11.75% Senior Subordinated PIK Notes pursuant to a Change of Control Offer, the Issuers expect that one or both of the Issuers would seek third party financing to the extent the Issuers lack available funds to meet their purchase obligations. However, there can be no assurance that either of the Issuers would be able to obtain such financing.

A Change of Control will be an Event of Default under the ABL Facility, upon which event all amounts outstanding under that ABL Facility will, unless otherwise agreed by the required lenders thereunder, become due and payable and will also be a Change of Control under the Senior Notes entitling holders thereof to require the Issuers to redeem their notes. There can be no assurance in the event of a Change of Control that the Issuers would be able to obtain the necessary consents from the lenders under the ABL Facility to waive such default or consummate a Change of Control Offer.

The trustee may not waive the covenant relating to a holder’s right to redemption upon a Change of Control. However, the covenant and other provisions contained in the 11.75% Senior Subordinated PIK Notes Indenture relating to the obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 11.75% Senior Subordinated PIK Notes. Restrictions described in the 11.75% Senior Subordinated PIK Notes Indenture on the ability of QD LLC and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of QDI or QD LLC, whether favored or opposed by QD LLC’s management. Consummation of any such transaction may require redemption or repurchase of the 11.75% Senior Subordinated PIK Notes, and there can be no assurance that QD LLC or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of QD LLC or any of its Restricted Subsidiaries by QD LLC’s management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the 11.75% Senior Subordinated PIK Notes Indenture may not afford you protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 11.75% Senior

Subordinated PIK Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the 11.75% Senior Subordinated PIK Notes Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Change of Control” provisions of the 11.75% Senior Subordinated PIK Notes Indenture by so doing.

The definition of “Change of Control” includes, among other transactions, a disposition of “all or substantially all” of QD LLC’s property and assets. With respect to the disposition of property or assets, the phrase “all or substantially all” as used in the 11.75% Senior Subordinated PIK Notes Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether the Issuers are required to make a Change of Control Offer.

Certain Covenants

Under the 11.75% Senior Subordinated PIK Notes Indenture, QD LLC has agreed to the following covenants:

Limitation on Incurrence of Additional Indebtedness

QD LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”), any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, QD LLC and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, QD LLC’s Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0; provided that the amount of Indebtedness (other than Acquired Indebtedness) that may be incurred in reliance on the preceding proviso by QD LLC’s Restricted Subsidiaries (other than QD Capital) that have not provided 11.75% Senior Subordinated PIK Note Guarantees in compliance with the covenant described under “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” or “—Certain Covenants—Future 11.75% Senior Subordinated PIK Note Guarantors” shall not exceed $20.0 million at any one time outstanding.

Limitation on Restricted Payments

QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

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declare or pay any dividend or make any distribution (other than dividends or distributions payable in its Qualified Capital Stock) on or in respect of shares of QD LLC’s Capital Stock to holders of that Capital Stock;

•	purchase, redeem or otherwise acquire or retire for value any of QD LLC’s Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

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make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any of its Indebtedness that is subordinate or junior in right of payment to the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee (other than Indebtedness described in clause (7) of the definition of “Permitted Indebtedness”);

•	make any Investment (other than Permitted Investments) (each of the actions listed above being referred to as a “Restricted Payment”).

if at the time of such Restricted Payment or immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing; or

(2) QD LLC is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after October 15, 2009 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by its Board of Directors) exceeds the sum of, without duplication:

(a) 50% of QD LLC’s cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned after June 30, 2009 and on or prior to the date the Restricted Payment is made (the “Reference Date”) (treating such period as a single accounting period); plus

(b) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by QD LLC’s Board of Directors, of property other than cash received by it from any Person (other than a Subsidiary of QD LLC) from the issuance and sale subsequent to October 15, 2009 and on or prior to the Reference Date of its Qualified Capital Stock (other than Excluded Contributions); plus

(c) 100% of the aggregate Net Cash Proceeds of any equity contribution received by it from a holder of QD LLC’s Capital Stock (other than Excluded Contributions) after October 15, 2009 and on or prior to the Reference Date; plus

(d) the amount by which Indebtedness of QD LLC or that of any of QD LLC’s Restricted Subsidiaries is reduced on QD LLC’s consolidated balance sheet upon the conversion or exchange after October 15, 2009 of any of its Indebtedness or any Indebtedness of its Restricted Subsidiaries incurred after October 15, 2009 into or for Qualified Capital Stock; plus

(e) the sum of:

(I) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made after October 15, 2009 whether through interest payments, principal payments, dividends or other distributions or payments;

(II) the net cash proceeds received by QD LLC or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of QD LLC); and

(III) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (valued in each case as provided in the definition of “Investment”);

provided, however, that the sum of clauses (I), (II) and (III) above will not exceed the aggregate amount of all such Investments made by QD LLC or any Restricted Subsidiary in the relevant Person or Unrestricted Subsidiary after October 15, 2009.

However, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of that dividend or other distribution if the dividend or other distribution would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of QD LLC’s Capital Stock, either (a) solely in exchange for shares of Qualified Capital Stock of QD LLC or Qualified Capital Stock of QDI or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of shares of QD LLC’s Qualified Capital Stock or, to the extent the proceeds are contributed by QDI to QD LLC, from the shares of Capital Stock of QDI;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of QD LLC or an 11.75% Senior Subordinated PIK Note Guarantor that is subordinate or junior in right of payment to the 11.75% Senior Subordinated PIK Notes or an 11.75% Senior Subordinated PIK Note Guarantee either:

(a) solely in exchange for shares of Qualified Capital Stock of QD LLC or QDI, or

(b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of, or solely in exchange for:

•	shares of Qualified Capital Stock of QD LLC or QDI;

•	Refinancing Indebtedness; or

•

a combination of such Qualified Capital Stock or Refinancing Indebtedness, plus cash or other consideration in the amount of the Restricted Payment permitted to be made under the restriction described in clause (7) below;

(4) if no Default or Event of Default shall have occurred and be continuing, repurchases by QD LLC or any Restricted Subsidiary of QD LLC of, or dividends, distributions or advances to QDI to allow QDI to repurchase (and/or to make payments on notes previously issued by QDI representing the consideration for the previous repurchase of), securities of QDI or QD LLC from employees, managers, directors or consultants of QDI, QD LLC or any Subsidiary of QD LLC or their authorized representatives

(i) upon the death, disability or termination of employment of such employees, managers, directors or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements;

(ii) pursuant to any other agreement with such employees, managers, directors or consultants of QDI, QD LLC or any Subsidiary of QD LLC, in an aggregate amount not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year), provided that the cancellation of Indebtedness owing to QDI, QD LLC or any Restricted Subsidiary of QD LLC from such employees, managers, directors or consultants of QD LLC or any of QD LLC’s Restricted Subsidiaries in connection with a repurchase of QD LLC’s Capital Stock will not be deemed to constitute a Restricted Payment under the 11.75% Senior Subordinated PIK Notes Indenture; or

(iii) to the extent required pursuant to the Option Plan;

(5) the declaration and payment of dividends to holders of any class or series of QD LLC’s Preferred Stock; provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, QD LLC would have been able to incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(6) the payment of dividends on QD LLC’s Common Stock (or dividends, distributions or advances to QDI to allow QDI to pay dividends on QDI’s Common Stock), following any public offering of QD LLC’s Common Stock (or of QDI’s Common Stock) after October 15, 2009, of:

•	in the case of any public offering of QD LLC’s Common Stock, up to 6% per annum of the net proceeds received by us in such public offering, or

•

in the case of any public offering of QDI’s Common Stock, up to 6% per annum of the amount contributed to QD LLC by QDI from the proceeds received by QDI from such offering, other than, in each case, public offerings with respect to QD LLC’s Common Stock (or of QDI’s Common Stock) registered on Form S-8 (or any successor form);

(7) other Restricted Payments made after October 15, 2009 in an aggregate amount not to exceed $15.0 million;

(8) if no Default or Event of Default shall have occurred and be continuing, payments or distributions to, or dividends, distributions or advances to QDI to allow QDI to make payments or distributions to, dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the 11.75% Senior Subordinated PIK Notes Indenture applicable to mergers, consolidations and transfers of all or substantially all of QD LLC’s property and assets;

(9) Investments that are made with Excluded Contributions;

(10) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock represents a portion of the consideration for such exercise;

(11) payment of dividends, other distributions or other amounts by QD LLC to QDI in amounts required for QDI to pay (x) reasonable fees and compensation incurred by QDI in respect of services provided by officers, managers or other employees of QDI in the ordinary course of business with respect to the operations and business of QD LLC and its Subsidiaries and (y) franchise taxes and other fees required to maintain its existence and provide for all other operating costs of QDI incurred by QDI in the ordinary course of business, either for its own benefit or for the benefit of QD LLC or its Subsidiaries, including in the case of clause (y), in respect of directors’ fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses, including all costs and expenses with respect to filings with the SEC or furnishing to holders of the securities of QD LLC the information to be provided pursuant to Rule 144A under the Securities Act, provided that in no event shall the amount dividended or otherwise distributed pursuant to clause (y) of this clause (11) exceed $2.5 million in any fiscal year;

(12) the acquisition of any shares of QD LLC’s Disqualified Capital Stock either:

•	solely in exchange for shares of QD LLC’s Disqualified Capital Stock or Capital Stock of QDI or

•

through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of QD LLC) of shares of QD LLC’s Disqualified Capital Stock or, to the extent the proceeds are contributed by QDI to QD LLC, from shares of Capital Stock of QDI;

(13) any purchase or redemption of Indebtedness that ranks junior to the 11.75% Senior Subordinated PIK Notes utilizing any Net Cash Proceeds remaining after QD LLC has complied with the requirements of the covenants described under “—Certain Covenants—Limitation on Asset Sales” and “—Change of Control”;

(14) the payment of dividends, other distributions or amounts by QD LLC to QDI in amounts required to pay the tax obligations of QDI or any of its direct or indirect parents that are attributable to the income of QD LLC and its Subsidiaries by virtue of (i) QD LLC being a pass-through entity for federal or state income tax purposes or (ii) the inclusion of such income in a consolidated or combined or similar tax group of which QDI is the common parent, provided that:

•

the amount of dividends paid pursuant to this clause (14) to enable QDI or any of its direct or indirect parents to pay Federal and state income taxes at any time will not exceed the amount of such Federal and state income taxes actually owing by QDI or any of its direct or indirect parents at such time for the respective period (excluding any tax liability of QDI or any of its direct or indirect parents not attributable to QD LLC or its Subsidiaries) and

•

any refunds received by or on behalf of QDI or any of its direct or indirect parents attributable to QD LLC and its Subsidiaries shall promptly be returned by QDI or any of its direct or indirect parents to QD LLC; and

(15) if no Default or Event of Default shall have occurred and be continuing, payments of cash, or dividends, distributions or advances to QDI to allow QDI to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of QDI, QD LLC or any Restricted Subsidiary, which in the aggregate do not exceed $5.0 million.

In determining the aggregate amount of Restricted Payments made after October 15, 2009 in accordance with clause (3) of the first paragraph of this covenant, amounts expended pursuant to clauses (1), (2)(b), (3)(b) (with respect to Qualified Capital Stock of QD LLC), (4), (5), (6), (7),(8), (13) and (15) will be included in the calculation.

The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by QD LLC or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Not later than the date of making any Restricted Payment, QD LLC will deliver to the trustee an officers’ certificate stating that such Restricted Payment complies with the 11.75% Senior Subordinated PIK Notes Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon QD LLC’s latest available internal quarterly financial statements.

Limitation on Asset Sales

QD LLC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) QD LLC or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by QD LLC’s senior management or, in the case of an Asset Sale in excess of $5.0 million, its Board of Directors);

(2) at least 75% of the consideration received by QD LLC or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of:

•	cash or Cash Equivalents,

•	properties and assets to be owned by QD LLC or any of QD LLC Restricted Subsidiaries and used in a Permitted Business, or

•	Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of QD LLC,

and, in each case, such consideration is received at the time of such disposition; provided that the amount of

•

any liabilities (as shown on QD LLC’s or such Restricted Subsidiary’s most recent balance sheet) of QD LLC or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee of an 11.75% Senior Subordinated PIK Note Guarantor) that are assumed by the transferee of any such assets, and

•

any notes or other securities received by QD LLC or any such Restricted Subsidiary from such transferee that are converted by QD LLC or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received in the conversion) shall be deemed to be cash for the purposes of this provision only; and

(3) upon the consummation of an Asset Sale, QD LLC will apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to prepay any Senior Debt or Guarantor Senior Debt or any Indebtedness of a Restricted Subsidiary that is not an 11.75% Senior Subordinated PIK Note Guarantor and, in the case of any such Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required);

(b) to make an investment

•	in properties and assets that replace the properties and assets that were the subject of such Asset Sale,

•	in properties and assets that will be used by QD LLC or a Restricted Subsidiary in a Permitted Business, or

•	permitted by the restriction described in clause (1) of the definition of “Permitted Investments” (collectively, “Replacement Assets”); or

(c) a combination of prepayment and investment permitted by the restrictions described in foregoing clauses (3)(a) and (3)(b).

Pending the final application of the Net Cash Proceeds, QD LLC and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the 11.75% Senior Subordinated PIK Notes Indenture.

On the 361st day after an Asset Sale or such earlier date, if any, as the senior management or the Board of Directors of QD LLC or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted under the restrictions described in clauses (3)(a), (3)(b) and (3)(c) of the next preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by QD LLC or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders on a pro rata basis, that amount of 11.75% Senior Subordinated PIK Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the 11.75% Senior Subordinated PIK Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if QD LLC so elects or is required by the terms of any Senior Subordinated Debt, such Net Proceeds Offer may be made ratably to purchase the 11.75% Senior Subordinated PIK Notes and such other Indebtedness of QD LLC that ranks pari passu with the 11.75% Senior Subordinated PIK Notes.

Notice of each Net Proceeds Offer will be mailed to the record holders as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the trustee, and will comply with the procedures set forth in the 11.75% Senior Subordinated PIK Notes Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their 11.75% Senior Subordinated PIK Notes in whole or in part in integral multiples of $1,000 in exchange for cash, except that PIK Notes may be tendered in whole or in part in integral multiples of $1.00. To the extent holders properly tender 11.75% Senior Subordinated PIK Notes in an amount exceeding the Net Proceeds Offer Amount, 11.75% Senior Subordinated PIK Notes of tendering holders will be purchased on a pro rata basis (based on amounts tendered). To the extent that the aggregate amount of the 11.75% Senior Subordinated PIK Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, QD LLC may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the 11.75% Senior Subordinated PIK Notes Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

If at any time any non-cash consideration received by QD LLC or any Restricted Subsidiary of QD LLC, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof will be applied in accordance with this covenant.

QD LLC may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the second preceding paragraph).

In the event of the transfer of substantially all (but not all) of the property and assets of QD LLC and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the restrictions described in “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of QD LLC and its Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the covenant described in clause (3) of this section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of QD LLC or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

QD LLC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of 11.75% Senior Subordinated PIK Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the 11.75% Senior Subordinated PIK Notes Indenture, QD LLC shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the 11.75% Senior Subordinated PIK Notes Indenture by virtue thereof. The covenant and other provisions contained in the 11.75% Senior Subordinated PIK Notes Indenture relating to QD LLC’s obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the 11.75% Senior Subordinated PIK Notes.

Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries

QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries (other than a Restricted Subsidiary that has executed an 11.75% Senior Subordinated PIK Note Guarantee) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of QD LLC to:

(a) pay dividends or make any other distribution on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(b) make loans or advances or to pay any Indebtedness or other obligation owed to QD LLC or any other Restricted Subsidiary of QD LLC; or

(c) transfer any of its property or assets to QD LLC or any other of QD LLC’s Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule, regulation, order, grant or governmental permit;

(2) the 11.75% Senior Subordinated PIK Notes Indenture;

(3) the ABL Facility;

(4) customary non-assignment provisions of any contract, license or any lease of any of QD LLC’s Restricted Subsidiaries;

(5) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) agreements or instruments existing or entered into on October 15, 2009 to the extent and in the manner such agreements or instruments were in effect on October 15, 2009;

(7) purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(8) contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary of QD LLC pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(9) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and “—Certain Covenants—Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary net worth and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by QD LLC or any Restricted Subsidiary of QD LLC;

(12) any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Receivables Transaction;

(13) any agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1), (2) and (5) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to QD LLC or the respective Restricted Subsidiary in any material respect as determined by QD LLC’s Board of Directors in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clauses; or

(14) any agreement governing Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence on Additional Indebtedness”; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to QD LLC or the respective Restricted Subsidiary in any material respect as determined by its Board of Directors in its reasonable and good faith judgment than the provisions contained in the ABL Facility or in the 11.75% Senior Subordinated PIK Notes Indenture as in effect on October 15, 2009.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

QD LLC will not permit any of its Domestic Restricted Subsidiaries, directly or indirectly, to guarantee any of QD LLC’s Indebtedness under the ABL Facility (“Guaranteed Indebtedness”), unless (1) such Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the 11.75% Senior Subordinated PIK Notes Indenture providing for an unsecured senior subordinated 11.75% Senior Subordinated PIK Note Guarantee of payment of the 11.75% Senior Subordinated PIK Notes by such Domestic Restricted Subsidiary, which 11.75% Senior Subordinated PIK Note Guarantee shall be subordinated to the guarantee of the Indebtedness under the ABL Facility to the same extent that the 11.75% Senior Subordinated PIK Notes are subordinated to the ABL Facility, and (2) such Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against QD LLC or any other Domestic Restricted Subsidiary of QD LLC as a result of any payment by such Domestic Restricted Subsidiary under its 11.75% Senior Subordinated PIK Note Guarantee so long as any 11.75% Senior Subordinated PIK Notes remain outstanding.

Notwithstanding the foregoing or the covenant described below under “Future 11.75% Senior Subordinated PIK Note Guarantors,” any 11.75% Senior Subordinated PIK Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

•

any sale, exchange or transfer, to any Person not an Affiliate of QD LLC, of all of QD LLC’s and each of its Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the 11.75% Senior Subordinated PIK Notes Indenture),

•

the release or discharge of the guarantee, if any, which resulted in the creation of such 11.75% Senior Subordinated PIK Note Guarantee, except a discharge or release by or as a result of payment under such guarantee, or

•	the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the 11.75% Senior Subordinated PIK Notes Indenture.

Future 11.75% Senior Subordinated PIK Note Guarantors

If QD LLC organizes or acquires any Domestic Restricted Subsidiary (each, a “New Domestic Restricted Subsidiary”) that, after giving pro forma effect to the acquisition or organization of such New Domestic Restricted Subsidiary or Subsidiaries (if applicable), together with each other New Domestic Restricted Subsidiary that has not theretofore become an 11.75% Senior Subordinated PIK Note Guarantor, has consolidated assets or Consolidated EBITDA which exceeds 5% of the total consolidated assets, as of the end of the most recently completed fiscal quarter for which financial statements are internally available, or total Consolidated EBITDA, for the most recent preceding four fiscal quarters for which financial statements are internally available, of QD LLC and its Restricted Subsidiaries, QD LLC will cause each New Domestic Restricted Subsidiary to promptly execute and deliver to the trustee a supplemental indenture to the 11.75% Senior Subordinated PIK Notes Indenture providing for an unsecured senior subordinated guarantee of payment of the 11.75% Senior Subordinated PIK Notes by such New Domestic Restricted Subsidiary.

Thereafter, such New Domestic Restricted Subsidiary shall be an 11.75% Senior Subordinated PIK Note Guarantor for all purposes of the 11.75% Senior Subordinated PIK Notes Indenture.

Limitations on Liens

QD LLC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any kind against or upon any property or assets of QD LLC or any of its Restricted Subsidiaries whether owned on October 15, 2009 or acquired after such date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment of the 11.75% Senior Subordinated PIK Notes, the 11.75% Senior Subordinated PIK Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the 11.75% Senior Subordinated PIK Notes are equally and ratably secured, except for the following Liens which are expressly permitted:

(a) Liens existing as of October 15, 2009;

(b) Liens Senior Debt, Guarantor Senior Debt and Indebtedness (including any guarantee) incurred by a Restricted Subsidiary of QD LLC under the ABL Facility;

(c) Liens securing the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee, if any;

(d) Liens in favor of QD LLC or a Wholly Owned Restricted Subsidiary of QD LLC on assets of any of its Restricted Subsidiaries;

(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness (including Acquired Indebtedness) which has been secured by a Lien permitted under the 11.75% Senior Subordinated PIK Notes Indenture and which has been incurred in accordance with the provisions of the 11.75% Senior Subordinated PIK Notes Indenture; provided, however, that such Liens:

(I) are no less favorable to holders of the 11.75% Senior Subordinated PIK Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

(II) do not extend to or cover any property or assets of QD LLC or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(f) Liens securing Indebtedness of QD LLC’s Restricted Subsidiaries that are not 11.75% Senior Subordinated PIK Note Guarantors so long as such indebtedness is otherwise permitted under the 11.75% Senior Subordinated PIK Notes Indenture;

(g) Permitted Liens.

Prohibition on Incurrence of Senior Subordinated Debt

QD LLC and the 11.75% Senior Subordinated PIK Note Guarantors will not incur or suffer to exist Indebtedness that is senior in right of payment by its terms to the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee and subordinated in right of payment by its terms to any other Indebtedness of QD LLC or such 11.75% Senior Subordinated PIK Note Guarantor, as the case may be.

Limitations on Transactions with Affiliates

(1) QD LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than

•	Affiliate Transactions permitted under the restriction described under paragraph (2) below, and

•

Affiliate Transactions on terms that are no less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of QD LLC or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by QD LLC’s Board of Directors, such approval to be evidenced by a Board Resolution stating that each such Board of Directors has determined that such transaction complies with the foregoing provisions. If QD LLC or any of its Restricted Subsidiaries enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, QD LLC or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to QD LLC or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

(2) The restrictions set forth in clause (1) shall not apply to:

(a) reasonable fees and compensation paid to and indemnity provided on behalf of officers, managers, directors, employees or consultants of QD LLC or any Restricted Subsidiary of QD LLC as determined in good faith by the Board of Directors of QD LLC;

(b) transactions exclusively between QD LLC and any of its Restricted Subsidiaries or exclusively among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the 11.75% Senior Subordinated PIK Notes Indenture;

(c) any agreement as in effect or entered into as of October 15, 2009 or any amendment thereto or any replacement agreement thereto or any transaction contemplated thereby so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on October 15, 2009;

(d) Restricted Payments and Permitted Investments permitted by the 11.75% Senior Subordinated PIK Notes Indenture;

(e) transactions in which QD LLC or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to QD LLC or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (1) above;

(f) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Boards of Directors of QD LLC in good faith and loans to employees of QD LLC and its Subsidiaries which are approved by the Board of Directors of QD LLC in good faith;

(g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of the 11.75% Senior Subordinated PIK Notes Indenture, which are fair to QD LLC or its Restricted Subsidiaries, in the reasonable determination of the

Board of Directors of QD LLC or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

(h) any contribution to QD LLC’s capital by QDI or any sales of QD LLC’s Capital Stock to QDI; and

(i) any tax-sharing agreement or arrangement and payments pursuant thereto among QD LLC and its Subsidiaries and any other Person with which QD LLC or any of its Subsidiaries is required or permitted to file a consolidated tax return or with which QD LLC or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by the 11.75% Senior Subordinated PIK Notes Indenture.

Reports to Holders

The 11.75% Senior Subordinated PIK Notes Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any 11.75% Senior Subordinated PIK Notes are outstanding, QD LLC will file a copy of the following information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and will furnish to the holders of 11.75% Senior Subordinated PIK Notes and to securities analysts and prospective investors, upon their written request:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if QD LLC were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of QD LLC and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by QD LLC’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if QD LLC were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon written request to us.

In addition, we have agreed that, for so long as any 11.75% Senior Subordinated PIK Notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, so long as QDI is an 11.75% Senior Subordinated PIK Note Guarantor, the information and reports required to be filed and provided as described above may be those of QDI, rather than QD LLC, so long as such filing would satisfy the requirements of the Exchange Act and the regulations promulgated thereunder.

Merger, Consolidation and Sale of Assets

QD LLC will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of QD LLC to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets (determined on a consolidated basis for QD LLC and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either (a) QD LLC shall be the surviving or continuing corporation, partnership, trust or limited liability company or (b) the Person (if other than QD LLC) formed by such consolidation or into which QD LLC is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of QD LLC, and of its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the 11.75% Senior Subordinated PIK Notes and the performance of every covenant of the 11.75% Senior Subordinated PIK Notes and the 11.75% Senior Subordinated PIK Notes Indenture on the part of QD LLC to be performed or observed;

(2) immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), QD LLC, or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”;

(3) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (1)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) QD LLC, or the Surviving Entity, as the case may be, shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the 11.75% Senior Subordinated PIK Notes Indenture and that all conditions precedent in the 11.75% Senior Subordinated PIK Notes Indenture relating to such transaction have been satisfied;

provided that for so long as QD LLC or any successor Person of QD LLC is a limited liability company or a partnership there must be a co-issuer of the 11.75% Senior Subordinated PIK Notes that is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

Notwithstanding the foregoing, (a) the merger of QD LLC with an Affiliate incorporated solely for the purpose of reincorporating QD LLC in another jurisdiction shall be permitted and (b) the merger of any Restricted Subsidiary of QD LLC into QD LLC or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of QD LLC to QD LLC shall be permitted so long as QD LLC delivers to the trustee an officers’ certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by clause (3) of the covenant described above.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of QD LLC, the Capital Stock of which constitutes all or substantially all of the properties and assets of QD LLC shall be deemed to be the transfer of all or substantially all of the properties and assets of QD LLC.

The 11.75% Senior Subordinated PIK Notes Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of QD LLC in accordance with the foregoing in which QD LLC is not the continuing corporation, the successor Person formed by such consolidation or into which QD LLC is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, QD LLC under the 11.75% Senior Subordinated PIK Notes Indenture and the 11.75% Senior Subordinated PIK Notes with the same effect as if such Surviving Entity had been named as such.

Each 11.75% Senior Subordinated PIK Note Guarantor (other than any 11.75% Senior Subordinated PIK Note Guarantor whose 11.75% Senior Subordinated PIK Note Guarantee is to be released in accordance with the terms of such 11.75% Senior Subordinated PIK Note Guarantee and the 11.75% Senior Subordinated PIK Notes Indenture in connection with any transaction complying with the provisions of “—Certain Covenants—Limitation on Asset Sales”) will not, and QD LLC will not cause or permit any 11.75% Senior Subordinated PIK Note Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person other than the Issuers or any other 11.75% Senior Subordinated PIK Note Guarantor (other than QDI) unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the 11.75% Senior Subordinated PIK Note Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof, the District of Columbia or the jurisdiction in which such 11.75% Senior Subordinated PIK Note Guarantor is organized;

(2) such entity assumes by supplemental indenture all of the obligations of the 11.75% Senior Subordinated PIK Note Guarantor on its 11.75% Senior Subordinated PIK Note Guarantee;

(3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, QD LLC could satisfy the provisions of clause (2) of the first paragraph of this covenant.

Any merger or consolidation of an 11.75% Senior Subordinated PIK Note Guarantor with and into QD LLC (with QD LLC being the surviving entity) or another 11.75% Senior Subordinated PIK Note Guarantor that is a Wholly Owned Restricted Subsidiary of QD LLC need only comply with clause (4) of the first paragraph of this covenant.

Events of Default

The following events are defined in the 11.75% Senior Subordinated PIK Notes Indenture as “Events of Default”:

(1) the failure to pay interest on the 11.75% Senior Subordinated PIK Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the 11.75% Senior Subordinated PIK Notes Indenture);

(2) the failure to pay the principal of the 11.75% Senior Subordinated PIK Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase 11.75% Senior Subordinated PIK Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the 11.75% Senior Subordinated PIK Notes Indenture);

(3) a default by QD LLC or any Restricted Subsidiary of QD LLC in the observance or performance of any other covenant or agreement contained in the 11.75% Senior Subordinated PIK Notes Indenture which default continues for a period of 30 days after QD LLC receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the record or beneficial holders (without duplication) of at least 25% of the outstanding principal amount of the 11.75% Senior Subordinated PIK Notes;

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any of QD LLC’s Indebtedness or the Indebtedness of any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof (which acceleration is not rescinded or otherwise cured within 30 days of receipt by QD LLC or such Restricted Subsidiary of such notice of acceleration), if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), exceeds $7.5 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $7.5 million (exclusive of amounts covered by insurance other than self-insurance) shall have been rendered against QD LLC or any of QD LLC’s Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgments become final and non-appealable;

(6) certain events of bankruptcy affecting QD LLC or any of its Significant Subsidiaries; or

(7) any 11.75% Senior Subordinated PIK Note Guarantee made by a Significant Subsidiary of QD LLC ceases to be in full force and effect or any 11.75% Senior Subordinated PIK Note Guarantee made by a Significant Subsidiary of QD LLC is declared to be null and void and unenforceable or any 11.75% Senior Subordinated PIK Note Guarantee made by a Significant Subsidiary is found to be invalid or any such 11.75% Senior Subordinated PIK Note Guarantor denies its liability under its 11.75% Senior Subordinated PIK Note Guarantee (other than by reason of release of an 11.75% Senior Subordinated PIK Note Guarantor in accordance with the terms of the 11.75% Senior Subordinated PIK Notes).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to QD LLC) shall occur and be continuing, the trustee or the record or beneficial holders (without duplication) of at least 25% in principal amount of outstanding 11.75% Senior Subordinated PIK Notes may declare the principal of and accrued interest on all the 11.75% Senior Subordinated PIK Notes to be due and payable by notice in writing to QD LLC and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable or if there are any amounts outstanding under the ABL Facility, it shall become immediately due and payable upon the first to occur of an acceleration under the ABL Facility or five business days after receipt by QD LLC and the Representative under the ABL Facility of such Acceleration Notice (but only if such Event of Default is then continuing).

If an Event of Default specified in clause (6) above with respect to QD LLC occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding 11.75% Senior Subordinated PIK Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The 11.75% Senior Subordinated PIK Notes Indenture provides that, at any time after a declaration of acceleration with respect to the 11.75% Senior Subordinated PIK Notes as described in the preceding paragraph, the record or beneficial holders (without duplication) of a majority in principal amount of the 11.75% Senior Subordinated PIK Notes may rescind and cancel such declaration and its consequences, except with respect to a Default in the payment of the principal of or interest on any 11.75% Senior Subordinated PIK Notes:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if QD LLC has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or Event of Default or impair any right consequent thereto.

Holders of the 11.75% Senior Subordinated PIK Notes may not enforce the 11.75% Senior Subordinated PIK Notes Indenture or the 11.75% Senior Subordinated PIK Notes except as provided in the 11.75% Senior Subordinated PIK Notes Indenture and under the Trust Indenture Act of 1939. Subject to the provisions of the 11.75% Senior Subordinated PIK Notes Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the 11.75% Senior Subordinated PIK Notes Indenture at the request, order or direction of any of the holders, unless such holders have offered indemnity satisfactory to the trustee. Subject to all provisions of the 11.75% Senior Subordinated PIK Notes Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding 11.75% Senior Subordinated PIK Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Under the 11.75% Senior Subordinated PIK Notes Indenture, QD LLC is required to provide an officers’ certificate to the trustee

•	promptly upon any such officer obtaining knowledge of any Default or Event of Default, describing such Default or Event of Default and the status thereof, and

•	annually, describing whether or not such officer knows of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Members and Stockholders

No Affiliate, director, manager, officer, employee, limited liability company member or stockholder of QD LLC or any Subsidiary, as such, shall have any liability for any obligations of QD LLC or any 11.75% Senior Subordinated PIK Note Guarantor under the 11.75% Senior Subordinated PIK Notes or the 11.75% Senior Subordinated PIK Notes Indenture or any 11.75% Senior Subordinated PIK Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 11.75% Senior Subordinated PIK Notes by accepting an 11.75% Senior Subordinated PIK Note waives and releases all such liability. The waiver and release were part of the consideration for issuance of the 11.75% Senior Subordinated PIK Notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time elect to have their obligations and the obligations of the 11.75% Senior Subordinated PIK Note Guarantors discharged with respect to the outstanding 11.75% Senior Subordinated PIK Notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding 11.75% Senior Subordinated PIK Notes, except for:

(1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the 11.75% Senior Subordinated PIK Notes when such payments are due;

(2) their obligations with respect to the 11.75% Senior Subordinated PIK Notes concerning issuing temporary 11.75% Senior Subordinated PIK Notes, registration of 11.75% Senior Subordinated PIK Notes, mutilated, destroyed, lost or stolen 11.75% Senior Subordinated PIK Notes, and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the trustee and their obligations in connection therewith; and

(4) the Legal Defeasance provisions of the 11.75% Senior Subordinated PIK Notes Indenture.

In addition, the Issuers may at any time elect to have their obligations released with respect to certain covenants that are described in the 11.75% Senior Subordinated PIK Notes Indenture (“Covenant Defeasance”). Any omission to comply with such obligations would then not constitute a Default or Event of Default with respect to the 11.75% Senior Subordinated PIK Notes. If Covenant Defeasance occurs, their failure to perform these covenants will no longer constitute an Event of Default with respect to the 11.75% Senior Subordinated PIK Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) QD LLC must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the 11.75% Senior Subordinated PIK Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, QD LLC must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a) QD LLC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the execution of the 11.75% Senior Subordinated PIK Notes Indenture, there has been a change in the applicable Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, QD LLC must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, the 11.75% Senior Subordinated PIK Notes Indenture, the ABL Facility or any other material agreement or instrument to which QD LLC or any of its Subsidiaries is a party or by which QD LLC or any of its Subsidiaries is bound;

(6) QD LLC must deliver to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others;

(7) QD LLC must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the Legal Defeasance or the Covenant Defeasance were complied with;

(8) QD LLC must deliver to the trustee an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt, including those arising under the 11.75% Senior Subordinated PIK Notes Indenture, and if no intervening bankruptcy of QD LLC occurs between the date of deposit and the 91st day following the date of the deposit and no holder is an insider of QD LLC, then after the 91st day following the date of the deposit the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(9) certain other customary conditions precedent are satisfied.

However, the opinion of counsel required by clause (2) above is not required if all 11.75% Senior Subordinated PIK Notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in QD LLC’s name and at its expense.

Satisfaction and Discharge

The 11.75% Senior Subordinated PIK Notes Indenture will be discharged when:

(1) either (a) all the 11.75% Senior Subordinated PIK Notes theretofore authenticated and delivered (except lost, stolen or destroyed 11.75% Senior Subordinated PIK Notes which have been replaced or paid and 11.75% Senior Subordinated PIK Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by QD LLC and thereafter repaid to QD LLC or discharged from such trust) have been delivered to the trustee for cancellation or (b) all 11.75% Senior Subordinated PIK Notes not theretofore delivered to the trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the trustee together with irrevocable instructions to mail such notice or notices to holders of the 11.75% Senior Subordinated PIK Notes) become due and payable upon redemption or maturity and QD LLC has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the 11.75% Senior Subordinated PIK Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the 11.75% Senior Subordinated PIK Notes to the date of deposit together with irrevocable instructions from QD LLC directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) QD LLC has paid all other sums payable under the 11.75% Senior Subordinated PIK Notes Indenture by it; and

(3) QD LLC has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the 11.75% Senior Subordinated PIK Notes Indenture relating to the satisfaction and discharge of the 11.75% Senior Subordinated PIK Notes Indenture have been complied with.

When the 11.75% Senior Subordinated PIK Notes Indenture is discharged, it ceases to be of further effect except for surviving rights of registration or transfer or exchange of the 11.75% Senior Subordinated PIK Notes.

Modification of the 11.75% Senior Subordinated PIK Notes Indenture

From time to time, QD LLC, the 11.75% Senior Subordinated PIK Note Guarantors and the trustee, without the consent of the holders, may amend the 11.75% Senior Subordinated PIK Notes Indenture to cure ambiguities, defects or inconsistencies, and to add guaranties to secure the 11.75% Senior Subordinated PIK Notes or similar provisions, so long as such change does not, in the good faith determination of the Board of Directors of QD LLC, adversely affect the rights of any of the holders in any material respect. In making its determination, such Board of Directors may rely on such evidence as it deems appropriate. Other modifications and amendments of the 11.75% Senior Subordinated PIK Notes Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding 11.75% Senior Subordinated PIK Notes issued under the 11.75% Senior Subordinated PIK Notes Indenture, except that the consent of each holder affected thereby is required to:

(1) reduce the amount of 11.75% Senior Subordinated PIK Notes whose holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any 11.75% Senior Subordinated PIK Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any 11.75% Senior Subordinated PIK Notes, or change the date on which any 11.75% Senior Subordinated PIK Notes may be subject to redemption or reduce the redemption price therefor as described under “—Redemption”;

(4) make any 11.75% Senior Subordinated PIK Notes payable in money other than in U.S. Dollars;

(5) make any changes in provisions of the 11.75% Senior Subordinated PIK Notes Indenture protecting the right of each holder to receive payment of principal of and interest on such 11.75% Senior Subordinated PIK Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of 11.75% Senior Subordinated PIK Notes to waive Defaults or Events of Default;

(6) modify or change any provision of the 11.75% Senior Subordinated PIK Notes Indenture or the related definitions affecting the subordination or ranking of the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee in a manner which adversely affects the holders of 11.75% Senior Subordinated PIK Notes;

(7) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

(8) release any 11.75% Senior Subordinated PIK Note Guarantor that is a Significant Subsidiary from any of its obligations under its 11.75% Senior Subordinated PIK Note Guarantee or the 11.75% Senior Subordinated PIK Notes Indenture other than in accordance with the terms of the 11.75% Senior Subordinated PIK Notes Indenture; or

(9) make any change in the foregoing amendment provisions or any provision which require each holder’s consent or in the waiver provisions.

However, no modification, amendment or waiver may be made to or of any provision of the 11.75% Senior Subordinated PIK Notes Indenture or the related definitions affecting the subordination or ranking of the 11.75% Senior Subordinated PIK Notes or any 11.75% Senior Subordinated PIK Note Guarantee that adversely affects the rights of any holder of Senior Debt of the Issuers or any Guarantor Senior Debt then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt, as the case may be (or any group or Representative thereof authorized to give a consent), consent to such amendment.

Governing Law

The 11.75% Senior Subordinated PIK Notes Indenture, the 11.75% Senior Subordinated PIK Notes and each 11.75% Senior Subordinated PIK Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the 11.75% Senior Subordinated PIK Notes Indenture and has been appointed to act as registrar and paying agent with respect to the 11.75% Senior Subordinated PIK Notes. The 11.75% Senior Subordinated PIK Notes Indenture provides that, except during the continuance of an Event of Default, the trustee must perform only such duties as are specifically set forth in the 11.75% Senior Subordinated PIK Notes Indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the 11.75% Senior Subordinated PIK Notes Indenture or the Trust Indenture Act of 1939 and must use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

If the trustee becomes a creditor of QD LLC, the 11.75% Senior Subordinated PIK Notes Indenture and the provisions of the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payments of its claims or to realize on certain property received in respect of its claims. Subject to the Trust Indenture Act of 1939, the trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the 11.75% Senior Subordinated PIK Notes Indenture. You should read the 11.75% Senior Subordinated PIK Notes Indenture for the full definition of all such terms and any other terms used herein for which no definition is provided. For purposes of disclosure contained under the heading “Description of 11.75% Senior Subordinated PIK Notes due 2013”:

“10% Senior Notes” means the Issuers’ 10% Senior Notes due 2013.

“11.75% Senior Subordinated PIK Note Guarantee” means the guarantee by each 11.75% Senior Subordinated PIK Note Guarantor of the Issuers’ obligations under the 11.75% Senior Subordinated PIK Notes Indenture.

“11.75% Senior Subordinated PIK Note Guarantor” means:

(1) QDI;

(2) each Domestic Restricted Subsidiary on October 15, 2009;

(3) each Restricted Subsidiary required to execute and deliver a supplemental indenture pursuant to the covenants described under “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” and “—Certain Covenants—Future 11.75% Senior Subordinated PIK Note Guarantors”; and

(4) each of QD LLC’s Restricted Subsidiaries that in the future executes and delivers a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the 11.75% Senior Subordinated PIK Notes Indenture as an 11.75% Senior Subordinated PIK Note Guarantor,

provided that any Person constituting an 11.75% Senior Subordinated PIK Note Guarantor as described above shall cease to constitute an 11.75% Senior Subordinated PIK Note Guarantor when its respective 11.75% Senior Subordinated PIK Note Guarantee is released in accordance with the terms of the 11.75% Senior Subordinated PIK Notes Indenture.

“2012 Notes” means the $85 million aggregate principal amount of the Issuers’ Senior Floating Rate Notes due 2012, Series A and the $50 million aggregate principal amount of the Issuers’ Senior Floating Rate Notes due 2012, Series B, in each case, outstanding on October 15, 2009.

“9% Notes” means the $125 million aggregate principal amount of the Issuers’ 9% Senior Subordinated Notes due 2010 outstanding on October 15, 2009.

“ABL Facility,” means the ABL Facility, dated as of December 18, 2007, by and among QD LLC, QDI, or one or more of QD LLC’s Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of QD LLC as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of such Person or any of its Subsidiaries

(1) existing at the time such Person becomes a Restricted Subsidiary of QD LLC or at the time it merges or consolidates with QD LLC or any of its Restricted Subsidiaries, or

(2) assumed in connection with the acquisition of assets from such Person,

in each case, not incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of QD LLC or such acquisition, merger or consolidation.

“Affiliate” of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings.

“Applicable Premium” means, with respect to an 11.75% Senior Subordinated PIK Note, the greater of

(1) 1.0% of the then outstanding principal amount of such 11.75% Senior Subordinated PIK Note, and

(2) (a) the present value of all remaining required interest and principal payments due on such 11.75% Senior Subordinated PIK Note and all premium payments relating to such 11.75% Senior Subordinated PIK Note assuming a redemption date of October 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus

(b) the then outstanding principal amount of such 11.75% Senior Subordinated PIK Note minus

(c) accrued interest paid on the date of redemption.

“Asset Acquisition” means:

(1) an Investment by QD LLC or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of QD LLC or any Restricted Subsidiary of QD LLC, or shall be merged with or into or consolidated with QD LLC or any Restricted Subsidiary of QD LLC; or

(2) the acquisition by QD LLC or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of QD LLC) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by QD LLC or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than QD LLC or a Wholly Owned Restricted Subsidiary of QD LLC of:

•	any Capital Stock of any Restricted Subsidiary of QD LLC (other than directors’ qualifying shares); or

•	any other property or assets of QD LLC or any Restricted Subsidiary of QD LLC other than in the ordinary course of business.

Notwithstanding the preceding, the following items shall not be deemed Asset Sales:

(1) a transaction or series of related transactions for which QD LLC or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

(2) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in QD LLC’s business and that of QD LLC’s Restricted Subsidiaries;

(3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of QD LLC’s assets that is permitted under the restrictions described in “—Merger, Consolidation and Sale of Assets”;

(4) disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals of equipment in connection with the reinvestment in or the replacement of its equipment and disposals of worn-out or obsolete equipment, in each case in the ordinary course of business of QD LLC or QD LLC’s Restricted Subsidiaries;

(5) the sale or transfer of accounts receivable pursuant to a Qualified Receivables Transaction;

(6) sales or grants of licenses to use QD LLC’s or any of its Restricted Subsidiaries’ patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

(7) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

(8) any Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or that constitutes a Permitted Investment; and

(9) one or more Sale and Leaseback Transactions for which QD LLC or any Restricted Subsidiary of QD LLC receives aggregate consideration of less than $15.0 million.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, regardless of when such right may be exercised.

“Board of Directors” of any Person means the board of directors, board of managers or equivalent governing board of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person under a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, with the stated maturity being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated and whether or not voting) of corporate stock including each class of Common Stock and Preferred Stock of such corporation or options to purchase the same; and

(2) with respect to any other Person, any and all partnership, membership, limited liability company interests or other equity interests of such Person.

“Cash Equivalents” means:

(1) U.S. dollars and, in the case of any of QD LLC’s Foreign Restricted Subsidiaries, Canadian dollars, Mexican pesos and such other local currencies held by them from time to time in the ordinary course of business;

(2) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canada or issued by any agency of those countries and backed by the full faith and credit of the respective country, in each case maturing within one year from the date of acquisition;

(3) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or, if Moody’s and S&P cease to exist, any other nationally recognized statistical rating organization designated by QD LLC’s Board of Directors;

(4) commercial paper maturing no more than one year from the date it is created and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or, if Moody’s and S&P cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by QD LLC’s Board of Directors;

(5) time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition issued by any bank organized under the laws of the United States of America or any state or the District of Columbia or any foreign jurisdiction having at the date of acquisition combined capital and surplus of at least $250.0 million;

(6) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (5) above;

(7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (6) above; and

(8) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

provided that for purposes of the subordination provisions contained in the 11.75% Senior Subordinated PIK Notes Indenture, the term “Cash Equivalents” shall not include the cash equivalents referred to in clause (6) above or cash denominated in a currency other than U.S. dollars.

“Change of Control” means the occurrence of one or more of the following:

(1) any sale, lease, exchange, conveyance, disposition or other transfer, in one transaction or a series of related transactions, of all or substantially all of QD LLC’s assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates of such Person, other than to the Permitted Holders;

(2) any approval, adoption or initiation of a plan or proposal for the liquidation or dissolution of either Issuer;

(3) any Person or Group, together with any Affiliates, other than the Permitted Holders, shall become the Beneficial Owner or owner of record, by way of merger, consolidation or other business combinations or by purchase in one transaction or a series of related transactions, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of QD LLC or QDI; or

(4) any Person or Group, together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of QD LLC or QDI such that such nominees, when added to any existing director remaining on the Board of Directors of QD LLC or QDI after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of QD LLC or QDI

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by QD LLC or any of its Restricted Subsidiaries designed to protect QD LLC or any of its Restricted Subsidiaries against fluctuations in the price of the commodities at the time used in the ordinary course of QD LLC’s business or the business of any of its Restricted Subsidiaries.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock, whether outstanding on October 15, 2009 or issued thereafter, including all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced by the following,

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses),

(b) Consolidated Interest Expense, and

(c) Consolidated Non-cash Charges less any Consolidated Non-cash Gains for such period; and

(3) fees and expenses related to, or paid concurrently with the consummation of, the initial public offering of shares of QDI’s common stock, the offering of the 9% Notes by the Issuers and related transactions, the transactions involving the issuance of the 2012 Notes, the Transactions, and fees and expenses related to similar financing transactions that occurred on or prior to October 15, 2009, whether or not consummated, in the case of clauses (1), (2)(a), (2)(b) and (2)(c), as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (consistent with the provisions below) for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and excluding non-cash interest (including pay-in-kind interest and capitalized interest)), plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including,

(a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements),

(b) the net costs under Interest Swap Obligations,

(c) all capitalized interest, and

(d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

(1) after-tax gains or losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after-tax items which are extraordinary gains or losses or nonrecurring gains, losses, expenses or income (including any gains resulting from the cancellation, retirement, repayment or other termination of any “old notes” (as used in the 11.75% Senior Subordinated PIK Notes Indenture));

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is prohibited by contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(5) the establishment of accruals and reserves within twelve months after November 13, 2003 that are required to be so established in accordance with GAAP;

(6) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

(7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8) the amount of dividends, other distributions or amounts paid by QD LLC to QDI in reliance on clause (14) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments”; and

(9) the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses (solely for the purpose of determining compliance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”, excluding any non-cash items for which a future cash payment will be required and for which an accrual or reserve is required by GAAP to be made) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-cash Gains” means, with respect to any Person for any period, the aggregate non-cash gains or income of such Person and its Restricted Subsidiaries increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect QD LLC or any Restricted Subsidiary of QD LLC against fluctuations in currency values.

“Default” means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means

(1) Indebtedness under or in respect of the ABL Facility, the 10% Senior Notes and the 2012 Notes; and

(2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument or agreement evidencing such Senior Debt as “Designated Senior Debt” by QD LLC.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale) on or prior to the final maturity date of the 11.75% Senior Subordinated PIK Notes; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall not be deemed Disqualified Capital Stock.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of QD LLC incorporated or otherwise organized or existing under the laws of the United States, any state or the District of Columbia.

“Equity Offering” means a public or private sale of Qualified Capital Stock (other than on Form S-8) of QD LLC or QDI or any other direct or indirect parent of QD LLC; provided that with respect to any Equity Offering by QDI or any such other direct or indirect parent of QD LLC, such person contributes the net cash proceeds from such Equity Offering to QD LLC.

“Excluded Contribution” means Net Cash Proceeds received by QD LLC from (a) contributions to QD LLC’s common equity capital and (b) the sale of QD LLC’s Qualified Capital Stock, in each case designated as Excluded Contributions pursuant to an officers’ certificate executed on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (3) under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined conclusively by QD LLC’s Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution of QD LLC’s Board of Directors delivered to the trustee.

“Foreign Restricted Subsidiary” means any of QD LLC’s Restricted Subsidiaries organized in any jurisdiction outside of the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of October 15, 2009.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay or to maintain financial statement conditions or otherwise), or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

Notwithstanding the preceding, “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor Senior Debt” means, with respect to any 11.75% Senior Subordinated PIK Note Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of an 11.75% Senior Subordinated PIK Note Guarantor, whether outstanding on October 15, 2009 or created, incurred or assumed after October 15, 2009, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the Indebtedness or pursuant to which the Indebtedness is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the 11.75% Senior Subordinated PIK Note Guarantor Guarantee of such 11.75% Senior Subordinated PIK Note Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by any 11.75% Senior Subordinated PIK Note Guarantor in respect of,

•

all monetary obligations of every nature of such Guarantor under, or with respect to, the ABL Facility, including obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof);

•	all Interest Swap Obligations (including guarantees thereof); and

•	all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on or incurred after October 15, 2009.

Notwithstanding the preceding, “Guarantor Senior Debt” shall not include:

(1) any Indebtedness of such 11.75% Senior Subordinated PIK Note Guarantor to a Restricted Subsidiary of such 11.75% Senior Subordinated PIK Note Guarantor;

(2) Indebtedness to, or guaranteed on behalf of, any director, manager, officer or employee of such 11.75% Senior Subordinated PIK Note Guarantor or any director, manager, officer or employee of any Subsidiary of such 11.75% Senior Subordinated PIK Note Guarantor (including amounts owed for compensation);

(3) Indebtedness or other liabilities to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (other than if incurred under the ABL Facility);

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of the 11.75% Senior Subordinated PIK Notes Indenture provisions described under “—Limitation on Incurrence of Additional Indebtedness”; provided that (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of (or representation or warranty from) QD LLC to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the 11.75% Senior Subordinated PIK Notes Indenture) and (y) any revolving Indebtedness under the ABL Facility (or guarantee Indebtedness in respect thereof) incurred in violation of such covenant as a result of the application of the first proviso appearing in clause (2) of the definition of “Permitted Debt” shall not be excluded from Guarantor Senior Debt, so long as such Indebtedness was extended in good faith to such 11.75% Senior Subordinated PIK Note Guarantor;

(7) with respect to any 11.75% Senior Subordinated PIK Note Guarantor, that portion of Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuers or any 11.75% Senior Subordinated PIK Note Guarantor; and

(8) with respect to any 11.75% Senior Subordinated PIK Note Guarantor, that portion of Indebtedness or other Obligation which is, by its express terms, subordinated in right of payment to any other Indebtedness or other Obligation of such 11.75% Senior Subordinated PIK Note Guarantor.

provided, if any Guarantor Senior Debt is disallowed under Section 548 of Title 11, United States Code, or any applicable state fraudulent conveyance law, such Guarantor Senior Debt shall nevertheless constitute Guarantor Senior Debt for all purposes of the 11.75% Senior Subordinated PIK Notes Indenture.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) the deferred and unpaid purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent Obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligations being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all Obligations under Currency Agreements or Commodity Agreements and Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes of this definition of Indebtedness, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 11.75% Senior Subordinated PIK Notes Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of QD LLC of such Disqualified Capital Stock. For purposes of the covenant described above under “ Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” in determining the principal amount of any Indebtedness to be incurred by QD LLC or any Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount shall be due upon any declaration of acceleration shall be the accreted value of the Indebtedness at the date of determination.

“Independent Financial Advisor” means a firm:

(1) which does not have a direct or indirect common equity interest in QD LLC; and

(2) which, in the judgment of QD LLC’s Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit, including a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” does not include extensions of trade credit by, prepayment of expenses by, and receivables owing to, QD LLC and its Restricted Subsidiaries on commercially reasonable terms in accordance with QD LLC’s normal trade practices or those of such Restricted Subsidiary, as the case may be. For purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) ”Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of QD LLC at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of QD LLC and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of QD LLC at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of QD LLC; and

(2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by QD LLC or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If QD LLC or any Restricted Subsidiary of QD LLC sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of QD LLC such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of QD LLC, QD LLC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of that Restricted Subsidiary not sold or disposed of.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by QD LLC or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

(4) appropriate amounts to be provided by QD LLC or any Restricted Subsidiary of QD LLC, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by QD LLC or such Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

and (b) with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at that rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

“Option Plan” means (i) the 1998 stock option plan of QDI and (ii) the option plan adopted by QDI on November 13, 2003 with respect to an aggregate of 2,210,000 shares of QDI’s Common Stock, and (iii) the restricted stock plan adopted by QDI on November 13, 2003 with respect to an aggregate of 500,000 shares, in each case as the same may be amended from time to time in any manner that is not materially adverse to the holders of the 11.75% Senior Subordinated PIK Notes.

“Permitted Business” means the business of QD LLC and its Restricted Subsidiaries as existing on October 15, 2009 and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

“Permitted Holders” means Apollo and other Related Parties.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under (a) the 2012 Notes and any guarantees thereof, (b) the 9% Notes and any guarantees thereof, (c) the 10% Senior Notes and any guarantees thereof and (d) the 11.75% Senior Subordinated PIK Notes and any 11.75% Senior Subordinated PIK Note Guarantees thereof;

(2) Indebtedness incurred pursuant to the ABL Facility in an aggregate principal amount at any time outstanding not to exceed $235.0 million less the amount of all repayments of term debt and permanent commitment reductions actually made under the ABL Facility after October 15, 2009 with Net Cash Proceeds of Asset Sales applied thereto as required by the “—Limitation on Asset Sales” covenant; provided that the aggregate principal amount of Indebtedness permitted to be incurred from time to time under the restrictions described in this clause (2) shall be reduced dollar for dollar by the amount of any Indebtedness then outstanding under clause (12) below; and provided, further, that any Indebtedness incurred pursuant to the ABL Facility on December 18, 2007 shall be deemed to be incurred under this clause (2); and provided, further, that the amount of Indebtedness permitted to be incurred pursuant to the ABL Facility in accordance with this clause (2) shall be in addition to any Indebtedness to be incurred pursuant to the ABL Facility in reliance on and in accordance with clauses (10) and (16) below;

(3) other Indebtedness of QD LLC and its Restricted Subsidiaries outstanding on October 15, 2009;

(4) Interest Swap Obligations of QD LLC covering Indebtedness of QD LLC or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of QD LLC covering Indebtedness of QD LLC or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Issuers and their Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the 11.75% Senior Subordinated PIK Notes Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of QD LLC and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary of QD LLC to QD LLC or to a Restricted Subsidiary of QD LLC for so long as such Indebtedness is held by QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility, in each case subject to no Lien held by a Person other than QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility; provided that if as of any date any Person other than QD LLC, a Restricted Subsidiary of QD LLC or the lenders or collateral agent under the ABL Facility owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness of QD LLC to a Restricted Subsidiary of QD LLC for so long as such Indebtedness is held by a Restricted Subsidiary of QD LLC or the lenders or the collateral agent under the ABL Facility and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the ABL Facility; provided that (a) any Indebtedness of QD LLC to any Restricted Subsidiary of QD LLC is unsecured and subordinated, pursuant to a written agreement, to QD LLC’s obligations under the 11.75% Senior Subordinated PIK Notes Indenture and the 11.75% Senior Subordinated PIK Notes and (b) if as of any date any Person other than a Restricted Subsidiary of QD LLC owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the ABL Facility in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by QD LLC;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(9) Indebtedness of QD LLC or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

(10) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of QD LLC and its Restricted Subsidiaries not to exceed $20.0 million in the aggregate at any one time outstanding, provided that all or a portion of the $20.0 million permitted to be incurred under the restriction described in this clause (10) may, at QD LLC’s option, be incurred under the ABL Facility or pursuant to clause (16) below (in addition to the amount set forth therein) instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

(11) Indebtedness arising from agreements of QD LLC or a Restricted Subsidiary of QD LLC providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees by QD LLC or a Restricted Subsidiary of QD LLC of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(a) such Indebtedness is not reflected on QD LLC’s balance sheet or that of any Restricted Subsidiary of QD LLC (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the fair market value of non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time they are received as determined in good faith by the Board of Directors of QD LLC or that of the Restricted Subsidiary, as applicable, and without giving effect to any subsequent changes in value) actually received by QD LLC and its Restricted Subsidiaries in connection with such disposition;

(12) the incurrence by a Receivables Subsidiary of QD LLC of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to QD LLC or to any Restricted Subsidiary of QD LLC or its assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of the Indebtedness permitted to be incurred under the restriction described in clause (2) above to the extent set forth therein;

(13) Indebtedness under Commodity Agreements;

(14) guarantees of Indebtedness (a) of any Restricted Subsidiary of QD LLC by QD LLC and its Restricted Subsidiaries, including agreements of QD LLC to keep-well or maintain financial statement conditions of any Restricted Subsidiary of QD LLC, and (b) incurred pursuant to the ABL Facility or pursuant to clauses (4), (5) and (13) above by any Restricted Subsidiary of QD LLC;

(15) Refinancing Indebtedness;

(16) additional Indebtedness of QD LLC and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the ABL Facility) plus up to an additional amount as contemplated by, and to the extent not incurred under, clause (10) above;

(17) Indebtedness of QD LLC or any of its Restricted Subsidiaries consisting of (x) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business and on a basis consistent with past practice and (y) Indebtedness of QD LLC incurred in connection with an insurance program whereby an insurance financing company prepays on behalf of QD LLC and its Restricted Subsidiaries insurance premiums on insurance policies of QD LLC and its Restricted Subsidiaries and QD LLC from time to time makes “premium” payments directly to such insurance financing company to satisfy their obligations to such insurance financing company; provided that Indebtedness referred to in this clause (y) does not exceed $16.0 million in the aggregate at any one time outstanding;

(18) Indebtedness of QD LLC or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(19) Indebtedness consisting of recourse obligations of QD LLC and its Restricted Subsidiaries to financial institutions in connection with Permitted Program Affiliate Transactions for lease obligations owing to such financial institutions by Program Affiliates in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; and

(20) Indebtedness, the proceeds of which are irrevocably deposited with the trustee upon the incurrence of such Indebtedness for the purpose of defeasing all of the then outstanding 11.75% Senior Subordinated PIK Notes in accordance with the procedures set forth under “Legal Defeasance and Covenant Defeasance”.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,”

(a) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (20) above or is entitled to be incurred pursuant to the

Consolidated Fixed Charge Coverage Ratio provisions of such covenant, QD LLC shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant,

(b) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock (or an increase in the aggregate liquidation preference thereof) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,”

(c) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

(d) if obligations in respect of letters of credit are incurred pursuant to the ABL Facility and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

(e) if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such Indebtedness was incurred, and

(f) Indebtedness need not be incurred solely by reference to one category of Permitted Indebtedness or the Consolidated Fixed Charge Coverage Ratio provisions of such covenant but may be permitted to be incurred in part under any combination of categories of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio provisions.

“Permitted Investments” means:

(1) Investments by QD LLC or any Restricted Subsidiary of QD LLC in any Person that is or will become immediately after such Investment a Restricted Subsidiary of QD LLC or that will merge or consolidate into QD LLC or a Restricted Subsidiary of QD LLC; provided that such Restricted Subsidiary of QD LLC is not restricted from making dividends or similar distributions by contract, operation of law or otherwise other than as permitted by the covenant described under “—Certain Covenants—Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(2) Investments in QD LLC by any Restricted Subsidiary of QD LLC; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to QD LLC’s obligations under the 11.75% Senior Subordinated PIK Notes and the 11.75% Senior Subordinated PIK Notes Indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of QDI, QD LLC and QD LLC’s Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $5.0 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of QDI or QD LLC under any stock option plan or similar employment arrangements so long as no cash is actually advanced by QD LLC or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

(5) Currency Agreements, Commodity Agreements and Interest Swap Obligations entered into in the ordinary course of QD LLC’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the 11.75% Senior Subordinated PIK Notes Indenture;

(6) Investments in securities of trade creditors or customers received:

(a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or

(b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(7) Investments

(a) made by QD LLC or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales;”

(b) consisting of consideration received by QD LLC or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by QD LLC or any of its Restricted Subsidiaries of $2.0 million or more; or

(c) acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, QD LLC’s Capital Stock (other than Disqualified Capital Stock) (which proceeds of any such offering of QD LLC’s Capital Stock shall not have been, and shall not be, included in clause (3)(b) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(8) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of QD LLC or at the time such Person merges or consolidates with QD LLC or any of its Restricted Subsidiaries, in either case in compliance with the 11.75% Senior Subordinated PIK Notes Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of QD LLC or such merger or consolidation;

(9) Investments in the 11.75% Senior Subordinated PIK Notes;

(10) Investments in existence on October 15, 2009;

(11) guarantees of Indebtedness to the extent permitted pursuant to the covenants described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” “—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries” and “—Certain Covenants—Future 11.75% Senior Subordinated PIK Note Guarantors;”

(12) additional Investments (including Investments in joint ventures and Unrestricted Subsidiaries) not to exceed $25.0 million at any one time outstanding;

(13) QD LLC and its Restricted Subsidiaries may make loans or advances to, prepay expenses of, make purchases on behalf of, or otherwise extend credit to (other than extensions of trade credit which are specifically excluded from the definition of “Investments”), Program Affiliates so long as such amounts are used to fund expenses or purchases incurred in the ordinary course of business, are being made on a basis consistent with past practice and are deducted from the weekly settlement paid to such Program Affiliates; and

(14) any Investment by QD LLC or any Restricted Subsidiary of QD LLC in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note that the Receivables Subsidiary or such other Person is required to pay as soon as practicable or equity interests.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims that are either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which QD LLC or its Restricted Subsidiaries shall have set aside on their books such reserves, if any, as shall be required in conformity with

•	GAAP in the case of a Domestic Restricted Subsidiary, and

•	generally accepted accounting principles in effect from time to time in the applicable jurisdiction, in the case of a Foreign Restricted Subsidiary;

(2) statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of the business of QD LLC and its Restricted Subsidiaries, taken as a whole;

(6) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation or operating lease;

(7) Liens securing Indebtedness permitted under the restriction described in clause (10) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of QD LLC or any Restricted Subsidiary of QD LLC other than the property and assets so acquired or constructed and any improvements thereon and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of QD LLC or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations so long as the Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the 11.75% Senior Subordinated PIK Notes Indenture;

(12) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing money and (b) do not materially detract from the value of the property or materially impair its use;

(13) Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

(14) Liens securing Indebtedness permitted under the restrictions described in clauses (12) and (16) of the definition of “Permitted Indebtedness”;

(15) Liens securing Indebtedness under Currency Agreements and Commodity Agreements permitted under the 11.75% Senior Subordinated PIK Notes Indenture;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by QD LLC or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (including clause (10) of the definition of “Permitted Indebtedness”); provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC; and

(b) such Liens do not extend to or cover any property or assets of QD LLC or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of QD LLC or a Restricted Subsidiary of QD LLC and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by QD LLC or a Restricted Subsidiary of QD LLC;

(19) Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;

(20) Liens securing Indebtedness incurred under clause (20) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to or cover any of the cash or Cash Equivalents that have been deposited with the trustee pursuant to “Legal Defeasance and Covenant Defeasance”; and

(21) Liens on Receivables and Related Assets to reflect sales of receivables pursuant to a Qualified Receivables Transaction.

“Permitted Program Affiliate Transactions” shall mean a transaction or series of transactions effected in the ordinary course of business of QD LLC or any of its Restricted Subsidiaries and consistent with the past practices of QD LLC and its Restricted Subsidiaries pursuant to which (A) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment from a third party financial institution, (ii) transfer the lease (and the equipment subject thereto) to a Program Affiliate and (iii) guarantee a portion of the lease payments owing by such Program Affiliate to such financial institution and/or agree to assume from the Program Affiliate the lease initially so transferred to it upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution, (B) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment from a third party financial institution, (ii) sublease such equipment to a Program Affiliate, (iii) transfer the account receivable related to the sublease (together with all collateral rights to the equipment that is the subject of the sublease) to a third party financial institution and (iv) guarantee the sublease payments owing by the Program Affiliate to such financial institution, (C) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment to a Program Affiliate, (ii) transfer the account receivable related to such lease (together with all the collateral rights to the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantee the lease payments owing by the Program Affiliate to such financial institution or (D) (i) QD LLC and/or one or more of its Restricted Subsidiaries lease equipment to a Program Affiliate, (ii) transfer the lease (and the related account receivable and the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantee the lease payments owing by the Program Affiliate to such financial institution and/or agree to assume such equipment lease from such Program Affiliate upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“PIK Interest” means the portion of interest paid on 11.75% Senior Subordinated PIK Notes by increasing the outstanding principal amount of the outstanding 11.75% Senior Subordinated PIK Notes by the amount of such interest accrued since the last interest payment date.

“PIK Notes” means 11.75% Senior Subordinated PIK Notes, or increases in the outstanding principal amount of outstanding 11.75% Senior Subordinated PIK Notes, issued in payment of PIK Interest after the date of the 11.75% Senior Subordinated PIK Notes Indenture.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program Affiliates” shall mean each of the independently-owned entities that operate under the name of QD LLC or any of its Restricted Subsidiaries pursuant to an exclusive agreement with QD LLC or such Restricted Subsidiary.

“Purchase Money Indebtedness” means Indebtedness of QD LLC and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from QD LLC or any Subsidiary of QD LLC in connection with a Qualified Receivables Transaction to a Receivables Subsidiary, which note is intended to be repaid from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of QD LLC or any Restricted Subsidiary of QD LLC, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of QD LLC that engages in no activities other than in connection with the financing of accounts receivable and that is designated by QD LLC’s Board of Directors (as provided below) as a Receivables Subsidiary:

(1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

(a) is guaranteed by QD LLC or any Restricted Subsidiary of QD LLC (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

(b) is recourse to or obligates QD LLC or any Restricted Subsidiary of QD LLC in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or

(c) subjects any property or asset of QD LLC or of any Restricted Subsidiary of QD LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2) with which neither QD LLC nor any Restricted Subsidiary of QD LLC has any material contract, agreement, arrangement or understanding other than on terms no less favorable to QD LLC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of QD LLC, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3) with which neither QD LLC nor any Restricted Subsidiary of QD LLC has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors of QD LLC shall be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by QD LLC or any Restricted Subsidiary of QD LLC of (A) for purposes of clause (15) of the definition of “Permitted Indebtedness,” Indebtedness incurred or existing in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16), (17), (18), (19) or (20) of the definition of “Permitted Indebtedness”) or (B) for any other purpose, Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commissions incurred by QD LLC in connection with such Refinancing); or

(2) create Indebtedness which:

(a) if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of “Permitted Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced, or

(b) if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of “Permitted Indebtedness” or with the covenant described under “—Certain Covenants—Limitation on Incurrence of

Additional Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the 11.75% Senior Subordinated PIK Notes or a final maturity earlier than the final maturity of the 11.75% Senior Subordinated PIK Notes;

provided that—

•	if such Indebtedness being Refinanced is solely QD LLC’s Indebtedness, then such Refinancing Indebtedness shall be solely QD LLC’s Indebtedness, and

•

if such Indebtedness being Refinanced is subordinate or junior to the 11.75% Senior Subordinated PIK Notes, then such Refinancing Indebtedness shall be subordinate to the 11.75% Senior Subordinated PIK Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Related Parties” of a specified Person means:

(a) if a natural person, (1) any spouse, parent or lineal descendant (including by adoption) of such Person or (2) the estate of such Person during any period in which such estate holds Capital Stock of QD LLC or of QDI for the benefit of any Person referred to in clause (a)(1) and

(b) if a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (a).

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a Representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to QD LLC or a Restricted Subsidiary of QD LLC of any property, whether owned by QD LLC or any Restricted Subsidiary of QD LLC at October 15, 2009 or later acquired, which has been or is to be sold or transferred by QD LLC or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property other than:

(a) arrangements between QD LLC and a Wholly Owned Restricted Subsidiary of QD LLC or between Wholly Owned Restricted Subsidiaries of QD LLC or

(b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date QD LLC or a Restricted Subsidiary of QD LLC acquires or finishes construction of such fixed or capital assets.

“Senior Debt” means the principal of, premium, if any, and accrued and unpaid interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuers, whether outstanding on October 15, 2009 or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the 11.75% Senior Subordinated PIK Notes. Without limiting the generality of the preceding sentence, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Issuers in respect of,

•

all of its monetary obligations of every nature (including guarantees thereof) under the ABL Facility, including obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof);

•	all of its monetary obligations of every nature under the 10% Senior Notes, including obligations to pay principal, premium or interest;

•	all Interest Swap Obligations (including guarantees thereof); and

•	all obligations under Currency Agreements and Commodity Agreements (including guarantees thereof), in each case whether outstanding on or incurred after October 15, 2009.

Notwithstanding the preceding, “Senior Debt” shall not include:

(1) any Indebtedness of QD LLC to any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, manager, officer or employee of QD LLC or any director, manager, officer or employee of any Subsidiary of QD LLC (including amounts owed for compensation);

(3) Indebtedness or other liabilities to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (other than if incurred under the ABL Facility);

(4) Indebtedness represented by Disqualified Capital Stock;

(5) any liability for federal, state, local or other taxes owed or owing by the Issuers;

(6) that portion of any Indebtedness incurred in violation of the 11.75% Senior Subordinated PIK Notes Indenture provisions described under “—Limitation on Incurrence of Additional Indebtedness”; provided that (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate (or representation and warranty) from QD LLC to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the 11.75% Senior Subordinated PIK Notes Indenture) and (y) any revolving Indebtedness under the ABL Facility incurred in violation of such covenant as a result of the application of the first proviso appearing in clause (2) of the definition of “Permitted Debt” shall not be excluded from Senior Debt, so long as such Indebtedness was extended in good faith to QD LLC;

(7) that portion of Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuers; and

(8) that portion of any Indebtedness or other Obligation which is, by its express terms, subordinated in right of payment to any of the Issuers’ other Indebtedness or other Obligations;

provided, if any Senior Debt is disallowed under Section 548 of Title 11, United States Code, or any applicable state fraudulent conveyance law, such Senior Debt shall nevertheless constitute Senior Debt for all purposes of the 11.75% Senior Subordinated PIK Notes Indenture.

“Senior Subordinated Debt” means, with respect to a Person, the 11.75% Senior Subordinated PIK Notes and the 9% Notes and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank on an equal basis with the 11.75% Senior Subordinated PIK Notes and the 9% Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligations of such Person which are not Senior Debt of such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X under the Securities Act.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

“Transactions” means, collectively, (i) the exchange offers by the Issuers with respect to the 9% Notes and the 2012 Notes, (ii) the issuance of the Existing Notes, and (iii) the payment of fees and expenses in relation to the foregoing.

“Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to October 15, 2010; provided, however, that if the period from such date of redemption to October 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to October 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (1) any Subsidiary of any Person (other than, in the case of QD LLC, QD Capital) that is designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board(s) of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary only if:

•	such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, QD LLC or any other Subsidiary of QD LLC that is not a Subsidiary of the Subsidiary to be so designated;

•

either (1) QD LLC certifies to the trustee in an officers’ certificate that such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or (2) the Subsidiary to be so designated at the time of designation has total consolidated assets of $1,000 or less; and

•

each Subsidiary to be so designated and each of its Subsidiaries has not and does not after the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of QD LLC’s assets or those of any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).

The Board of Directors of QD LLC may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if

•

immediately after giving effect to such designation, QD LLC is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and

•

immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Boards of Directors of QDI and QD LLC shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1) the then outstanding aggregate principal amount of such Indebtedness into

(2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

Except as set forth below, the Exchange 10% Senior Notes will initially be issued in the form of one or more fully registered notes in global form without coupons (the “Global 10% Senior Note”) and the Exchange 11.75% Senior Subordinated PIK Notes will initially be issued in the form of one or more fully registered notes in global form without coupons (the “Global 11.75% Senior Subordinated PIK Note”). The Global 10% Senior Note and the Global 11.75% Senior Subordinated PIK Note shall each be deposited with the trustee, as custodian for, and registered in the name of, DTC or a nominee thereof. The Existing Notes, to the extent that they are validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the Exchange Notes.

Except as set forth below, the global note may be transferred, in whole but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global note may not be exchanged for notes in certificated form except in the limited circumstances described below.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, including the Dealer Managers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

•

upon deposit of the Global 10% Senior Note and the Global 11.75% Senior Subordinated PIK Note, DTC will credit the accounts of participants designated by the exchange agent with portions of the principal amount of the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note, as applicable; and

•

ownership of these interests in the Global 10% Senior Note and the Global 11.75% Senior Subordinated PIK Note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC, with respect to participants, or by participants and indirect participants, with respect to other owners of beneficial interest in the Global 10% Senior Note and the Global 11.75% Senior Subordinated PIK Note.

Investors in the Global 10% Senior Note and the Global 11.75% Senior Subordinated PIK Note who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note who are not participants may hold their interests therein indirectly through other systems that are participants in DTC’s system. All interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note to pledge its interests to persons that do not participate in DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note will not have the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note registered in their names, will not receive physical delivery of the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note in certificated form and will not be considered the registered owners or “Holders” thereof under the 10% Senior Notes Indenture or the 11.75% Senior Subordinated PIK Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium on the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the 10% Senior Notes Indenture or the 11.75% Senior Subordinated PIK Notes Indenture. Under the terms of the 10% Senior Notes Indenture and the 11.75% Senior Subordinated PIK Notes Indenture, we and the trustee will treat the persons in whose names the 10% Senior Notes, including the Global 10% Senior Note, and the 11.75% Senior Subordinated PIK Notes, including the Global 11.75% Senior Subordinated PIK Note, are registered as the owners of the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note, as applicable, for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers of beneficial interests in the 10% Senior Notes Global Note or the 11.75% Senior Subordinated PIK Notes Global Note will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of 10% Senior Notes or 11.75% Senior Subordinated PIK Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note and only in respect of such portion of the aggregate principal amount of the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes as to which the participant or participants has or have given such direction. However, if there is an event of default under the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes, DTC reserves the right to exchange the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note for legended 10% Senior Notes or 11.75% Senior Subordinated PIK Notes in certificated form, and to distribute the 10% Senior Notes or the 11.75% Senior Subordinated PIK Notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures, and may discontinue these procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note for Certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes

The Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note is exchangeable for definitive 10% Senior Notes or 11.75% Senior Subordinated PIK Notes in registered certificated form if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•

there has occurred and is continuing an event of default with respect to the 10% Senior Notes or 11.75% Senior Subordinated PIK Notes and the registrar for the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note has received a written request from DTC or the trustee.

In addition, beneficial interests in a Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note may be exchanged for certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes only in accordance with the rules and procedures of DTC and in accordance with the 10% Senior Notes Indenture or the 11.75% Senior Subordinated PIK Notes Indenture. In all cases, certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes delivered in exchange for the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note or beneficial interests in the Global 10% Senior Note or the Global 11.75% Senior Subordinated PIK Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

Same Day Settlement and Payment

We will make payments in respect of the 10% Senior Notes or 11.75% Senior Subordinated PIK Notes represented by the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holder of the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note. We will make all payments of principal, interest and premium with respect to certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The 10% Senior Notes or 11.75% Senior Subordinated PIK Notes represented by the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 10% Senior Notes or 11.75% Senior Subordinated PIK Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated 10% Senior Notes or 11.75% Senior Subordinated PIK Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in the Global 10% Senior Note or Global 11.75% Senior Subordinated PIK Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, WE NOTIFY YOU THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion summarizes certain U.S. federal income tax consequences to holders relating to the exchange of Existing Notes for Exchange Notes pursuant to the exchange offer and the ownership and disposition of Exchange Notes acquired in the exchange offer. This summary is based upon the provisions of the Code, Treasury regulations promulgated under the Code (the “Regulations”), and administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences materially different from those summarized below. We have not obtained, nor do we intend to obtain, any ruling from the U.S. Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions, or that if the IRS were to challenge such conclusions such challenge would not be sustained by a court.

This summary assumes that the Existing Notes and the Exchange Notes are and will be held as capital assets within the meaning of Section 1221 of the Code. This discussion only addresses tax considerations for beneficial owners of the Existing Notes that acquired the Existing Notes at their original issuance at their issue price and that exchange their Existing Notes for the Exchange Notes pursuant to the exchange offer. This summary does not address the tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any foreign, state or local jurisdiction. In addition, this summary does not purport to address all tax considerations that may be applicable to a particular holder’s circumstances or to holders that may be subject to special tax rules, including holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, tax-exempt organizations, dealers, brokers or traders in securities, currencies or commodities, regulated investment companies, real estate investment trusts, holders that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, former U.S. citizens or long-term residents, partnerships or other pass-through entities for U.S. federal income tax purposes or investors therein, holders holding the Existing Notes or the Exchange Notes as a position in a hedging transaction, “straddle,” “conversion transaction”, other “synthetic security” or integrated transaction, or other risk reduction transaction, holders deemed to sell the Existing Notes or the Exchange Notes under the constructive sale provisions of the Code, or subsequent purchasers of Exchange Notes.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Existing Notes or Exchange Notes that is, for U.S. federal income tax purposes:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv) a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election in effect under applicable Regulations to be treated as a U.S. person.

For purpose of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Existing Notes or Exchange Notes (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Existing Notes or Exchange Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Existing Notes or Exchange Notes, you should consult your tax advisor regarding the tax consequences of this offering and the ownership and disposition of Exchange Notes.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Debt Treatment

Whether an instrument is characterized as debt or equity for U.S. federal income tax purposes depends upon the facts and circumstances surrounding the issuer and the terms and operation of the instrument. We believe that the Exchange Notes should be treated as debt for U.S. federal income tax purposes. If the Exchange Notes were recharacterized as equity for U.S. federal income tax purposes, adverse consequences could result to us and the holders of the Exchange Notes. Such adverse consequences could include, but are not limited to, stated interest and payments of original issue discount (“OID”) on the Exchange Notes being treated as nondeductible dividends to the Issuers. Under U.S. federal income tax law, dividends paid to a Non-U.S. Holder generally would be subject to U.S. withholding tax at a rate of 30%, unless eliminated or reduced by an applicable treaty. We do not intend to withhold tax on payments of interest on the Exchange Notes (subject to the exceptions noted below in “—Tax Consequences to Non-U.S. Holders— Ownership of Exchange 10% Senior Notes”) absent action taken by the IRS to recharacterize the Exchange Notes as equity, but there can be no assurance that a withholding agent other than the Issuers will not withhold on such amounts. The following discussion assumes that the Exchange Notes are properly characterized as debt for U.S. federal income tax purposes.

The Exchange of Existing Notes for Exchange Notes Pursuant to this Offering

The exchange of an Existing Note for an Exchange Note pursuant to this offering should not constitute a taxable exchange for U.S. federal income tax purposes because the Exchange Note should not be considered to differ materially in kind or extent from the Existing Note. Accordingly, the Exchange Note should be treated for U.S. federal tax purposes as a continuation of the Existing Note in the hands of a U.S. Holder or a Non-U.S. Holder. As a result, (1) a holder should not recognize any gain or loss on the exchange, (2) the holder’s holding period for an Exchange Note should include the holding period for the Existing Note, and (3) the holder’s adjusted tax basis in the Exchange Note should be the same as the holder’s adjusted basis in the Existing Note. The Exchange Offer should not have any U.S. federal income tax consequences to a nonexchanging holder of an Existing Note.

Tax Consequences to U.S. Holders—Ownership of Exchange 10% Senior Notes

Payments of Stated Interest and Original Issue Discount on Exchange 10% Senior Notes

We believe that the Existing 10% Senior Notes should be treated as “contingent payment debt instruments” under applicable IRS Regulations and, consequently, the Exchange 10% Senior Notes, as a mere continuation of the Existing 10% Senior Notes for federal tax purposes, should also be so treated. This is because we may be obligated to redeem a portion of the Exchange 10% Senior Notes prior to their maturity (see “Description of 10% Senior Notes due 2013—Redemption—Mandatory Redemption—Semi-Annual Mandatory Redemption” and “Description of 10% Senior Notes due 2013—Redemption—Mandatory Redemption—Excess Cash Flow-Based Catch-Up Redemption”). There is limited guidance in this area, however, and it is possible the IRS could treat the Exchange 10% Senior Notes in a different manner, in which case the timing and the amount of interest accruals and other tax consequences may differ significantly from those described below. The remainder of this discussion of the ownership of Exchange 10% Senior Notes assumes that the Exchange 10% Senior Notes are properly classified as contingent payment debt instruments.

Under this classification, a U.S. Holder will be required to accrue interest income on the Exchange 10% Senior Notes on a constant-yield basis at an assumed yield determined at the time of issuance of the notes (the “comparable yield”), regardless of its method of accounting for U.S. federal income tax purposes, subject to certain adjustments if actual payments differ from those projected on the projected payment schedule (described below). Such interest income determined under the projected payment schedule is treated as OID for U.S. federal income tax purposes.

The IRS Regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as OID for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Exchange 10% Senior Notes (subject to a sale, exchange, redemption or retirement) that equals: (i) the product of (x) the adjusted issue price (as defined below) of the Exchange 10% Senior Notes as of the beginning of the accrual period and (y) the comparable yield of the Exchange 10% Senior Notes, adjusted for the length of the accrual period; (ii) divided by the number of days in the accrual period; and (iii) multiplied by the number of days during the accrual period that the U.S. Holder held the Exchange 10% Senior Notes.

The “adjusted issue price” of an Exchange 10% Senior Note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any prior scheduled projected payment (without regard to the actual amount of any prior payment).

Solely for purposes of determining the amount of interest income that a U.S. Holder will be required to accrue, we are required to construct a “projected payment schedule” in respect of the Exchange 10% Senior Notes representing a series of payments the amount and timing of which would produce a yield to maturity on the Exchange 10% Senior Notes equal to the comparable yield. The projected payment schedule includes each noncontingent payment and an estimate of the amount and timing of each contingent payment on the Exchange 10% Senior Notes determined as of the issue date of the Existing 10% Senior Notes. The comparable yield for the Exchange 10% Senior Notes is based on the yield at which we would issue as of the settlement date a fixed-rate debt instrument with no contingent payments but with terms and conditions otherwise similar to those of the Exchange 10% Senior Notes. The precise manner of calculating the comparable yield and projected payment schedule is not entirely clear. The IRS may not respect the projected payment schedule or the Issuers’ determination of the comparable yield, in which case a U.S. Holder could be required for any particular taxable year to include a greater or lesser amount of interest in income. U.S. Holders that wish to obtain the projected payment schedule and comparable yield may do so by contacting us at the address set forth under “Where You Can Find More Information” beginning 10 days after the settlement date. For U.S. federal income tax purposes, a U.S. Holder is required under the Regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an Exchange 10% Senior Note, unless such U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the project payment schedule are not determined for any purpose other than for the determination of a holder’s interest accruals and adjustments thereof in respect of the Exchange 10% Senior Notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable to holders of the Exchange 10% Senior Notes.

Adjustments to Interest Accruals

In addition to the interest accrual discussed above, a U.S. Holder is required to recognize as additional interest income an amount equal to the amount of any excess of actual payments over projected payments for a taxable year (a “net positive adjustment”) on an Exchange 10% Senior Note in the same manner as has been required for a U.S. Holder of an Existing 10% Senior Note. If a U.S. Holder receives actual payments that are less than the projected payments for a taxable year on an Exchange 10% Senior Note, the U.S. Holder will incur a “net negative adjustment” equal to the amount of such difference. This net negative adjustment will (i) first reduce the amount of interest in respect of the Exchange 10% Senior Note that a U.S. Holder would otherwise be required to include in the taxable year, and (ii) to the extent of any excess after application of clause (i), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the Exchange 10% Senior Notes previously included in income during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the Exchange 10% Senior Notes or to reduce the amount realized on a sale, exchange, or other disposition of the Exchange 10% Senior Notes. If any portion of the Exchange 10% Senior Notes is redeemed pursuant to “Description of 10% Senior Notes due 2013—Redemption—Mandatory Redemption—Semi-Annual Mandatory Redemption” or “Description of 10% Senior Notes due 2013—Redemption— Mandatory Redemption—Excess Cash Flow-Based Catch-Up Redemption” such redemption should not be treated as an adjustment, but rather as a repurchase of such portion as discussed below under the heading “—Sale, Exchange, Redemption or Retirement of Exchange 10% Senior Notes.”

Sale, Exchange, Redemption or Retirement of Exchange 10% Senior Notes

As is the case with the Existing 10% Senior Notes, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange, redemption or retirement of an Exchange 10% Senior Note in an amount equal to the difference between (i) the amount of any cash and the fair market value of any property received reduced by any unused net negative adjustment carryforward, as described above, and (ii) such holder’s adjusted tax basis in the Exchange 10% Senior Note. A U.S. Holder’s adjusted tax basis in an Exchange 10% Senior Note will, in general, be its initial tax basis in the 10% Senior Note, increased by any OID previously included in income (determined without regard to any positive or negative adjustment to interest accruals described above that reflect the difference between actual and projected payments) and decreased by the projected amount of all prior scheduled payments on the Exchange 10% Senior Notes to the U.S. Holder (without regard to the amounts actually paid). If any portion of the Exchange 10% Senior Notes is redeemed prior to their maturity as described under “Description of 10% Senior Notes due 2013—Redemption—Mandatory Redemption—Semi-Annual Mandatory Redemption” or “Description of 10% Senior Notes due 2013—Redemption—Mandatory Redemption—Excess Cash Flow-Based Catch-Up Redemption,” the Issuers intend to treat such a redemption as a repurchase of such portion by the Issuers for the amount paid to the redeemed U.S. Holder. A U.S. Holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. Holders are strongly urged to consult their own tax advisors regarding the tax consequences to them of a sale, exchange, redemption, retirement or other disposition of an Exchange 10% Senior Note. The deduction of capital losses is subject to significant limitations. If you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS.

Tax Consequences to U.S. Holders—Ownership of Exchange 11.75% Senior Subordinated PIK Notes

Payments of Stated Interest

As is the case with the Existing 11.75% Senior Subordinated PIK Notes, the stated interest payments (other than PIK interest, discussed below) on the Exchange 11.75% Senior Subordinated PIK Notes (“qualified stated interest”) will generally be taxed to a U.S. Holder as ordinary income at the time they are paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

For United States federal income tax purposes, the Existing 11.75% Senior Subordinated PIK Notes were issued as part of an investment unit consisting of Existing 11.75% Senior Subordinated PIK Notes and warrants. The issue price of a unit was allocated between the Existing 11.75% Senior Subordinated PIK Notes and the warrants that comprised the unit based on the relative fair market values of the Existing 11.75% Senior Subordinated PIK Notes and the warrants on the issue date. After allocating to the warrants an amount of the issue price equal to their fair market value, we allocated the remaining portion of the issue price of the unit to the Existing 11.75% Senior Subordinated PIK Notes.

You may request information from us regarding the allocation of the issue price of a unit between the Existing 11.75% Senior Subordinated PIK Noted and the warrants. A holder is generally bound by our allocation for United States federal income tax purposes unless, in the case of a holder that purchased the Existing 11.75% Senior Subordinated PIK Notes upon their original issuance as part of the investment unit, the holder discloses, on a statement attached to its United States federal income tax return for the taxable year that includes the acquisition date of such unit, that its allocation differs from ours. Our allocation is not, however, binding on the IRS, and if our allocation were successfully challenged by the IRS, the issue price, OID accrual on the Existing 11.75% Senior Subordinated PIK Notes, and gain or loss on the sale or disposition of the Existing 11.75% Senior Subordinated PIK Notes would be different from that resulting under our allocation, and could possibly result in less favorable United States federal income tax consequences than would have applied if our allocation were respected.

The issue price allocated to the Existing 11.75% Senior Subordinated PIK Notes was less than their stated principal amount by more than a specified de minimis amount, such that the Existing 11.75% Senior Subordinated PIK Notes are treated as issued with OID in an amount equal to the sum of (i) such difference and (ii) the amount of PIK interest to be paid on the Existing 11.75% Senior Subordinated PIK Notes. Since the Exchange 11.75% Senior Subordinated PIK Notes are a mere continuation of the Existing 11.75% Senior Subordinated PIK Notes for federal tax purposes, this same treatment will apply to the Exchange 11.75% Senior Subordinated PIK Notes. A U.S. Holder must generally include OID in gross income as it accrues over the term of an Exchange 11.75% Senior Subordinated PIK Note without regard to its regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash payments attributable to that income.

The amount of OID that a U.S. Holder must include in income will generally equal the sum of the “daily portions” of OID with respect to the Exchange 11.75% Senior Subordinated PIK Note for each day during the taxable year or portion of the taxable year in which such Exchange 11.75% Senior Subordinated PIK Note (“accrued OID”) was held. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an Exchange 11.75% Senior Subordinated PIK Note may be of any length and may vary in length over the term of the Exchange 11.75% Senior Subordinated PIK Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the Exchange 11.75% Senior Subordinated PIK Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the Exchange 11.75% Senior Subordinated PIK Note at the beginning of the final accrual period. The “adjusted issue price” of an Exchange 11.75% Senior Subordinated PIK Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period.

A U.S. Holder may elect to treat all interest on an Exchange 11.75% Senior Subordinated PIK Note as OID and calculate the amount includible in gross income under the constant-yield method described above. However, this election had to be made during the taxable year in which the Exchange 11.75% Senior Subordinated PIK Note was acquired, and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors about this election. Since the Exchange 11.75% Senior Subordinated PIK Notes are a mere continuation of the Existing 11.75% Senior Subordinated PIK Notes for federal tax purposes, the date the holder acquired the Existing 11.75% Senior Subordinated PIK Note will be the relevant date for these purposes.

Sale, Exchange, Redemption or Retirement of Exchange 11.75% Senior Subordinated PIK Notes

A U.S. Holder will generally recognize taxable gain or loss upon a sale, exchange, redemption or retirement of an Exchange 11.75% Senior Subordinated PIK Note in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxed in the manner described above under “Payments of Stated Interest”) and (ii) such holder’s adjusted tax basis in the Exchange 11.75% Senior Subordinated PIK Note. A U.S. Holder’s adjusted tax basis in an Exchange 11.75% Senior Subordinated PIK Note will, in general, be its initial tax basis in the 11.75% Senior Subordinated PIK Note, increased by any OID previously included in income.

Any gain or loss on the sale, exchange, redemption or retirement of an Exchange 11.75% Senior Subordinated PIK Note will generally be capital gain or loss and will be long-term capital gain or loss if the Exchange 11.75% Senior Subordinated PIK Note has a holding period of more than one year at the time of the sale, exchange, redemption or retirement. Long-term capital gain recognized by non-corporate U.S. Holders is generally eligible for a reduced rate of taxation. The deduction of capital losses is subject to significant limitations. Since the Exchange 11.75% Senior Subordinated PIK Notes are a mere continuation of the Existing 11.75% Senior Subordinated PIK Notes for federal tax purposes, the date the holder acquired the Existing 11.75% Senior Subordinated PIK Note will be the relevant date for these purposes.

Possible Alternative Treatment

The Issuers may be obligated to pay amounts in excess of the stated interest or principal on the Exchange 11.75% Senior Subordinated PIK Notes, including as described under “Description of 11.75% Senior Subordinated PIK Notes due 2013—Change of Control.” These potential payments may implicate the provisions of Regulations relating to contingent payment debt instruments discussed above under “Tax Consequences to U.S. Holders—Ownership of Exchange 10% Senior Notes.” According to the applicable Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. The Issuers believe and intend to take the position that the foregoing contingencies are remote or incidental, and the Issuers do not intend to treat the Exchange 11.75% Senior Subordinated PIK Notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the yield on the Exchange 11.75% Senior Subordinated PIK Notes as determined in the manner specified above under the heading “—Original Issue Discount,” and to treat as ordinary interest income any gain realized on the taxable disposition of an Exchange 11.75% Senior Subordinated PIK Note. The discussion above assumes that the Exchange 11.75% Senior Subordinated PIK Notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Exchange 11.75% Senior Subordinated PIK Notes.

Tax Consequences to Non-U.S. Holders

Ownership of Exchange Notes

Payments of Interest

The 30% U.S. federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the Exchange Notes under the “portfolio interest rule,” provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States; (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the Issuers’ voting stock within the meaning of the Code and the Regulations; (iii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Issuers actually or constructively through stock ownership; (iv) the Non-U.S. Holder is not a bank receiving interest on a loan agreement entered into in the ordinary course of its trade or business; and (v) the Non-U.S. Holder has provided a validly completed IRS Form W-8BEN (or other applicable form) establishing such Non-U.S. Holder status (or has otherwise met certain documentary evidence requirements for establishing such Non-U.S. Holder status).

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest on the Exchange Notes (including OID) made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides the Issuers (or their paying agent) with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or (ii) IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Exchange Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Exchange Notes is “effectively connected” with the conduct of that trade or business, then such Non-U.S. Holder will be subject to U.S. federal income tax on that interest (including OID) on a net income basis generally in the same manner as if the Non-U.S. Holder were a U.S. Holder unless an applicable income tax treaty provides otherwise (although the Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above are satisfied). In addition, if the Non-U.S. Holder is a corporate Non-U.S. Holder, it may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

Sale, Exchange, Redemption or Retirement of Exchange Notes

A Non-U.S. Holder of an Exchange Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of that Exchange Note, unless: (i) the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and specific other conditions are met, (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. or (iii) the gain represents accrued interest (including OID), in which case the rules for interest (described in the preceding paragraph) would apply.

Backup Withholding and Information Reporting

U.S. Holders. A U.S. Holder may be subject to information reporting and backup withholding with respect to interest (including OID) and the proceeds from the sale or redemption of a note unless such holder (a) is an entity that is exempt from withholding (including, among others, corporations and certain tax-exempt organizations) and when required, demonstrates this fact, or (b) provides the payor with its correct taxpayer identification number on the mandated form, which, for an individual, is ordinarily his or her social security number, and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax rate is 28% for amounts paid through December 31, 2010. For amounts paid after December 31, 2010, this rate will expire and the backup withholding rate will be 31%, unless Congress enacts tax legislation providing otherwise. If withholding results in an overpayment of taxes, a refund may be obtained.

Non-U.S. Holders. Under U.S. federal income tax law, backup withholding tax generally will not apply to payments of interest (including OID) on a note, provided the Non-U.S. Holder meets applicable certification requirements or otherwise establishes an exemption. A Non-U.S. Holder will, however, be subject to information reporting requirements with respect to interest payments on the notes.

Payments of the proceeds of a sale of the Exchange Notes made to or through a foreign office of foreign, non-U.S.-related financial intermediaries will not be subject to information reporting or back-up withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the Non-U.S. Holder meets applicable certification requirements and does not have actual knowledge or reason to know that such holder is a U.S. person, as defined under the Code, or such holder otherwise establishes an exemption.

Backup withholding does not represent an additional income tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes only where such Existing Notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for QD LLC and QD Capital by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Barack Ferrazzano will rely (i) on the opinion of Shumaker, Loop & Kendrick, LLP, Tampa, Florida as to certain matters of Florida law, (ii) on the opinion of Shumway Van & Hansen, Chtd., Las Vegas, Nevada, as to certain matters of Nevada law, (iii) on the opinion of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania as to certain matters of Pennsylvania law with respect to Chemical Leaman Corporation, a Pennsylvania corporation and a subsidiary guarantor, and (iv) on the opinion of Stone Pigman Walther Wittmann L.L.C., New Orleans, Louisiana, as to certain matters of Louisiana law.

EXPERTS

The financial statements as of December 31, 2007 and 2008 and for each of the three years in the period ended December 31, 2008 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

QDI, our parent, currently files annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements and other information that QDI files at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. QDI’s filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. The reports that QDI files are also available free of charge on our website at www.qualitydistribution.com. We regularly post or otherwise make available information on the Investor Relations section of our website that may be important to investors. Any information on or linked from our website is not incorporated by reference into this prospectus. In addition, for so long as any of 10% Senior Notes or 11.75% Senior Subordinated PIK Notes remain outstanding, we have agreed to make available to any holder of the 10% Senior Notes or 11.75% Senior Subordinated PIK Notes or prospective purchaser of the 10% Senior Notes or 11.75% Senior Subordinated PIK Notes, at their request, the information required by Rule 144A(d)(4) under the Securities Act.

     INDEX TO FINANCIAL STATEMENTS

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To Board of Directors and shareholders of

Quality Distribution, Inc.

In our opinion, the accompanying consolidated balance sheets and the related statements of operations, statements of shareholders’ equity (deficit) and comprehensive income (loss) and statements of cash flows present fairly, in all material respects, the financial position of Quality Distribution, Inc. and its subsidiaries at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP

Tampa, Florida

March 13, 2009

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008, 2007 and 2006

(In thousands) Except Per Share Data

	Years ended December 31,
	2008	2007	2006
OPERATING REVENUES:

Transportation	$565,814	$580,676	$577,239

Other service revenue	104,039	76,221	66,644

Fuel surcharge	145,437	94,661	86,276

Total operating revenues	815,290	751,558	730,159

OPERATING EXPENSES:

Purchased transportation	466,823	471,531	493,686

Compensation	109,110	85,820	73,207

Fuel, supplies and maintenance	114,351	81,316	53,324

Depreciation and amortization	21,002	17,544	16,353

Selling and administrative	35,836	31,291	24,042

Insurance claims	14,999	23,883	13,307

Taxes and licenses	5,242	3,980	3,812

Communication and utilities	12,716	11,381	9,043

(Gain) loss on disposal of property and equipment	(3,092)	959	(4,893)

Restructuring costs	5,325	—	—

Total operating expenses	782,312	727,705	681,881

Operating income	32,978	23,853	48,278

Interest expense	35,546	31,342	30,955

Interest income	(426)	(818)	(1,567)

Write-off of debt issuance costs	283	2,031	—

Gain on extinguishment of debt	(16,532)	—	—

Other (income) expense	(2,945)	940	888

Income (loss) before income taxes	17,052	(9,642)	18,002

Provision for (benefit from) income taxes	4,940	(2,079)	(38,168)

Net income (loss)	$12,112	$(7,563)	$56,170

	Years ended December 31,
	2008	2007	2006
PER SHARE DATA:

Net income (loss) per common share

Basic	$0.63	$(0.39)	$2.97

Diluted	$0.62	$(0.39)	$2.87

Weighted-average number of shares

Basic	19,379	19,336	18,920

Diluted	19,539	19,336	19,571

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

(In thousands)

	December 31, 2008	December 31, 2007

ASSETS

Current assets:

Cash and cash equivalents	$6,787	$9,711

Accounts receivable, net	81,612	99,081

Prepaid expenses	12,922	8,150

Deferred tax asset, net	14,707	20,483

Other	7,950	6,258

Total current assets	123,978	143,683

Property and equipment, net	148,692	121,992

Goodwill	173,519	173,575

Intangibles, net	22,698	24,167

Non-current deferred tax asset, net	22,636	16,203

Other assets	10,580	14,356

Total assets	$502,103	$493,976

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities:

Current maturities of indebtedness	$8,361	$413

Current maturities of capital lease obligations	7,994	1,451

Accounts payable	16,126	17,428

Affiliates and independent owner-operators payable	7,649	12,597

Accrued expenses	25,357	25,957

Environmental liabilities	4,819	4,751

Accrued loss and damage claims	8,705	13,438

Income tax payable	—	555

Total current liabilities	79,011	76,590

Long-term indebtedness, less current maturities	330,409	343,575

Capital lease obligations, less current maturities	15,822	3,832

	December 31, 2008	December 31, 2007

Environmental liabilities	6,035	6,418

Accrued loss and damage claims	12,815	18,474

Other non-current liabilities	25,158	15,954

Total liabilities	469,250	464,843

Commitments and contingencies—Note 18

Minority interest in subsidiary	1,833	1,833

SHAREHOLDERS’ EQUITY

Common stock, no par value; 29,000 shares authorized; 19,754 issued and 19,549 outstanding at December 31, 2008 and 19,334 issued and 19,176 outstanding at December 31, 2007, respectively	362,945	361,617

Treasury stock, 205 and 158 shares at December 31, 2008 and December 31, 2007, respectively	(1,580)	(1,564)

Accumulated deficit	(114,034)	(126,146)

Stock recapitalization	(189,589)	(189,589)

Accumulated other comprehensive loss	(26,488)	(16,748)

Stock subscriptions receivable	(234)	(270)

Total shareholders’ equity	31,020	27,300

Total liabilities, minority interest and shareholders’ equity	$502,103	$493,976

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2008, 2007 and 2006 (In thousands)

	Compre- hensive Income (Loss)	Shares of Common Stock	Shares of Treasury Stock	Common Stock	Treasury Stock	Accumulated Deficit	Stock Recapitalization	Accumulated Other Comprehensive Loss	Stock Purchase Warrants	Unearned Compensation Restricted Stock	Stock Subscription Receivables	Total Shareholders’ Equity(Deficit)
Balance, December 31, 2005		19,123	(93)	359,160	(202)	(174,290)	(189,589)	(19,079)	54	(1,975)	(1,541)	(27,462)
Net income	$56,170	—	—	—	—	56,170	—	—	—	—	—	56,170
Reclass of unearned compensation restricted stock	—	—	—	(1,975)	—	—	—	—	—	1,975	—	—
Issuance of restricted stock	—	—	28	(243)	314	(71)	—	—	—	—	—	—
Forfeiture of restricted stock	—	—	(2)	15	(15)	—	—	—	—	—	—	—
Amortization of restricted stock	—	—	—	369	—	—	—	—	—	—	—	369
Amortization of stock units				1,473	—	—	—	—	—	—	—	1,473
Amortization of non-employee options	—	—	—	125	—	—	—	—	—	—	—	125
Amortization of stock options	—	—	—	1,038	—	—	—	—	—	—	—	1,038
Stock warrant exercise	—	87	—	33	—	—	—	—	(33)	—	—	—
Stock option exercise	—	—	24	—	267	(64)	—	—	—	—	—	203
Acquisition of treasury stock	—	—	(129)	—	(1,891)	—	—	—	—	—	1,201	(690)
Translation adjustment, net of a deferred tax provision of $52	(14)	—	—	—	—	—	—	(14)	—	—	—	(14)
Pension plan SFAS 158 adjustment, net of deferred tax benefit of nil	—	—	—	—	—	—	—	(886)	—	—	—	(886)
Pension plan minimum liability, net of a deferred tax liability of $923	1,448	—	—	—	—	—	—	1,448	—	—	—	1,448

Balance, December 31, 2006	$57,604	19,210	(172)	$359,995	$(1,527)	$(118,255)	$(189,589)	$(18,531)	$21	$—	$(340)	$31,774

Net loss	$(7,563)	—	—	—	—	(7,563)	—	—	—	—	—	(7,563)
Issuance of restricted stock	—	47	11	(25)	25	—	—	—	—	—	—	—
Forfeiture of restricted stock	—	—	(2)	11	(11)	—	—	—	—	—	—	—
Amortization of restricted stock	—	—	—	295	—	—	—	—	—	—	—	295
Amortization of non-employee options	—	—	—	125	—	—	—	—	—	—	—	125
Amortization of stock options		—	—	1,143	—	—	—	—	—	—	—	1,143
Stock warrant exercise	—	80	—	21	—	—	—	—	(21)	—	—	—
Stock option exercise	—		8	52	19	—	—	—	—	—	—	71
Acquisition of treasury stock	—	(3)	(3)	—	(70)	—	—	—	—	—	70	—
FIN 48 Adjustment	—	—	—	—	—	(328)	—	—	—	—	—	(328)
Translation adjustment, net of tax	182	—	—	—	—	—	—	182	—	—	—	182
Adjustment to pension obligation, net of a deferred tax liability of $1,009	1,601	—	—	—	—	—	—	1,601	—	—	—	1,601

Balance, December 31, 2007	$(5,780)	19,334	(158)	$361,617	$(1,564)	$(126,146)	$(189,589)	$(16,748)	$—	$—	$(270)	$27,300

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2008, 2007 and 2006 (In thousands) continued

	Comprehensive Income (Loss)	Shares of Common Stock	Shares of Treasury Stock	Common Stock	Treasury Stock	Accumulated Deficit	Stock Recapitalization	Accumulated Other Comprehensive Loss	Stock Subscription Receivables	Total Shareholders’ Equity
Balance, December 31, 2007		19,334	(158)	$361,617	$(1,564)	$(126,146)	$(189,589)	$(16,748)	$(270)	$27,300
Net income	$12,112	—	—	—	—	12,112	—	—	—	12,112
Issuance of restricted stock	—	468	—	—	—	—	—	—	—	—
Forfeiture of restricted stock	—	(48)	(47)	—	—	—	—	—	—	—
Amortization of restricted stock	—	—	—	208	—	—	—	—	—	208
Amortization of non-employee options	—	—	—	119	—	—	—	—	—	119
Amortization of stock options	—	—	—	1,001	—	—	—	—	—	1,001
Acquisition of treasury stock	—	—	—	—	(16)	—	—	—	36	20
Translation adjustment, net of tax	(79)	—	—	—	—	—	—	(79)	—	(79)
Adjustment to pension obligation, net of tax	(9,661)	—	—	—	—	—	—	(9,661)	—	(9,661)

Balance, December 31, 2008	$2,372	19,754	(205)	$362,945	$(1,580)	$(114,034)	$(189,589)	$(26,488)	$(234)	$31,020

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008, 2007 and 2006

(In thousands)

	Years Ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,112	$(7,563)	$56,170
Adjustments to reconcile to net cash and cash equivalents provided by operating activities:
Deferred income tax provision (benefit)	(657)	(6,029)	4,661
Depreciation and amortization	21,002	17,544	16,353
Bad debt expense (recoveries)	1,086	796	(361)
(Gain) loss on disposal of property and equipment	(3,092)	959	(4,893)
Gain on pension settlement	(3,410)	—	—
Gain on extinguishment of long-term debt	(16,532)	—	—
Interest income on repayment of stock subscription	—	—	(690)
Write-off of deferred financing costs	283	2,031	—
Stock based compensation	1,328	1,563	3,005
Amortization of deferred financing costs	3,005	1,865	1,824
Amortization of bond discount	1,100	279	243
Write-off of stock offering costs	—	—	986
Minority dividends	145	145	145
Release of deferred tax asset valuation allowance	—	1,403	(45,226)
Changes in assets and liabilities:
Accounts and other receivables	16,755	(2,545)	16,185
Prepaid expenses	1,765	(309)	(728)
Other assets	2,456	910	(4,846)
Accounts payable	(2,685)	(288)	(5,082)
Accrued expenses	(860)	2,784	(1,833)
Environmental liabilities	(315)	(657)	(5,333)
Accrued loss and damage claims	(10,392)	(1,155)	(2,464)
Affiliates and independent owner-operators payable	(4,949)	816	(954)
Other liabilities	3,127	545	1,074
Current income taxes	(1,679)	958	—

Net cash provided by operating activities	19,593	14,052	28,236

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(14,791)	(10,557)	(14,870)
Acquisition of businesses and assets	(1,399)	(6,836)	(6,447)
Acquisition of Boasso America Corporation	—	(53,415)	—
Cash acquired from Boasso America Corporation	—	1,015	—
Boasso purchase adjustment	1,318	—	—
Proceeds from sales of property and equipment	6,348	6,394	10,726

Net cash used in investing activities	(8,524)	(63,399)	(10,591)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,049	46,809	—
Principal payments on long-term debt	(12,900)	(65,450)	(1,400)
Principal payments on capital lease obligations	(3,835)	(1,204)	(363)
Proceeds from revolver	115,700	123,030	209,500
Payments on revolver	(112,830)	(41,400)	(222,500)
Payments on acquisition notes	(1,015)	(592)	—
Deferred financing costs	(860)	(9,170)	—
Stock offering costs	—	(787)	(199)
Change in book overdraft	1,331	1,033	2,430
Minority dividends	(145)	(145)	(145)
Other stock transactions	20	70	203

Net cash provided by (used in) financing activities	(13,485)	52,194	(12,474)

Effect of exchange rate changes on cash	(508)	23	34

Net (decrease) increase in cash and cash equivalents	(2,924)	2,870	5,205
Cash and cash equivalents, beginning of period	9,711	6,841	1,636

Cash and cash equivalents, end of period	$6,787	$9,711	$6,841

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$30,690	$28,850	$27,034

Income Taxes	2,019	438	1,760

SUPPLEMENTAL DISCLOSURES OF NON-CASH FLOW INFORMATION:
Minimum pension liability accrual, net of tax	$12,565	$2,422	$1,448

Original and amended capital lease obligations	22,368	1,094	4,526

Note issued to seller for purchase of business assets	1,121	4,956	1,613

Notes payable—capital expenditures	12,658	—	—

Notes payable—insurance fundings	6,537

Deferred tax adjustment related to Boasso acquisition		10,050	—

Adjustment to deferred taxes for FIN 48 adoption		972	—

Transfer of tractors from other assets to fixed assets		2,950	—

Long-term liability assumed with purchase of business	(3,410)	—	4,427

The accompanying notes are an integral part of these consolidated financial statements.

Quality Distribution, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2008, 2007 and 2006

1. BUSINESS ORGANIZATION

Quality Distribution, Inc. (the “Company”, “QDI”, or “we”) and its subsidiaries are engaged primarily in truckload transportation of bulk chemicals in North America. We conduct a significant portion of our business through a network of Company terminals, affiliates and independent owner-operators. Affiliates are independent companies, which enter into various term contracts with the Company. Affiliates are responsible for paying for their own power equipment (including debt service), fuel and other operating costs. Certain affiliates lease trailers from us. Owner-operators are independent contractors, who, through a contract with us, supply one or more tractors and drivers for our use. Contracts with owner-operators may be terminated by either party on short notice. We charge affiliates and third parties for the use of tractors and trailers as necessary. In exchange for the services rendered, affiliates and owner-operators are normally paid a percentage of the revenues generated for each load hauled.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States using U.S. dollars as the reporting currency as the majority of our business is in the U.S. The consolidated financial statements include the accounts of QDI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest reflects outstanding preferred stock of Chemical Leaman Corp. (“CLC”), a subsidiary of QDI.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Book overdrafts are included in accounts payable.

Allowance for Uncollectible Receivables

We have established a reserve for uncollectible receivables based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. We charge uncollectible amounts to our allowance based on various issues, including cash payment trends and specific customer issues. These factors are continuously monitored by our management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. The receivables analyzed include trade receivables, as well as loans and advances made to owner-operators.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of tires, parts, fuel and supplies for servicing our revenue equipment (tractors and trailers).

Tires

We capitalize the cost of tires mounted on purchased revenue equipment as a part of the total equipment cost and depreciate the cost over the useful life of the related equipment. Subsequent replacement tires are expensed at the time those tires are placed in service similar to other repairs and maintenance costs.

Property and Equipment and Impairment on Long-Lived Assets

Property and equipment expenditures, including tractor and trailer rebuilds that extend the useful lives of such equipment, are capitalized and recorded at cost. For financial statement purposes, these assets are depreciated using the straight-line method over the estimated useful lives of the assets to an estimated salvage value.

The asset lives used are presented in the following table:

Average Lives (in years)
Buildings and improvements	10 - 25
Tractors and terminal equipment	5 - 7
Trailers	15 - 20
Furniture and fixtures	3 - 5
Other equipment	3 - 10

Tractor and trailer rebuilds, which are recurring in nature and extend the lives of the related assets, are capitalized and depreciated over the period of extension, generally 5 to 10 years, based on the type and extent of these rebuilds. Maintenance and repairs are charged directly to expense as incurred. Major improvements that extend the lives of the assets are capitalized. Management estimates the useful lives of these assets based on historical trends and the age of the assets when placed in service, and any changes in the actual lives could result in material changes in the periodic depreciation and resulting net book value of these assets. Additionally, we estimate the salvage values of these assets based on historical sales of disposals, and any changes in the actual salvage values could also affect the periodic depreciation and resulting net book value of these assets.

Furthermore, we evaluate the recoverability of our long-lived assets whenever adverse events or changes in the business climate indicate that the expected undiscounted future cash flows from the related category of assets may be less than previously anticipated. We assess whether there has been an impairment of long-lived assets and definite lived intangibles in accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment and Disposal of Long-Lived Assets.” If the carrying value of an asset, including associated intangibles, exceeds the sum of estimated undiscounted future cash flows, then an impairment loss is recognized for the difference between estimated fair value and carrying value. When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in operating expenses.

Goodwill and Intangible Assets

We evaluate goodwill for impairment at least annually during the second quarter with a measurement date of June 30, or more frequently if indicators of impairment arise, in accordance with the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). We have identified three reporting units: trucking, container services and other. Our evaluation of goodwill is measured through a two-step impairment test. The first step compares the fair value of a reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired, thus the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test shall be performed to measure the amount of impairment loss. The second step compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss must be recognized in an amount equal to the excess. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill will be its new accounting basis. Subsequent reversal of a previously recognized goodwill impairment loss is prohibited once the measurement of that loss is completed.

Impairment of Long-Lived Assets Other than Goodwill

Long-lived assets held and used, including revenue earning equipment, operating property and equipment and intangible assets with finite lives, are tested for recoverability when circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability of long-lived assets is evaluated by comparing the carrying amount of an asset or asset group to management’s best estimate of the undiscounted future operating cash flows (excluding interest charges) expected to be generated by the asset or asset group. If these comparisons indicate that the asset or asset group is not recoverable, an impairment loss is recognized at the amount by which the carrying value of the asset or asset group exceeds fair value. Fair value is determined by quoted market price, if available, or an estimate of projected future operating cash flows, discounted using a rate that reflects the related operating segment’s average cost of funds. Long-lived assets to be disposed of including revenue earning equipment, operating property and equipment and indefinite-lived intangible assets, are reported at the lower of carrying amount or fair value less costs to sell.

Other Assets—Deferred Loan Costs

Costs incurred to issue debt are deferred and amortized as a component of interest expense over the estimated term of the related debt using the effective interest rate method.

Taxation—We use the liability method of accounting for income taxes as prescribed by SFAS No. 109. Significant management judgment is required in determining the provision for income taxes and, in particular, any valuation allowance that is recorded or released against our deferred tax assets.

Valuation allowances related to United States (“U.S.”) tax jurisdictions were reversed during the third and fourth quarter of 2006 based on our assessment that it was more likely than not that those deferred tax assets will be realizable based on income projections of future taxable income and the expiration dates and amounts of net operating loss carryforwards. These estimates of projected taxable income include price and volume increases as well as expected expansion of market share. These projections are based on assumptions which management believes to be reasonable and consistent with current operating results although the actual results achieved may differ materially from these projections.

We continue to evaluate quarterly, the positive and negative evidence regarding the realization of net deferred tax assets in accordance with SFAS No. 109, “Accounting for Income Taxes.” Included in this assessment are estimates of projected future taxable income. Significant management judgment is required in this process and although realization is not assured, based on our assessment, we concluded it is more likely than not, such assets will continue to be realized.

At December 31, 2006 positive evidence included having achieved profitability for financial reporting purposes for eight consecutive quarters beginning with the first quarter of fiscal 2005. Additionally, we were no longer in a U.S. cumulative loss position at the third quarter of fiscal 2006. We determine cumulative losses on a rolling thirty six months basis.

We project both aggregate U.S. pre-tax income as well as aggregate U.S. taxable income for the years 2009 through 2012 sufficient to absorb the $98.0 million existing net operating loss carryforwards. At December 31, 2008 we had an estimated $98.0 million in federal net operating loss carryforwards, $2.3 million in alternative minimum tax credit carryforwards and $2.9 million in foreign tax credit carryforwards. The net operating loss carryforwards will expire in the years 2018 through 2027, while the alternative minimum tax credits may be carried forward indefinitely and the foreign tax credits may be carried forward for ten years. We do not have a history of net operating loss or tax credit carryforwards expiring unused; however, we have determined based on the weight of available evidence that it is more likely than not that some portion of our $2.9 million foreign tax credits may not be realized. As a result we have established a valuation allowance of $1.8 million against our foreign tax credit deferred tax asset.

We continue to believe it is more likely than not that the net deferred tax assets will be realizable because we are projecting positive future taxable income through 2012 sufficient to absorb the $98.0 million net operating loss carryforwards. We will continue to review our forecast quarterly in relation to actual results and expected trends on an ongoing basis. Failure to achieve our operating income targets may change our assessment regarding the recoverability of our net deferred tax assets and such change could result in a valuation allowance being recorded against some or all of our deferred tax assets. Any increase in a valuation allowance would result in additional income tax expense.

FIN 48 requires that companies recognize the effect of a tax position in their consolidated financial statements if there is a greater likelihood than not of the position being sustained upon audit based on the technical merits of the position. We adopted the provisions of FIN 48 effective January 1, 2007. As a result of the implementation, we recognized an increase to reserves for uncertain tax positions of $0.3 million. The increase to the reserve was accounted for as an adjustment to accumulated deficit to recognize the cumulative effect of adoption on the balance sheet.

Under FIN 48, we account for uncertain tax positions using a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. We re-evaluate these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.

Accrued Loss, Damage and Environmental Claims

We maintain liability insurance for bodily injury and property damage, with a $2.0 million per incident deductible effective March, 31, 2008. From September 15, 2002 to March 30, 2008, our deductible was $5.0 million per incident. We maintain workers’ compensation insurance coverage with a $1.0 million deductible. In addition, we currently maintain insurance policies with a total limit of $40.0 million. We have accrued for the estimated self-insured portion of bodily injury, property damage and workers’ compensation claims including an estimate of losses incurred but not reported.

We are self-insured for damage or loss to the equipment we own or lease, for any cargo losses and for non-trucking pollution legal liability. We have accrued for the estimated cost of claims reported and losses incurred but not reported. We classify such claims between long-term and short-term based on industry data as calculated by third-parties.

We transport chemicals and hazardous materials and operate tank wash facilities. As such, our operations are subject to various environmental laws and regulations. We have been involved in various litigation and environmental matters arising from these operations. We have reserved for potential environmental liabilities based on the best estimates of potential clean-up and remediation for known environmental sites. We employ a staff of environmental professionals to administer all phases of our environmental programs and use outside experts where needed. These professionals develop estimates of potential liabilities at these sites based on projected and known remediation costs. These cost projections are determined through previous experiences with other sites and through bids from third-party contractors. Management believes current reserves are reasonable based on current information. Our environmental liabilities are not measured on a discount cash flows basis.

Fair Value of Financial Instruments

The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturities of these financial instruments.

The fair value of our 9% Senior Subordinated Notes (“9% Notes”) and our Senior Floating Rate Notes (“2012 Notes”) were based on quoted market prices. The fair value of our 9% Notes was approximately $32.7 million and $107.5 million at December 31, 2008 and 2007, respectively. The fair value of our 2012 Notes was approximately $50.6 million and $122.9 million at December 31, 2008 and 2007, respectively. The ABL Facility is variable rate debt and approximates fair value.

Foreign Currency Translation

The translation from Canadian dollars and Mexican pesos to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-average exchange rate in effect during the period. The gains or losses, net of income taxes, resulting from such translation are included in shareholders’ deficit as a component of accumulated other comprehensive loss. Gains or losses from foreign currency transactions are included in other expense.

Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss are as follows at December 31 (in thousands):

	2008	2007

Unrecognized loss and prior service costs	$25,546	$15,885

Foreign currency translation adjustment	942	863

	$26,488	$16,748

Revenue Recognition

Transportation revenue, including fuel surcharges, and related costs are recognized on the date freight is delivered. Other service revenue, consisting primarily of lease revenues from affiliates, owner-operators and third parties, are recognized ratably over the lease period. Tank wash revenues are recognized when the wash is completed. Service revenues on insurance policies are recorded as a contractual percentage of premiums received ratably over the period that the insurance covers. We recognize all revenues on a gross basis as the principal and primary obligor with risk of loss in relation to our responsibility for completion of services as contracted with our customers.

Other Service Revenue

The components of Other Service Revenue are as follows at December 31 (in thousands):

	2008	2007	2006

Rental revenue	$30,508	$31,422	$28,648

Container revenues	31,413	2,264	—

Tank wash revenue	28,395	31,136	28,291

Other revenue	13,723	11,399	9,703

	$104,039	$76,221	$66,642

Share-Based Compensation

Effective January 1, 2006, we adopted SFAS 123(R), using the modified prospective transition method, and, as a result, did not retroactively adjust results from prior periods. Under this transition method, stock-based compensation was recognized for: 1) expense related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123; and 2) expense related to all stock option awards granted on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). We apply the Black-Scholes valuation model in determining the fair value of share-based payments to employees. The resulting compensation expense is recognized over the requisite service period, which is generally the option vesting term of four years. Please refer to Note 17 for further discussion regarding stock-based compensation.

Leased Assets

We have both capital and operating leases. The leases for most of our tractors and trailers have terms that range from three to seven years. Some leases require us to pay the lessor a minimum residual amount at the end of the lease. For operating leases, we accrue this residual by recording a prepaid rent amount and amortizing a monthly amount as rental expense and also record a liability that is increased every year by recognizing interest expense. This residual amount is recorded in the balance sheet category “Other non-current liabilities.” For capital leases, the residual is included as part of the cost of the capitalized leased asset.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) Per Common Share

Basic net income (loss) per common share is calculated based on the weighted-average common shares outstanding during each period. Diluted income (loss) per common share includes the dilutive effect, if any, of common equivalent shares outstanding during each period.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). This statement significantly changes the financial accounting and reporting of business combination transactions. The provisions of this statement are to be applied prospectively to business combination transactions in the first annual reporting period beginning on or after December 15, 2008. The impact of adopting SFAS 141R will depend on the nature, terms and size of business combinations completed after the effective date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries. This statement requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. In addition, this statement provides accounting and reporting guidance related to changes in noncontrolling ownership interests. Other than the reporting requirements described above which require retrospective application, the provisions of SFAS 160 are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. As a result of the adoption, we will record minority interest within shareholders’ equity.

In April 2008 the FASB issued FASB Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. More specifically, FSP FAS 142-3 removes the requirement under paragraph 11 of SFAS 142 to consider whether an intangible asset can be renewed without substantial cost or material modifications to the existing terms and conditions and instead, requires an entity to consider its own historical experience in renewing similar arrangements. FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. We are currently evaluating the impact of this standard on our consolidated financial statements.

In June 2008 the FASB Issued EITF No. 08-3, “Accounting by Lessees for Nonrefundable Maintenance Deposits” (“EITF No. 08-3”). EITF No. 08-3 requires that nonrefundable maintenance deposits paid by a lessee under an arrangement accounted for as a lease be accounted for as a deposit asset until the underlying maintenance is performed. When the underlying maintenance is performed, the deposit may be expensed or capitalized in accordance with the lessee’s maintenance accounting policy. Upon adoption entities must recognize the effect of the change as a change in accounting principle. We are currently evaluating the impact of this standard on our consolidated financial statements.

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which addresses whether unvested equity-based awards are participating securities and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method described in FASB Statement No. 128, Earnings per Share.

FSP EITF 03-6-1 is effective for the Company beginning December 1, 2009 and cannot be adopted early. All prior period earnings per share data presented in financial statements that are issued after the effective date shall be adjusted retrospectively to conform to the new guidance. We are currently evaluating the potential impact of the adoption of FSP EITF 03-6-1 will have on our consolidated financial statements.

Adoption of Statement of Financial Accounting Standards No. 157 and No. 159

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities,” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date. On January 1, 2008, we did not elect to adopt the provisions of SFAS 159.

On January 1, 2008, we adopted the provisions of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 defines fair value and provides guidance for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. In February 2008, the FASB issued final Staff Position No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, which amended SFAS 157 to exclude FASB Statement No. 13 and its related interpretive accounting pronouncements that address leasing transactions. In February 2008, the FASB also issued final Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. We have elected this one-year deferral and thus will not apply the provisions of SFAS 157 to nonfinancial assets and nonfinancial liabilities that are recognized at fair value in the financial statements on a nonrecurring basis until our fiscal year beginning January 1, 2009.

SFAS 157 enables the reader of the financial statements to assess the inputs used to develop fair value measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. SFAS 157 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

We have no financial assets or financial liabilities that require application of SFAS 157.

We generally apply fair value techniques on a non-recurring basis associated with (1) valuing potential impairment loss related to goodwill and indefinite-lived intangible assets accounted for pursuant to SFAS No. 142 and (2) valuing potential impairment loss related to long-lived assets accounted for pursuant to SFAS No. 144.

3. INCOME (LOSS) PER COMMON SHARE

A reconciliation of the numerators and denominators of the basic and diluted earnings (loss) from continuing operations to earnings per share computations follows (in thousands except per share amounts):

	December 31, 2008			December 31, 2007			December 31, 2006
	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount

Basic earnings (loss) available to common shareholders:

Net earnings (loss) from continuing operations	$12,112			$(7,563)			$56,170

Dividends and accretion on preferred stock and minority stock dividends	—			—			—

Earnings (loss)	12,112	19,379	$0.63	(7,563)	19,336	$(0.39)	56,170	18,920	$2.97

Effect of dilutive securities:

Stock options		8			—			221

	December 31, 2008			December 31, 2007			December 31, 2006
	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per- share amount

Unvested restricted stock		152			—			37

Stock units		—			—			303

Stock warrants		—			—			90

Diluted earnings (loss) available to common shareholders:

Income (loss)	$12,112	19,539	$0.62	$(7,563)	19,336	$(0.39)	$56,170	19,571	$2.87

The effect of our stock options, restricted stock, stock warrants and stock units which represent the shares shown in the table above are included in the computation of diluted earnings per share for each year.

The following securities were not included in the calculation of diluted EPS because such inclusion would be anti-dilutive (in thousands):

	For the years ended December 31,
	2008	2007	2006

Stock options	1,917	2,790	1,121

Restricted stock	—	125	11

4. ACQUISITIONS

2008 Acquisitions

During 2008, we purchased two transportation companies and an affiliate for $2.1 million, in the aggregate, of which $1.4 million was paid in cash at closing and the remaining $0.7 million is payable over future periods. Of the total $2.1 million, we allocated $1.0 million to property and equipment, $0.9 million to goodwill, and $0.2 million to other intangible assets such as non-compete agreements.

2007 Acquisitions

Boasso America Corporation

On December 18, 2007, we acquired 100% of the stock of Boasso. Boasso provides container repair, storage, handling, sales, cleaning and drayage service. The results of Boasso have been included in our results since the date of acquisition.

The purchase price of Boasso has initially been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the time of the acquisition. In April 2008, pursuant to the stock purchase agreement, and based on an evaluation of the net working capital as of the date of acquisition, approximately $1.3 million was refunded to us. The allocation of the purchase price is as follows:

Boasso
(In thousands)

Working capital, net of cash	$8,312

Property and equipment	7,209

Other long-term assets	81

Non-compete agreements	400

Customer related intangibles	11,900

Boasso
(In thousands)

Tradename	9,800

Long-term debt and capital lease obligations	(4,512)

Deferred tax liabilities	(9,435)

Goodwill	30,360

$54,115

The customer-related intangible assets relate to acquired customer relationships, and will be amortized over a twelve year weighted-average useful life on a straight-line basis. The tradename has an indefinite useful life. The goodwill acquired in this acquisition is not tax deductible.

Unaudited Pro forma Results. Businesses acquired are included in consolidated results from the date of acquisition. Other than the Boasso acquisition, our other acquisitions in 2008, 2007 and 2006 are not presented, as they would not differ by a material amount from actual results. The following unaudited pro forma consolidated results are presented to show the results, on a pro forma basis, as if the 2007 acquisition of Boasso had been completed as of January 1, 2006:

(In thousands, except per share data):	2007	2006

Operating revenues	$821,609	$800,537

Net (loss) income	(8,333)	55,787

(Loss) Income per share—basic	(0.43)	2.95

(Loss) Income per share—diluted	(0.43)	2.85

Other 2007 Acquisitions

During fiscal year 2007, we acquired the business of a tank wash operation for $2.5 million and a transportation company for $0.5 million. We also purchased the businesses of six affiliates for $6.0 million. Of the $9.0 million aggregate purchase price, we allocated $3.3 million to fixed assets, parts and prepaid expenses, $4.3 million to goodwill, and $1.4 million to other intangible assets such as non-compete arrangements or customer lists.

2006 Acquisitions

During fiscal year 2006, we acquired the businesses of two transportation companies for approximately $4.1 million. We also purchased the businesses of three affiliates for $8.1 million. Of the $12.2 million aggregate purchase price, we allocated $4.9 million to fixed assets and parts, $6.5 million to goodwill, $0.6 million to other intangible assets such as non-compete arrangements or customer lists, and expensed $0.2 million for consulting services.

5. SELECTED QUARTERLY FINANCIAL DATA (Unaudited) (In thousands, except per share data)

	Quarter Ended
	March 31	June 30	September 30	December 31

2008

Operating revenues	$208,501	$223,962	$214,741	$168,086

Operating income	5,797	9,576	9,763	7,842

Net (loss) income	(1,919)	352	717	12,962

(Loss) income per share—basic	(0.10)	0.02	0.04	0.67

(Loss) income per share—diluted	(0.10)	0.02	0.04	0.66

	Quarter Ended
	March 31	June 30	September 30	December 31

2007

Operating revenues	$178,095	$194,710	$192,181	$186,572

Operating income (loss)	5,454	11,924	10,655	(4,180)

Net (loss) income	(173)	2,286	1,499	(11,175)

(Loss) income per share—basic	(0.01)	0.12	0.08	(0.58)

(Loss) income per share—diluted	(0.01)	0.12	0.08	(0.58)

In 2008, we recognized $5.3 million in restructuring costs. Results for the fourth quarter of 2008 include $16.5 million of gain on extinguishment of debt and $0.3 million write-off of debt issuance costs due to the repurchase of our 9% Notes. In addition, results for the fourth quarter include a reduction of an acquired pension liability of $3.4 million.

Results for the fourth quarter of 2007 include $1.6 million related to an unconsummated acquisition and refinancing activities and $2.0 million write-off of debt issuance costs due to our debt refinancing.

6. RESTRUCTURING

During the quarter ended June 30, 2008, we committed to a plan of restructure resulting in the termination of approximately 130 non-driver positions and the consolidation or closure of underperforming company terminals. We continued our plan of restructure throughout 2008 which resulted in a restructuring charge of $5.3 million of which the majority related to our trucking segment. The total restructuring charge for 2008 represents $2.0 million of severance costs, $0.6 million in contract termination costs and $2.7 million related to other exit costs. As of December 31, 2008, approximately $0.8 million was accrued related to the restructuring charges, which is expected to be paid during 2009.

We account for restructuring costs associated with one-time termination benefits, costs associated with lease and contract terminations and other related exit activities in accordance with SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”.

In the year ended December 31, 2008, we had the following activity in our restructuring accruals:

	Balance at December 31, 2007	Additions	Payments	Reductions	Balance at December 31, 2008
Restructuring costs	$—	$5,325	$(3,909)	$(630)	$786

7. SEGMENT REPORTING

Reportable Segments

Prior to 2008, we reported our financial information as a single segment. Beginning January 1, 2008, we have two reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered:

•	Trucking, which consists of truckload transportation of bulk chemicals; and

•	Container Services, specifically International Organization for Standardization, or ISO, tank container transportation and depot services.

Due to the acquisition of Boasso in December 2007, we further enhanced our scope of services in the ISO tank container transportation and depot services market so that management now evaluates isolated revenues associated with these services and with trucking.

Segment revenues and operating income include the allocation of fuel surcharge. The operating income reported in our segments excludes amounts reported in Other operating income, such as corporate and other unallocated amounts. Corporate and unallocated amounts include depreciation and amortization, other gains and losses and restructuring costs. Although these amounts are excluded from the business segment results, they are included in reported consolidated earnings. Included in Other revenue are revenues from our tank wash services and other value-added services. We have not provided specific asset information by segment, as it is not regularly provided to our chief operating decision maker for review.

Summarized segment data and a reconciliation to income (loss) before income taxes for the years ended December 31, (in thousands):

	2008	2007	2006

Operating revenues:

Trucking	$653,618	$666,199	$663,866

Container Services	89,715	12,168	—

Other revenue	71,957	73,191	66,293

Total	815,290	751,558	730,159

Operating income:

Trucking	41,291	37,421	52,432

Container Services	10,934	(93)	—

Other operating income	3,988	5,028	7,306

Total segment operating income	56,213	42,356	59,738

Depreciation and amortization expense	21,002	17,544	16,353

Other expense (income)	2,233	959	(4,893)

Total	32,978	23,853	48,278

Interest expense	35,545	31,342	30,955

Interest income	(426)	(818)	(1,567)

Other (income) expense	(19,193)	2,971	888

Income (loss) before income taxes	$17,052	$(9,642)	$18,002

8. GEOGRAPHIC SEGMENTS

Our operations are located primarily in the United States, Canada, and Mexico. Inter-area sales are not significant to the total revenue of any geographic area. Information about our operations in different geographic areas for the years ended December 31, 2008, 2007, and 2006 is as follows (in thousands):

	2008
	U.S.	International	Consolidated

Total operating revenues	$763,155	$52,135	$815,290

Operating income	28,043	4,935	32,978

Long-term identifiable assets (1)	164,068	7,322	171,390

	2007
	U.S.	International	Consolidated

Total operating revenues	$698,797	$52,761	$751,558

Operating income	17,415	6,438	23,853

Long-term identifiable assets (1)	138,827	7,332	146,159

	2006
	U.S.	International	Consolidated

Total operating revenues	$677,572	$52,587	$730,159

Operating income	39,960	8,318	48,278

Long-term identifiable assets (1)	111,523	8,450	119,973

(1)	includes property and equipment and intangible assets.

9. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31 (in thousands):

	2008	2007

Trade accounts receivable	$76,871	$94,270

Affiliate and owner-operator receivables	4,981	4,747

Other receivables	2,698	3,518

	84,550	102,535

Less allowance for doubtful accounts	(2,938)	(3,454)

	$81,612	$99,081

The activity in the allowance for doubtful accounts for each of the two years ended December 31 is as follows (in thousands):

	2008	2007

Balance, beginning of period	$3,454	$3,931

Adjustment to bad debt expense	1,236	1,276

Adjustments to revenues—credit memos	(150)	(480)

Write-offs, net of recoveries	(1,602)	(1,273)

Balance, end of period	$2,938	$3,454

10. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31 (in thousands):

	2008	2007

Land and improvements	$12,041	$12,262

Buildings and improvements	27,248	23,481

Revenue equipment	266,482	244,214

Other equipment	53,377	46,635

Total property and equipment	359,148	326,592

Accumulated depreciation	(210,456)	(204,600)

Property and equipment, net	$148,692	$121,992

From time to time, we identify real properties that are not needed in our current operations and such properties are sold. During 2006, we sold five properties with a net book value of approximately $0.4 million for which we recognized a $4.5 million gain. During 2007, we did not sell any properties. During 2008, we sold four properties with a net book value of approximately $0.7 million for which we recognized a $2.2 million gain.

Depreciation expense was $19.3 million, $17.6 million and $16.3 million for the years ending December 31, 2008, 2007 and 2006, respectively. At December 31, 2008 and 2007, we had $26.5 million and $5.6 million of capitalized cost and $4.0 million and $2.0 million of accumulated depreciation of equipment under capital leases, respectively, included in revenue equipment in the above schedule.

11. GOODWILL AND INTANGIBLE ASSETS

Intangible Assets

Intangible assets at December 31, 2008 are as follows:

	Gross value	Accumulated amortization	Net book value	Average lives (in years)
Tradename	$9,800	$—	$9,800	Indefinite

Customer relationships	11,998	(1,024)	10,974	12

Non-compete agreements	3,053	(1,129)	1,924	3 – 5

	$24,851	$(2,153)	$22,698

Amortization expense for the years ended December 31, 2008, 2007, and 2006 was $1.7 million, $0.3 million and $0.1 million, respectively. Remaining intangible assets will be amortized to expense as follows (in thousands):

2009	$1,664

2010	1,615

2011	1,440

2012	1,229

2013 and after	6,950

Goodwill

Under SFAS 142, “Goodwill and Other Intangible Assets,” goodwill is subject to an annual impairment test as well as impairment assessments of certain triggering events. SFAS 142 requires us to compare the fair value of the reporting unit to its carrying amount to determine if there is a potential impairment. If the fair value of the reporting unit is less than its carrying amount, an impairment loss is recorded to the extent the carrying amount of the goodwill within the reporting unit is greater than the implied fair value of goodwill.

We perform our impairment test annually during the second quarter with a measurement date of June 30th. No impairment was determined to have occurred as of June 30, 2008, since the calculated fair value exceeded the carrying amount.

Our goodwill assets as of December 31, 2008 and 2007 were $173.5 million and $173.6 million, respectively. Goodwill decreased less than $0.1 million due to a decrease of $0.9 million of Boasso purchase price adjustments offset by an increase of $0.8 million due the purchase of two transportation businesses and one affiliate. Goodwill increased $31.3 million in 2007 due to the acquisition of Boasso and $3.3 million due to the purchase of eight other businesses.

12. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable includes $7.9 million and $6.6 million of book overdrafts at December 31, 2008 and 2007, respectively.

Accrued expenses include the following at December 31 (in thousands):

	2008	2007
Salaries, wages and benefits	$7,215	$7,269

Accrued interest	4,375	3,715

Claims and deposits	4,917	4,243

Taxes	1,671	2,000

Other	7,179	8,730

	$25,357	$25,957

13. LONG-TERM INDEBTEDNESS

Long-term debt consisted of the following at December 31 (in thousands):

	2008	2007
Capital lease obligations	$23,816	$5,283

ABL Facility	87,000	84,130

Senior Floating Rate Notes due 2012	135,000	135,000

9% Senior Subordinated Notes due 2010	100,761	125,000

Boasso Note	2,500	2,500

Other Notes	16,855	1,805

Long-term debt, including current maturities	365,932	353,718

Discount on Senior Floating Rate Notes	(3,346)	(4,447)

	362,586	349,271

Less current maturities of long-term debt (including capital lease obligations)	(16,355)	(1,864)

Long-term debt, less current maturities	$346,231	$347,407

Our principal debt sources at December 31, 2008 comprise $101 million aggregate principal amount of 9% Senior Subordinated Notes due 2010 (the “9% Notes”), $135 million principal amount of our Senior Floating Rate Notes due 2012 (the “2012 Notes”) and a $225 million asset-based loan facility (the “ABL Facility”).

The ABL Facility

The ABL Facility which was effective December 18, 2007, consists of a current asset-based revolving facility in an initial amount of $195.0 million (the “current asset tranche”) and a fixed asset-based revolving facility in an initial amount of $30.0 million (the “fixed asset tranche”), with the total commitments under the fixed asset tranche to be reduced, and the total commitments under the current asset tranche correspondingly increased by $5.0 million on each at December 18, 2009 and 2010. Borrowings of revolving loans under the ABL Facility are allocated pro rata to the current asset tranche and the fixed asset tranche based on the then-current asset borrowing base and the then-current fixed asset borrowing base. The ABL Facility matures June 18, 2013. The maturity date of the ABL Facility may be accelerated if we default on our obligations under the ABL Facility. The maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity date of the 2012 Notes or the 9% Notes (and replacement indebtedness) if the aggregate principal amount of the notes maturing in the 91-day period exceeds $50.0 million.

The ABL Facility includes borrowing capacity of up to $150.0 million for letters of credit, which are allocated pro rata between the two tranches based on the then-current borrowing base for each tranche (or, if the credit extensions under the fixed asset tranche are repaid and the commitments there under are terminated prior to the termination of the ABL Facility, to the current asset tranche), and up to $10.0 million for swingline borrowings on same-day notice, which are allocated under the current asset tranche. The proceeds of the ABL Facility were used, together with the proceeds from an additional private offering of $50 million of Senior Floating Rate Notes (described below under “Senior Floating Rate Notes”), to finance a portion of the Boasso acquisition. The ABL facility contains a fixed charge coverage ratio of 1.0 to 1.0 which only needs to be met if borrowing availability is less than $20 million. At December 31, 2008, we had $37.8 million of borrowing availability under the ABL facility.

Borrowings under the ABL Facility bear interest at a rate equal to an applicable margin plus, at our option, either a base rate or LIBOR. The applicable margin for borrowings under the current asset tranche at December 31, 2008 was 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. The applicable margin for borrowings under the fixed asset tranche at December 31, 2008 was 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings. The applicable margin for such borrowings will be reduced or increased based on aggregate borrowing base availability under the ABL Facility over the life of the ABL Facility. The base rate for the ABL Facility is the higher of the prime rate and the federal funds overnight rate plus 0.50%. We are also required to pay a fee for utilized commitments under the ABL Facility at a rate equal to 0.25% per annum. The ABL Facility is required to be prepaid only to the extent that aggregate amount of outstanding borrowings, unreimbursed letter of credit drawings and undrawn letters of credit under the relevant tranche exceeds the lesser of the applicable commitments and the applicable borrowing base in effect at such time for such tranche. The borrowing base for the current asset tranche consists of eligible accounts receivable, eligible inventory and eligible truck and trailer fleet, and the borrowing base for the fixed asset tranche consists of eligible real property and certain eligible equipment. We may voluntarily repay outstanding loans under the ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. The interest rate on the ABL Facility at December 31, 2008 was 3.3%. The weighted average interest rate during fiscal year 2008 was 5.6%.

All obligations under the ABL Facility are guaranteed by QDI and each of our wholly owned domestic restricted subsidiaries (other than our immaterial subsidiaries). Obligations under the current asset tranche, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by a first priority lien on certain assets of QD LLC and the guarantors, including eligible accounts, eligible inventory and eligible truck and trailer fleet (“current asset tranche priority collateral”) and a second priority lien on all other assets of QD LLC and the guarantors, including eligible real property and certain eligible equipment (“fixed asset tranche priority collateral”). Obligations under the fixed asset tranche, and the guarantees of those obligations, are secured by a first-priority lien on fixed asset tranche priority collateral and a second priority lien on current asset tranche priority collateral.

We incurred $6.9 million in debt issuance costs relating to the ABL Facility. We are amortizing these costs over the term of the ABL Facility.

Senior Floating Rate Notes

On January 28, 2005, we consummated the private offering of $85 million in Senior Floating Rate Notes by QD LLC and QD Capital and guaranteed by QDI and domestic subsidiaries at 98% of the face value of the notes. On December 18, 2007, we consummated a private offering of $50 million in Senior Floating Rate Notes by QD LLC and QD Capital and guaranteed by QDI and domestic subsidiaries at 93% of the face value of the notes (combined “the 2012 Notes”). The 2012 Notes, due January 15, 2012, pay interest quarterly on January 15, April 15, July 15, and October 15. Interest accrues at a floating rate per annum, reset quarterly, equal to LIBOR plus 4.5%. The net proceeds of the $85 million offering were used to repay approximately $70 million of a previous term loan and to make a distribution to QDI, which in turn used such proceeds to redeem all $7.5 million principal amount of previous outstanding Series B Notes. The balance was used for general corporate purposes, including the repayment of $5.8 million of indebtedness under the revolving credit portion of our previous credit facility. The previous credit facility was amended to incorporate this reduction in the term-loan portion of the facility and to modify the covenants. The net proceeds of the $50 million offering were used to repay a portion of our previous credit facility. The interest rate on the $85 million of the 2012 Notes at December 31, 2008 and 2007 was 9.3% and 9.7%, respectively. The weighted average interest rate during fiscal year 2008 and 2007 was 8.4% and 9.9%, respectively. The interest rate on the $50 million of the 2012 Notes at December 31, 2008 and 2007 was 9.3% and 9.7%, respectively. The weighted average interest rate during fiscal year 2008 was 8.5%.

We incurred $2.5 million in debt issuance costs relating to the $85 million of the 2012 Notes and $2.3 million related to the $50 million of the 2012 Notes. We are amortizing these costs over the term of the notes.

We may redeem the 2012 Notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ notice at the redemption price of 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Previous Term Loan

Prior to entering into the ABL Facility, our term loan carried interest at our option at (a) 2.00% in excess of the defined Base Rate or (b) 3.00% in excess of the Eurodollar rate for Eurodollar Loans, subject in each case, to adjustment based upon the achievement of certain financial ratios and matured on November 12, 2009. The principal payments were payable quarterly on

March 15, June 15, September 15 and December 15. The interest rate on the term loan at December 31, 2006 was 8.4%. The weighted average interest rate during fiscal year 2006 was 8.0%. The interest rate on the term loan upon refinancing with the new ABL Facility on December 18, 2007 was 9.7% and the weighted average interest rate during 2007 was 8.6%.

We incurred $3.4 million in debt-issuance costs relating to the term loan and amortized the $2.3 million remaining debt-issuance costs over the term of the term loan to interest expense until we wrote off the balance of $0.7 million upon refinancing the term loan with the new ABL Facility.

Previous Revolving Credit Facility

Prior to entering into the ABL Facility, our revolving credit facility comprised a $75.0 million revolver that was available until November 12, 2008 and a $20 million pre-funded letter of credit facility that was available until November 12, 2009. The revolver was used for working capital and general corporate purposes, including permitted acquisitions and additional letters of credit. At December 31, 2006, we had $39.7 million available under the revolver and $55.3 million in outstanding letters of credit.

Interest on the revolver was, at our option, (a) 2.50% in excess of the Base Rate provided in the credit agreement or (b) 3.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case subject to adjustments based upon the achievement of certain financial ratios. The interest rate on the revolver at December 31, 2006 was 10.8%. The weighted average interest rate on the revolver during fiscal year 2006 was 9.8%. The interest rate on the revolver upon refinancing with the new ABL Facility on December 18, 2007 was 9.6% and the weighted average interest rate during 2007 was 10.6%.

The credit facility provided for payment by us in respect of outstanding letters of credit of an annual fee equal to the spread over the Eurodollar rate for Eurodollar Loans under the revolver from time to time in effect on the aggregate outstanding stated amounts of such letters of credit and a fronting fee equal to 1/4 of 1.0% on the aggregate outstanding stated amounts of such letters of credit. We paid a commitment fee equal to 1/2 of 1.0% per annum on the undrawn portion of the available commitment under the revolver, subject to decreases based on the achievement of certain financial ratios.

Voluntary prepayments and commitment reductions were permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty, provided that voluntary prepayments of Eurodollar Loans on a date other than the last day of the relevant interest period will be subject to payment of customary breakage costs, if any.

We incurred $1.5 million in debt issuance costs relating to the revolver and we amortized these costs over the term of the revolver. Upon the refinancing of the revolver with the new ABL Facility, we wrote off a balance of the debt issuance costs of $0.4 million.

9% Senior Subordinated Notes

The 9% Senior Subordinated Notes are unsecured obligations, due November 2010, guaranteed on a senior subordinated basis by us and all of our direct and indirect domestic subsidiaries. The guarantees are full, unconditional, joint and several obligations of the guarantors.

During 2008, we repurchased $24.2 million of 9% Notes. The repurchase of these 9% Notes for approximately $7.7 million plus accrued interest of $0.2 million resulted in a pre-tax gain on extinguishment of debt of $16.5 million.

We incurred $5.5 million in debt issuance costs relating to the issuance of the 9% Notes. During 2008, we wrote-off approximately $0.3 million in debt issuance costs relating to the repurchase of the 9% Notes. We are amortizing the remaining costs over the remaining term of the 9% Notes.

We may redeem the 9% Notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days notice at the redemption price of 102.25% of the outstanding principal amount thereof, if redeemed during the twelve-month period commencing on November 15, 2008, and at the redemption price of 100% of the outstanding principal amount thereof, if redeemed on or after November 15, 2009, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Boasso Note

Included in the aggregate purchase price of the Boasso acquisition was a $2.5 million 7% promissory note with a maturity on December 18, 2009 for the benefit of a former Boasso shareholder. The shareholder had the right to demand payment on December 18, 2008, or convert the note into shares of our common stock following the first anniversary of the acquisition at the election of the holder at a price of $4.47 per share (the closing price of the shares reported on NASDAQ on the day before the acquisition). The holder of the note exercised his right to demand payment on December 18, 2008, and received payment of cash in full including unpaid interest in January 2009.

Collateral, Guarantees and Covenants

The ABL Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness (including the notes); pay dividends and distributions or repurchase their capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness, including the Existing Subordinated Notes; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries. The ABL Facility also contains certain customary affirmative covenants and events of default.

The term loan and revolver were guaranteed by all of our existing and future direct and indirect domestic subsidiaries (collectively, the “subsidiary guarantors”). Our obligations under the term loan and revolver and our subsidiary guarantor obligations were collateralized by a first priority perfected lien on substantially all of our properties and assets and the subsidiary guarantors, now owned or subsequently acquired, including a pledge of all capital stock and notes owned by us and the subsidiary guarantors, subject to certain exceptions. In addition, in certain cases, no more than 65.0% of the stock of our foreign subsidiaries is required to be pledged. Such assets pledged also collateralize certain interest rate protection and other hedging agreements permitted by the credit facility that may be entered into from time to time by us.

The previous credit agreement contained restrictions on debt incurrence, investments, transactions with affiliates, creation of liens, asset dispositions, redeemable common stock, preferred stock issuance, capital expenditures, and the payment of dividends. At the time of refinancing our previous credit facility with the new ABL Facility, we were in compliance with all these debt covenants. The previous credit agreement included one financial covenant, the ratio of Senior Secured Debt (as defined) to Consolidated EBITDA (as defined), which we were in compliance with at the time of refinancing.

QD LLC, has the ability to incur additional debt, subject to limitations imposed by the indentures governing the 9% Notes and the 2012 Notes. Under the indentures governing the 9% Notes and 2012 Notes, in addition to specified permitted indebtedness, QD LLC will be able to incur additional indebtedness so long as, on a pro forma basis, QD LLC’s consolidated fixed charge coverage ratio (the ratio of Consolidated EBITDA (as defined in the respective indentures for the QD LLC Notes) to consolidated fixed charges) is 2.00 to 1.0 or less. As of December 31, 2008, we were in compliance with this covenant.

We are in compliance with all covenants at December 31, 2008.

Debt Retirement

The following is a schedule of our indebtedness at December 31, 2008 over the periods we are required to pay such indebtedness (in thousands):

	2009	2010	2011	2012	2013 and after	Total

Boasso Note (1)	$2,500	$—	$—	$—	$—	$2,500

Capital lease obligations	7,994	4,791	3,994	5,486	1,551	23,816

ABL Facility (2)	—	—	—	—	87,000	87,000

9% Senior Subordinated Notes, due 2010	—	100,761	—	—	—	100,761

Senior Floating Rate Notes, due 2012 (3)	—	—	—	135,000	—	135,000

Other Notes	5,861	2,268	2,311	2,104	4,311	16,855

Total	$16,355	$107,820	$6,305	$142,590	$92,862	$365,932

(1)	The holder of the Boasso Note exercised his right to demand payment in full on the first anniversary of the Boasso acquisition. This note was paid in full in January 2009.
(2)	The maturity date of the ABL Facility may be accelerated if we default on our obligations under the ABL Facility. The maturity date of the ABL Facility is also advanced to a date 91 days prior to the maturity date of the 2012 Notes or the 9% Notes (and replacement indebtedness) if the aggregate principal amount of the notes maturing in the 91-day period exceeds $50.0 million.
(3)	Amounts do not include the remaining unamortized original issue discount of $3.3 million.

The following table represents our debt issuance costs at December 31, 2008 (in thousands):

	Issuance Costs	Write-off of Issuance Costs	Accumulated Amortization	Balance

ABL Facility	$6,862	$—	$(1,310)	$5,552

9% Senior Subordinated Notes, due 2010	5,496	(283)	(4,063)	1,150

Senior Floating Rate Notes, due 2012	4,796	—	(2,002)	2,794

Total	$17,154	$(283)	$(7,375)	$9,496

Amortization expense of deferred issuance costs was $3.0 million, $1.9 million, and $1.8 million for years ending December 31, 2008, 2007, and 2006, respectively. We are amortizing these costs over the term of the debt instruments.

Liquidity

We believe that, based on current operations and anticipated growth, our cash flow from operations, together with available sources of liquidity, including borrowings under the revolver, will be sufficient to fund anticipated capital expenditures, make required payments of principal and interest on our debt, including obligations under our credit agreement, and satisfy other long-term contractual commitments for the next twelve months.

However, for periods extending beyond twelve months, if our operating cash flow and borrowings under the revolving portions of the ABL Facility are not sufficient to satisfy our capital expenditures, debt service and other long-term contractual commitments, we would be required to seek alternative financing. These alternatives would likely include another restructuring or refinancing of our long-term debt, the sale of a portion or all of our assets or operations, or the sale of additional debt or equity securities. If these alternatives were not available in a timely manner or on satisfactory terms, or were not permitted under our existing agreements, we might default on some or all of our obligations. If we default on our obligations and the debt under the indentures for the 9% Notes and 2012 Notes were to be accelerated, our assets might not be sufficient to repay in full all of our indebtedness, and we might be forced into bankruptcy.

14. INCOME TAXES

For financial reporting purposes, income (loss) before income taxes includes the following components (in thousands):

	2008	2007	2006
Domestic	$15,950	$(10,805)	$16,862
Mexico	1,058	694	1,106
Canada	44	469	34

	17,052	(9,642)	18,002

The components of the provision for (benefit from) income tax the years ended December 31 are as follows (in thousands):

	2008	2007	2006
Current taxes:
Federal	$(211)	$(168)	$150
State	(820)	1,119	1,621
Mexico	298	300	223
Canada	245	1,296	405

	(488)	2,547	2,399

Deferred taxes:
Federal	5,845	(5,700)	(39,041)
State	(417)	1,311	(1,319)
Mexico	—	(106)	(201)
Canada	—	(131)	(6)

	5,428	(4,626)	(40,567)

Provision for (benefit from) income taxes	$4,940	$(2,079)	$(38,168)

The net deferred tax asset (liability) consisted of the following at December 31 (in thousands):

	2008	2007
Deferred tax assets:
Environmental reserve	$8,302	$7,732
Tax credit carryforwards	5,292	5,202
Self-insurance reserves	8,357	12,187
Allowance for doubtful accounts	1,109	1,448
Pension	7,414	1,625
Net operating loss carryforwards	37,559	34,832
Other accruals	3,980	7,742
Accrued losses and damage claims	209	301

	72,222	71,069
Less valuation allowance	(1,855)	(1,645)

	70,367	69,424

Deferred tax liabilities:
Property and equipment basis differences	(24,687)	(24,112)
Intangible basis differences	(8,337)	(8,626)

Net deferred tax asset	37,343	36,686

Comprised of:
Current deferred tax asset	14,707	20,483
Long-term deferred tax asset	22,636	16,203
Long-term deferred tax liability	—	—

Net deferred tax asset	$37,343	$36,686

Our effective tax rate differs from the federal statutory rate. The reasons for those differences are as follows for the years ended December 31 (in thousands):

	2008	2007	2006
Tax expense (benefit) at the statutory rate	$5,968	$(3,375)	$6,361

State income taxes, net of federal benefit	(127)	299	2,493

FIN 48 adjustments	(698)	—	—

Subpart F	—	—	156

Restricted stock	423	—	—

Pension adjustment	(1,193)	—	—

Foreign taxes	158	951	22

Valuation allowance	210	1,625	(47,958)

Valuation allowance—Goodwill	—	—	597

Increase in federal NOL	—	(1,007)	—

IRC Section 956 income	253	401	154

Foreign tax credit	(302)	(1,122)	(550)

Secondary offering costs	—	(304)	304

Other	248	453	253

Provision for (benefit from) income taxes	$4,940	$(2,079)	$(38,168)

At December 31, 2008, we had approximately $98.0 million in federal net operating loss carryforwards, $2.3 million in alternative minimum tax credit carry forwards and $2.9 million in foreign tax credit carryforwards. We have determined based on the weight of available evidence that it is more-likely-than not that some portion of the foreign tax credits may not be realized. As a result, we have established a valuation allowance of $1.8 million against our foreign tax credits. The net operating loss carryforwards will expire in the years 2018 through 2027 while the alternative minimum tax credits may be carried forward indefinitely and the foreign tax credits may be carried forward for ten years. Approximately $16.8 million of net operating loss carryforwards and $1.9 million of alternative minimum tax credit carryforwards were generated by Chemical Leaman Corporation prior to its acquisition. The use of pre-acquisition operating losses and tax credit carryforwards is subject to limitations imposed by the Internal Revenue Code. We have approximately $46.0 million in state net operating loss carryforwards, which expire over the next 1 to 18 years.

Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of a global business, there are many transactions for which the ultimate tax outcome is uncertain. We review our tax contingencies on a regular basis and make appropriate accruals as needed. As of December 31, 2008, United States taxes were not provided on income of our foreign subsidiaries, as we have invested or expect to invest the undistributed earnings indefinitely.

Rollforward of valuation allowance (in thousands):

	2008	2007

Beginning balance	$(1,645)	$(927)

(Increase)/decrease attributable to current year operations	—	(1,625)

(Increase)/decrease attributable to FIN 48	—	907

(Increase)/decrease attributable to AMT & foreign tax credit carryforwards	(210)	—

Ending balance	$(1,855)	$(1,645)

At December 31, 2008 and 2007, we had approximately $2.0 and $3.2 million, respectively, of total gross unrecognized tax benefits. Of the total gross unrecognized tax benefits at December 31, 2008, $1.3 million (net of federal benefit on state tax issues) represents the amount of unrecognized tax benefits that, if recognized would favorably affect the effective income tax rate in any future periods.

Included in the balance of gross unrecognized tax benefits at December 31, 2008 is $0.3 million related to tax positions for which it is reasonably possible that the total amounts could significantly change during the next twelve months due to expiration of the applicable statute of limitations.

A reconciliation of the total amount of unrecognized tax benefits follows (in thousands):

	2008	2007
Total unrecognized tax benefits as of January 1, 2008	$3,193	$3,500

Increases in tax positions taken during prior period	209	119

Decreases in tax positions taken during prior period	(381)	—

Increases in tax positions taken during the current period	32	542

Settlements with taxing authorities	(212)	—

Decrease due to lapse of applicable statute of limitations	(798)	(968)

Total unrecognized tax benefits as of December 31, 2008	$2,043	$3,193

Our continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. For the year ended December 31, 2008, we recognized a benefit of $0.1 million of interest and penalties in the provision for income taxes. As of January 1, 2008 we had accrued interest of $1.3 million (net of federal benefit) and $0.5 million accrued for penalties. At December 31, 2008 we had accrued interest of $1.3 million (net of federal benefit) and $0.4 million accrued for penalties.

We are subject to the income tax jurisdiction of U.S., Canada, and Mexico, as well as income tax of multiple state jurisdictions. We believe we are no longer subject to U.S. federal income tax examinations for the years before 2005, to international examinations for years before 2003 and with few exceptions, to state exams before 2004.

In accordance with FIN 48, we updated the presentation of our deferred tax asset and valuation allowance to remove any unrecognized tax benefit. In the first quarter of 2007, we reversed the remaining $0.9 million deferred tax valuation allowance and the associated deferred tax asset on state tax net operating losses that contained unrecognized tax benefits.

15. EMPLOYEE BENEFIT PLANS

We maintain two noncontributory defined benefit plans resulting from a prior acquisition that cover certain full-time salaried employees (“CLC Plan”) and certain other employees under a collective bargaining agreement (“TTWU Plan”). Retirement benefits for employees covered by the salaried plan are based on years of service and compensation levels. The monthly benefit for employees under the collective bargaining agreement plan is based on years of service multiplied by a monthly benefit factor. Pension costs are funded in accordance with the provisions of the applicable law. Both pension plans have been frozen since prior to January 1, 1998. There are no new participants and no future accruals of benefits from the time the plans were frozen.

We use a December 31 measurement date for both of our plans.

On December 31, 2006, we adopted the recognition and disclosure requirements of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 requires us to recognize the funded status of its postretirement benefit plans in the consolidated statement of financial position at December 31, 2008, with a corresponding adjustment to accumulated other comprehensive income. The funded status is the difference between the fair value of plan assets and the benefit obligation. The adjustment to accumulated other comprehensive income at adoption represents the net unrecognized actuarial gains or losses and unrecognized prior service costs. Future actuarial gains or losses that are not recognized as net periodic benefits cost in the same periods will be recognized as a component of other comprehensive income.

2008
(in thousands)
Items not yet recognized as a component of net periodic cost:

Unrecognized net actuarial loss	$29,002

Unamortized prior service benefit	698

Unrecognized loss and prior service costs recorded as a component of accumulated other comprehensive loss	$29,700

2008
(in thousands)
Items to be recognized in 2009 as a component of net periodic cost:

Net actuarial loss	$1,154

Prior service cost	94

Net periodic cost to be recorded in 2009 as a component of accumulated other comprehensive loss	$1,248

Obligations and Funded Status

The following table sets forth the change in the projected benefit obligation, change in plan assets and unfunded status of the two plans at December 31 (in thousands):

	2008	2007
Change in Projected Benefit Obligation

Benefit obligation at beginning of year	$45,827	$49,818

Service cost	214	256

Interest cost	2,729	2,680

Actuarial loss (gain)	354	(3,507)

Benefits and expenses paid	(3,483)	(3,420)

Benefit obligation at end of year	$45,641	$45,827

	2008	2007
Change in Plan Assets

Fair value of plan assets at beginning of year	$42,138	$42,965

Actual (loss) return on plan assets	(12,545)	1,783

Contributions by company	878	810

Benefits and expenses paid	(3,483)	(3,420)

Fair value of plan assets at end of year	$26,988	$42,138

	2008	2007
Unfunded Status of Plans

Projected benefit obligation	$(45,641)	$(45,827)

Fair value of plan assets	26,988	42,138

Unfunded status	$(18,653)	$(3,689)

The accumulated benefit obligation for both defined benefit pension plans equaled the projected benefit obligations of $45.6 million and $45.8 million at December 31, 2008 and 2007, respectively.

Accumulated Other Comprehensive Loss (in thousands)

	2008	2007
Adjustment to pension benefit obligation, net of tax of $6,087 and $(1,009), respectively	$(9,661)	$1,601

Periodic Pension Costs

The components of net periodic pension cost are as follows for the years ended December 31 (in thousands):

	2008	2007

Service cost	$214	$256

Interest cost	2,729	2,680

Amortization of loss	354	415

Amortization of prior service cost	94	94

Expected return on plan assets	(3,202)	(3,284)

Net periodic pension cost	$189	$161

Assumptions

Weighted average assumptions used to determine benefit obligations at December 31:

	2008	2007
Discount rate	6.28%	6.13%

Weighted average assumptions used to determine net periodic benefit cost at December 31:

	2008	2007
TTWU Plan

Discount rate	6.00%	5.75%

Expected long-term rate of return on plan assets	7.50%	7.50%

CLC Plan

Discount rate	6.25%	5.50%

Expected long-term rate of return on plan assets	8.00%	8.00%

The discount rate is based on a model portfolio of AA rated bonds with a maturity matched to the estimated payouts of future pension benefits. The TTWU Plan’s expected return on plan assets is based on our expectation of the long-term average rate of return on assets in the pension funds, which is based on the allocation of assets and includes approximately 20% of the assets being held in low return insurance company annuities.

Asset Mix

Our pension plan weighted-average asset allocations by asset category at December 31 are as follows:

	2008	2007
TTWU Plan

Equity securities	59.0%	66.0%

Debt securities	41.0%	34.0%

CLC Plan

Equity securities	58.0%	68.0%

Debt securities	42.0%	32.0%

Plan Assets

Our investment policy is that plan assets will be managed utilizing an investment philosophy and approach characterized by all of the following, but listed in priority order: (1) emphasis on total return, (2) emphasis on high-quality securities, (3) sufficient income and stability of income, (4) safety of principal with limited volatility of capital through proper diversification and (5) sufficient liquidity. The target allocation percentages for the TTWU Plan assets are 50% in domestic equity securities and 50% in debt securities. The target allocation percentages for the CLC Plan assets are 67% in domestic equity securities and 33% in debt securities. None of our equity or debt securities are included in plan assets.

Cash Flows

We expect to contribute $0.5 million to the TTWU pension plan and $2.9 million to the CLC pension plan during the year ending December 31, 2009.

The following benefit payments are expected to be paid (in thousands):

2009	$3,402

2010	3,408

2011	3,402

2012	3,449

2013	3,429

2014 – 2018	17,355

We charged to operations, payments to multi-employer pension plans required by collective bargaining agreements of approximately $2.3 million, $2.2 million and $2.2 million for the years ended December 31, 2008, 2007 and 2006, respectively. These defined benefit plans cover substantially all of our union employees not covered under the TTWU pension plan. The actuarial present value of accumulated plan benefits and net assets available for benefits to employees under these multi-employer plans is not readily available.

In 2001, we established a Deferred Compensation Plan for our executives and other key employees. The plan is a non-qualified deferral plan that allows participants to contribute a portion of their wages on a pre-tax basis and includes a death benefit. We may credit participants’ accounts with a discretionary contribution at our sole discretion. No contributions were made in 2008, 2007 and 2006.

Substantially all of our U.S. employees are entitled to participate in our profit sharing plan established under Section 401(k) of the U.S. Internal Revenue Code. Employees are eligible to contribute voluntarily to the plan after 90 days of employment. At our discretion, we may also contribute to the plan. Employees are always vested in their contributed balance and become fully vested in our contributions after four years of service. The expenses related to contributions to the plan for the years ended December 31, 2008, 2007 and 2006 were approximately $0.4 million, $0.2 million and $0.2 million, respectively.

16. CAPITAL STOCK

Authorized Capital Stock

In accordance with our Amended and Restated Articles of Incorporation dated November 4, 2003, the Company is authorized to issue 30 million shares of capital stock, 29 million shares of no par value common stock and 1 million shares of no par value preferred stock.

Our ABL Facility and indentures governing the 2012 Notes and the 9% Notes contain restrictions on the payment of dividends.

Preferred Stock

Of the 1 million shares of preferred stock authorized, 600,000 shares were designated as convertible preferred stock, of which 510,000 were issued and outstanding prior to the initial public offering of shares of our common stock, when they were converted into shares of common stock pursuant to our Amended and Restated Articles of Incorporation. The remaining shares of preferred stock may be issued from time to time in one or more classes or series, with such relative rights, preferences, qualifications, and limitations as our Board of Directors may adopt by resolution. Prior to November 4, 2003, we had authorized 5.0 million shares, $.01 per share par value, of preferred stock.

Treasury Stock

As of December 31, 2008 and 2007, we had approximately 205,000 and 158,000 treasury shares carried at a cost of approximately $1.6 million and $1.6 million, respectively. These shares were acquired pursuant to our initial public offering, the return of shares under limited recourse secured loans to shareholders and forfeitures.

17. STOCK COMPENSATION PLANS

Effective January 1, 2006, we adopted SFAS 123(R), using the modified prospective transition method, and, as a result, did not retroactively adjust results from prior periods. Under this transition method, stock-based compensation was recognized for: 1) expense related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123; and 2) expense related to all stock option awards granted on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). We apply the Black-Scholes valuation model in determining the fair value of share-based payments to employees. The resulting compensation expense is recognized over the requisite service period, which is generally the option vesting term of four years. Prior to fiscal 2006, stock-based compensation was included as a pro forma disclosure in the Notes to the Consolidated Financial Statements as permitted by SFAS 123.

Performance Incentive Plans

As of December 31, 2008, we have two active stock-based compensation plans. As of December 31, 2007, there was an agreement regarding stock units which applied solely to Mr. Gerald L. Detter, our former Chief Executive Officer, and a third stock-based compensation plan, which expired in 2008.

2003 Stock Option Plan

The 2003 Stock Option Plan was adopted on November 5, 2003 in connection with our IPO and expires 10 years after adoption. It was amended on May 13, 2005. It provides for the grant of nonqualified stock options that become exercisable, with limited exceptions, in 25% increments on each of the first four anniversaries of the date upon which the options are granted or vest 50% in the third and 50% in the fourth year after issuance of the grant. The number of shares available for issuance under this plan automatically increases on January 1 of each year commencing with January 1, 2004 unless otherwise determined by the Board of Directors. The current year increase is 2.5% of the outstanding shares as of December 31 of the prior year. No more than 6,500,000 shares of common stock may be issued under the 2003 Stock Option Plan.

The 2003 Stock Option Plan activity for the year ended December 31, 2008 is as follows (in thousands, except per share data):

	Number of Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining contractual Term (in years)	Aggregate Intrinsic Value (in thousands) (a)
Options outstanding at December 31, 2007	2,727	$11.07

2008 option activity:

Granted	412	$3.93

Exercised (b)	—	—

Expired	(790)	$13.24

Canceled	(402)	$8.27

Options outstanding at December 31, 2008	1,947	$9.19

Options exercisable at December 31, 2008	1,294	$10.39	4.4	—

(a)	The intrinsic value of a stock option is the amount by which the market value of the underlying stock as of December 31, 2008 exceeds the exercise price of the option.
(b)	Any options that are exercised are issued out of our treasury share account.

During the years ended December 31, 2008, 2007 and 2006:

•	the weighted average fair value per share of stock-based compensation granted to employees was $2.30, $5.56 and $5.02, respectively;

•	there were no options exercised in 2008. The total intrinsic value of stock options exercised was nominal in 2007 and $0.1 million in 2006, and

•	the total fair value of stock options that vested during the three periods above was $984, $1,324 and $747, respectively.

During the year ended December 31, 2008, cash was not used to settle any equity instruments previously granted.

1998 Stock Option Plan

Until adoption of the 2003 Stock Option Plan, we administered the 1998 Stock Option Plan pursuant to which a total of 377,400 shares of our common stock were available for grant at an exercise price of $23.53. The maximum term of granted options is ten years. Fifty percent of each new option granted vested in equal increments over four years. The remaining fifty percent of each new option will vest in nine years from grant date, subject to acceleration if certain per-share equity value targets are achieved or in the event of a sale of the Company. Vesting of the new options occurs only during an employee’s term of employment. The new options will become fully vested in the event of a termination of employment without “cause” or for “good reason” within nine months following a sale of the Company.

The 1998 Stock Option Plan activity for the year ended December 31, 2008 is as follows (in thousands, except per share data):

	Number of Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands) (a)
Options outstanding at December 31, 2007	64	$23.53

2008 option activity:

Expired	(39)	$23.53

Canceled	(13)	$23.53

Options outstanding at December 31, 2008 (b)	12	$23.53

Options exercisable at December 31, 2008	6	$23.53	1.7	—

(a)	The intrinsic value of a stock option is the amount by which the market value of the underlying stock as of December 31, 2008 exceeds the exercise price of the option.
(b)	Although we cannot issue additional stock options under the 1998 Stock Option Plan, stock options that were previously granted under the 1998 Stock Option Plan continue to be subject to its terms.

During the years ended December 31, 2008, 2007 and 2006:

•	no options were granted, respectively;

•	no options were exercised, and

•	the total fair value of stock options that vested during the three periods above was $0.

2003 Restricted Stock Incentive Plan

On November 5, 2003, our Board of Directors approved the 2003 Restricted Stock Incentive Plan, which terminates ten years from the approval date. The 2003 Restricted Stock Incentive Plan was amended on May 13, 2005. The restricted stock issuances to persons initially receiving a grant generally vest by December 31, 2008 regardless of when issued. The vesting periods for other grant recipients are at the discretion of the Compensation Committee of the Board of Directors. In subsequent years, participants in the plan may be granted an annual, aggregate amount of up to $1 million of shares, valued at our common stock closing price at the date of grant, at the direction of the Board of Directors. No more than 700,000 shares of common stock may be issued under this plan nor may more than $7.5 million of stock be issued under this plan.

The 2003 Restricted Stock Incentive plan activity for the year ended December 31, 2008 is as follows (in thousands, except per share data):

	Number of Shares Outstanding	Weighted Average Grant Date Fair Value
Stock unvested at December 31, 2007	125	$7.78

2008 activity:

Granted	114	$2.91

Vested	(56)	$5.17

Canceled	(47)	$7.27

Stock unvested at December 31, 2008	136	$4.97

Stock Unit Grant Agreement

In 2005 in connection with his employment agreement, our former Chief Executive Officer, Mr. Detter, was granted 300,000 stock units. Mr. Detter was also entitled to $50,000 in value of stock units annually with the first annual grant made upon execution of his employment agreement and subsequent grants on each anniversary. Under the Stock Unit Grant Agreement, the 300,000 unit grant (“Initial Grant”) vested on December 31, 2006 at which time Mr. Detter was still an employee. Pursuant to this agreement upon termination of his employment on July 13, 2007, 303,343 stock units were fully vested.

The Stock Unit activity for the year ended December 31, 2008 is as follows (in thousands, except per share data):

	Number of Shares Outstanding	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands) (a)
Stock units outstanding at December 31, 2007	303	$7.66

2008 unit activity:

Granted	—	—

Exercised	303	$7.66

Expired	—	—

Canceled	—	—

Stock units outstanding at December 31, 2008	—	—

Stock units exercisable at December 31, 2008	—	—	—	—

(a)	The intrinsic value of a stock unit is the amount by which the market value of the underlying stock as of December 31, 2008 exceeds the value of the unit at the date of grant.

During the years ended December 31, 2008, 2007 and 2006:

•	no stock units were granted in 2008 or 2007; in 2006, the weighted average fair value per share of stock units granted was $12.96;

•	no stock units were converted, and

•	no stock units vested in 2008 or 2007. The total fair value of stock units that vested during 2006 was $1,712.

Accounting for Stock-Based Compensation

Compensation expense is recognized only for those options expected to vest, with forfeitures estimated based on our historical experience and future expectations. Prior to the adoption of SFAS 123(R), the effect of forfeitures on the pro forma expense amounts was recognized as the forfeitures occurred.

The fair value of options granted during 2008, 2007 and 2006 was based upon the Black-Scholes option-pricing model. The expected term of the options represents the estimated period of time until exercise giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For fiscal 2008, expected stock price volatility is based on the historical volatility of our common stock, which began trading on November 13, 2003. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant with an equivalent remaining term. The Company has not paid dividends in the past and does not currently plan to pay any dividends in the foreseeable future. The Black-Scholes model was used with the following assumptions:

	2008	2007	2006

Risk free rate	3.18%	4.35%	4.50%

Expected life	5 years	5 years	4 years

Volatility	67%	68%	71%

Expected dividend	nil	nil	nil

Restricted stock awards and stock units are measured at fair value at time of issuance and recognized on a straight line basis over the vesting period.

Stock-based compensation expense recognized during the years ended December 31, 2008, 2007 and 2006 for each of the types of stock-based awards was (in thousands):

	2008	2007	2006

Stock options	$995	$1,143	$1,163

Restricted stock	333	420	369

Stock units	—	—	1,473

Total stock-based compensation expense	$1,328	$1,563	$3,005

All stock-based compensation expense is classified within “Compensation” on the Consolidated Statements of Operations. None of the stock-based compensation was capitalized during 2008. The impact of modifications to stock option awards during 2008 was nil.

The following table summarizes unrecognized stock-based compensation and the weighted average period over which such stock-based compensation is expected to be recognized as of December 31, 2008 (in thousands):

	In $	Remaining years

Stock options	$1,970	4

Restricted stock	514	4

	$2,484

These amounts do not include the cost of any additional awards that may be granted in future periods nor any changes in our forfeiture rate. These amounts do not include the cost of any additional options or restricted stock that may be granted in future periods or any changes in the Company’s forfeiture rate.

18. COMMITMENTS AND CONTINGENCIES

Operating Leases

We are obligated under various noncancelable operating leases for our office facilities, office equipment, revenue equipment and vehicles. Future noncancelable lease commitments (excluding any sublease income) as of December 31, 2008, are as follows (in thousands):

2009	$19,167

2010	16,466

2011	11,034

2012	7,657

2013	4,236

2014 and after	9,297

Total	$67,857

The operating lease commitments includes minimum lease commitments for tractors that we expect will be partially offset by rental revenue from sub-leasing the tractors to owner-operators or affiliates. Rent expense under operating leases was $28.7 million, $23.5 million and $10.9 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Environmental Matters

It is our policy to comply with all applicable environmental, safety, and health laws. We also are committed to the principles of Responsible Care®, an international chemical industry initiative to enhance the industry’s responsible management of chemicals. We have obtained independent certification that our management system is in place and functions according to professional standards and we continue to evaluate and continuously improve our Responsible Care® Management System performance.

Our activities involve the handling, transportation and storage of bulk chemicals, both liquid and dry, many of which are classified as hazardous materials or hazardous substances. Our tank wash and terminal operations engage in the generation, storage, discharge and disposal of wastewater that may contain hazardous substances, the inventory and use of cleaning materials that may contain hazardous substances and the control and discharge of storm-water from industrial sites. In addition, we may store diesel fuel, materials containing oil and other hazardous products at our terminals. As such, we and others who operate in our industry are subject to environmental, health and safety laws and regulation by U.S. federal, state and local agencies as well as foreign governmental authorities. Environmental laws and regulations are complex, and address emissions to the air, discharge onto land or water, and the generation, handling, storage, transportation, treatment and disposal of waste materials. These laws change frequently and generally require us to obtain and maintain various licenses and permits. Environmental laws have tended to become more stringent over time, and most provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. Under certain of these laws, we could also be subject to allegations of liability for the activities of our affiliates or owner-operators.

We are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other releases of such substances. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and on the road, and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, predict with certainty the extent of future liabilities and costs under environmental, health, and safety laws, or assure that such liabilities will not result in a material adverse effect on our business, financial condition, operating results or cash flow. We have established reserves for remediation expenses at known contamination sites when it is probable that such efforts will be required of us and the related expenses can be reasonably estimated.

We have also incurred in the past, and expect to incur in the future, capital and other expenditures related to environmental compliance for current and planned operations. Such expenditures are generally included in our overall capital and operating budgets and are not accounted for separately. However, we do not anticipate that compliance with existing environmental laws in conducting current and planned operations will have a material adverse effect on our capital expenditures, earnings or competitive position.

Reserves

Our policy is to accrue remediation expenses when it is probable that such efforts will be required and the related expenses can be reasonably estimated. Estimates of costs for future environmental compliance and remediation may be adversely affected by such factors as changes in environmental laws and regulatory requirements, the availability and application of technology, the identification of currently unknown potential remediation sites and the allocation of costs among the potentially responsible parties under the applicable statutes. The recorded liabilities are adjusted periodically as remediation efforts progress or as additional technical or legal information becomes available. As of December 31, 2008 and December 31, 2007, we had reserves in the amount of $10.9 million and $11.2 million, respectively, for all environmental matters discussed below.

The balances presented include both long term and current environmental reserves. We expect these environmental obligations to be paid over the next five years. Additions to the environmental liability reserves are classified on the Consolidated Statements of Operations within the “Selling and administrative” category.

Property Contamination Liabilities

We have been named as (or are alleged to be) a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) and similar state laws at approximately 27 sites. At two of the 27 sites, we will be participating in the initial studies to determine site remediation objectives. Since our overall liability cannot be estimated at this time, we have set reserves for only the initial remedial investigation phase. At 21 of the 27 sites, we are one of many parties with alleged liability and are negotiating with Federal, State or private parties on the scope of our obligations, if any. At four of the 21 sites, we have explicitly denied any liability and since there has been no subsequent demand for payment we have not established a reserve for these matters. At two of the 21 sites, we have recently settled our obligations. We have estimated future expenditures for these off-site multi-party environmental matters to be in the range of $2.6 million to $3.8 million.

At six sites, we are the only responsible party and are in the process of conducting investigations and/or remediation projects. Four of these projects relate to operations conducted by CLC prior to our acquisition of and merger with CLC in 1998. These four sites are: (1) Bridgeport, New Jersey; (2) William Dick, Pennsylvania; (3) Tonawanda, New York; and (4) Scary Creek, West Virginia. The remaining two investigations and potential remediation were triggered by the New Jersey Industrial Site Remediation Act (“ISRA”), which requires such investigations and remediation following the sale of industrial facilities. Each of these sites is discussed in more detail below. We have estimated future expenditures for these six properties to be in the range of $8.3 million to $16.7 million.

Bridgeport, New Jersey

QDI is required under the terms of two federal consent decrees to perform remediation at this operating truck terminal and tank wash site. CLC entered into consent orders with the U.S. Environmental Protection Agency (“USEPA”) in May 1991 for the treatment of groundwater and in October 1998 for the removal of contamination in the wetlands. In addition, we were required to assess the removal of contaminated soils.

The groundwater treatment remedy negotiated with USEPA calls for a treatment facility for in place treatment of groundwater contamination and a local discharge. Treatment facility construction was completed in early 2007. After various start-up issues, we expect the treatment facility to begin operating in 2009. Wetlands contamination has been remediated with localized restoration expected to be completed in 2009. In regard to contaminated soils, we believe that USEPA is now in the process of finalizing a feasibility study for the limited areas that show contamination and warrant additional investigation or work. We have estimated expenditures to be in the range of $5.1 million to $8.5 million.

William Dick, Pennsylvania

CLC entered into a consent order with the Pennsylvania DEP and USEPA in October 1995 obligating it to provide a replacement water supply to area residents, treat contaminated groundwater, and perform remediation of contaminated soils at this former wastewater disposal site. The replacement water supply is complete. We completed construction of a treatment facility with local discharge for groundwater treatment in the fourth quarter of 2007. Plant start-up issues are on-going. The agencies have approved a contaminated soils remedy, which requires both thermal treatment of contaminated soils and treatment of residuals via soil vapor extraction. The remedy expanded to include off-site shipment of contaminated soils. Soil treatment was completed in September 2007. Site sampling has been conducted and the results indicate that the soil clean-up objectives have not been fully achieved. Negotiations are on-going with USEPA over further remedial actions that may be needed at the site. We have estimated expenditures to be in the range of $0.7 million to $3.4 million.

Other Properties

Scary Creek, West Virginia: CLC received a clean up notice from the State environmental authority in August 1994. The State and we have agreed that remediation can be conducted under the State’s voluntary clean-up program (instead of the state superfund enforcement program). We are currently completing the originally planned remedial investigation and the additional site investigation work.

Tonawanda, New York: CLC entered into a consent order with the New York Department of Environmental Conservation on June 22, 1999 obligating it to perform soil and groundwater remediation at this former truck terminal and tank wash site. We have completed a remedial investigation and a feasibility study. The State issued a record of decision in May 2006. The site is currently in Remedial Design phase.

ISRA New Jersey Facilities: We are obliged to conduct investigations and remediation at two current or former New Jersey tank wash and terminal sites pursuant to the state’s Industrial Sites Remediation Act, which requires such remediation following the sale of facilities after 1983. These sites are in the process of remedial investigation with projections set in contemplation of limited soil remediation expense for contaminated areas. The former owner of a third site has agreed to take responsibility for it so we are not currently taking action under ISRA for the site.

We have estimated future expenditures for Scary Creek, Tonawanda and ISRA to be in the range of $2.5 million to $4.8 million.

Other Legal Matters

We are from time to time involved in routine litigation incidental to the conduct of our business. We believe that no such routine litigation currently pending against us, if adversely determined, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

19. TRANSACTIONS WITH RELATED PARTIES

In 2006, we provided advisory and consulting services to affiliates of Apollo Management, L.P., (“Apollo”), who is our majority shareholder. The fee for these services was less than $0.1 million.

Two of our customers (Hexion Specialty Chemicals and Momentive Performance Materials) are controlled by Apollo. Revenues from these two customers was $15.0 million, $15.9 million and $10.8 million in 2008, 2007 and 2006, respectively. All pricing with the companies controlled by Apollo Management was based on market rates, including such factors as total expected revenue to be generated by the customer, number of loads to be hauled and the number of miles to be driven.

Of the $0.2 million stock subscription receivable, less than $0.1 million relates to current members of management.

20. GUARANTOR SUBSIDIARIES

The 9% Notes issued by QD LLC and QD Capital and the 2012 Notes issued by us are unconditionally guaranteed on a senior subordinated basis pursuant to guarantees by all of our direct and indirect domestic subsidiaries, and by QDI. In addition, we have unconditionally guaranteed on a senior subordinated basis the 9% Notes. Each of our direct and indirect subsidiaries, including QD LLC, is 100% owned. All non-domestic subsidiaries including Levy Transport, Ltd. are non-guarantor subsidiaries. QD Capital has no material assets or operations.

QD LLC conducts substantially all of its business through and derives virtually all of its income from its subsidiaries. Therefore, its ability to make required principal and interest payments with respect to its indebtedness depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividend and other payments. The subsidiary guarantors are wholly owned subsidiaries of QD LLC and have fully and unconditionally guaranteed the 9% Notes and the 2012 Notes on a joint and several basis.

We have not presented separate financial statements and other disclosures concerning subsidiary guarantors because management has determined such information is not material to the holders of the above-mentioned notes.

The following condensed consolidating financial information for QDI, QD LLC, QD Capital, which has no assets or operations), non-guarantor subsidiaries and combined guarantor subsidiaries presents:

•

Condensed consolidating balance sheets at December 31, 2008 and 2007 and condensed consolidating statements of operations and of cash flows for each of the three years ended December 31, 2008, 2007 and 2006.

•	Elimination entries necessary to consolidate the parent company and all its subsidiaries.

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2008

(in thousands)

	QDI	QD LLC & QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues:

Transportation	$—	$—	$565,814	$—	$—	$565,814

Other service revenue	—	—	103,661	378	—	104,039

Fuel surcharge	—	—	145,437	—	—	145,437

Total operating revenues	—	—	814,912	378	—	815,290

Operating expenses:

Purchased transportation	—	—	466,823	—	—	466,823

Compensation	—	—	109,110	—	—	109,110

Fuel, supplies and maintenance	—	—	114,351	—	—	114,351

Depreciation and amortization	—	—	21,024	(22)	—	21,002

Selling and administrative	—	234	35,539	63		35,836

Insurance claims	—	—	15,007	(8)	—	14,999

Taxes and licenses	—	—	5,241	1	—	5,242

Communication and utilities	—	—	12,716	—	—	12,716

(Gain) loss on disposal of property and equipment	—	—	(3,067)	(25)	—	(3,092)

Restructuring costs	—	—	5,325	—	—	5,325

Operating (loss) income	—	(234)	32,843	369	—	32,978

Interest (income) expense, non-related party, net	(16)	33,150	2,086	(100)	—	35,120

Interest (income) expense, related party, net	—	(33,150)	33,669	(519)	—	—

Write-off of debt issuance costs	—	283	—	—	—	283

Gain on extinguishment of debt	—	(16,532)	—	—	—	(16,532)

Other (income) expense	—	—	(2,831)	(114)	—	(2,945)

	QDI	QD LLC & QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Income (loss) before income taxes	16	16,015	(81)	1,102	—	17,052

Provision for (benefit from) income taxes	18	—	4,643	279	—	4,940

Equity in earnings (loss) of subsidiaries	12,114	(3,901)	—	—	(8,213)	—

Net income (loss)	$12,112	$12,114	$(4,724)	$823	$(8,213)	$12,112

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2007

(in thousands)

	QDI	QD LLC & QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues:

Transportation	$—	$—	$580,676	$—	$—	$580,676

Other service revenue	—	—	75,444	777	—	76,221

Fuel surcharge	—	—	94,661	—	—	94,661

Total operating revenues	—	—	750,781	777	—	751,558

Operating expenses:

Purchased transportation	—	—	471,531	—	—	471,531

Compensation	—	—	85,838	(18)	—	85,820

Fuel, supplies and maintenance	—	—	81,316	—	—	81,316

Depreciation and amortization	—	—	16,903	641	—	17,544

Selling and administrative	1	1	31,166	123	—	31,291

Insurance claims	—	—	23,883	—	—	23,883

Taxes and licenses	—	—	3,980	—	—	3,980

Communication and utilities	—	—	11,381	—	—	11,381

Loss (gain) on disposal of property and equipment	—	—	1,150	(191)	—	959

Operating (loss) income	(1)	(1)	23,633	222	—	23,853

Interest (income) expense, non-related party, net	(6)	29,580	1,025	(75)	—	30,524

Interest (income) expense, related party, net	—	(29,019)	29,500	(481)	—	—

Write-off of debt issuance costs	—	2,031	—	—	—	2,031

Other expense (income)	5	1,555	(234)	(386)	—	940

(Loss) income before income taxes	—	(4,148)	(6,658)	1,164	—	(9,642)

(Benefit from) provision for income taxes	(981)	—	(1,562)	464	—	(2,079)

Equity in loss of subsidiaries	(8,544)	(4,396)	—	—	12,940	—

Net (loss) income	$(7,563)	$(8,544)	$(5,096)	$700	$12,940	$(7,563)

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2006

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:

Transportation	$—	$—	$577,227	$12	$—	$577,239

Other service revenue	—	—	65,614	1,030	—	66,644

Fuel surcharge	—	—	86,276	—	—	86,276

Total operating revenues	—	—	729,117	1,042	—	730,159

Operating expenses:

Purchased transportation	—	—	493,686	—	—	493,686

Compensation	—	—	73,207	—	—	73,207

Fuel, supplies and maintenance	—	—	53,310	14	—	53,324

Depreciation and amortization	—	—	15,693	660	—	16,353

Selling and administrative	—	—	24,282	(240)	—	24,042

Insurance claims	—	—	13,294	13	—	13,307

Taxes and licenses	—	—	3,810	2	—	3,812

Communication and utilities	—	—	9,043	—	—	9,043

(Gain) loss on disposal of property and equipment	—	—	(4,883)	(10)	—	(4,893)

Operating income	—	—	47,675	603	—	48,278

Interest (income) expense, non-related party, net	(749)	30,410	(220)	(53)	—	29,388

Interest expense (income), related party, net	—	—	445	(445)	—	—

Other expense (income)	986	—	(59)	(39)	—	888

(Loss) income before income taxes	(237)	(30,410)	47,509	1,140	—	18,002

Provision for (benefit from) income taxes	28		(38,233)	37	—	(38,168)

Equity in earnings of subsidiaries	56,435	86,845	—	—	(143,280)	—

Net income (loss)	$56,170	$56,435	$85,742	$1,103	$(143,280)	$56,170

Consolidating Balance Sheet, December 31, 2008

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Current Assets:

Cash and cash equivalents	$—	$—	$4,725	$2,062	$—	$6,787

Accounts receivable, net	71	—	81,470	71	—	81,612

Prepaid expenses	—	96	12,811	15	—	12,922

Deferred tax asset, net	—	—	14,707	—	—	14,707

Other	(9)	—	7,888	71	—	7,950

Total current assets	62	96	121,601	2,219	—	123,978

Property and equipment, net	—	—	148,692	—	—	148,692

Goodwill	—	—	173,519	—	—	173,519

Intangibles, net	—	—	22,698	—	—	22,698

Investment in subsidiaries	28,523	635,195	21,234	—	(684,952)	—

Non-current deferred tax asset, net	1,007	—	21,629		—	22,636

Other assets	—	9,496	1,084	—	—	10,580

Total assets	$29,592	$644,787	$510,457	$2,219	$(684,952)	$502,103

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:

Current maturities of indebtedness	$—	$2,500	$5,861	$—	$—	$8,361

Current maturities of capital lease obligations	—	—	7,994	—	—	7,994

Accounts payable	—	—	16,126	—	—	16,126

Intercompany	(1,428)	289,974	(261,748)	(5,564)	(21,234)	—

Affiliates and independent owner-operators payable	—	—	7,649	—	—	7,649

Accrued expenses	—	4,375	20,970	12	—	25,357

Environmental liabilities	—	—	4,819	—	—	4,819

Accrued loss and damage claims	—	—	8,705	—	—	8,705

Total current liabilities	(1,428)	296,849	(189,624)	(5,552)	(21,234)	79,011

Long-term indebtedness, less current maturities	—	319,415	10,994	—	—	330,409

Capital lease obligations, less current maturities	—	—	15,822	—	—	15,822

Environmental liabilities	—	—	6,035	—	—	6,035

Accrued loss and damage claims	—	—	12,815	—	—	12,815

Other non-current liabilities	—	—	24,383	775	—	25,158

Total liabilities	(1,428)	616,264	(119,575)	(4,777)	(21,234)	469,250

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Minority interest in subsidiary	—	—	1,833	—	—	1,833

Shareholders’ equity (deficit):

Common Stock	362,945	354,963	493,866	7,629	(856,458)	362,945

Treasury stock	(1,580)	—	—	—	—	(1,580)

Accumulated (deficit) retained earnings	(114,034)	(110,364)	159,827	415	(49,878)	(114,034)

Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)

Accumulated other comprehensive income	(26,488)	(26,487)	(25,494)	(993)	52,974	(26,488)

Stock subscriptions receivable	(234)	—	—	—		(234)

Total shareholders’ equity (deficit)	31,020	28,523	628,199	6,996	(663,718)	31,020

Total liabilities, minority interest and shareholders’ equity (deficit)	$29,592	$644,787	$510,457	$2,219	$(684,952)	$502,103

Consolidating Balance Sheet, December 31, 2007

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$7,339	$2,372	$—	$9,711
Accounts receivable, net	64	—	98,916	101	—	99,081
Prepaid expenses	—	96	8,024	30	—	8,150
Deferred tax asset, net	—	—	20,483	—	—	20,483
Other	6	—	6,248	4	—	6,258

Total current assets	70	96	141,010	2,507	—	143,683
Property and equipment, net	—	—	122,014	(22)	—	121,992
Goodwill	—	—	173,575	—	—	173,575
Intangibles, net	—	—	24,167	—	—	24,167
Investment in subsidiaries	26,148	648,835	21,234	—	(696,217)	—
Non-current deferred tax asset, net	1,007	—	15,196	—	—	16,203
Other assets	—	11,923	2,433	—	—	14,356

Total assets	$27,225	$660,854	$499,629	$2,485	$(696,217)	$493,976

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Current maturities of indebtedness	$—	$—	$413	$—	$—	$413
Current maturities of capital lease obligations	—	—	1,451	—	—	1,451
Accounts payable	—	—	17,385	43	—	17,428
Intercompany	(75)	288,656	(262,349)	(4,998)	(21,234)	—
Affiliates and independent owner-operators payable	—	—	12,597	—	—	12,597
Accrued expenses	—	3,866	21,994	97	—	25,957
Environmental liabilities	—	—	4,751	—	—	4,751
Accrued loss and damage claims	—	—	13,438	—	—	13,438
Income taxes payable	—	—	90	465	—	555

Total current liabilities	(75)	292,522	(190,230)	(4,393)	(21,234)	76,590
Long-term indebtedness, less current maturities	—	342,184	764	627	—	343,575
Capital lease obligations, less current maturities	—	—	3,832	—	—	3,832
Environmental liabilities	—	—	6,418	—	—	6,418
Accrued loss and damage claims	—	—	18,474	—	—	18,474
Other non-current liabilities	—	—	15,954	—	—	15,954

Total liabilities	(75)	634,706	(144,788)	(3,766)	(21,234)	464,843
Minority interest in subsidiary	—	—	1,833	—	—	1,833
Shareholders’ equity (deficit):
Common Stock	361,617	354,963	493,866	7,629	(856,458)	361,617
Treasury stock	(1,564)	—	—	—	—	(1,564)
Accumulated (deficit) retained earnings	(126,146)	(122,478)	164,551	(408)	(41,665)	(126,146)
Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)
Accumulated other comprehensive income	(16,748)	(16,748)	(15,833)	(915)	33,496	(16,748)
Stock subscriptions receivable	(270)	—	—	—	—	(270)

Total shareholders’ equity (deficit)	27,300	26,148	642,584	6,251	(674,983)	27,300

Total liabilities, minority interest and shareholders’ equity (deficit)	$27,225	$660,854	$499,629	$2,485	$(696,217)	$493,976

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2008

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$12,112	$12,114	$(4,724)	$823	$(8,213)	$12,112
Adjustments for non-cash charges	(12,112)	(45,149)	53,353	(47)	8,213	4,258
Net changes in assets and liabilities	8	2,936	(18)	297	—	3,223
Intercompany activity	(8)	30,099	(29,111)	(980)	—	—

Net cash provided by operating activities	—	—	19,500	93	—	19,593

Cash flows from investing activities:
Capital expenditures	—	—	(14,791)	—	—	(14,791)
Acquisition of businesses and assets	—	—	(1,399)	—	—	(1,399)
Boasso purchase adjustment	—	1,318	—	—	—	1,318
Proceeds from sales of property and equipment	—	—	6,348	—	—	6,348

Net cash provided by (used in) investing activities	—	1,318	(9,842)	—	—	(8,524)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	1,049	—	—	1,049
Principal payments on long-term debt and capital lease obligations	—	(7,707)	(9,028)	—	—	(16,735)
Proceeds from revolver	—	115,700	—	—	—	115,700
Payments on revolver	—	(112,830)	—	—	—	(112,830)
Deferred financing costs	—	(860)		—	—	(860)
Other	20	(145)	316	—	—	191
Intercompany activity	(20)	4,524	(4,504)	—	—	—

Net cash used in financing activities	—	(1,318)	(12,167)	—	—	(13,485)

Effect of exchange rate changes on cash	—	—	(105)	(403)	—	(508)

Net decrease in cash and cash equivalents	—	—	(2,614)	(310)	—	(2,924)
Cash and cash equivalents, beginning of period	—	—	7,339	2,372	—	9,711

Cash and cash equivalents, end of period	$—	$—	$4,725	$2,062	$—	$6,787

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2007

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:

Net (loss) income	$(7,563)	$(8,544)	$(5,096)	$700	$12,940	$(7,563)

Adjustments for non-cash charges	7,563	(24,699)	49,795	837	(12,940)	20,556

Net changes in assets and liabilities	(753)	218	725	869	—	1,059

Intercompany activity	753	33,025	(31,220)	(2,558)	—	—

Net cash provided by (used in) operating activities	—	—	14,204	(152)	—	14,052

Cash flows from investing activities:

Capital expenditures	—	—	(10,557)	—	—	(10,557)

Acquisition of Boasso and business assets	—	(60,251)	—	—	—	(60,251)

Cash acquired in Boasso acquisition	—	1,015	—	—	—	1,015

Proceeds from sales of property and equipment	—	—	5,325	1,069	—	6,394

Net cash (used in) provided by investing activities	—	(59,236)	(5,232)	1,069	—	(63,399)

Cash flows from financing activities:

Proceeds from the issuance of debt	—	46,809	—	—	—	46,809

Principal payments of long-term debt and capital lease obligations	—	(64,746)	(2,500)	—	—	(67,246)

Proceeds from revolver	—	123,030	—	—	—	123,030

Payments on revolver	—	(41,400)	—	—	—	(41,400)

Deferred financing fees	—	(9,170)	—	—	—	(9,170)

Other	(717)	(145)	1,033	—	—	171

Intercompany activity	717	4,858	(5,575)	—	—	—

Net cash provided by (used in) financing activities	—	59,236	(7,042)	—	—	52,194

Effect of exchange rate changes on cash	—	—	23	—	—	23

Net increase in cash and cash equivalents	—	—	1,953	917	—	2,870

Cash and cash equivalents, beginning of period	—	—	5,386	1,455	—	6,841

Cash and cash equivalents, end of period	$—	$—	$7,339	$2,372	$—	$9,711

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2006

(in thousands)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:

Net income	$54,035	$54,472	$85,742	$1,103	$(139,182)	$56,170

Adjustments for non-cash charges	(54,035)	(82,715)	(27,035)	650	139,182	(23,953)

Net changes in assets and liabilities	199	62	(3,786)	(456)	—	(3,981)

Intercompany activity	—	28,181	(27,290)	(891)	—	—

Net cash provided by operating activities	199	—	27,631	406	—	28,236

Cash flows from investing activities:

Capital expenditures	—	—	(14,870)	—	—	(14,870)

Acquisition of businesses and assets	—	—	(6,447)	—	—	(6,447)

Proceeds from sales of property and equipment	—	—	10,706	20	—	10,726

Other	—	—	—	—	—	—

Net cash (used in) provided by investing activities	—	—	(10,611)	20	—	(10,591)

Cash flows from financing activities:

Principal payments of long-term debt and capital lease obligations	—	(1,400)	(363)	—	—	(1,763)

Proceeds from revolver	—	209,500	—	—	—	209,500

Payments on revolver	—	(222,500)	—	—	—	(222,500)

Deferred financing fees	—	—	—	—	—	—

Other	4	—	2,285	—	—	2,289

Intercompany activity	(203)	14,400	(14,197)	—	—	—

Net cash used in financing activities	(199)	—	(12,275)	—	—	(12,474)

Effect of exchange rate changes on cash	—	—	34	—	—	34

Net increase in cash and cash equivalents	—	—	4,779	426	—	5,205

Cash and cash equivalents, beginning of period	—	—	607	1,029	—	1,636

Cash and cash equivalents, end of period	$—	$—	$5,386	$1,455	$—	$6,841

Consolidated Statements of Operations

(Unaudited - in 000’s, Except Per Share Amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

OPERATING REVENUES:

Transportation	$120,444	$144,774	$343,554	$445,798

Other service revenue	26,793	25,494	80,241	78,916

Fuel surcharge	15,568	44,473	38,528	122,490

Total operating revenues	162,805	214,741	462,323	647,204

OPERATING EXPENSES:

Purchased transportation	102,393	124,800	273,269	376,378

Compensation	19,040	27,519	61,791	83,518

Fuel, supplies and maintenance	16,129	30,031	49,591	93,199

Depreciation and amortization	5,055	5,207	15,694	15,435

Selling and administrative	5,592	8,699	19,614	26,515

Insurance costs	3,081	3,202	11,076	11,629

Taxes and licenses	1,023	1,583	3,096	4,042

Communication and utilities	1,977	3,104	6,785	10,109

Loss (gain) on disposal of property and equipment	279	(867)	14	(2,832)

Impairment charge	—	—	148,630	—

Restructuring costs	340	1,700	2,105	4,075

Total operating expenses	154,909	204,978	591,665	622,068

Operating income (loss)	7,896	9,763	(129,342)	25,136

Interest expense	6,462	8,455	19,980	26,246

Interest income	(25)	(128)	(211)	(333)

Gain on extinguishment of debt	—	—	(675)	—

Other (income) expense	(8)	15	(284)	171

Income (loss) before income taxes	1,467	1,421	(148,152)	(948)

Provision for (benefit from) income taxes	41	704	36,951	(98)

Net income (loss)	$1,426	$717	$(185,103)	$(850)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

PER SHARE DATA:

Net income (loss) per common share

Basic	$0.07	$0.04	$(9.55)	$(0.04)

Diluted	$0.07	$0.04	$(9.55)	$(0.04)

Weighted-average number of shares

Basic	19,458	19,387	19,373	19,377

Diluted	19,653	19,556	19,373	19,377

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In 000’s)

Unaudited

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,831	$6,787
Accounts receivable, net	80,728	81,612
Prepaid expenses	6,382	12,922
Deferred tax asset, net	6,774	14,707
Other	5,772	7,950

Total current assets	102,487	123,978
Property and equipment, net	131,802	148,692
Assets held-for-sale	4,927	—
Goodwill	27,289	173,519
Intangibles, net	18,859	22,698
Non-current deferred tax asset, net	—	22,636
Other assets	8,203	10,580

Total assets	$293,567	$502,103

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current maturities of indebtedness	$3,538	$8,361
Current maturities of capital lease obligations	6,063	7,994
Accounts payable	9,646	16,126
Affiliates and independent owner-operators payable	11,052	7,649
Accrued expenses	22,937	25,357
Environmental liabilities	4,563	4,819
Accrued loss and damage claims	9,074	8,705

Total current liabilities	66,873	79,011
Long-term indebtedness, less current maturities	316,547	330,409
Capital lease obligations, less current maturities	12,862	15,822
Environmental liabilities	6,695	6,035
Accrued loss and damage claims	11,152	12,815
Other non-current liabilities	30,430	25,158

Total liabilities	444,559	469,250

Commitments and contingencies - Note 10
Redeemable noncontrolling interest	1,833	1,833

SHAREHOLDERS’ (DEFICIT) EQUITY

Common stock, no par value; 29,000 shares authorized; 19,857 issued and 19,652 outstanding at September 30, 2009 and 19,754 issued and 19,549 outstanding at December 31, 2008.	363,365	362,945

Treasury stock, 205 shares at September 30, 2009 and December 31, 2008	(1,580)	(1,580)
Accumulated deficit	(299,137)	(114,034)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(25,650)	(26,488)
Stock subscriptions receivable	(234)	(234)

Total shareholders’ (deficit) equity	(152,825)	31,020

Total liabilities, redeemable noncontrolling interest and shareholders’ (deficit) equity	$293,567	$502,103

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2009 and 2008

Unaudited (In 000’s)

	Shares of Common Stock	Shares of Treasury Stock	Common Stock	Treasury Stock	Accumulated Deficit	Stock Recapitalization	Accumulated Other Comprehensive Loss	Stock Subscription Receivables	Total Shareholders’ Equity (Deficit)
Balance, December 31, 2007	19,334	(158)	$361,617	$(1,564)	$(126,146)	$(189,589)	$(16,748)	$(270)	$27,300
Net loss	—	—	—	—	(850)	—	—	—	(850)
Issuance of restricted stock	398	—	—	—	—	—	—	—	—
Forfeiture of restricted stock	—	(45)	—	—	—	—	—	—	—
Amortization of restricted stock	—	—	189	—	—	—	—	—	189
Amortization of non-employee options	—	—	94	—	—	—	—	—	94
Amortization of stock options	—	—	860	—	—	—	—	—	860
Acquisition of treasury stock	—	(1)	—	(16)	—	—	—	36	20
Amortization of prior service costs, net of tax provision	—	—	—	—	—	—	241	—	241
Translation adjustment, net of tax provision	—	—	—	—	—	—	113	—	113

Balance, September 30, 2008	19,732	(204)	$362,760	$(1,580)	$(126,996)	$(189,589)	$(16,394)	$(234)	$27,967

Balance, December 31, 2008	19,754	(205)	$362,945	$(1,580)	$(114,034)	$(189,589)	$(26,488)	$(234)	$31,020
Net loss	—	—	—	—	(185,103)	—	—	—	(185,103)
Issuance of restricted stock	103	—	—	—	—	—	—	—	—
Amortization of restricted stock	—	—	147	—	—	—	—	—	147
Amortization of stock options	—	—	273	—	—	—	—	—	273
Amortization of prior service costs and losses, net of tax	—	—	—	—	—	—	936	—	936
Translation adjustment, net of tax	—	—	—	—	—	—	(98)	—	(98)

Balance, September 30, 2009	19,857	(205)	$363,365	$(1,580)	$(299,137)	$(189,589)	$(25,650)	$(234)	$(152,825)

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited - In 000’s)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(185,103)	$(850)
Adjustments to reconcile to net cash and cash equivalents provided by (used in) operating activities:
Deferred income tax benefit	(5,138)	(892)
Depreciation and amortization	15,694	15,435
Bad debt expense	1,811	1,000
Loss (gain) on disposal of property and equipment	14	(2,832)
Impairment charge	148,630	—
Gain on extinguishment of long-term debt	(675)	—
Stock-based compensation	420	1,143
Amortization of deferred financing costs	2,126	2,235
Amortization of bond discount	825	825
Redeemable noncontrolling interest dividends	109	109
Provision for deferred tax asset valuation allowance	42,482	—
Changes in assets and liabilities:
Accounts and other receivables	(1,092)	(7,915)
Prepaid expenses	6,633	2,692
Other assets	2,071	1,935
Accounts payable	222	1,830
Accrued expenses	(2,420)	4,050
Environmental liabilities	403	(658)
Accrued loss and damage claims	(1,294)	(8,239)
Affiliates and independent owner-operators payable	3,403	3,752
Other liabilities	146	(2,418)
Current income taxes	(54)	(537)

Net cash provided by operating activities	29,213	10,665

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,125)	(14,967)
Acquisition of businesses and assets	—	(1,397)
Boasso purchase adjustment	—	1,318
Proceeds from sales of property and equipment	6,495	4,598

Net cash used in investing activities	(630)	(10,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	1,049
Principal payments on long-term debt	(6,928)	(3,316)
Principal payments on capital lease obligations	(6,153)	(1,949)
Proceeds from revolver	28,600	110,700
Payments on revolver	(40,600)	(89,830)
Payments on acquisition notes	(711)	(631)
Deferred financing costs	—	(623)
Change in book overdraft	(6,673)	(1,782)
Redeemable noncontrolling interest dividends	(109)	(109)
Other stock transactions	—	20

Net cash (used in) provided by financing activities	(32,574)	13,529

Effect of exchange rate changes on cash	35	(14)
Net (decrease) increase in cash and cash equivalents	(3,956)	13,732
Cash and cash equivalents, beginning of period	6,787	9,711

Cash and cash equivalents, end of period	$2,831	$23,443

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$15,867	$20,308

Income Taxes	392	1,684

The accompanying notes are an integral part of these consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

Quality Distribution, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation

In this prospectus, unless the context otherwise requires or indicates, (i) the terms the “Company,” “our Company,” “Quality Distribution,” “QDI,” “we,” “us” and “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries and their predecessors, (ii) the terms “Quality Distribution, LLC” and “QD LLC” refer to our wholly owned subsidiary, Quality Distribution, LLC, a Delaware limited liability company, and its consolidated subsidiaries and their predecessors, (iii) the term “QD Capital” refers to our wholly owned subsidiary, QD Capital Corporation, a Delaware corporation and (iv) the term “Boasso” refers to our wholly owned subsidiary, Boasso America Corporation, a Louisiana corporation.

We are primarily engaged in truckload transportation of bulk chemicals and are also engaged in International Organization for Standardization, or ISO, tank container transportation and depot services, logistics and other value-added services. We conduct a significant portion of our business through a network of affiliates, company terminals and independent owner-operators. Affiliates are independent companies, which enter into various term contracts with the Company. Affiliates are responsible for paying for their own power equipment (including debt service), fuel and other operating costs. Certain affiliates lease trailers from us. Owner-operators are independent contractors, who, through a contract with us, supply one or more tractors and drivers for our use. Contracts with owner-operators may be terminated by either party on short notice. We charge affiliates and third parties for the use of tractors and trailers as necessary. In exchange for the services rendered, affiliates and owner-operators are normally paid a percentage of the revenues generated for each load hauled.

Our accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X and do not include all of the information and notes required by accounting principles generally accepted in the United States (“GAAP”) for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair statement of consolidated financial position, results of operations and cash flows have been included. The year ended consolidated balance sheet data was derived from audited financial statements, but does not include all the disclosures required by GAAP. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the entire fiscal year.

New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification, or Codification. Effective July 1, 2009, the Codification became the single source for all authoritative generally accepted accounting principles, recognized by the FASB and is required to be applied to financial statements issued for interim and annual periods ending after September 15, 2009. Therefore, we adopted the Codification for the reporting in our 2009 third quarter. The Codification does not change GAAP and did not impact our financial position or results of operations.

In June 2009, FASB issued new guidance which revises and updates previously issued guidance related to variable interest entities. The new guidance eliminates the exceptions to consolidating qualifying special-purpose entities that were included in the prior guidance. The new guidance contains new criteria for determining the primary beneficiary and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. The guidance also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity’s status as a variable interest entity, a company’s power over a variable interest entity, or a company’s obligation to absorb losses or its right to receive benefits of an entity must be disregarded. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. The new guidance will be effective for our fiscal year beginning January 1, 2010. We are currently assessing the potential impacts, if any, on our consolidated financial statements.

In June 2009, the FASB issued guidance that eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets. This guidance will be effective for our fiscal year beginning January 1, 2010. We are currently assessing the potential impacts, if any, on our consolidated financial statements.

In May 2009, the FASB issued guidance related to subsequent events that provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date; that is, whether that date represents the date the financial statements were issued or were available to be issued. We adopted this guidance in the second quarter of 2009, as it became effective for interim or annual financial periods ending after June 15, 2009. We evaluated subsequent events after the balance sheet date of September 30, 2009, through the date of issuance, November 6, 2009.

On April 9, 2009, the Securities and Exchange Commission (“SEC”) issued guidance that amended and supplemented its previous guidance on other than temporary impairment of certain investments in debt and equity securities The newly issued guidance maintains the SEC staff’s previous views related to equity securities; however, debt securities are excluded from its scope. The guidance provides that “other-than-temporary” impairment is not necessarily the same as “permanent” impairment and unless evidence exists to support a value equal to or greater than the carrying value of the equity security investment, a write-down to fair value should be recorded and accounted for as a realized loss. The guidance was effective upon issuance and had no impact on our consolidated financial statements.

On April 9, 2009, the FASB issued guidance which requires an entity to provide disclosures about fair value of financial instruments in interim financial information. The disclosures are required prospectively and are effective for interim and annual periods ending after June 15, 2009. We adopted this guidance, and the required disclosures are included in this prospectus. This guidance has no impact on our consolidated financial statements.

On April 1, 2009, the FASB issued guidance requiring that assets acquired and liabilities assumed in a business combination that arise from a contingency must be recognized at fair value. If fair value cannot be determined during the measurement period defined in the guidance, the asset or liability can still be recognized if it can be determined that it is probable that the asset existed or the liability had been incurred as of the measurement date and if the amount of the asset or liability can be reasonably estimated. If it is not determined to be probable that the asset/liability existed/was incurred or no reasonable amount can be determined, no asset or liability is recognized. The entity should determine a rational basis for subsequently measuring the acquired assets and assumed liabilities. Contingent consideration agreements should be recognized initially at fair value and subsequently reevaluated in accordance with the guidance. The guidance is effective for business combinations with an acquisition date on or after the beginning of the Company’s first annual reporting period beginning on or after December 15, 2008. The Company will assess the impact of this guidance if and when a future acquisition occurs.

On January 1, 2009, we adopted newly issued guidance from the FASB regarding business combinations. This guidance significantly changes the financial accounting and reporting of business combination transactions but retains the fundamental requirements of the prior guidance, including utilizing the purchase method for all business combinations and identifying an acquirer for each business combination. The impact of adopting the new guidance will depend on the nature, terms and size of business combinations completed.

On January 1, 2009, we adopted the FASB’s amended guidance on noncontrolling interests in consolidated financial statements. This guidance requires the reporting of all noncontrolling interests as a separate component of stockholders’ equity, the reporting of consolidated net income (loss) as the amount attributable to both the parent and the noncontrolling interests, and the separate disclosure of net income (loss) attributable to the parent and to the noncontrolling interests. Other than the reporting requirements described above which require retrospective application, the remaining provisions are to be applied prospectively in the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance had an immaterial impact on our consolidated financial statements.

In conjunction with guidance on noncontrolling interests, we adopted guidance on classification and measurement of redeemable securities. This standard is applicable for all noncontrolling interests where the Company is subject to equity classified securities that are redeemable or may become redeemable at a fixed or determinable price on a fixed or determinable date, at the option of the holder, or upon the occurrence of an event that is not solely within the control of the issuer. A subsidiary of QDI has issued and outstanding preferred stock that is held by holders other than QDI and its other subsidiaries. The holders have the right to cause us to redeem their shares of preferred stock. The redemption value of the preferred stock held by these noncontrolling holders equals the fair value of $1.8 million at September 30, 2009 and is reflected in our consolidated balance sheets as redeemable noncontrolling interest.

On January 1, 2009, we adopted new guidance from the FASB on determining the useful life of intangible assets which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The amended guidance removes an earlier requirement to consider whether an intangible asset can be renewed without substantial cost or material modifications to the existing terms and conditions; instead, it requires an entity to consider its own historical experience in renewing similar arrangements. The guidance also requires expanded disclosure related to the determination of intangible asset useful lives. The adoption of this guidance had no impact on our consolidated financial statements.

On January 1, 2009, we adopted the FASB’s guidance to assist in determining whether instruments granted in share-based payment transactions are participating securities. The guidance addresses whether unvested equity-based awards are participating securities and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method The adoption of this guidance had no impact on our consolidated financial statements.

In December 2008, the FASB issued guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This guidance is intended to ensure that an employer meets the objectives of the disclosures about plan assets in an employer’s defined benefit pension or other postretirement plan to provide users of financial statements with an understanding of the following: how investment allocation decisions are made, the major categories of plan assets, the inputs and valuation techniques used to measure the fair value of plan assets, the effect of fair value measurements using significant unobservable inputs on changes in plan assets, and significant concentrations of risk within plan assets. The disclosures required become effective for us on December 31, 2009. We have determined that the adoption of this guidance will not have an impact on our consolidated financial statements.

On January 1, 2008, we adopted the FASB’s guidance on fair value measurements which provides a consistent definition of fair value that focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over company-specific inputs. The guidance requires expanded disclosures about fair value measurements and establishes a three-level hierarchy for fair value measurements based on the observable inputs to the valuation of an asset or liability at the measurement date. The standard also requires that a company consider its own nonperformance risk when measuring liabilities carried at fair value, including derivatives. In February 2008, the FASB permitted companies to partially defer the effective date of its fair value measurement guidance for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, and we elected to do so. On January 1, 2009, we adopted the fair value measurement guidance for nonfinancial assets and nonfinancial liabilities. The effect of our adoption was not material to our consolidated financial statements.

On January 1, 2008, we adopted the FASB’s guidance on the fair value option for financial assets and financial liabilities which permits a company to measure certain financial assets and financial liabilities at fair value that were not previously required to be measured at fair value. We have not elected to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value; therefore, the adoption of this guidance has had no effect on our results of operations.

Fair Value Measurements

The three-level valuation hierarchy for fair value measurements is based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1 — Quoted prices for identical instruments in active markets;

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose significant inputs are observable: and

•	Level 3 — Instruments whose significant inputs are unobservable.

Following is a description of the valuation methodologies we used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value Measurements on a Nonrecurring Basis

The following tables summarize assets measured at fair value on a nonrecurring basis subsequent to initial recognition:

	September 30, 2009	Significant Unobservable Inputs (Level 3)	Total Loss

Assets

Goodwill	$27,289	$27,289	$(146,230)

Intangibles	18,859	18,859	(2,400)

Total	$46,148	$46,148	$(148,630)

We review the carrying value of our assets measured at fair value on a nonrecurring basis when events and circumstances warrant. This review requires the comparison of the fair value of our assets to their respective carrying values. The fair value of our assets is determined based on valuation techniques using the best information that is available, and may include quoted market prices, market comparables, and discounted cash flow projections. An impairment charge is recorded whenever a decline in fair value below the carrying value is determined to be other than temporary.

Goodwill and Intangibles

Goodwill and intangible assets may become impaired as a result of declines in profitability due to changes in volume, pricing or costs. Fair value is determined using a combination of two valuation approaches: the market approach and the income approach. As of September 30, 2009, the carrying value of our goodwill was $27.3 million, and the carrying value of our intangibles was $18.9 million. These values reflect adjustments to fair value made as of June 30, 2009 as a result of our annual impairment analysis. Refer to Note 2 in the Notes to Consolidated Financial for the fiscal year ended December 31, 2008 included in this prospectus for further information on the valuation process of our goodwill and intangibles.

Long-term indebtedness

The fair value of our 9% Senior Subordinated Notes (“9% Notes”) and our Senior Floating Rate Notes (“2012 Notes”) were based on quoted market prices. As of September 30, 2009, the carrying value of our 9% Notes was $99.8 million with a fair value of $74.9 million. As of September 30, 2009, the carrying value of our 2012 Notes was $135.0 million with a fair value of $106.7 million. Our asset-based loan facility (the “ABL Facility”) is variable rate debt and approximates fair value.

The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturities of these financial instruments.

Acquisition of Business Assets

During the first nine months of 2009, we did not complete any acquisitions of businesses or affiliates. During 2008, we purchased two transportation companies and an affiliate for $2.1 million, in the aggregate, of which $1.4 million was paid in cash at closing and the remaining $0.7 million is payable over future periods. Of the total $2.1 million, we allocated $1.0 million to property and equipment, $0.9 million to goodwill, and $0.2 million to other intangible assets such as non-compete agreements.

2. Goodwill and Intangible Assets

Under the FASB guidance, goodwill and intangible assets are subject to an annual impairment test as well as impairment assessments of certain triggering events. We evaluate goodwill for impairment by determining the fair value for each reporting unit: our trucking segment and our container services segment. These reporting units contain goodwill and other identifiable intangible assets as a result of previous business acquisitions. Our annual impairment test is performed during the second quarter with a measurement date of June 30. Described in greater detail below, the methodology applied in the analysis performed at June 30, 2009 was consistent with the methodology applied in prior years, but was based on updated assumptions, as appropriate. As a result of our analysis we concluded a total impairment charge to goodwill of $146.2 million was necessary at June 30, 2009, of which $144.3 million was related to our trucking segment eliminating 100% of the carrying amount, and $1.9 million was related to our container services segment. As of September 30, 2009, our goodwill assets were $27.3 million.

Our annual analysis for potential impairment of goodwill requires significant judgment at many points during the analysis and involves a two-step process. In the first step, we determine whether there is an indication of impairment by comparing the fair value of a reporting unit to its carrying amount, including goodwill. If, based on the first step, we determine that there is an indication of goodwill impairment, the Company will measure any identified goodwill impairment. In the first step, we determine the fair value for our reporting units using a combination of two valuation approaches: the market approach and the income approach. The market approach uses a guideline company methodology which is based upon a comparison of us to similar publicly-traded companies within our industry. We derive a market value of invested capital or business enterprise value for each comparable company by multiplying the price per share of common stock of the publicly traded companies by their total common shares outstanding and adding each company’s current level of debt. We calculate a business enterprise multiple based on revenue and earnings from each company and then apply those multiples to each reporting unit’s revenue and earnings to conclude a reporting unit business enterprise value. Assumptions regarding the selection of comparable companies are made based on, among other factors, capital structure, operating environment and industry. As the comparable companies were typically larger and more diversified than our reporting units, multiples were adjusted prior to application to our reporting units’ revenues and earnings to reflect differences in margins, long-term growth prospects and market capitalization.

The income approach uses a discounted debt-free cash flow analysis to measure fair value by estimating the present value of future economic benefits. To perform the discounted debt-free cash flow analysis, we develop a pro forma analysis of each reporting unit to estimate future available debt-free cash flow and discount estimated debt-free cash flow using an estimated industry weighted average cost of capital based on the same comparable companies used in the market approach. Per the FASB’s guidance, the weighted average cost of capital is based on inputs (e.g., capital structure, risk, etc.) from a market participant’s perspective and not necessarily from the reporting unit’s or QDI’s perspective. Future cash flow is projected based on assumptions for our economic growth, industry expansion, future operations and the discount rate, all of which require significant judgments by management.

After computing a separate business enterprise value under the income approach and market approach, we apply a weighting to them to derive the business enterprise value of the reporting unit. The income approach and market approach were both weighted 50% in the analysis performed June 30, 2009. The weightings are evaluated each time a goodwill impairment assessment is performed and give consideration to the relative reliability of each approach at that time. Based on these weightings, we conclude a business enterprise value for each reporting unit. We then add debt-free liabilities of the reporting unit to the concluded business enterprise value to derive an implied fair value of the reporting unit. The implied fair value is compared to the reporting unit’s carrying value of total assets. Upon completion of the June 30, 2009 analysis in step one, we determined that the carrying amount of our trucking reporting unit exceeded its fair value and the carrying amount of our container services reporting unit was nearly breakeven with its fair value, requiring a step two analysis to be performed for both reporting units.

In step two of the goodwill impairment test, the amount of impairment loss is determined by comparing the implied fair value of each reporting unit’s goodwill with the carrying value of the reporting unit’s goodwill. This involves testing the definite-lived assets in accordance with FASB guidance on accounting for the impairment or disposal of long-lived assets, using undiscounted cash flows. Then a fair value allocation is performed for each reporting unit based on the business enterprise value obtained in step one. From that we determine the actual goodwill impairment for each reporting unit based on the goodwill residual amount. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss must be recognized in an amount equal to the excess. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill will be its new accounting basis. Upon completion of step two of the analysis as of June 30, 2009, an impairment charge was determined.

In order to determine the implied fair value of our indefinite-lived intangible assets, in accordance with generally accepted and recognized valuation standards, we utilize the relief from royalty method pursuant to which those assets are valued by reference to the amount of royalty income they would generate if licensed in an arm’s length transaction. Under the relief from royalty method, similar to the discounted cash flow method, estimated net revenues expected to be generated by the asset during its life are multiplied by a benchmark royalty rate and then discounted by the estimated weighted average cost of capital associated with the asset. The resulting capitalized royalty stream is an indication of the value of owning the asset. Based upon management’s review of the value of the indefinite-lived intangible assets in our container services segment during the June 30 analysis, we determined that the carrying value of the Boasso tradename exceeded its implied fair value by $2.4 million at June 30, 2009.

We evaluate at least quarterly whether indicators of impairment exist by reviewing our market capitalization. Our quarterly evaluation at September 30, 2009 demonstrated no new or additional indicators of impairment.

Intangible assets at September 30, 2009 were as follows (in thousands):

	Gross value	Accumulated amortization	Impairment charge	Reclass to assets held-for- sale	Net book value	Average lives (in years)
Tradename	$9,800	$—	$(2,400)	$—	$7,400	Indefinite

Customer relationships	11,998	(1,783)	—	(52)	10,163	11

Non-compete agreements	3,053	(1,618)	—	(139)	1,296	2 – 4

	$24,851	$(3,401)	$(2,400)	$(191)	$18,859

Amortization expense for the nine months ended September 30, 2009 and 2008 was $1.2 million and $1.3 million, respectively. Remaining intangible assets will be amortized to expense as follows (in thousands):

2009 remaining	$398

2010	1,543

2011	1,368

2012	1,205

2013 and after	6,945

Total	$11,459

3. Comprehensive (Loss) Income

Comprehensive income (loss) is as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Net income (loss)	$1,426	$717	$(185,103)	$(850)

Other comprehensive income (loss):

Amortization of prior service costs	312	112	936	241

Foreign currency translation adjustments	(103)	53	(98)	113

Comprehensive income (loss)	$1,635	$882	$(184,265)	$(496)

4. Income (loss) Per Share

A reconciliation of the numerators and denominators of the basic and diluted income (loss) per share computations is as follows (in thousands, except per share amounts):

	Three months ended
	September 30, 2009			September 30, 2008
	Net income (numerator)	Shares (denominator)	Per-share amount	Net income (numerator)	Shares (denominator)	Per-share amount
Basic income available to common shareholders:

Net income	$1,426	19,458	$0.07	$717	19,387	$0.04

Effect of dilutive securities:

Stock options		—			28

Unvested restricted stock		195			141

Diluted income available to common shareholders:

Net income	$1,426	19,653	$0.07	$717	19,556	$0.04

	Nine months ended
	September 30, 2009			September 30, 2008
	Net loss (numerator)	Shares (denominator)	Per-share amount	Net loss (numerator)	Shares (denominator)	Per-share amount
Basic loss available to common shareholders:
Net loss	$(185,103)	19,373	$(9.55)	$(850)	19,377	$(0.04)
Effect of dilutive securities:
Stock options		—			—
Unvested restricted stock		—			—

	Nine months ended
	September 30, 2009			September 30, 2008
	Net loss (numerator)	Shares (denominator)	Per-share amount	Net loss (numerator)	Shares (denominator)	Per-share amount
Diluted loss available to common shareholders:
Net loss	$(185,103)	19,373	$(9.55)	$(850)	19,377	$(0.04)

There is no effect of our stock options and restricted stock in the computation of diluted earnings per share for the nine months ended September 30, 2009 and for the nine months ended September 30, 2008 due to a net loss in the respective periods.

The following securities were not included in the calculation of diluted earnings per share because such inclusion would be anti-dilutive (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Stock options	1,687	2,041	1,687	2,069

Unvested restricted stock	—	—	195	141

5. Stock-Based Compensation

We maintain performance incentive plans under which stock options, restricted shares and stock units may be granted to employees, non-employee directors, consultants and advisors. As of September 30, 2009, we had two active stock-based compensation plans.

We recognize expense for stock-based compensation based upon estimated grant date fair value. We apply the Black-Scholes valuation model in determining the fair value of share-based payments to employees. The resulting compensation expense is recognized over the requisite service period, which is generally the awards’ vesting term. Compensation expense is recognized only for those awards expected to vest, with forfeitures estimated based on our historical experience and future expectations. All stock-based compensation expense is classified within “Compensation” on the Consolidated Statement of Operations. None of the stock-based compensation was capitalized during the nine months ended as of September 30, 2009.

The fair value of options granted during the first nine months of 2009 and 2008 was based upon the Black-Scholes option-pricing model. The expected term of the options represents the estimated period of time until exercise, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2009, expected stock price volatility is based on the historical volatility of our common stock, which began trading on November 13, 2003. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant with an equivalent remaining term. The Company has not paid dividends in the past and does not currently plan to pay any dividends in the foreseeable future. The Black-Scholes model was used with the following weighted average assumptions:

	2009	2008

Risk free rate	1.57%	3.21%

Expected life	5 years	5 years

Volatility	78.7%	67.3%

Expected dividend	nil	nil

The following options and restricted shares were issued during the three months ended:

	Options Issued	Restricted Shares Issued

March 31, 2009	456,280	95,557

June 30, 2009	—	—

September 30, 2009	—	—

The following table summarizes stock-based compensation expense (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Stock options	$68	$319	$274	$868

Restricted stock	40	89	146	267

	$108	$408	$420	$1,135

The following table summarizes unrecognized stock-based compensation and the weighted average period over which such stock-based compensation is expected to be recognized as of September 30, 2009 (in thousands):

		Remaining years
Stock options	$1,887	4

Restricted stock	343	4

	$2,230

These amounts do not include the cost of any additional awards that may be granted in future periods nor any changes in our forfeiture rate. No options were exercised during the nine months ended September 30, 2009.

6. Employee Benefit Plans

We maintain two noncontributory defined benefit plans resulting from a prior acquisition that cover certain full-time salaried employees and certain other employees under a collective bargaining agreement. Retirement benefits for employees covered by the salaried plan are based on years of service and compensation levels. The monthly benefit for employees under the collective bargaining agreement plan is based on years of service multiplied by a monthly benefit factor. Pension costs are funded in accordance with the provisions of the applicable law.

We use a December 31st measurement date for both of our plans.

The components of estimated net periodic pension cost are as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Service cost	$51	$54	$152	$160

Interest cost	688	682	2,064	2,047

Amortization of prior service cost	23	23	70	70

Amortization of loss	288	88	865	265

Expected return on plan assets	(509)	(800)	(1,528)	(2,401)

Net periodic pension cost	$541	$47	$1,623	$141

We contributed $0.7 million to our pension plans during the nine months ended September 30, 2009. We expect to contribute an additional $0.3 million during the remainder of 2009.

7. Restructuring

During the quarter ended June 30, 2008, we committed to a plan of restructure resulting in the termination of approximately 130 non-driver positions and the consolidation or closure of underperforming company terminals. We continued our restructuring plan throughout 2008 which resulted in a restructuring charge of $5.3 million, of which the majority related to our trucking segment. Our restructuring plan is continuing in 2009 and expected to conclude in 2010. During the nine months ended September 30, 2009, we recorded charges of $2.1 million related to employee termination benefits and other related exit activities and terminated approximately 130 additional non-driver positions. As of September 30, 2009, approximately $0.4 million was accrued related to the restructuring charges, which are expected to be paid through 2010.

We account for restructuring costs associated with one-time termination benefits, costs associated with lease and contract terminations and other related exit activities in accordance with FASB guidance on accounting for costs associated with exit or disposal activities.

In the nine months ended September 30, 2009, we had the following activity in our restructuring accruals:

	Balance at December 31, 2008	Additions	Payments	Reductions	Balance at September 30, 2009

Restructuring costs	$786	$2,105	$(2,482)	$—	$409

8. Segment Reporting

Reportable Segments

We have two reportable business segments for financial reporting purposes that are distinguished primarily on the basis of services offered:

•	Trucking, which consists of truckload transportation of bulk chemicals, and

•	Container Services, specifically ISO tank container transportation and depot services.

Segment revenues and operating income include the allocation of fuel surcharge to the trucking segment. The operating income reported in our segments excludes amounts reported in Other operating income, such as gains and losses on disposal of property and equipment, restructuring costs, impairment charge, corporate and other unallocated amounts. Corporate and unallocated amounts include depreciation and amortization and other gains and losses. Although these amounts are excluded from the business segment results, they are included in reported consolidated earnings. Included in Other revenue are revenues from our tank wash services and other value-added services. We have not provided specific asset information by segment, as it is not regularly provided to our chief operating decision maker for review.

Summarized segment data and a reconciliation to (loss) income before income taxes are as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Operating revenues:

Trucking	$123,053	$174,222	$347,671	$523,998

Container Services	20,248	22,660	58,027	66,930

Other revenue	19,504	17,859	56,625	56,276

Total	162,805	214,741	462,323	647,204

Operating income (loss):

Trucking	9,803	12,165	25,492	30,282

Container Services	2,754	3,125	8,044	7,202

Other operating income	1,013	513	3,565	4,330

Total segment operating income	13,570	15,803	37,101	41,814

Depreciation and amortization expense	5,055	5,207	15,694	15,435

Impairment charge (1)	—	—	148,630	—

Other expense	619	833	2,119	1,243

Total	7,896	9,763	(129,342)	25,136

Interest expense	6,462	8,455	19,980	26,246

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Interest income	(25)	(128)	(211)	(333)

Other (income) expense	(8)	15	(959)	171

Income (loss) before income taxes	$1,467	$1,421	$(148,152)	$(948)

(1)	Includes an impairment charge of $144.3 million related to our trucking segment and an impairment charge of $4.3 million related to our container services segment

Geographic Segments

Our operations are located primarily in the United States, Canada and Mexico. Inter-area sales are not significant to the total revenue of any geographic area. Information about our operations in different geographic areas for the three and nine months ended September 30, 2009 and 2008 is as follows (in thousands):

	Three months ended September 30, 2009
	U. S.	International	Consolidated

Total operating revenues	$152,301	$10,504	$162,805

Operating income	7,060	836	7,896

	Three months ended September 30, 2008
	U. S.	International	Consolidated

Total operating revenues	$200,883	$13,858	$214,741

Operating income	9,134	629	9,763

	Nine months ended September 30, 2009
	U. S.	International	Consolidated

Total operating revenues	$433,592	$28,731	$462,323

Operating (loss) income	(132,284)	2,942	(129,342)
	As of September 30, 2009

Long-term identifiable assets (1)	$147,198	$8,390	$155,588

	Nine months ended September 30, 2008
	U. S.	International	Consolidated

Total operating revenues	$604,752	$42,452	$647,204

Operating income	21,373	3,763	25,136

	As of December 31, 2008

Long-term identifiable assets (1)	$164,068	$7,322	$171,390

(1)	Includes property and equipment, assets-held-for-sale and intangible assets

9. Income Taxes

At December 31, 2008, we had approximately $2.0 million of total gross unrecognized tax benefits. Of this total, $1.3 million (net of federal benefit on state tax issues) represents the amount of unrecognized tax benefits that, if recognized would favorably affect the effective income tax rate in any future periods.

Included in the balance of gross unrecognized tax benefits at December 31, 2008, was $0.3 million related to tax positions for which it is reasonably possible that the total amounts could significantly change during the next twelve months due to expiration of the statute of limitations.

For the nine months ended September 30, 2009, the change in unrecognized tax benefits was a decrease of $0.1 million. The change was due to an expiration of the statute of limitations on a state tax reserve. Our total gross unrecognized tax benefit at September 30, 2009 was $1.9 million.

Our continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. We had $1.3 million (net of federal tax benefit) accrued for interest and $0.5 million accrued for penalties at December 31, 2008. The total amount accrued for interest and penalties at September 30, 2009 was $1.1 million.

We are subject to the income tax jurisdictions of the U.S., Canada, and Mexico, as well as income tax of multiple state jurisdictions. We believe we are no longer subject to U.S. federal income tax examinations for years before 2005, to international examinations for years before 2003 and with few exceptions, to state examinations before 2004.

The effective tax rates for the three months ended September 30, 2009 and 2008 were approximately 2.8% and 49.5%, respectively. The effective tax rates for the nine months ended September 30, 2009 and 2008 were approximately (24.9%) and 10.3%, respectively. The difference in the effective tax rate for the three months and nine months ended September 30, 2009 differs from previous periods due to the impairment of deductible and non-deductible goodwill and the resulting recognition of a deferred income tax benefit related to the deductible portion, net of a 100% valuation allowance against the net deferred tax assets that we have determined are no longer more likely than not to be realized.

10. Commitments and Contingencies

Environmental Matters

It is our policy to comply with all applicable environmental, safety, and health laws. Our activities involve the handling, transportation and storage of bulk chemicals, both liquid and dry, many of which are classified as hazardous materials or hazardous substances. Our terminal operations engage in the generation, storage, discharge and disposal of wastewater that may contain hazardous substances, the inventory and use of cleaning materials that may contain hazardous substances and the control and discharge of storm-water from industrial sites. In addition, we may store diesel fuel, materials containing oil and other hazardous products at our terminals. As such, we and others who operate in our industry are subject to environmental, health and safety laws and regulation by U.S. federal, state and local agencies as well as foreign governmental authorities. Environmental laws and regulations are complex, and address emissions to the air, discharge onto land or water, and the generation, handling, storage, transportation, treatment and disposal of waste materials. These laws change frequently and generally require us to obtain and maintain various licenses and permits. Environmental laws have tended to become more stringent over time, and most provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. Under certain of these laws, we could also be subject to allegations of liability for the activities of our affiliates or owner-operators.

We are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other releases of such substances. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and on the road, and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, predict with certainty the extent of future liabilities and costs under environmental, health, and safety laws, or assure that such liabilities will not result in a material adverse effect on our business, financial condition, operating results or cash flow. We have established reserves for remediation expenses at known contamination sites when it is probable that such efforts will be required of us and the related expenses can be reasonably estimated.

We have also incurred in the past, and expect to incur in the future, capital and other expenditures related to environmental compliance for current and planned operations. Such expenditures are generally included in our overall capital and operating budgets and are not accounted for separately. However, we do not anticipate that compliance with existing environmental laws in conducting current and planned operations will have a material adverse effect on our capital expenditures, earnings or competitive position.

Reserves

Our policy is to accrue remediation expenses when it is probable that such efforts will be required and the related expenses can be reasonably estimated. Estimates of costs for future environmental compliance and remediation may be adversely affected by such factors as changes in environmental laws and regulatory requirements, the availability and application of technology, the identification of currently unknown potential remediation sites and the allocation of costs among the potentially responsible parties under the applicable statutes. The recorded liabilities are adjusted periodically as remediation efforts progress or as additional technical or legal information becomes available. As of September 30, 2009 and December 31, 2008, we had reserves in the amount of $11.3 million and $10.9 million, respectively, for all environmental matters discussed below.

The balances presented include both long term and current environmental reserves. We expect these environmental obligations to be paid over the next five years. Additions to the environmental liability reserves are classified on the Consolidated Statements of Operations within the “Selling and administrative” category.

Property Contamination Liabilities

We have been named as (or are alleged to be) a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) and similar state laws at approximately 24 sites. At two of the 24 sites, we will be participating in the initial studies to determine site remediation objectives. Since our overall liability cannot be estimated at this time, we have set reserves for only the initial remedial investigation phase. At 18 of the 24 sites, we are one of many parties with alleged liability and are negotiating with Federal, State or private parties on the scope of our obligations, if any. At four of the 18 sites, we have explicitly denied any liability and since there has been no subsequent demand for payment we have not established a reserve for these matters. We have estimated future expenditures for these off-site multi-party environmental matters to be in the range of $2.5 million to $3.8 million.

At six sites, we are the only responsible party and are in the process of conducting investigations and/or remediation projects. Four of these projects relate to operations conducted by Chemical Leaman Corporation and its subsidiaries (“CLC”) prior to our acquisition of and merger with CLC in 1998. These four sites are: (1) Bridgeport, New Jersey; (2) William Dick, Pennsylvania; (3) Tonawanda, New York; and (4) Scary Creek, West Virginia. The remaining two investigations and potential remediation were triggered by the New Jersey Industrial Site Remediation Act (“ISRA”), which requires such investigations and remediation following the sale of industrial facilities. Each of these sites is discussed in more detail below. We have estimated future expenditures for these four properties to be in the range of $8.8 million to $16.7 million.

Bridgeport, New Jersey

QDI is required under the terms of two federal consent decrees to perform remediation at this operating truck terminal and tank wash site. CLC entered into consent orders with the U.S. Environmental Protection Agency (“USEPA”) in May 1991 for the treatment of groundwater and in October 1998 for the removal of contamination in the wetlands. In addition, we were required to assess the removal of contaminated soils.

The groundwater treatment remedy negotiated with USEPA calls for a treatment facility for in place treatment of groundwater contamination and a local discharge. Treatment facility construction was completed in early 2007. Plant start-up procedures issues are on-going. Wetlands contamination has been remediated with localized restoration completed. Monitoring of the restored wetlands is continuing. In regard to contaminated soils, USEPA has recently finalized a feasibility study and issued a record of decision for the limited areas that show contamination and warrant additional investigation or work. We have estimated expenditures to be in the range of $5.6 million to $8.5 million.

William Dick, Pennsylvania

CLC entered into a consent order with the Pennsylvania DEP and USEPA in October 1995 obligating it to provide a replacement water supply to area residents, treat contaminated groundwater, and perform remediation of contaminated soils at this former wastewater disposal site. The replacement water supply is complete. We completed construction of a treatment facility with local discharge for groundwater treatment in the fourth quarter of 2007. Plant start-up issues are on-going. The agencies have approved a contaminated soils remedy, which requires both thermal treatment of contaminated soils and treatment of residuals via soil vapor extraction. The remedy expanded to include off-site shipment of contaminated soils. Soil treatment was completed in September 2007. Site sampling has been conducted and the results indicate that the soil clean-up objectives have not been fully achieved. Negotiations are on-going with USEPA over further remedial actions that may be needed at the site. We have estimated expenditures to be in the range of $1.0 million to $3.4 million.

Other Properties

Scary Creek, West Virginia: CLC received a clean up notice from the State environmental authority in August 1994. The State and we have agreed that remediation can be conducted under the State’s voluntary clean-up program (instead of the state superfund enforcement program). We are currently completing the originally planned remedial investigation and the additional site investigation work.

Tonawanda, New York: CLC entered into a consent order with the New York Department of Environmental Conservation on June 22, 1999 obligating it to perform soil and groundwater remediation at this former truck terminal and tank wash site. We have completed a remedial investigation and a feasibility study. The State issued a record of decision in May 2006. The site is currently in Remedial Design phase.

ISRA New Jersey Facilities: We are obliged to conduct investigations and remediation at two current or former New Jersey tank wash and terminal sites pursuant to the state’s Industrial Sites Remediation Act, which requires such remediation following the sale of facilities after 1983. These sites are in the process of remedial investigation with projections set in contemplation of limited soil remediation expense for contaminated areas. The former owner of a third site has agreed to take responsibility for it so we are not currently taking action under ISRA for the site.

We have estimated future expenditures for Scary Creek, Tonawanda and ISRA to be in the range of $2.2 million to $4.8 million.

Other Legal Matters

We are from time to time involved in routine litigation incidental to the conduct of our business. We believe that no such routine litigation currently pending against us, if adversely determined, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

11. Subsequent Events

Subsequent events have been evaluated and disclosed herein relating to events that have occurred from September 30, 2009 through the date of this prospectus.

Exchange Offers

On August 28, 2009, we commenced exchange and tender offers to exchange new notes and cash consideration for any and all of our 2012 Notes and our 9% Notes. These offers were completed on October 15, 2009. We received approximately $134.5 million of our 2012 Notes in exchange for new 10% Senior Notes due 2013 (the “2013 Senior Notes”). We received approximately $83.6 million of our 9% Notes in exchange for the issuance of approximately $80.7 million aggregate principal amount of 11.75% Senior Subordinated PIK Notes due 2013, (the “2013 PIK Notes”), and approximately 1.75 million warrants as well as the payment of approximately $1.8 million in cash. The warrants are exercisable to purchase shares of our common stock at an exercise price of $0.01 per share, during the period beginning on the six-month anniversary of the closing date and ending on November 1, 2013.

The 2013 Senior Notes and 2013 PIK Notes are our subsidiary issuers’ unsecured and unsubordinated obligations and are fully and unconditionally guaranteed on an unsecured and unsubordinated basis, jointly and severally, by QDI, our other subsidiary guarantors, and certain of our future U.S. restricted subsidiaries.

Interest is payable on the 2013 Senior Notes at 10% per annum, semiannually, to holders of record at the close of business on May 15 and November 15 immediately preceding the interest payment dates on June 1 and December 1 of each year, commencing on June 1, 2010. We may redeem the 2013 Senior Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the 2013 Senior Notes redeemed, plus accrued and unpaid interest to the redemption date. Subject to certain conditions, we are required to redeem $6.0 million in principal amount of the 2013 Senior Notes on each June 1 and December 1, commencing December 1, 2010. Additionally, beginning after 2011, subject to certain conditions, the 2013 Senior Notes may be subject to mandatory redemption based on the amount of excess cash flow we generate.

Interest is payable on the 2013 PIK Notes at 11.75% per annum, payable 9% in cash and 2.75% in the form of additional 2013 PIK Notes, quarterly, to holders of record at the close of business on January 15, April 15, July 15 and October 15 immediately preceding the interest payment date on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2010. We may redeem the 2013 PIK Notes, in whole or part, at any time prior to October 15, 2010, at a price equal to 100% of the principal amount of the 2013 PIK Notes redeemed, plus accrued and unpaid interest to the redemption date and a “make-whole premium.” After October 15, 2010, we may redeem the 2013 PIK Notes, in whole or part, at any time at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date. At any time (which may be more than once) prior to October 15, 2010, we may redeem up to 35% of the principal amount of the 2013 PIK Notes at a redemption price equal to 111.75% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the 2013 PIK Notes issued on the closing date remains outstanding afterwards.

The indentures governing the 2013 Senior Notes and the 2013 PIK Notes also contain covenants that limit our ability to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting their restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (viii) enter into certain transactions with their affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

We have agreed pursuant to registration rights agreements to file a registration statement or statements within 120 days relating to an offer to exchange the 2013 Senior Notes and the 2013 PIK Notes for debt securities which are substantially identical in all material respects to the 2013 Senior Notes and the 2013 PIK Notes, respectively, and to use our commercially reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission within 180 days, and to consummate the exchange offer within 220 days, from October 15, 2009. If we fail to satisfy these obligations, we will be required to pay additional interest.

Asset Sale

On October 10, 2009, we sold substantially all of the operating assets of our Quala Systems, Inc. (“QSI”) tank wash subsidiary for $13.0 million, of which $10.0 million was paid in cash and the remaining $3.0 million in a subordinated note. The subordinated note is a five year non-amortizing note which matures on December 31, 2014. The principal is payable in a lump sum at maturity. Interest is payable quarterly at 7% per annum commencing December 31, 2009. In connection with the sale, QSI entered into various agreements with the purchaser, which is not affiliated with us, including long-term leases of real estate used in the tank wash business and various operating agreements. The assets held-for-sale of $4.9 million includes $4.3 million of equipment, $0.4 million of inventory, and $0.2 of intangibles. The QSI business that was sold generated approximately $21.0 million of revenue for the nine months ended September 30, 2009 from tank wash and related operations. We expect to record a pre-tax gain on the sale in the fourth quarter between $7.5 million and $8.0 million.

12. Guarantor Subsidiaries

The 9% Senior Subordinated Notes due 2010 and the Senior Floating Rate Notes due 2012 issued by QD LLC and QD Capital are unconditionally guaranteed on a senior subordinated basis pursuant to guarantees by all of our direct and indirect domestic subsidiaries, and by QDI. Each of our direct and indirect subsidiaries, including QD LLC, is 100% owned. All non-domestic subsidiaries including Levy Transport, Ltd. are non-guarantor subsidiaries. QD Capital has no material assets or operations.

QD LLC conducts substantially all of its business through and derives virtually all of its income from its subsidiaries. Therefore, its ability to make required principal and interest payments with respect to its indebtedness depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividend and other payments. The subsidiary guarantors are wholly owned subsidiaries of QD LLC and have fully and unconditionally guaranteed the 9% Senior Subordinated Notes and the Senior Floating Rate Notes on a joint and several basis.

We have not presented separate financial statements and other disclosures concerning subsidiary guarantors because management has determined such information is not material to the holders of the above-mentioned notes.

The following condensed consolidating financial information for QDI, QD LLC, QD Capital (which has no assets or operations), non-guarantor subsidiaries and combined guarantor subsidiaries presents:

•

Condensed consolidating balance sheets at September 30, 2009 and December 31, 2008 and condensed consolidating statements of operations for the three and nine-month periods ended September 30, 2009 and September 30, 2008 and the condensed consolidating statements of cash flows for each of the nine-month periods ended September 30, 2009 and September 30, 2008.

•	Elimination entries necessary to consolidate the parent company and all its subsidiaries.

Consolidating Statements of Operations

Three Months Ended September 30, 2009

Unaudited - (In 000’s)

	QDI	QD LLC & QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues:

Transportation	$—	$—	$120,444	$—	$—	$120,444

Other service revenue	—	—	26,741	52	—	26,793

Fuel surcharge	—	—	15,568	—	—	15,568

Total operating revenues	—	—	162,753	52	—	162,805

Operating expenses:

Purchased transportation	—	—	102,393	—	—	102,393

Compensation	—	—	19,040	—	—	19,040

Fuel, supplies and maintenance	—	—	16,129	—	—	16,129

Depreciation and amortization	—	—	5,055	—	—	5,055

Selling and administrative	—	176	5,411	5	—	5,592

Insurance costs	—	—	3,076	5	—	3,081

Taxes and licenses	—	—	1,023	—	—	1,023

Communication and utilities	—	—	1,977	—	—	1,977

Loss on disposal of property and equipment	—	—	279	—	—	279

Restructuring costs	—	—	340	—	—	340

Operating (loss) income	—	(176)	8,030	42	—	7,896

Interest expense (income), non-related party, net	—	5,836	613	(12)	—	6,437

Interest (income) expense, related party, net	—	(5,836)	5,945	(109)	—	—

Other (income) expense	(3)	—	(22)	17	—	(8)

Income (loss) before income taxes	3	(176)	1,494	146	—	1,467

Provision for income taxes	—	—	15	26	—	41

Equity in earnings of subsidiaries	1,423	1,599	—	—	(3,022)	—

Net income (loss)	$1,426	$1,423	$1,479	$120	$(3,022)	$1,426

Consolidating Statements of Operations

Three Months Ended September 30, 2008

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues:

Transportation	$—	$—	$144,774	$—	$—	$144,774

Other service revenue	—	—	25,422	72	—	25,494

Fuel surcharge	—	—	44,473	—	—	44,473

Total operating revenues	—	—	214,669	72	—	214,741

Operating expenses:

Purchased transportation	—	—	124,800	—	—	124,800

Compensation	—	—	27,519	—	—	27,519

Fuel, supplies and maintenance	—	—	30,031	—	—	30,031

Depreciation and amortization	—	—	5,229	(22)	—	5,207

Selling and administrative	—	69	8,616	14	—	8,699

Insurance costs	—	—	3,193	9	—	3,202

Taxes and licenses	—	—	1,582	1	—	1,583

Communication and utilities	—	—	3,104	—	—	3,104

Gain on disposal of property and equipment	—	—	(842)	(25)	—	(867)

Restructuring costs	—	—	1,700	—	—	1,700

Operating (loss) income	—	(69)	9,737	95	—	9,763

Interest expense (income), non-related party, net	—	8,024	332	(29)	—	8,327

Interest (income) expense, related party, net	—	(1,500)	1,630	(130)	—	—

Other expense	—	—	31	(16)	—	15

(Loss) income before taxes	—	(6,593)	7,744	270	—	1,421

Provision for income taxes	—	—	650	54	—	704

Equity in earnings of subsidiaries	717	7,310	—	—	(8,027)	—

Net income	$717	$717	$7,094	$216	$(8,027)	$717

Consolidating Statements of Operations

Nine Months Ended September 30, 2009

Unaudited - (In 000’s)

	QDI	QD LLC & QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Operating revenues:

Transportation	$—	$—	$343,554	$—	$—	$343,554

Other service revenue	—	—	80,090	151	—	80,241

Fuel surcharge	—	—	38,528	—	—	38,528

Total operating revenues	—	—	462,172	151	—	462,323

Operating expenses:

Purchased transportation	—	—	273,269	—	—	273,269

Compensation	—	—	61,791	—	—	61,791

Fuel, supplies and maintenance	—	—	49,591	—	—	49,591

Depreciation and amortization	—	—	15,694	—	—	15,694

Selling and administrative	—	208	19,386	20		19,614

Insurance costs	—	—	11,061	15	—	11,076

Taxes and licenses	—	—	3,096	—	—	3,096

Communication and utilities	—	—	6,785	—	—	6,785

Loss on disposal of property and equipment	—	—	14	—	—	14

Impairment charge	—	—	148,630	—	—	148,630

Restructuring costs	—	—	2,105	—	—	2,105

Operating (loss) income	—	(208)	(129,250)	116	—	(129,342)

Interest expense (income), non-related party, net	—	17,926	1,879	(36)	—	19,769

Interest (income) expense, related party, net	—	(17,926)	18,241	(315)	—	—

Gain on extinguishment of debt	—	(675)	—	—	—	(675)

Other (income) expense	(3)	—	(286)	5	—	(284)

Income (loss) before income taxes	3	467	(149,084)	462	—	(148,152)

Provision for income taxes	—	—	36,831	120	—	36,951

Equity in loss of subsidiaries	(185,106)	(185,573)	—	—	370,679	—

Net (loss) income	$(185,103)	$(185,106)	$(185,915)	$342	$370,679	$(185,103)

Consolidating Statements of Operations

Nine Months Ended September 30, 2008

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$—	$445,798	$—	$—	$445,798
Other service revenue	—	—	78,582	334	—	78,916
Fuel surcharge	—	—	122,490	—	—	122,490

Total operating revenues	—	—	646,870	334	—	647,204
Operating expenses:
Purchased transportation	—	—	376,378	—	—	376,378
Compensation	—	—	83,518	—	—	83,518
Fuel, supplies and maintenance	—	—	93,199	—	—	93,199
Depreciation and amortization	—	—	15,457	(22)	—	15,435
Selling and administrative	—	181	26,287	47		26,515
Insurance costs	—	—	11,599	30	—	11,629
Taxes and licenses	—	—	4,041	1	—	4,042
Communication and utilities	—	—	10,109	—	—	10,109
Gain on disposal of property and equipment	—	—	(2,807)	(25)	—	(2,832)
Restructuring costs	—	—	4,075	—	—	4,075

Operating (loss) income	—	(181)	25,014	303	—	25,136
Interest (income) expense, non-related party, net	(21)	24,698	1,314	(78)	—	25,913
Interest (income) expense, related party, net	—	(4,608)	4,997	(389)	—	—
Other expense (income)	—	—	222	(51)	—	171

Income (loss) before taxes	21	(20,271)	18,481	821	—	(948)
(Benefit from) provision for income taxes	—	—	(360)	262	—	(98)
Equity in (loss) earnings of subsidiaries	(871)	19,400	—	—	(18,529)	—

Net (loss) income	$(850)	$(871)	$18,841	$559	$(18,529)	$(850)

Consolidating Balance Sheet

September 30, 2009

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$574	$2,257	$—	$2,831
Accounts receivable, net	74	—	80,578	76	—	80,728
Prepaid expenses	—	96	6,286	—	—	6,382
Deferred tax asset, net	—	—	6,774	—	—	6,774
Other	15	—	5,718	39	—	5,772

Total current assets	89	96	99,930	2,372	—	102,487
Property and equipment, net	—	—	131,802	—	—	131,802
Assets held-for-sale	—	—	4,927	—	—	4,927
Goodwill	—	—	27,289	—	—	27,289
Intangibles, net	—	—	18,859	—	—	18,859
Investment in subsidiaries	(155,269)	450,936	21,234	—	(316,901)	—
Non-current deferred tax asset, net	—	—	—	—	—	—
Other assets	—	7,370	833	—	—	8,203

Total assets	$(155,180)	$458,402	$304,874	$2,372	$(316,901)	$293,567

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:

Current maturities of indebtedness	$—	$—	$3,538	$—	$—	$3,538
Current maturities of capital lease obligations	—	—	6,063	—	—	6,063
Accounts payable	—	—	9,646	—	—	9,646
Intercompany	(1,348)	301,448	(272,967)	(5,899)	(21,234)	—
Affiliates and independent owner-operators payable	—	—	11,052	—	—	11,052
Accrued expenses	—	4,983	17,939	15	—	22,937
Environmental liabilities	—	—	4,563	—	—	4,563
Accrued loss and damage claims	—	—	9,074	—	—	9,074
Income tax payable	—	—	—	—	—	—

Total current liabilities	(1,348)	306,431	(211,092)	(5,884)	(21,234)	66,873
Long-term indebtedness, less current maturities	—	307,240	9,307	—	—	316,547
Capital lease obligations, less current maturities	—	—	12,862	—	—	12,862
Environmental liabilities	—	—	6,695	—	—	6,695
Accrued loss and damage claims	—	—	11,152	—	—	11,152
Other non-current liabilities	(1,007)	—	30,580	857	—	30,430

Total liabilities	(2,355)	613,671	(140,496)	(5,027)	(21,234)	444,559
Redeemable noncontrolling interest	—	—	1,833	—	—	1,833

Shareholders’ (deficit) equity:
Common Stock	363,365	354,963	493,866	7,629	(856,458)	363,365
Treasury stock	(1,580)	—	—	—	—	(1,580)
Accumulated (deficit) retained earnings	(299,137)	(295,470)	(26,088)	757	320,801	(299,137)
Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)
Accumulated other comprehensive loss	(25,650)	(25,648)	(24,241)	(932)	50,346	(25,650)
Stock subscriptions receivable	(234)	—	—	—	—	(234)

Total shareholders’ (deficit) equity	(152,825)	(155,269)	443,537	7,399	(295,667)	(152,825)

Total liabilities, redeemable noncontrolling interest and shareholders’ (deficit) equity	$(155,180)	$458,402	$304,874	$2,372	$(316,901)	$293,567

Consolidating Balance Sheet

December 31, 2008

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$4,725	$2,062	$—	$6,787
Accounts receivable, net	71	—	81,470	71	—	81,612
Prepaid expenses	—	96	12,811	15	—	12,922
Deferred tax asset, net	—	—	14,707	—	—	14,707
Other	(9)	—	7,888	71	—	7,950

Total current assets	62	96	121,601	2,219	—	123,978
Property and equipment, net	—	—	148,692	—	—	148,692
Goodwill	—	—	173,519	—	—	173,519
Intangibles, net	—	—	22,698	—	—	22,698
Investment in subsidiaries	28,523	635,195	21,234	—	(684,952)	—
Non-current deferred tax asset, net	1,007	—	21,629		—	22,636
Other assets	—	9,496	1,084	—	—	10,580

Total assets	$29,592	$644,787	$510,457	$2,219	$(684,952)	$502,103

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:

Current maturities of indebtedness	$—	$2,500	$5,861	$—	$—	$8,361
Current maturities of capital lease obligations	—	—	7,994	—	—	7,994
Accounts payable	—	—	16,126	—	—	16,126
Intercompany	(1,428)	289,974	(261,748)	(5,564)	(21,234)	—
Affiliates and independent owner-operators payable	—	—	7,649	—	—	7,649
Accrued expenses	—	4,375	20,970	12	—	25,357
Environmental liabilities	—	—	4,819	—	—	4,819
Accrued loss and damage claims	—	—	8,705	—	—	8,705

Total current liabilities	(1,428)	296,849	(189,624)	(5,552)	(21,234)	79,011
Long-term indebtedness, less current maturities	—	319,415	10,994	—	—	330,409
Capital lease obligations, less current maturities	—	—	15,822	—	—	15,822
Environmental liabilities	—	—	6,035	—	—	6,035
Accrued loss and damage claims	—	—	12,815	—	—	12,815
Other non-current liabilities	—	—	24,383	775	—	25,158

Total liabilities	(1,428)	616,264	(119,575)	(4,777)	(21,234)	469,250
Redeemable noncontrolling interest	—	—	1,833	—	—	1,833

Shareholders’ equity (deficit):
Common Stock	362,945	354,963	493,866	7,629	(856,458)	362,945
Treasury stock	(1,580)	—	—	—	—	(1,580)
Accumulated (deficit) retained earnings	(114,034)	(110,364)	159,827	415	(49,878)	(114,034)
Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)
Accumulated other comprehensive loss	(26,488)	(26,487)	(25,494)	(993)	52,974	(26,488)
Stock subscriptions receivable	(234)	—	—	—		(234)

Total shareholders’ equity (deficit)	31,020	28,523	628,199	6,996	(663,718)	31,020

Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$29,592	$644,787	$510,457	$2,219	$(684,952)	$502,103

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2009

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:

Net (loss) income	$(185,103)	$(185,106)	$(185,915)	$342	$370,679	$(185,103)

Adjustments for non-cash charges	185,106	170,032	222,154	(315)	(370,679)	206,298

Net changes in assets and liabilities	(1,034)	2,734	6,026	292	—	8,018

Intercompany activity	1,031	12,340	(13,247)	(124)	—	—

Net cash provided by operating activities	—	—	29,018	195	—	29,213

Cash flows from investing activities:

Capital expenditures	—	—	(7,125)	—	—	(7,125)

Proceeds from sales of property and equipment	—	—	6,495	—	—	6,495

Net cash used in investing activities	—	—	(630)	—	—	(630)

Cash flows from financing activities:

Proceeds from issuance of long-term debt	—	—	—	—	—	—

Principal payments on long-term debt and capital lease obligations	—	(2,825)	(10,256)	—	—	(13,081)

Proceeds from revolver	—	28,600	—	—	—	28,600

Payments on revolver	—	(40,600)	—	—	—	(40,600)

Other	—	(109)	(7,384)	—	—	(7,493)

Intercompany activity	—	14,934	(14,934)	—	—	—

Net cash used in financing activities	—	—	(32,574)	—	—	(32,574)

Effect of exchange rate changes on cash	—	—	35	—	—	35

Net (decrease) increase in cash and cash equivalents	—	—	(4,151)	195	—	(3,956)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash and cash equivalents, beginning of period	—	—	4,725	2,062	—	6,787

Cash and cash equivalents, end of period	$—	$—	$574	$2,257	$—	$2,831

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2008

Unaudited - (In 000’s)

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash flows from operating activities:

Net (loss) income	$(850)	$(871)	$18,841	$559	$(18,529)	$(850)

Adjustments for non-cash charges	850	(1,439)	(482)	(435)	18,529	17,023

Net changes in assets and liabilities	(15)	4566	(10,280)	221	—	(5,508)

Intercompany activity	15	(2,256)	2,426	(185)	—	—

Net cash (used in) provided by operating activities	—	—	10,505	160	—	10,665

Cash flows from investing activities:

Capital expenditures	—	—	(14,967)	—	—	(14,967)

Acquisition of businesses and assets	—	—	(1,397)	—	—	(1,397)

Boasso purchase adjustment	—	—	1,318	—	—	1,318

Proceeds from sales of property and equipment	—	—	4,620	(22)	—	4,598

Net cash (used in) provided by investing activities	—	—	(10,426)	(22)	—	(10,448)

Cash flows from financing activities:

Proceeds from issuance of long-term debt	—	—	1,049	—	—	1,049

Principal payments on long-term debt	—	—	(3,316)	—	—	(3,316)

Principal payments on capital lease obligations	—	—	(1,949)	—	—	(1,949)

Proceeds from revolver	—	110,700	—	—	—	110,700

Payments on revolver	—	(89,830)	—	—	—	(89,830)

Deferred financing fees	—	(623)	—	—	—	(623)

Other	—	(109)	(2,393)	—	—	(2,502)

Intercompany activity	—	(20,138)	20,138	—	—	—

Net cash provided by financing activities	—	—	13,529	—	—	13,529

	QDI	QD LLC and QD Capital	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Effect of exchange rate changes on cash	—	—	(14)	—	—	(14)

Net (decrease) increase in cash and cash equivalents	—	—	13,594	138	—	13,732

Cash and cash equivalents, beginning of period	—	—	7,339	2,372	—	9,711

Cash and cash equivalents, end of period	$—	$—	$20,933	$2,510	$—	$23,443

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of QD LLC provide that QD LLC shall, to the fullest extent authorized under the Delaware LLC Act, indemnify and hold harmless against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of QD LLC including indemnification for negligence but excluding indemnification (i) for acts or omissions involving actual fraud, willful misconduct or gross negligence or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the fight of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action o r proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the certificate of incorporation of QD Capital includes a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith for a purpose he or she reasonably believed to be in, or not opposed to the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

In accordance with the provisions of the Amended and Restated Bylaws of QDI, it shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was QDI’s director or our officer or is or was serving at QDI’s request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, QDI’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, QDI’s best interests or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. In addition, QDI also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules.

(a) EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003. Incorporated herein by reference to Exhibit No. 3.1 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

3.2	Amended and Restated Bylaws of Quality Distribution. Inc. dated June 28, 2005. Incorporated herein by reference to Exhibit No. 3.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2005 (Registration No. 333-108344).

3.3	Articles of Amendment, dated June 28, 2005 to Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003. Incorporated herein by reference to Exhibit 3.1 to Quality Distribution, Inc.’s Current Report on Form 8-K, filed with the Securities Exchange Commission on June 28, 2005.

4.1	Indenture, dated as of November 13, 2003, among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York as trustee. Incorporated herein by reference to Exhibit 4.5 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

4.2	Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation 9% Senior Subordinated Notes due 2010, dated as of December 18, 2007, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, Boasso America Corporation and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.6 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.3	Second Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s 9% Senior Subordinated Notes due 2010, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon, as trustee. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.4	Third Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s 9% Senior Subordinated Notes due 2010, dated as of October 14, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon, as trustee. Incorporated herein by reference to Exhibit 4.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 14, 2009.

4.5	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 9% Senior Subordinated Notes due 2010 (included as Exhibit B to Exhibit 4.1).

4.6	Registration Rights Agreement, dated as of November 13, 2003, among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto and The Bank of New York. Incorporated herein by reference to Exhibit 4.7 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

4.7	Indenture, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A. as trustee. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on January 28, 2005.

Exhibit No.	Description
4.8	Supplemental Indenture to the Indenture governing the Quality Distribution LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, dated as of December 18, 2007, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, Boasso America Corporation and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.7 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.9	Second Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s Senior Floating Rate Notes due 2012, Series A, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.10	Third Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s Senior Floating Rate Notes due 2012, Series A, dated as of September 29, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1(a) to Quality Distribution, Inc.’s Current Report on Form 8-K filed on September 30, 2009.

4.11	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012 (included as Exhibit B to Exhibit 4.7).

4.12	Registration Rights Agreement, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, and the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on January 28, 2005.

4.13	Indenture, dated as of December 18, 2007, among Quality Distribution, LLC, QD Capital Corporation, the guarantors of the notes and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.14	Supplemental Indenture to the Indenture governing Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, Series B, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.15	Second Supplemental Indenture to the Indenture governing Quality Distribution, LLC and QD Capital Corporation, Senior Floating Rate Notes due 2012, Series B, dated as of September 29, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1(b) to Quality Distribution, Inc.’s Current Report on Form 8-K filed on September 30, 2009.

4.16	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, Series B (included as Exhibit B to Exhibit 4.13).

4.17	Registration Rights Agreement, dated as of December 18, 2007, between Quality Distribution, LLC, QD Capital Corporation, the guarantors of the Notes and the other parties thereto. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.18	Credit Agreement, dated as of December 18, 2007, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders, General Electric Capital Corporation, as collateral agent for the lenders, and SunTrust Bank, as syndication agent. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.19	Current Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by

Exhibit No.	Description
and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as current asset revolving facility administrative agent, and General Electric Capital Corporation, as current asset revolving facility collateral agent. Incorporated herein by reference to Exhibit 10.4 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.20	Fixed Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as fixed asset revolving facility administrative agent, and General Electric Capital Corporation, as fixed asset revolving facility collateral agent. Incorporated herein by reference to Exhibit 10.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.21	Indenture with respect to the 10% Senior Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.22*	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 10% Senior Notes due 2013.

4.23	Registration Rights Agreement with respect to the 10% Senior Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers. Incorporated herein by reference to Exhibit 4.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.24	Indenture with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.25*	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 11.75% Senior Subordinated PIK Notes due 2013.

4.26	Registration Rights Agreement with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers. Incorporated herein by reference to Exhibit 4.4 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.27	Warrant Agreement, dated as October 15, 2009, by and between Quality Distribution, Inc. and The Bank of New York Mellon Trust Company, N.A., as warrant agent. Incorporated herein by reference to Exhibit 4.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

5.1***	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

5.2***	Opinion of Shumaker, Loop & Kendrick, LLP.

5.3***	Opinion of Morgan, Lewis & Bockius LLP.

5.4***	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.5***	Opinion of Shumway Van & Hansen, Chtd.

10.1	Amended and Restated Shareholders’ Agreement, dated as of February 10, 1998, among MTL, Inc., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and certain shareholders of Quality Distribution, Inc. Incorporated herein by reference to Exhibit 4.13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.2	Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL. Incorporated herein by reference to Exhibit No. 13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

Exhibit No.	Description
10.3	Amendment No. 1, dated as of April 2, 2002, to the Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL, Inc. herein by reference to Exhibit No. 10.3 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.4	Second Amended and Restated Registration Rights Agreement, dated as of August 28, 1998, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., QDI and certain shareholders of QDI. Incorporated herein by reference to Exhibit No. 10.4 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.5	Agreement, dated as of May 30, 2002, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., Quality Distribution, Inc., and certain shareholders of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.5 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.6	1998 Stock Option Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.1 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 (Registration No. 333-66711).

10.7	Employment Agreement, dated June 23, 1998, between Quality Distribution, Inc. and Dennis R. Copeland. Incorporated herein by reference to Exhibit No. 10.7 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.8	Stock Purchase Agreement dated as of August 2, 2007, by and among Quality Distribution, LLC, and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir and Robert E. Showalter, in his individual capacity and as trustee for The Boasso Inter Vivos Trust for each of the individuals named therein. Incorporated herein by reference to Exhibit No. 2.1 to Quality Distribution, Inc.’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2007.

10.9	Amendment to Stock Purchase Agreement, dated as of December 18, 2007, by and among Quality Distribution LLC and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of the individuals named therein. Incorporated herein by reference to Exhibit 2.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

10.10	Contribution Agreement dated May 30, 2002, between Quality Distribution, LLC and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.26 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.11	Warrant Agreement (including form of warrant certificate), dated as of May 30, 2002, between Quality Distribution, Inc. and The Bank of New York. Incorporated herein by reference to Exhibit 10.32 to Quality Distribution, Inc.’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 2003 (Registration No. 333-108344).

10.12	Form of Stock Option Agreement Under Stock Option Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.34 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

10.13	Form of Restricted Award Agreement Under Restricted Stock Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.36 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

10.14	Employment Agreement dated November 3, 2004 between Quality Distribution, Inc. and Gary Enzor. Incorporated herein by reference to Exhibit 99.2 to Quality Distribution, Inc.’s Current Report on Form 8-K

Exhibit No.	Description
filed on November 8, 2004.

10.15	Quality Distribution, Inc. Deferred Compensation Plan dated as of January 1, 2001. Incorporated herein by reference to Exhibit 10.33 to Quality Distribution, Inc’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 3, 2005.

10.16	Quality Distribution, Inc. Deferred Compensation Plan dated as of January 1, 2001. Incorporated herein by reference to Exhibit 10.34 to Quality Distribution, Inc’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 3, 2005.

10.17	Quality Distribution, Inc. 2003 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 13, 2005.

10.18	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as amended. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 13, 2005.

10.19	Form of Non Qualified Stock Option Agreement. Incorporated herein by reference to Exhibit 10.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 7, 2005.

10.20	Amendment to Employment Agreement with Gary R. Enzor dated June 14, 2007 between Quality Distribution, Inc. and Gary R. Enzor. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007.

10.21	Employment Agreement dated April 1, 2007 between Quality Distribution, Inc. and Jonathan C. Gold. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007.

10.22	Agreement and Release, effective as of April 24, 2008, between Quality Distribution, Inc. and Virgil Leslie. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 8, 2008.

10.23	Agreement and Release, effective as of July 25, 2008, between Quality Distribution, Inc. and Timothy B. Page. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 7, 2008.

10.24	Employment Agreement, effective as of July 28, 2008, between Quality Distribution, Inc. and Stephen R. Attwood. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 7, 2008.

10.25	Quality Distribution, Inc. Deferred Compensation Plan as Amended and Restated January 1, 2009. Incorporated herein by reference to Exhibit 10.23 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 13, 2009.

10.26**	Separation Agreement and General Release dated December 31, 2009, between Quality Distribution, Inc. and Dennis R. Copeland.

10.27**	Professional Services Agreement, dated December 31, 2009, between Quality Distribution, Inc. and Dennis R. Copeland.

12.1**	Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of QD LLC.

23.1**	Consent of PricewaterhouseCoopers, LLP.

23.2***	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

23.3***	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.2).

23.4***	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.3).

23.5***	Consent of Stone Pigman Walther Wittmann L.L.C. (included in Exhibit 5.4).

Exhibit No.	Description
23.6***	Consent of Shumway Van & Hansen, Chtd. (included in Exhibit 5.5).

24.1*	Powers of Attorney.

25.1***	Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the 10% Senior Notes Indenture.

25.2***	Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the 11.75% Senior Subordinated PIK Notes Indenture.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4*	Form of Letter to Clients.

*	Document previously filed with the Issuers’ Registration Statement on Form S-4 filed on December 18, 2009.
**	Document is filed with this Amendment No. 1 to Form S-4.
***	Document will be filed by amendment to this Amendment No. 1 to Form S-4.

(b) FINANCIAL STATEMENT SCHEDULES

All financial statement schedules are omitted because they are inapplicable, not required or the information has been disclosed elsewhere in the consolidated financial statements or notes thereto.

(c) REPORTS, OPINIONS AND APPRAISALS

None.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, managers, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, manager, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

5. that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

6. to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

7. to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

QUALITY DISTRIBUTION, LLC

By:	/s/ Gary R. Enzor
Gary R. Enzor
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	President and Manager (Principal Executive Officer)	February 5, 2010

/s/ Stephen R. Attwood Stephen R. Attwood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

* Thomas M. White	Manager	February 5, 2010

* Marc E. Becker	Manager	February 5, 2010

* Richard B. Marchese	Manager	February 5, 2010

* Alan H. Schumacher	Manager	February 5, 2010

* Kevin E. Crowe	Manager	February 5, 2010

* Thomas R. Miklich	Manager	February 5, 2010

* M. Ali Rashid	Manager	February 5, 2010

*By:	/s/ Gary R. Enzor
Gary R. Enzor
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

QD CAPITAL CORPORATION

By:	/s/ Gary R. Enzor
Gary R. Enzor
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	President and Director (Principal Executive Officer)	February 5, 2010

/s/ Stephen R. Attwood Stephen R. Attwood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

QUALITY DISTRIBUTION, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	President and Director (Principal Executive Officer)	February 5, 2010

/s/ Stephen R. Attwood Stephen R. Attwood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

* Thomas M. White	Director	February 5, 2010

* Marc E. Becker	Director	February 5, 2010

* Richard B. Marchese	Director	February 5, 2010

* Alan H. Schumacher	Director	February 5, 2010

* Kevin E. Crowe	Director	February 5, 2010

* Thomas R. Miklich	Director	February 5, 2010

* M. Ali Rashid	Director	February 5, 2010

*By:	/s/ Gary R. Enzor
Gary R. Enzor
Attorney-in-Fact

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

AMERICAN TRANSINSURANCE GROUP, INC.

CHEMICAL LEAMAN CORPORATION

ENVIROPOWER, INC.

FLEET TRANSPORT COMPANY, INC.

MEXICO INVESTMENTS, INC.

POWER PURCHASING, INC.

QD RISK SERVICES, INC.

QUALITY CARRIERS, INC.

TRANSPLASTICS, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	President and Director (Principal Executive Officer)	February 5, 2010

/s/ Stephen R. Attwood Stephen R. Attwood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

QUALA SYSTEMS, INC.

By:	/s/ Gary R. Enzor
Gary R. Enzor
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary R. Enzor Gary R. Enzor	President and Director (Principal Executive Officer)	February 5, 2010

/s/ Stephen R. Attwood Stephen R. Attwood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

BOASSO AMERICA CORPORATION

By:	/s/ Scott D. Giroir
Scott D. Giroir
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott D. Giroir Scott D. Giroir	President (Principal Executive Officer)	February 5, 2010

/s/ Robert E. Showalter Robert E. Showalter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2010

/s/ Gary R. Enzor Gary R. Enzor	Director	February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 5th day of February, 2010.

MTL OF NEVADA

By:	/s/ James A. Rakitsky
James A. Rakitsky
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James A. Rakitsky James A. Rakitsky	President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	February 5, 2010

* Monte L. Miller	Director	February 5, 2010

*By:	/s/ Gary R. Enzor
Gary R. Enzor
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003. Incorporated herein by reference to Exhibit No. 3.1 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

3.2	Amended and Restated Bylaws of Quality Distribution. Inc. dated June 28, 2005. Incorporated herein by reference to Exhibit No. 3.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2005 (Registration No. 333-108344).

3.3	Articles of Amendment, dated June 28, 2005 to Amended and Restated Articles of Incorporation of Quality Distribution, Inc. dated November 5, 2003. Incorporated herein by reference to Exhibit 3.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 28, 2005.

4.1	Indenture, dated as of November 13, 2003, among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York as trustee. Incorporated herein by reference to Exhibit 4.5 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

4.2	Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation 9% Senior Subordinated Notes due 2010, dated as of December 18, 2007, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, Boasso America Corporation and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.6 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.3	Second Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s 9% Senior Subordinated Notes due 2010, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon, as trustee. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.4	Third Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s 9% Senior Subordinated Notes due 2010, dated as of October 14, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon, as trustee. Incorporated herein by reference to Exhibit 4.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 14, 2009.

4.5	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 9% Senior Subordinated Notes due 2010 (included as Exhibit B to Exhibit 4.1).

4.6	Registration Rights Agreement, dated as of November 13, 2003, among Quality Distribution, LLC, QD Capital Corporation, the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto and The Bank of New York. Incorporated herein by reference to Exhibit 4.7 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004.

4.7	Indenture, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A. as trustee. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on January 28, 2005.

4.8	Supplemental Indenture to the Indenture governing the Quality Distribution LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, dated as of December 18, 2007, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, Boasso America Corporation and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.7 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

Exhibit No.	Description
4.9	Second Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s Senior Floating Rate Notes due 2012, Series A, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.10	Third Supplemental Indenture to the Indenture governing the Quality Distribution, LLC and QD Capital Corporation’s Senior Floating Rate Notes due 2012, Series A, dated as of September 29, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1(a) to Quality Distribution, Inc.’s Current Report on Form 8-K filed on September 30, 2009.

4.11	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012 (included as Exhibit B to Exhibit 4.7).

4.12	Registration Rights Agreement, dated as of January 28, 2005, among Quality Distribution, LLC, QD Capital Corporation, and the subsidiaries of Quality Distribution, LLC set forth on Annex I thereto. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on January 28, 2005.

4.13	Indenture, dated as of December 18, 2007, among Quality Distribution, LLC, QD Capital Corporation, the guarantors of the notes and The Bank of New York Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.14	Supplemental Indenture to the Indenture governing Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, Series B, dated as of August 27, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, QD Risk Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on August 31, 2009.

4.15	Second Supplemental Indenture to the Indenture governing Quality Distribution, LLC and QD Capital Corporation, Senior Floating Rate Notes due 2012, Series B, dated as of September 29, 2009, by Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1(b) to Quality Distribution, Inc.’s Current Report on Form 8-K filed on September 30, 2009.

4.16	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation Senior Floating Rate Notes due 2012, Series B (included as Exhibit B to Exhibit 4.13).

4.17	Registration Rights Agreement, dated as of December 18, 2007, between Quality Distribution, LLC, QD Capital Corporation, the guarantors of the Notes and the other parties thereto. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.18	Credit Agreement, dated as of December 18, 2007, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders, General Electric Capital Corporation, as collateral agent for the lenders, and SunTrust Bank, as syndication agent. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.19	Current Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Credit Suisse, Cayman Islands Branch, as current asset revolving facility administrative agent, and General Electric Capital Corporation, as current asset revolving facility collateral agent. Incorporated herein by reference to Exhibit 10.4 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.20	Fixed Asset Revolving Facility Guarantee and Collateral Agreement, dated as of December 18, 2007, by and among Quality Distribution, Inc., Quality Distribution, LLC, the other loan parties party thereto, Credit Suisse,

Exhibit No.	Description
Cayman Islands Branch, as fixed asset revolving facility administrative agent, and General Electric Capital Corporation, as fixed asset revolving facility collateral agent. Incorporated herein by reference to Exhibit 10.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

4.21	Indenture with respect to the 10% Senior Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.22*	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 10% Senior Notes due 2013.

4.23	Registration Rights Agreement with respect to the 10% Senior Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers. Incorporated herein by reference to Exhibit 4.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.24	Indenture with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as of October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee. Incorporated herein by reference to Exhibit 4.3 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.25*	Form of Exchange Note for the Quality Distribution, LLC and QD Capital Corporation 11.75% Senior Subordinated PIK Notes due 2013.

4.26	Registration Rights Agreement with respect to the 11.75% Senior Subordinated PIK Notes due 2013, dated as October 15, 2009, by and among Quality Distribution, LLC, QD Capital Corporation, the guarantors named therein, and Credit Suisse Securities (USA) LLC and Moelis & Company LLC, as dealer managers. Incorporated herein by reference to Exhibit 4.4 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

4.27	Warrant Agreement, dated as October 15, 2009, by and between Quality Distribution, Inc. and The Bank of New York Mellon Trust Company, N.A., as warrant agent. Incorporated herein by reference to Exhibit 4.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on October 16, 2009.

5.1***	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

5.2***	Opinion of Shumaker, Loop & Kendrick, LLP.

5.3***	Opinion of Morgan, Lewis & Bockius LLP.

5.4***	Opinion of Stone Pigman Walther Wittmann L.L.C.

5.5***	Opinion of Shumway Van & Hansen, Chtd.

10.1	Amended and Restated Shareholders’ Agreement, dated as of February 10, 1998, among MTL, Inc., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and certain shareholders of Quality Distribution, Inc. Incorporated herein by reference to Exhibit 4.13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.2	Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL, Inc. Incorporated herein by reference to Exhibit No. 13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.3	Amendment No. 1, dated as of April 2, 2002, to the Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL, Inc. Incorporated herein by reference to Exhibit No. 10.3 to Quality Distribution,

Exhibit No.	Description
LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.4	Second Amended and Restated Registration Rights Agreement, dated as of August 28, 1998, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., QDI and certain shareholders of QDI. Incorporated herein by reference to Exhibit No. 10.4 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.5	Agreement, dated as of May 30, 2002, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., Quality Distribution, Inc., and certain shareholders of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.5 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.6	1998 Stock Option Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.1 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 (Registration No. 333-66711).

10.7	Employment Agreement, dated June 23, 1998, between Quality Distribution, Inc. and Dennis R. Copeland. Incorporated herein by reference to Exhibit No. 10.7 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.8	Stock Purchase Agreement dated as of August 2, 2007, by and among Quality Distribution, LLC, and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir and Robert E. Showalter, in his individual capacity and as trustee for The Boasso Inter Vivos Trust for each of the individuals named therein. Incorporated herein by reference to Exhibit No. 2.1 to Quality Distribution, Inc.’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2007.

10.9	Amendment to Stock Purchase Agreement, dated as of December 18, 2007, by and among Quality Distribution LLC and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of the individuals named therein. Incorporated herein by reference to Exhibit 2.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on December 24, 2007.

10.10	Contribution Agreement dated May 30, 2002, between Quality Distribution, LLC and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.26 to Quality Distribution, LLC’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 14, 2002 (Registration No. 333-98077).

10.11	Warrant Agreement (including form of warrant certificate), dated as of May 30, 2002, between Quality Distribution, Inc. and The Bank of New York. Incorporated herein by reference to Exhibit 10.32 to Quality Distribution, Inc.’s Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 2003 (Registration No. 333-108344).

10.12	Form of Stock Option Agreement Under Stock Option Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.34 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

10.13	Form of Restricted Award Agreement Under Restricted Stock Plan of Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.36 to Quality Distribution, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 5, 2003 (Registration No. 333-108344).

10.14	Employment Agreement dated November 3, 2004 between Quality Distribution, Inc. and Gary Enzor. Incorporated herein by reference to Exhibit 99.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed on November 8, 2004.

10.15	Quality Distribution, Inc. Deferred Compensation Plan dated as of January 1, 2001. Incorporated herein by reference to Exhibit 10.33 to Quality Distribution, Inc’s Annual Report on Form 10-K/A filed with the

Exhibit No.	Description
Securities and Exchange Commission on April 3, 2005.

10.16	Quality Distribution, Inc. Deferred Compensation Plan dated as of January 1, 2001. Incorporated herein by reference to Exhibit 10.34 to Quality Distribution, Inc’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 3, 2005.

10.17	Quality Distribution, Inc. 2003 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 13, 2005.

10.18	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan, as amended. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 13, 2005.

10.19	Form of Non Qualified Stock Option Agreement. Incorporated herein by reference to Exhibit 10.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 7, 2005.

10.20	Amendment to Employment Agreement with Gary R. Enzor dated June 14, 2007 between Quality Distribution, Inc. and Gary R. Enzor. Incorporated herein by reference to Exhibit 10.3 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007.

10.21	Employment Agreement dated April 1, 2007 between Quality Distribution, Inc. and Jonathan C. Gold. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007.

10.22	Agreement and Release, effective as of April 24, 2008, between Quality Distribution, Inc. and Virgil Leslie. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 8, 2008.

10.23	Agreement and Release, effective as of July 25, 2008, between Quality Distribution, Inc. and Timothy B. Page. Incorporated herein by reference to Exhibit 10.1 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 7, 2008.

10.24	Employment Agreement, effective as of July 28, 2008, between Quality Distribution, Inc. and Stephen R. Attwood. Incorporated herein by reference to Exhibit 10.2 to Quality Distribution, Inc.’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on November 7, 2008.

10.25	Quality Distribution, Inc. Deferred Compensation Plan as Amended and Restated January 1, 2009. Incorporated herein by reference to Exhibit 10.23 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 13, 2009.

10.26**	Separation Agreement and General Release dated December 31, 2009, between Quality Distribution, Inc. and Dennis R. Copeland.

10.27**	Professional Services Agreement, dated December 31, 2009, between Quality Distribution, Inc. and Dennis R. Copeland.

12.1**	Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of QD LLC.

23.1**	Consent of PricewaterhouseCoopers, LLP.

23.2***	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

23.3***	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.2).

23.4***	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.3).

23.5***	Consent of Stone Pigman Walther Wittmann L.L.C. (included in Exhibit 5.4).

23.6***	Consent of Shumway Van & Hansen, Chtd. (included in Exhibit 5.5).

24.1*	Powers of Attorney.

Exhibit No.	Description
25.1***	Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the 10% Senior Notes Indenture.

25.2***	Statement of Eligibility and Qualification Under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the 11.75% Senior Subordinated PIK Notes Indenture.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4*	Form of Letter to Clients.

*	Document previously filed with the Issuers’ Registration Statement on Form S-4 filed on December 18, 2009.
**	Document is filed with this Amendment No. 1 to Form S-4.
***	Document will be filed by amendment to this Amendment No. 1 to Form S-4.